UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for use of the Commission Only (as permitted by Rule 14a-6(E)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

INTEGRATED WELLNESS ACQUISITION CORP

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT/PROSPECTUS — SUBJECT TO COMPLETION,
DATED AUGUST 14, 2023
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF INTEGRATED WELLNESS ACQUISITION CORP
AND
PROSPECTUS FOR UP TO 24,266,272 SHARES OF COMMON STOCK,
UP TO 12,600,000 WARRANTS, AND
UP TO 12,600,000 SHARES UNDERLYING WARRANTS
OF
IWAC HOLDINGS INC.
To the Shareholders of Integrated Wellness Acquisition Corp:
You are cordially invited to attend the extraordinary general meeting (the “Extraordinary General Meeting”) of Integrated Wellness Acquisition Corp (“IWAC”), which will be held at 10:00 a.m., Eastern Time, on [•], 2023, at https://www.cstproxy.com/[•]. The Extraordinary General Meeting will be conducted via live webcast. For the purposes of the Current Articles (as defined below), the Extraordinary General Meeting may also be attended in person at [IWAC’s office at 148 N. Main Street, Florida, New York 10921]. You or your proxyholder will be able to attend and vote at the Extraordinary General Meeting by visiting https://www.cstproxy.com/[•] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.
On February 10, 2023, IWAC entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) with Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc. (“Pubco”), a Delaware corporation and wholly-owned subsidiary of IWAC, IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time (the “Seller Representative”) (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”).
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the effective time of the Purchaser Merger (as defined below), IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into IWAC, with IWAC continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Purchaser Merger”), in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each share of IWAC common stock, par value $0.0001 (“IWAC Common Stock”) outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock, par value $0.0001, issued by Pubco (“Pubco Common Stock”) and (b) each whole IWAC public warrant and each IWAC private shall automatically convert into one warrant to purchase shares of Pubco Common Stock (“Pubco Warrant”) on substantially the same terms and conditions; and (iii) Company Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable portion of the Merger Consideration (as defined below).
Pursuant to the terms of the Merger Agreement, the consideration to be delivered to the holders of Refreshing Units (the “Sellers”) in connection with the Business Combination (the “Merger Consideration”) will be a number of newly-issued shares of Pubco Common Stock with an aggregate value equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the transactions contemplated by the Merger Agreement.
At or prior to the Closing, Pubco, the Seller Representative, the Purchaser Representative and Continental Stock Transfer & Trust Company or such other escrow agent mutually acceptable to IWAC and Refreshing (the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”) pursuant to which, 15% of the Merger Consideration shall be held, along with any other dividends, distributions or other income on such Escrow Shares (other than regular ordinary dividends), in a segregated escrow account to cover any negative post-closing Merger Consideration adjustment and any indemnification claims made against the Sellers under the Merger Agreement.

In addition to the shares of Pubco Common Stock deliverable at the closing of the Business Combination (the “Closing”), the Sellers will have the contingent right to receive up to an additional shares 4,000,000 shares of Pubco Common Stock as earnout consideration after the Closing (the “Earnout Consideration” and such shares the “Earnout Shares”). The Earnout Consideration shall be issuable by Pubco to the Sellers (as of the Closing Date) if the following conditions occur: (i) 1,500,000 shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $20 million (the “2023 Target”) during the 2023 calendar year, (ii) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $30.0 million (the “2024 Target”) during the 2024 calendar year and (iii) 1,000,000 additional shares of Pubco Common Stock in the event that the volume weighted average price (the “VWAP”) of the shares of Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing.
It is anticipated that upon completion of the Business Combination, the IWAC public shareholders would own an interest of approximately 22.1% in Pubco, the Sponsor and Initial Shareholders of IWAC will own an interest of approximately 11.8% of Pubco, and the Sellers will own an interest of approximately 65.6% of Pubco, assuming no redemptions of Pubco Common Stock, or approximately 82.2% of Pubco assuming maximum redemptions. Accordingly, the combined entity would be a “controlled company” within the meaning of applicable NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of the company’s board of directors consist of independent directors, (2) that the company’s board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the company’s board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. See “Share Calculations and Ownership Percentages” and “Unaudited Pro Forma Combined Financial Information and other Data.” If the actual facts are different from the assumptions set forth therein (which they are likely to be), the percentage ownership set forth above will be different.
The IWAC Units, Class A Ordinary Shares and Public Warrants are traded on The New York Stock Exchange (the “NYSE”) under the symbols “WELU”, “WEL” and “WELWS”, respectively. On August 10, 2023, the closing prices of the IWAC Units, Class A Ordinary Shares and Public Warrants were $10.75, $10.85 and $0.85, respectively. Pubco will apply for listing, to be effective upon the Closing (acceptance of such listing is a condition to the Closing), of the shares of Pubco Common Stock and Pubco Warrants on the NYSE under the proposed symbols “RUSA” and “RUSAWS”, respectively. Pubco will not have units traded following the consummation of the Business Combination.
Only holders of record of ordinary shares of IWAC, par value $0.0001 per share (the “Ordinary Shares”), at the close of business on [RECORD DATE], 2023 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Extraordinary General Meeting and any adjournments of the Extraordinary General Meeting.
This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting. IWAC urges you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 54 of this proxy statement/prospectus.
After careful consideration, the IWAC’s board of directors (the “IWAC Board”) has approved the Merger Agreement and the transactions contemplated thereby and determined that each of the proposals to be presented at the Extraordinary General Meeting is in the best interests of IWAC and recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of IWAC’s directors, officers and advisors may result in conflicts of interest, including a conflict between what may be in the best interests of IWAC and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Proposal 2: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus for a further discussion.
Your vote is very important.   To ensure your representation at the Extraordinary General Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this proxy statement/prospectus and on your proxy card. Please submit your proxy promptly whether or not you expect to participate in the meeting. Submitting a proxy now will NOT prevent you from being able to vote online during the Extraordinary General Meeting. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.
On behalf of IWAC’s board of directors, I would like to thank you for your support of IWAC and look forward to a successful completion of the Business Combination.

Very truly yours,
Chief Executive Officer
Integrated Wellness Acquisition Corp
If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD PUBLIC SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR IWAC UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/ WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF THE SHAREHOLDERS — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated [•], 2023 and is first being mailed to the shareholders of IWAC on or about [•], 2023.

ADDITIONAL INFORMATION
The accompanying document is the prospectus for securities of Pubco. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Extraordinary General Meeting of IWAC at which IWAC shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Merger Agreement, among other matters. This proxy statement/prospectus is available without charge to shareholders of IWAC upon written or oral request. This document and other filings by IWAC with the Securities and Exchange Commission may be obtained by either written or oral request to IWAC’s Chief Executive Officer, Steven Schapera, at Integrated Wellness Acquisition Corp, 148 N. Main Street, Florida, NY 10921 or by telephone at (845) 651-5039.
The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. You may obtain copies of the materials described above at the commission’s internet site at www.sec.gov.
In addition, if you have questions about the proposals or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali LLC (“Morrow Sodali”), the proxy solicitor for IWAC, at 800-662-5200, or banks and brokers can call 203-658-9400, or by emailing @investor.morrowsodali.com. You will not be charged for any of the documents that you request.
See the section entitled “Where You Can Find More Information” of the accompanying proxy statement/prospectus for further information.
Information contained on the Refreshing website, or any other website, is expressly not incorporated by reference into this proxy statement/prospectus.
To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Extraordinary General Meeting, or no later than [•], 2023.

INTEGRATED WELLNESS ACQUISITION CORP
148 N. Main Street
Florida, NY 10921
NOTICE OF EXTRAORDINARY GENERAL
MEETING TO BE HELD ON [•], 2023
TO THE SHAREHOLDERS OF INTEGRATED WELLNESS ACQUISITION CORP:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Extraordinary General Meeting”) of Integrated Wellness Acquisition Corp, a Cayman Islands exempted company (“IWAC”), will be held at 10:00 a.m., Eastern Time, on [•], 2023. The Extraordinary General Meeting will be conducted via live webcast. For the purposes of IWAC’s Amended and Restated Memorandum and Articles of Association (the “Current Articles”), the Extraordinary General Meeting may also be attended in person at IWAC’s office at 148 N. Main Street, Florida, New York 10921. You are cordially invited to attend the Extraordinary General Meeting online by visiting https://www.cstproxy.com/[•] and using a control number assigned by Continental Stock Transfer & Trust Company. The Extraordinary General Meeting will be held for the purpose of considering and voting on the proposals described below and in the accompanying proxy statement. To register and receive access to the meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus. You will not be able to vote or submit questions through the listen-only format.
At the Extraordinary General Meeting, you will be asked to consider and vote on the following proposals:
(1)
Proposal 1 — The NTA Proposal — To consider and vote upon a proposal by special resolution to make amendments to the Current Articles, which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by IWAC, prior to the consummation of the Domestication and the proposed Business Combination, to remove from the Current Articles requirements limiting IWAC’s ability to redeem ordinary shares and consummate an initial business combination if the amount of such redemptions would cause IWAC to have less than $5,000,001 in net tangible assets. The NTA Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the NTA Proposal will have no effect, even if approved by IWAC shareholders. The NTA Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 1: The NTA Proposal.”

(2)
Proposal 2 — The Domestication Proposal — To consider and vote upon a proposal by special resolution to (a) change the domicile of IWAC pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); (b) adopt upon the Domestication taking effect, the certificate of incorporation (the “Interim Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex B, in place of IWAC’s Current Articles and which will remove or amend those provisions of IWAC’s Current Articles that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file a Certificate of Corporate Domestication and the Interim Charter with the Secretary of State of Delaware, under which IWAC will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, IWAC intends to adopt Bylaws in the form appended as Annex C to the accompanying proxy statement/prospectus (the “IWAC Bylaws”). The Domestication Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Domestication Proposal will have no effect, even if approved by IWAC shareholders. The Domestication Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 2: The Domestication Proposal.”

(3)
Proposal 3 — The Business Combination Proposal — To consider and vote upon a proposal by ordinary resolution to approve the Agreement and Plan of Merger by and among IWAC, Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (the “Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the Sellers from and after the Effective Time (the “Seller Representative”) (as it may be amended or supplemented from time to time, the “Merger Agreement”) and the transactions contemplated thereby, pursuant to which IWAC and Refreshing will become wholly-owned subsidiaries of Pubco.

A copy of the Merger Agreement is appended to the accompanying proxy statement/prospectus as Annex A. The Business Combination Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Business Combination Proposal will have no effect, even if approved by IWAC shareholders. The Business Combination Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 3: The Business Combination Proposal.”
(4)
Proposal 4 — The Charter Proposal — To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the adoption of Pubco’s amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination and after consummation of the Domestication. The Charter Proposal is conditioned on the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Charter Proposal will have no effect, even if approved by IWAC shareholders. The Charter Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 4: The Charter Proposal.”

(5) – (9)
Proposals 5 – 9 — The Organizational Documents Proposals — To consider and vote upon six separate non-binding advisory proposals to approve, by ordinary resolutions, assuming the Business Combination Proposal is approved and adopted, material differences between the Current Articles in effect immediately prior to the Domestication, and the Proposed Charter of Pubco upon completion of the Business Combination, specifically:

Proposal 5
To approve provisions to be included in the Proposed Charter providing that directors may only be removed for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.
Proposal 6
To approve provisions to be included in the Proposed Charter providing that stockholder special meetings may only be called by the Pubco Board pursuant to a resolution adopted by a majority of the Pubco Board.
Proposal 7
To approve provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name to “Refreshing USA, Inc.”

Proposal 8
To approve provisions to be included in the Proposed Charter to remove certain provisions related to IWAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination.
Proposal 9
To approve provisions to be included in the Proposed Charter amending the total number of authorized shares of all classes of stock to 110,000,000 shares, each with a par value of $0.0001 per share, consisting of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock.
The Organizational Documents Proposals are conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Organizational Documents Proposals will have no effect, even if approved by IWAC shareholders.
The Organizational Documents Proposals are conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Organizational Documents Proposals will have no effect, even if approved by IWAC shareholders.
The Organizational Documents Proposals are described in more detail in the accompanying proxy statement/prospectus under the heading “Proposals 5-9: The Organizational Documents Proposals.”
(10)
Proposal 10 — The NYSE Proposal — To consider and vote upon a proposal by ordinary resolution for the purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03, the issuance of shares of Pubco Common Stock in connection with the Business Combination. The NYSE Proposal is conditioned on the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the NYSE Proposal will have no effect, even if approved by IWAC shareholders. The NYSE Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 10: The NYSE Proposal.”

(11)
Proposal 11 — The Director Election Proposal — To consider and vote upon a proposal by ordinary resolution to elect seven (7) directors to the Pubco Board, including two (2) directors designated by IWAC prior to the Closing, who will qualify as independent under NYSE requirements, and five (5) directors designated by Refreshing prior to the Closing, at least two (2) of whom will qualify as independent directors under NYSE rules, effective upon the Closing, to serve on the Pubco Board until Pubco’s 2024 annual meeting of stockholders, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal for cause. The Director Election Proposal is conditioned on the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Director Election Proposal will have no effect, even if approved by IWAC shareholders. The Director Election Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 11: The Director Election Proposal.”

(12)
Proposal 12 — The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the IWAC Board. This proposal is referred to as the “Adjournment Proposal.” The Adjournment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 12: The Adjournment Proposal.”

The proposals being submitted for a vote at the Extraordinary General Meeting are more fully described in the accompanying proxy statement/prospectus, which also includes, as Annex A, a copy of the Merger Agreement.

IWAC urges you to read carefully the accompanying proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements.
After careful consideration, the IWAC Board has approved the Merger Agreement and the transactions contemplated thereby and determined that each of the proposals to be presented at the Extraordinary General Meeting is in the best interests of IWAC and recommends that you vote or give instruction to vote “FOR” each of the above proposals.
The existence of financial and personal interests of IWAC’s directors, officers and advisors may result in conflicts of interest, including a conflict between what may be in the best interests of IWAC and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors and Others in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus for a further discussion.
The Record Date for the Extraordinary General Meeting is [RECORD DATE], 2023. Only holders of record of Ordinary Shares at the close of business on the Record Date are entitled to notice of and to vote and have their votes counted at the Extraordinary General Meeting and any adjournments of the Extraordinary General Meeting.
The IWAC Units, Class A Ordinary Shares and Public Warrants are traded on The New York Stock Exchange (the “NYSE”) under the symbols “WELU”, “WEL” and “WELWS”, respectively. Pubco will apply for listing, to be effective at the time of the Business Combination, of the shares of Pubco Common Stock and Pubco Warrants on the NYSE under the proposed symbols “RUSA” and “RUSAWS”, respectively. Pubco will not have units traded following the consummation of the Business Combination.
Pursuant to the Current Articles, a Public Shareholder (as defined in the proxy statement/prospectus) may request that IWAC redeem all or a portion of its Public Shares (as defined in the proxy statement/prospectus) for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(a)
hold Public Shares or hold Public Shares through IWAC Units and you elect to separate your IWAC Units into the underlying Public Shares and warrants prior to exercising your redemption rights with respect to the Public Shares; and

(b)
prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, IWAC’s transfer agent, that IWAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company.

Holders of IWAC Units must elect to separate the underlying shares and warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their IWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the IWAC Units into the underlying shares and warrants, or if a holder holds IWAC Units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the transfer agent, IWAC will redeem each Public Share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (the “Trust Account”) established in connection with IWAC’s IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. As of [RECORD DATE], 2023, this would have amounted to approximately $[•] per Public Share. If a Public Shareholder exercises its redemption rights, it will be exchanging such shareholder’s Public Shares for the right to receive such shareholder’s pro rata share of the Trust Account and will no longer own such Public Shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board. The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement/prospectus. See “EXTRAORDINARY GENERAL MEETING OF THE SHAREHOLDERS — REDEMPTION RIGHTS” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.
Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares unless the IWAC Board consents. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then, in the absence of the IWAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.
The Required Proposals are interdependent on each other. The NTA Proposal and the Organizational Documents Proposals are conditional upon the Required Proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If IWAC’s shareholders do not approve each of the Required Proposals at the Extraordinary General Meeting, the Business Combination may not be consummated.
Each of the Proposals other than the NTA Proposal, the Domestication Proposal and the Charter Proposal must be approved by ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.
The NTA Proposal, the Domestication Proposal and the Charter Proposal must be approved by special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. IWAC urges you to read the accompanying proxy statement/prospectus carefully.
If you have any questions or need assistance voting your Ordinary Shares, please contact IWAC’s proxy solicitor, Morrow Sodali, at 800-662-5200, or banks and brokers can call 203-658-9400, or by emailing @investor.morrowsodali.com. This notice of the Extraordinary General Meeting and the proxy statement/prospectus are available at the SEC’s website at www.sec.gov.
By Order of the Board of Directors of IWAC
/s/ Antonio Varano Della Vergiliana
Chairman of the Board

BASIS OF PRESENTATION AND GLOSSARY
Frequently Used Terms
As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires:
“2023 Target” means $20,000,000.
“2024 Target” means $30,000,000.
“AGP” means Alliance Global Partners.
“AGP Letter Agreement” means the letter agreement, as amended January 18, 2023, between IWAC and AGP.
“AGP Transaction Fee” means the fee payable to AGP equal to $4,800,000, subject to the terms and conditions set forth in AGP Letter Agreement.
“Ancillary Documents” means each agreement, instrument or document attached as an exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the parties to the Merger Agreement in connection with or pursuant to the Merger Agreement.
“BTIG Letter Agreement” means the letter agreement, dated January 25, 2023, between IWAC and BTIG.
“BTIG Transaction Fee” means the deferred underwriting fees equal to $4,025,000 less $1,006,250 together with a $500,000 capital advisory fee, payable to BTIG at the Closing.
“BTIG” means BTIG, LLC.
“Business Combination” means the transactions contemplated by the Merger Agreement.
“Cayman Islands Companies Act” or the “Companies Act” or “the Act” refers to the Companies Act (As Revised) of the Cayman Islands.
“Class A Ordinary Shares” means the Class A ordinary shares of IWAC of par value $0.0001 per share. “Class B Ordinary Shares” means the Class B ordinary shares of IWAC of par value $0.0001 per share.
“Closing” means the closing of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Exchanges” means the conversion or exchange, prior to the Effective Time, of all of the Refreshing Convertible Securities for common membership interests of Refreshing, in accordance with their terms, at the applicable conversion ratio(s).
“Company Merger Sub” means Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco.
“Continental” means Continental Stock Transfer & Trust Company.
“Current Articles” means IWAC’s Amended and Restated Memorandum and Articles of Association, as adopted by special resolution dated December 8, 2021, and as may hereafter be amended, prior to the Domestication.
“DGCL” means the Delaware General Corporation Law, as amended.
“Domestication” means the transfer by way of continuation of IWAC out of the Cayman Islands, and into the State of Delaware as a Delaware corporation, with the Ordinary Shares of IWAC becoming shares of IWAC Common Stock, under the applicable provisions of the Cayman Islands Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, and subject to the receipt of the approval of the shareholders of IWAC to the Domestication and its terms, including the adoption of the Interim Charter and the adoption by the IWAC Board of the IWAC Bylaws consistent with the DGCL and changing the name and registered office of IWAC.

“DTC” means The Depository Trust Company.
“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.
“Earnout Consideration” means the additional shares of Pubco Common Stock issuable to the Sellers after Closing as in the event certain adjusted EBITDA-based conditions are satisfied.
“Earnout Consideration” means, collectively, (i) 1,500,000 additional shares of Pubco Common Stock upon the achievement of the 2023 Target during the 2023 calendar year, (ii) 1,500,000 additional shares of Pubco Common Stock upon the achievement of the 2024 Target during the 2024 calendar year and (iii) 1,000,000 additional shares of Pubco Common Stock in the event that the VWAP of the Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing.
“Effective Time” means the date and time that the Mergers are consummated in accordance with the terms of the Merger Agreement.
“Employment Agreements” means, collectively, the employment agreements between Pubco and each of the Key Employees to be entered into on or prior to and as a condition to the Closing.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Extension Expenses” means the costs and expenses necessary for an Extension.
“Extension” means an extension of the deadline by which IWAC must complete its business combination pursuant to, and obtained in accordance, with the terms of the Current Articles.
“Extension Meeting” refers to the extraordinary general meeting of IWAC’s shareholders held on June 2, 2023, at which IWAC’s shareholders approved amendments to the Current Articles to extend the date by which IWAC would be required to consummate a business combination from June 13, 2023 to December 13, 2023.
“Extension Meeting Prospectus” refers to the definitive proxy statement filed on EDGAR by IWAC on May 4, 2023, as amended or supplemented from time to time.
“Extraordinary General Meeting” means the extraordinary general meeting of IWAC, to be held by live webcast at 10:00 a.m., Eastern Time, on [•], 2023, the physical location for which, in accordance with the Current Articles, shall be IWAC’s office at 148 N. Main Street, Florida, New York 10921, and any adjournments thereof.
“FINRA” means Financial Industry Regulatory Authority, Inc.
“Founder Shares” means the Class B Ordinary Shares held by the Sponsor that were initially purchased by the Sponsor in a private placement prior to the IPO.
“GAAP” means U.S. generally accepted accounting principles.
“Initial Shareholders” means all of IWAC’s shareholders immediately prior to its IPO, including its officers and directors and the underwriters in its IPO, to the extent they hold such shares.
“Insider Letter Agreement” means the letter agreement dated December 8, 2021, between IWAC and each of the Insiders.
“Insider Registration Rights Agreement” means the Registration Rights Agreement, by and among IWAC and the Insiders, dated December 8, 2021 entered into in connection with the IPO, as amended from time to time in accordance with its terms.
“Insiders” means IWAC’s officers and directors (at the time of the IPO), the Sponsor and each transferee of Founder Shares.
“Interim Charter” means the certificate of incorporation attached to this proxy statement/prospectus as Annex B and to be adopted by IWAC upon the Domestication taking effect.

“Interim Period” means the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing.
“IPO Prospectus” means the final prospectus of IWAC, dated as of December 8, 2021, and filed with the SEC on December 9, 2021 (File No. 333-260713).
“IPO Underwriters” means the underwriters for IWAC’s IPO, BTIG and I-Bankers Securities, Inc.
“IPO” or “Initial Public Offering” means IWAC’s initial public offering of its units, Public Shares and warrants pursuant to the IPO Prospectus.
“IWAC Board” means the board of directors of IWAC.
“IWAC Bylaws” means the bylaws of IWAC to take effect upon the Domestication, in the form included as Annex C to this proxy statement/prospectus, as further described in the “Domestication Proposal” section of this proxy statement/prospectus.
“IWAC Common Stock” means the shares of common stock, par value $0.0001 per share, of IWAC following the Domestication, which shares will have the rights and preferences, and otherwise be subject to the terms and conditions set forth in, the Interim Charter.
“IWAC Parties” means IWAC, Pubco, Company Merger Sub and Purchaser Merger Sub.
“IWAC Shareholder Approval” means the approval of the Required Proposals by the requisite vote of the shareholders of IWAC at the Extraordinary General Meeting in accordance with IWAC’s Current Articles, applicable law and this proxy statement/prospectus.
“IWAC Units” means the units, each consisting of one ordinary share and one half of one warrant (each whole warrant entitling the holder thereof to purchase one Ordinary Share) issued by IWAC pursuant to, and with the terms set forth in, the Current Articles.
“Key Employees” means Nicholas Streeter.
“Lock-Up Agreements” means the agreements entered into prior to or simultaneously with the Merger Agreement pursuant to which certain members of Refreshing agreed to certain restrictions on transfers on the Pubco Common Stock to be received by them at the Closing after the Closing in accordance with the terms of the Merger Agreement.
“Merger Agreement” means the Agreement and Plan of Merger, as it may be further amended or supplemented from time to time, by and among IWAC, Refreshing, Pubco, the Purchaser Merger Sub, the Company Merger Sub, the Purchaser Representative, and the Seller Representative. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.
“Merger Consideration” means the aggregate consideration payable to Sellers pursuant to the Merger Agreement, which shall be a number of newly-issued Pubco Securities with a value equal to (i) $160,000,000, subject to adjustments for Refreshing’s closing debt (net of cash) and accrued but unpaid expenses of Refreshing related to the transactions contemplated by the Merger Agreement, plus (ii) the Earnout Consideration.
“Merger Subs” means the Company Merger Sub and the Purchaser Merger Sub.
“Mergers” means the Purchaser Merger and the Company Merger.
“Non-Competition Agreements” means the Non-Competition and Non-Solicitation Agreements to be entered into by Pubco and (i) holders of 10% or more of Refreshing Units and (ii) certain members of Refreshing management prior and as a condition to the Closing pursuant to the terms of the Merger Agreement.
“NYSE” means the New York Stock Exchange.
“Opinion” means the formal written opinion of ValueScope, Inc. delivered to the board of directors of IWAC on January 26, 2023, in respect of a valuation and opinion relating to the Business Combination, a copy of which is attached to this proxy statement/prospectus as Annex F.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares of IWAC prior to the Domestication.
“Private Warrants” means the warrants to purchase Class A Ordinary Shares that IWAC issued to the Sponsor and to the Representative in a private placement completed at the time of the IPO, each of which entitles the holder thereof to purchase one Class A Ordinary Share at a purchase price of $11.50 per share.
“Proposals” means all of the proposals presented to IWAC shareholders at the Extraordinary General Meeting.
“Proposed Bylaws” means Pubco’s amended and restated bylaws in the form included as Annex E to this proxy statement/prospectus, proposed to be in effective at and following the Closing of the Business Combination, as further described in the “Charter Proposal” section of this proxy statement/prospectus.
“Proposed Charter” means Pubco’s amended and restated certificate of incorporation in the form included as Annex D to this proxy statement/prospectus, proposed to be in effective at and following the Closing of the Business Combination.
“Pubco Board” means the board of directors of Pubco subsequent to the completion of the Business Combination.
“Pubco Common Stock” means the shares of common stock, par value $0.0001 per share, of Pubco.
“Pubco Securities” means securities issued by Pubco including, without limitation, shares of Pubco Common Stock and Pubco Warrants.
“Pubco Warrant” means a warrant, each exercisable to purchase one share of Pubco Common Stock.
“Pubco” means IWAC Holdings Inc., a Delaware corporation.
“Public Shareholder” means a holder of Public Shares as of the relevant date.
“Public Shares” means the Class A Ordinary Shares sold in the IPO (including Class A Ordinary Shares included in the overallotment units acquired by IWAC’s underwriters), whether they were purchased in the IPO or thereafter in the open market.
“Public Warrant” means the one-half of a warrant, originally included as part of Public Units, each whole warrant entitling the holder thereof to purchase one (1) Class A Ordinary Share at a purchase price of $11.50 per share.
“Purchaser Merger Sub” means IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco.
“Purchaser Representative” means IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time of the Merger of the stockholders of Pubco (other than the Sellers and their successors and assignees).
“Record Date” means [RECORD DATE], 2023.
“Redemption Date” means that date on which holders of Public Shares may be eligible to redeem their Public Shares for Redemption in accordance with the Current Articles in connection with the Closing of the Business Combination.
“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account, calculated in accordance with the Current Articles as of the applicable Redemption Date.
“Redemption” means the redemption of the Public Shares for the Redemption Price.
“Refreshing” means Refreshing USA, LLC, a Washington limited liability company.
“Refreshing Charter” means the Articles of Organization of Refreshing, as amended and effective under the Washington Limited Liability Company Act, prior to the Effective Time.

“Refreshing Units” means the common interests of Refreshing.
“Refreshing Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any equity securities of Refreshing or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of Refreshing (but excluding any Company Units).
“Sellers” means, collectively, the holders of Refreshing Units.
“Refreshing Securities” means, collectively, Refreshing Units and any other Refreshing Convertible Securities.
“Sellers” means, collectively, the holders of Refreshing Securities.
“Refreshing” means Refreshing USA, LLC, a Washington limited liability company.
“Related Agreements” means additional agreements entered into or to be entered into pursuant to the Merger Agreement.
“Representative” means BTIG, in its capacity as representative of the IPO Underwriters in accordance with the terms of the Underwriting Agreement.
“Required Proposals” means the Domestication Proposal, the Business Combination Proposal, the Charter Proposal, the Director Election Proposal and the NYSE Proposal.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller Representative” means Ryan Wear, in the capacity as the representative of the Sellers from and after the Effective Time.
“Sponsor” means IWH Sponsor LP, a Delaware limited partnership.
“Surviving Subsidiaries” means Company Surviving Subsidiary and Purchaser Surviving Subsidiary.
“Target Company” means each of Refreshing and its direct and indirect subsidiaries.
“Transaction Financing” means any private placement of shares of Pubco Common Stock pursuant to a subscription agreement with investors, backstop or non-redemption agreement or arrangement entered into between IWAC and any current holder of IWAC Public Units or Ordinary Shares or any potential investor prior to the Closing Date in connection with the Business Combination.
“Transfer Agent” means Continental.
“Trust Account” means the trust account established by IWAC with the proceeds from the IPO and sale of Private Warrants pursuant to the Trust Agreement in accordance with the IPO Prospectus.
“Trust Agreement” means the Investment Management Trust Agreement, dated as of December 8, 2021, as it may be amended, by and between IWAC and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.
“Trustee” means Continental, in its capacity as trustee under the Trust Agreement.
“Underwriting Agreement” means the Underwriting Agreement, dated December 8, 2021, by and between the Company and BTIG, LLC.
“ValueScope” means ValueScope Inc.
“Voting Agreements” means the voting agreements entered into by IWAC, Refreshing and certain Sellers and delivered to IWAC on or prior to execution of the Merger Agreement.
“Warrant Agreement” means the Warrant Agreement, dated as of December 8, 2021, between IWAC and Continental, which governs IWAC’s outstanding Warrants.

“Warrants” means the Private Warrants and Public Warrants, collectively.
Share Calculations and Ownership Percentages
Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to Pubco’s stockholders following the Business Combination are for illustrative purposes only and assume the following (certain capitalized terms below are defined elsewhere in this proxy statement/prospectus):
1.
No Public Shareholders exercise their redemption rights in connection with the Closing of the Business Combination, and the balance of the Trust Account as of the Closing is the same as its balance on August 3, 2023 of approximately $58.2 million. Please see the section entitled “The Extraordinary General Meeting — redemption rights.”

2.
There are no transfers by the Sponsor of Ordinary Shares or Private Warrants prior to the Closing.

3.
No holders of IWAC Warrants exercise any of the outstanding IWAC Warrants.

4.
There are no purchase price adjustments to the Merger Consideration pursuant to the terms of the Merger Agreement.

5.
Solely for purposes of calculating estimated pro forma ownership immediately after the Closing, subject to the assumptions further described herein and, as applicable, within the pro forma financial statement sections of this proxy statement/prospectus, the assumed Redemption Price upon consummation of the Business Combination is $10.80, which is based on the amount in the Trust Account as of August 3, 2023.

6.
Upon consummation of the Purchaser Merger, (i) non-redeeming IWAC Public Shareholders will receive, as consideration in the Purchaser Merger for the shares of IWAC Common Stock held by such holders following the Domestication, 5,391,272 shares of Pubco Common Stock; (ii) the Sponsor will receive, as consideration in the Purchaser Merger for the shares of IWAC Common Stock held by the Sponsor following the Domestication, 2,875,000 shares of Pubco Common Stock, and (iii) all of the outstanding IWAC Warrants will become Pubco Warrants exercisable for shares of Pubco Common Stock, in each case in accordance with the terms of the Merger Agreement.

7.
Other than (i) 1,000 shares of Pubco Common Stock issued to IWAC upon its formation, which shares shall be cancelled in connection with the Business Combination; (ii) the shares of Pubco Common Stock and Pubco Warrants to be issued to existing securityholders of IWAC upon consummation of the Purchaser Merger and (iii) the shares of Pubco Common Stock to be issued to the Sellers as Merger Consideration upon consummation of the Company Merger, there are no other issuances of equity securities of Pubco prior to or in connection with the Closing.

8.
None of the Sellers exercises appraisal rights in connection with the Closing.

TRADEMARKS
This proxy statement/prospectus contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Trademarks and service marks are collectively referred to herein as “Trademarks.”
Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.
MARKET AND INDUSTRY DATA
This proxy statement/prospectus contains market and industry data, estimates and statistics obtained from third-party sources. Although both IWAC and Refreshing believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. IWAC’s and Refreshing’s internal company reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While IWAC and Refreshing are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements, which are statements other than those of historical fact. These forward-looking statements include, among other things, statements about the parties’ ability to close the Business Combination, the timing of the closing of the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of IWAC, Refreshing and Pubco prior to the Business Combination and the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, forecasts and assumptions of the management of IWAC and Refreshing, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by IWAC and the following:
•
expectations regarding (and Refreshing’s ability to meet expectations regarding) Refreshing’s strategies and future financial performance, including Refreshing’s future business plans or objectives, anticipated demand and acceptance of its products, services, pricing, marketing plans, supply capabilities, supply chain issues, the effects of inflation on demand for Refreshing’s vending machines and automated stores and the products they sell, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and Refreshing’s ability to invest in growth initiatives;

•
the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

•
the outcome of any legal proceedings that may be instituted against IWAC, Refreshing, Pubco and others following announcement of the Merger Agreement and the transactions contemplated therein;

•
the inability to complete the Business Combination due to the failure to obtain IWAC shareholders’ approval or satisfy other conditions to closing under the Merger Agreement;

•
the risk that the proposed Business Combination disrupts current plans and operations of Refreshing as a result of the announcement and consummation of the Business Combination;

•
the ability to recognize the anticipated benefits of the Business Combination;

•
unexpected costs related to the proposed Business Combination;

•
the amount of any redemptions by shareholders of IWAC being greater than expected;

•
the ability to list Pubco securities on the NYSE;

•
limited liquidity and trading of Pubco’s securities;

•
geopolitical risk and changes in applicable laws or regulations;

•
the possibility that IWAC, Refreshing or Pubco may be adversely affected by other economic, business, and/or competitive factors;

•
the possibility that any major disease or epidemic disrupts Refreshing’s business;

•
the risk that, following the consummation of the Business Combination, Refreshing fails to cost-effectively attract and retain new customers, fails to attract, retain, motivate or integrate its personnel, fail to maintain and continue developing its reputation, or fails to maintain its company culture, in each case negatively affecting its business;

•
the possibility that Refreshing may require additional capital to support the growth of its business, which may not be available following the consummation of the Business Combination;

•
litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Refreshing’s resources;

•
the possibility that expansion of Refreshing’s customer offerings or certain operations (including expansion into additional U.S. and foreign jurisdictions) may subject it to additional legal and regulatory requirements, including tort liability;

•
risks that the consummation of the Business Combination is substantially delayed or does not occur, impacting the ability of Refreshing to operate or implement its business plan;

•
the ability of Refreshing to respond to general economic conditions;

•
expansion and other plans and opportunities;

•
the ability of Refreshing to manage its growth effectively;

•
the ability of Refreshing to develop and protect its brand; and

•
the ability of Refreshing to compete with competitors in existing and new markets and offerings.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of IWAC or Refreshing prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to IWAC or Refreshing or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, neither IWAC nor Refreshing undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including the Business Combination Proposal. The following questions and answers do not include all the information that is important to IWAC’s shareholders. IWAC’s shareholders are urged to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.
Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus in connection with the extraordinary general meeting of IWAC. IWAC is holding the Extraordinary General Meeting to consider and vote upon the proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

(1)
Proposal 1 — The NTA Proposal — To consider and vote upon a proposal by special resolution to make amendments to the Current Articles, which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by IWAC, prior to the consummation of the Domestication and the proposed Business Combination, to remove from the Current Articles requirements limiting IWAC’s ability to redeem ordinary shares and consummate an initial business combination if the amount of such redemptions would cause IWAC to have less than $5,000,001 in net tangible assets. The NTA Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the NTA Proposal will have no effect, even if approved by IWAC shareholders. The NTA Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 1: The NTA Proposal.”

(2)
Proposal 2 — The Domestication Proposal — To consider and vote upon a proposal by special resolution to (a) change the domicile of IWAC pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); (b) adopt upon the Domestication taking effect, the Interim Charter, in the form appended to the accompanying proxy statement/prospectus as Annex B, in place of IWAC’s Current Articles and which will remove or amend those provisions of IWAC’s Current Articles that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file a Certificate of Corporate Domestication and the Interim Charter with the Secretary of State of Delaware, under which IWAC will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, the IWAC Board intends to adopt the IWAC Bylaws in the form appended as Annex C to this proxy statement/prospectus. The Domestication Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Domestication Proposal will have no effect, even if approved by IWAC shareholders. The Domestication Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 2: The Domestication Proposal.”

(3)
Proposal 3 — The Business Combination Proposal — To consider and vote upon a proposal by ordinary resolution to approve the Agreement and Plan of Merger by and among IWAC, Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (the “Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the Sellers from and after the Effective Time (the “Seller

Representative”) and the transactions contemplated thereby, pursuant to which IWAC and Refreshing will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.
The Business Combination Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Business Combination Proposal will have no effect, even if approved by IWAC shareholders. The Business Combination Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 3: The Business Combination Proposal.”
A copy of the Merger Agreement is appended to this proxy statement/prospectus as Annex A. The Business Combination Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 3: The Business Combination Proposal.”
(4)
Proposal 4 — The Charter Proposal — To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the adoption of Pubco’s amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended to this proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination and after consummation of the Domestication. The Charter Proposal is conditioned on the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Charter Proposal will have no effect, even if approved by IWAC shareholders. The Charter Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 4: The Charter Proposal.”

(5) – (9)
Proposals 5-9 — The Organizational Documents Proposals — To consider and vote upon six separate non-binding advisory proposals to approve, by ordinary resolutions, assuming the Business Combination Proposal is approved and adopted, material differences between the Current Articles in effect immediately prior to the Domestication, and the Proposed Charter of Pubco upon completion of the Business Combination, specifically:

Proposal 5
To approve provisions to be included in the Proposed Charter providing that directors may only be removed for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.
Proposal 6
To approve provisions to be included in the Proposed Charter providing that stockholder special meetings may only be called by the Pubco Board pursuant to a resolution adopted by a majority of the Pubco Board.
Proposal 7
To approve provisions to be included in the Proposed Charter to change Pubco’s corporate name to “Refreshing USA, Inc.”
Proposal 8
To approve provisions to be included in the Proposed Charter to remove certain provisions related to IWAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination.
Proposal 9
To approve provisions to be included in the Proposed Charter amending the total number of authorized shares of all classes of stock to 110,000,000 shares, each with a par value of

$0.0001 per share, consisting of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock.
The Organizational Documents Proposals are described in more detail in this proxy statement/prospectus under the heading “Proposals 5-9: The Organizational Documents Proposals.”
(10)
Proposal 10 — The NYSE Proposal — To consider and vote upon a proposal by ordinary resolution for the purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03, the issuance of shares of Pubco Common Stock in connection with the Business Combination.

The NYSE Proposal is conditioned on the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the NYSE Proposal will have no effect, even if approved by IWAC shareholders.
The NYSE Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 10: The NYSE Proposal.”
(11)
Proposal 11 — The Director Election Proposal — To consider and vote upon a proposal by ordinary resolution to elect seven (7) directors to the Pubco Board, including two (2) directors designated by IWAC prior to the Closing, who will qualify as independent under NYSE requirements, and five (5) directors designated by Refreshing prior to the Closing, at least two (2) of whom will qualify as independent directors under NYSE rules, effective upon the Closing, to serve on the Pubco Board until Pubco’s 2024 annual meeting of stockholders, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal for cause.

The Director Election Proposal is conditioned on the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the Director Election Proposal will have no effect, even if approved by IWAC shareholders.
The Director Election Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 11: The Director Election Proposal.”
(12)
Proposal 12 — The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the IWAC Board. The Adjournment Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 12: The Adjournment Proposal.”

The Required Proposals are interdependent on each other. The NTA Proposal and the Organizational Documents Proposals are conditional upon the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal. If IWAC’s shareholders do not approve each of the Required Proposals at the Extraordinary General Meeting, the Business Combination may not be consummated.
Each of the proposals, other than the NTA Proposal, the Domestication Proposal and the Charter Proposal, must be approved by ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.
The NTA Proposal, the Domestication Proposal and the Charter Proposal must be approved by special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.
Q:
What interests do IWAC’s Insiders and advisors have in the Business Combination?

A:
In considering the recommendation of the IWAC Board to vote in favor of the Business Combination, Public Shareholders should be aware that IWAC’s Insiders have interests in the Business Combination that are different from, or in addition to, those of IWAC’s other shareholders generally. IWAC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to IWAC’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
the fact that the Sponsor purchased 2,875,000 Founder Shares from IWAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the Class A Ordinary Shares on August 10, 2023, which was $10.85, would have an aggregate value of approximately $31.19 million as of the same date. If IWAC does not consummate the Business Combination or another initial business combination by December 13, 2023 (unless such date is further extended by the IWAC shareholders), and IWAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.009 per share that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of Pubco after the Closing falls below the price initially paid for the IWAC Units in the IPO and the IWAC Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

•
the fact that the 6,850,000 Private Warrants purchased by the Sponsor for $1.00 per Private Warrant, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 6,850,000 Private Warrants held by the Sponsor is estimated to be approximately $4.66 million, assuming the per warrant value of the Private Warrants is the same as the $0.68 closing price of the Public Warrants on the NYSE on August 10, 2023);

•
the fact that IWAC’s Insiders have waived their right to redeem their Founder Shares and any other Ordinary Shares held by them, or to receive distributions from the Trust Account with respect to the Founder Shares upon IWAC’s liquidation if IWAC is unable to consummate its initial business combination;

•
the fact that the Sponsor, an affiliate of the Sponsor, or certain of IWAC’s officers and directors or their affiliates may, but are not obligated to, loan IWAC funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If IWAC completes a business combination, IWAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to the post-closing company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, IWAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of March 31, 2023, Working Capital Loans in an aggregate of $81,000 were outstanding;

•
the fact that the Sponsor has deposited an aggregate of $1.15 million (representing $0.10 per Public Share) into the Trust Account, and in connection therewith, on March 13, 2023, IWAC issued a promissory note in the principal amount of $1.15 million to the Sponsor. The deposit enabled IWAC to extend the date by which IWAC has to complete its initial business combination from March 13, 2023 to June 13, 2023 (the “First Extension”). The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which IWAC’s initial business combination is consummated and (ii) the liquidation of IWAC on or before June 13, 2023 or such later date as may be approved by IWAC’s shareholders. The First Extension was the first of two three-month automatic extensions permitted under IWAC’s governing documents and provides IWAC with additional time to complete its initial business combination with Refreshing;

•
the fact that the Sponsor will deposit $160,000 per month into the Trust Account, which equates to approximately $0.03 per remaining Public Share, for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000 (as of August 10, 2023, the Sponsor has deposited an aggregate of $320,000 into the Trust Account), and in connection therewith, on June 7, 2023, IWAC issued a promissory note in the principal amount of up to $960,000 to the Sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into IWAC’s Trust Account for the benefit of each outstanding Public Share that was not redeemed in connection with the extension of IWAC’s termination date from June 13, 2023 to December 13, 2023 (the “Charter Extension”). The note bears no interest and is due and repayable in full upon the earlier of (a) the date of the consummation of IWAC’s initial business combination, and (b) the date of the liquidation of IWAC. This Charter Extension provides IWAC with additional time to complete its initial business combination;
•
the fact that IWAC has agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to IWAC. Upon completion of the initial Business Combination or IWAC’s liquidation, IWAC will cease paying these monthly fees. To date, the Sponsor has waived any payments under this agreement;

•
the fact that unless IWAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of March 31, 2023 and August 1, 2023, approximately $22,000 and $224,000 of such expenses were incurred;

•
the anticipated election of Gael Forterre and Antonio Varano as directors of Pubco after the consummation of the Business Combination. As such, in the future, such individuals will receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to such individuals in their capacity as an officer or director of Pubco;

•
the fact that the Sponsor and IWAC’s officers and directors may benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that the Sponsor can earn a positive rate of return on their investment, even if other IWAC stockholders experience a negative rate of return in the post-business combination company; and

•
the continued indemnification of IWAC’s directors and officers and the continuation of IWAC’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”).

In addition to the interests of the IWAC Insiders in the Business Combination, IWAC shareholders should be aware that the IPO Underwriters and other IWAC financial advisors may have financial interests that are different from, or in addition to, the interests of IWAC shareholders, including the fact that:
•
pursuant to the Underwriting Agreement and the BTIG Letter Agreement, upon consummation of the Business Combination, deferred underwriting fees equal to $4,025,000 less $1,006,250 together with a $500,000 capital advisory fee will be payable to BTIG. The BTIG Transaction Fee will be payable as follows:

•
if the funds in the Trust Account as of Closing are less than or equal to $15 million, IWAC may elect to pay up to 100% of the fee in shares;

•
if the funds in the Trust Account as of Closing are greater than $15 million but less than or equal to $20 million, IWAC may elect to pay up to 75% of the fee in shares;

•
if the funds in the Trust Account as of Closing are greater than $20 million but less than or equal to $25 million, IWAC may elect to pay up to 50% of the fee in shares; and

•
if the funds in the Trust Account as of Closing are greater than $25 million but less than or equal to $30 million, IWAC may elect to pay up to 25% of the fee in shares.

•
pursuant to the AGP Letter Agreement, upon consummation of the Business Combination, a transaction Fee equal to $4,800,000 will be payable to AGP. The AGP Transaction Fee will be payable as follows:

•
if the funds in the Trust Account as of Closing are less than or equal to $5 million: (i) 50% of the fee shall be payable by delivery of a note in the principal amount of $2,341,463.41 (with a 12 month term and an interest rate of 5.0%); and (ii) 50% of the fee shall be payable by the issuance of shares (as defined below) valued at $2.4 million;

•
if the funds in the Trust Account as of Closing are greater than $5 million but less than or equal to $10 million: (i) 25% of the fee ($1.2 million) shall be payable in cash; (ii) 25% of the fee shall be payable by delivery of a note in the principal amount of $1,170,731.71 (with a 12 month term and an interest rate of 5.0%); and (iii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million;

•
if the funds in the Trust Account as of Closing are greater than $10 million but less than or equal to $15 million: (i) 50% of the fee ($2.4 million) shall be payable in cash; and (ii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million; and

•
if the funds in the Trust Account as of Closing are greater than $15 million: (i) 75% of the Transaction Fee ($3.6 million) shall be payable in cash; and (ii) 25% of the fee shall be payable by the issuance of shares valued at $1.2 million.

The members of the IWAC Board were aware of and considered these interests, among other matters, when they approved the Business Combination Agreement and recommended that IWAC stockholders approve the proposals required to effect the Business Combination. The IWAC Board determined that the overall benefits expected to be received by IWAC and its stockholders in the Business Combination outweighed any potential risk created by the conflicts stemming from these interests. In addition, the IWAC Board determined that (i) most of these disparate interests would exist with respect to a business combination by IWAC with any other target business or businesses and (ii) these interests could be adequately disclosed to stockholders in this proxy statement/prospectus, and that stockholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein.
Please also see the sections “Certain Other Benefits in the Business Combination,” “Certain Relationships and Related Person Transactions” and “Beneficial Ownership of Securities” for more information on the interests and relationships of IWAC’s Insiders, advisors and the Refreshing’s directors and officers in the Business Combination.
Q:
Are there any conditions that raise substantial doubt about IWAC’s ability to continue as a going concern?

A:
As of March 31, 2023, IWAC had $110,646 in cash and working capital (deficit) of $(1,734,948). IWAC has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. IWAC may need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. IWAC’s officers, directors and Sponsor may, but are not obligated to, loan IWAC funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet IWAC’s working capital needs. Accordingly, IWAC may not be able to obtain additional financing. If IWAC is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. IWAC cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about IWAC’s ability to continue as a going concern.

Q:
Does IWAC currently have any plans to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties?

A:
Our Sponsor may also enter into one or more non-redemption agreements with certain shareholders which would provide for the allocation of Class B ordinary shares of IWAC in exchange for the shareholder agreeing to hold and not redeem certain public shares (“Non-Redemption Agreements”). We have begun conversation with certain shareholders regarding such Non-Redemption Agreements, but have not executed any such agreements at this time.

We are planning to raise additional capital through a PIPE financing, but have not yet commenced negotiations regarding such financing. Any such financing will have a dilutive impact on Public Shareholders’ equity stake and voting power.

Q:
Why is IWAC proposing the NTA Proposal?

A:
The adoption of the proposed amendments to remove the net asset test limitation from the Current Articles is being proposed in order to facilitate the consummation of the Business Combination, by permitting redemptions by public shareholders even if such redemptions result in IWAC having net tangible assets that are less than $5,000,001. The purpose of the net asset test limitation was initially to ensure that the Ordinary Shares are not deemed to be “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because the Ordinary Shares and the Pubco Common Stock would not be deemed to be a “penny stock” pursuant to other applicable provisions of Rule 3a51-1 under the Exchange Act, including the fact that the securities are or will be listed on a national securities exchange, IWAC is presenting the NTA Proposal so that the parties may consummate the Business Combination even if IWAC has $5,000,000 or less in net tangible assets at the Closing.

Q:
Why is IWAC proposing the Domestication?

A:
The IWAC Board believes that it would be in the best interests of IWAC to effect the Domestication to enable IWAC to avoid certain taxes that would be imposed if it were to conduct an operating business in the United States as a foreign corporation following the Business Combination. In addition, the IWAC Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by its officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures IWAC is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to IWAC’s corporate legal affairs following the Business Combination.

The Domestication will not occur unless the IWAC shareholders have approved the Domestication Proposal and the Business Combination Proposal and the Merger Agreement is in full force and effect prior to the Domestication.
Q:
What is involved with the Domestication?

A:
The Domestication will require IWAC to file certain documents in the Cayman Islands and the State of Delaware. At the effective time of the Domestication, IWAC will cease to be an exempted company incorporated under the laws of the Cayman Islands and will continue as a Delaware corporation. The Current Articles will be replaced by the Interim Charter and your rights as a shareholder will cease to be governed by the laws of the Cayman Islands and will be governed by Delaware law.

Q:
How will the Domestication affect my IWAC securities?

A:
Pursuant to the Domestication and without further action on the part of IWAC’s shareholders: (i) each outstanding Ordinary Share of IWAC will convert to one outstanding share of IWAC Common Stock and (ii) each outstanding Warrant will convert to a warrant to purchase the applicable number of shares of IWAC Common Stock.

Q:
What changes are being made to IWAC’s Current Articles in connection with the Domestication?

A:
In connection with the Domestication, IWAC will be filing the Interim Charter with the Secretary of State of the State of Delaware prior to the Closing, which amends and removes the provisions of the Current Articles that terminate or otherwise become inapplicable because of the Domestication and otherwise provides IWAC’s shareholders with the same or substantially the same rights as they have under the Current Articles. In addition, the Interim Charter does not include limitations on redemptions in connection with an initial business combination due to any net tangible asset threshold, in a similar manner to the amendments set forth in the NTA Proposal.

Q:
What are the material U.S. federal income tax consequences of the Domestication to U.S. Holders of Ordinary Shares?

A:
For a description of the material U.S. federal income tax consequences of the Domestication, see the description in the section entitled “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to IWAC Shareholders.”

Q:
Why is IWAC proposing the Business Combination?

A:
IWAC was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Since IWAC’s incorporation, the IWAC Board has sought to identify suitable candidates in order to effect such a transaction. In its review of Refreshing, the IWAC Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the IWAC Board has determined that the Business Combination presents a highly attractive business combination opportunity and is in the best interests of IWAC shareholders. The IWAC Board believes that, based on its review and consideration, the Business Combination with Refreshing presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Merger Agreement, the Current Articles and the Cayman Islands Companies Act.

Q:
What will happen in the Business Combination?

A:
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Effective Time, IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into IWAC, with IWAC continuing as the surviving entity (the “Purchaser Merger”), in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each share of IWAC Common Stock outstanding immediately prior to the Effective Time shall automatically convert into one share of Pubco Common Stock and (b) each warrant to purchase shares of IWAC shall automatically convert into one Pubco Warrant on substantially the same terms and conditions; (iii) prior to the Effective Time, the holders of all outstanding instruments convertible into equity of Refreshing will convert such instruments into common membership interests of Refreshing (the “Company Exchanges”); (iv) following the Company Exchanges, Company Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Exchanges) will be converted into the right to receive the Merger Consideration (as defined below).

Q:
What consideration will the Sellers receive in return for the acquisition of Refreshing by IWAC?

A:
The merger consideration that the Sellers will receive consists of three components: (i) shares of Pubco Common Stock deliverable at Closing, (ii) adjusted EBITDA earnout consideration where shares of Pubco Common Stock will be issuable upon achievement of the 2023 Target and the 2024 Target and (iii) the VWAP earnout consideration.

The aggregate merger consideration to be paid pursuant to the Merger Agreement to the Sellers will be an amount equal to $160,000,000, subject to adjustments for Refreshing’s closing net debt and accrued but unpaid expenses related to the transactions contemplated by the Merger Agreement, and will be paid in the form of shares of Pubco Common Stock. The Merger Consideration to be payable to the Sellers will be allocated among the Sellers pro rata based on the number of common membership interests of Refreshing owned by such Refreshing Holder.
In addition to the shares of Pubco Common Stock deliverable at the closing of the Business Combination (the “Closing”), after the Closing, the Sellers will have the contingent right to receive an additional 4,000,000 shares of Pubco Common Stock as earnout consideration (the “Earnout Consideration” and such shares the “Earnout Shares”), issuable by Pubco to the Sellers (as of the Closing Date) if the

following conditions occur: (i) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $20.0 million (the “2023 Target”) during the 2023 calendar year, (ii) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $30.0 million (the “2024 Target”) during the 2024 calendar year and (iii) 1,000,000 additional shares of Pubco Common Stock in the event that the VWAP of the Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing (the “VWAP Target”).
The total aggregate value of the possible merger consideration to be paid to the Refreshing stockholders is dependent on Pubco’s share price after the Closing.
Assuming a price per share of Pubco Common Stock of $10.00, the amount payable to the Sellers at the Closing will be approximately $160,000,000, (assuming no adjustments for working capital, debt (net of cash) and transaction expenses) and the maximum value of the Earnout Shares will be $40,000,000.
a.
If the Adjusted EBITDA earnout targets are achieved, Refreshing stockholders would receive up to 3.0 million additional shares, regardless of the stock price at the time of issuance.

Examples
i.
If the stock price was $100.00 per share, the consideration received from that earnout would be approximately $300.0 million (subject to dilution).

ii.
If the stock price was $1.00 per share, the consideration received from that earnout would be approximately $3.0 million (subject to dilution).

b.
If the share price earnout target of $50.00 is met, the Refreshing stockholders will receive an additional 1.0 million shares, or approximately $50 million (subject to dilution).

IWAC management utilized a Monte Carlo simulation analysis to determine the fair market value of the earnouts. In a Monte Carlo simulation, a computer is used to generate random price movements, which are constrained by the expected volatility of the underlying security. IWAC management estimated a revenue volatility of 15.0% and an equity volatility of 50.0%. For the Adjusted EBITDA target earnout, IWAC assumed base case Adjusted EBITDA to equal their targets of $20 million in 2023 and $30 million in 2024. Revenues were simulated and Adjusted EBITDA was determined based on a gross profit margin of 55.3% in both 2023 and 2024, fixed operating expenses of $12.0 million and $17.0 million in 2023 and 2024, respectively, as well as variable operating expenses of 23.0% and 22.6% in 2023 and 2024, respectively. The share price was simulated in both earnout models using the equity volatility of 50.0%. We considered dilution into the valuation of the earnouts based on the number of additional shares to be received by Refreshing shareholders and the expected capitalization table upon Closing.
Q:
What will be the ownership of IWAC following the Business Combination?

Following the Business Combination, the current equity holders of Refreshing, Summit Management Services, LLC and WaterStation Management, LLC will own 16,000,000 shares of Pubco Common Stock. Since Ryan Wear holds voting and is in positive control over both Summit and WaterStation, following the Business Combination, Mr. Wear will control at least 65.6% of Pubco Common Stock, if there are no redemptions, and as much as 82.2% if there are maximum redemptions. Accordingly, following the Business Combination, since Mr. Wear will control more than 50% of the voting power of Pubco, it will be considered as a “controlled company” under applicable NYSE governance standards. As a controlled company, Pubco will not be required to comply with certain NYSE corporate governance requirements, including the requirements:
•
that a majority of Pubco’s board of directors consists of “independent directors,” as defined under the rules of the NYSE;

•
that it has a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
that it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
that a nominating and governance committees and compensation committee conduct an annual performance evaluation.

If Pubco elects to use of some or all of the “controlled company” exemptions, holders of Pubco common stock will not have the same protection afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.
Q:
Did the IWAC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
Yes. The IWAC Board obtained a fairness opinion from ValueScope, Inc., dated January 26, 2023, which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by IWAC in the Business Combination was fair, from a financial point of view, to IWAC. See the section entitled “Proposal No. 3: The Business Combination Proposal — Opinion of ValueScope, the IWAC Board Financial Advisor” of this proxy statement/prospectus for additional information.

Q:
What equity stake will current Public Shareholders, the Insiders and the Sellers hold in Pubco immediately after the completion of the Business Combination?

A:
IWAC shareholders that elect not to redeem their Public Shares will experience significant dilution as a result of the Business Combination. As a result of redemptions in connection with the Extension Meeting, IWAC Public Shareholders currently own approximately 65.2% of IWAC. As noted above, if no IWAC shareholders redeem their Public Shares in connection with the Business Combination and no Public Warrants or Private Placement Warrants are exercised, IWAC Public Shareholders will own approximately 22.1% of Pubco’s total shares outstanding. Following the Business Combination, an aggregate of up to 5,750,000 Public Warrants and 6,850,000 Private Placement Warrants will be outstanding. IWAC shareholders who redeem their Ordinary Shares may continue to hold any Public Warrants that they owned prior to redemption, the exercise of which would result in additional dilution to non-redeeming IWAC shareholders.

If any of the Public Shareholders exercise their redemption rights, the percentage of shares of Pubco Common Stock held by the Public Shareholders will decrease and the percentages of outstanding Pubco Common Stock held by the Sponsor and by the Sellers will increase, in each case relative to the percentage held if none of the Public Shares are redeemed.
If any of the Public Shareholders redeem their Public Shares at Closing in accordance with the Current Articles but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant as of [RECORD DATE], 2023, would be $[•] regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of shares of Pubco Common Stock in connection with the Business Combination, the percentage ownership of Pubco by Public Shareholders who do not redeem their Public Shares will be diluted. Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders and the Earnout Shares. The percentage of the total number of outstanding Pubco Common Stock that will be owned by Public Shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.
The following table illustrates varying beneficial ownership levels in the Combined Company, as well as possible sources and extents of dilution for non-redeeming Public Shareholders, assuming no redemptions by Public Shareholders, 25% redemption by Public Shareholders, 50% redemption by Public Shareholders, 75% redemption by Public Shareholders and the maximum redemptions by Public Shareholders. The “maximum redemption scenario” assumes that 5,391,272 Public Shares are redeemed for aggregate redemption payments of approximately $58.2 million (assuming a redemption price of approximately $10.80 per Public Share, based on funds in the Trust Account and working capital available to IWAC outside of the Trust Account as of August 3, 2023), which represents the maximum number of Public Shares that could be redeemed in connection with the Closing, assuming the NTA Proposal is approved. As the Sponsor, which holds all of IWAC’s Class B Ordinary Shares, waived its redemption rights, only redemptions by Public Shareholders are reflected in this presentation. No consideration was provided in exchange for the Sponsor’s waiver of its redemption rights. This scenario includes all adjustments contained in the “No Redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.
The following table does not reflect the impact of any other equity issuances on the beneficial ownership levels of the Combined Company, such as:
•
the issuance of the Earnout Shares, as such issuance will not occur, if at all, until after the Closing;

•
any grant of shares under equity incentive plans of the Combined Company, as there are no agreements obligating the Combined Company to make such grants at this time; or

•
convertible notes or any other dilutive financing sources, as the Combined Company has no commitments for such financings at this time.

	No Redemption		25% Redemption		50% Redemption		75% Redemption		100% Redemption
	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage
IPO / Public Investors	5,391,272	22.1%	4,043,454	17.6%	2,695,636	12.4%	1,347,818	6.6%	—	0.0%
Sponsor	2,875,000	11.8%	2,875,000	12.5%	2,875,000	13.3%	2,875,000	14.1%	2,875,000	14.8%
Former Refreshing Shareholders	16,000,000	65.6%	16,000,000	69.4%	16,000,000	73.8%	16,000,000	78.3%	16,000,000	82.2%
Stock Issued in Connection with Purchase	120,000	0.5%	120,000	0.5%	120,000	0.6%	207,969	1.0%	591,875	3.0%
Total	24,386,272	100%	23,038,454	100%	24,745,000	100%	21,957,969	100%	19,466,875	100%
IPO / Public Warrants	5,750,000	23.6%	5,750,000	25.0%	5,750,000	26.5%	5,750,000	28.1%	5,750,000	29.5%
Sponsor Private Warrants	6,850,000	28.1%	6,850,000	29.7%	6,850,000	31.6%	6,850,000	33.5%	6,850,000	35.2%
The following table illustrates the effective underwriter cash fee on a percentage basis for Public Shares at each redemption level identified below.
% of redemption	No Redemption	25% Redemption	50% Redemption	75% Redemption	Maximum Redemption
Shares redeemed	0	1,347,818	2,695,636	4,043,454	5,391,272
Amounts remaining in Trust(1)	$58,244	$43,683	$29,122	$14,561	$—
BTIG Deferred Underwriting Fee – cash	$3,019	$3,019	$3,019	$2,264	$—
BTIG Capital Markets Advisory Fee – cash	$500	$500	$500	$375	$—
AGP Fee – cash	$3,600	$3,600	$3,600	$3,600	$—
Total Fees Cash	$7,119	$7,119	$7,119	$6,239	$—
Effective Aggregate Fee (%)	12.2%	16.3%	24.4%	42.8%	n/a
AGP Fee – Deferred note payable					2,400
BTIG Underwriting Fee – Share (# of shares)				75,469	301,875
BTIG Capital Markets Advisory Fee – (# of shares)				12,500	50,000
AGP Underwriting Fee – Share (# of shares)	120,000	120,000	120,000	120,000	240,000

(1)
Based on the amount remaining in the Trust Account as of August 3, 2023.

Q:
What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:
After completion of the Business Combination, the funds in the Trust Account will be used to pay holders of the Public Shares who exercise redemption rights and, after paying the Redemptions, a portion will be used to pay transaction expenses incurred in connection with the Business Combination and for working capital and general corporate purposes of Refreshing, IWAC and their respective subsidiaries. Such funds may also be used to reduce the indebtedness and certain other liabilities of Refreshing, IWAC and their respective subsidiaries. As of [RECORD DATE], 2023, there were investments and cash held in the Trust Account of approximately $[•] million. These funds will not be released until the earlier of the completion of the Business Combination or the Redemption of the Public Shares if IWAC is unable to complete a Business Combination by December 13, 2023 (unless such date is extended by the IWAC shareholders) (except that interest earned on the amounts held in the Trust Account may be released earlier as necessary to pay for any taxes and up to $100,000 for dissolution expenses).

Q:
Do I have redemption rights?

A:
If you are a holder of Public Shares, you have the right to demand that IWAC redeem such shares for a pro rata portion of the cash held in the Trust Account including interest earned on the funds held in the Trust Account (net of taxes payable), calculated as of two business days prior to the consummation of the Business Combination. We sometimes refer to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares. Accordingly, all Public Shares in excess of 15% held by a Public Shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be converted.
Nonetheless, unless the NTA Proposal is approved, the consummation of the Business Combination is conditioned upon, among other things, the net tangible assets condition required in the Current Articles of having net tangible assets of no less than $5,000,001 immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all Public Shares properly demanded to be redeemed by holders of Public Share
Q:
What happens if a substantial number of IWAC’s Public Shareholders vote in favor of the Business Combination proposal and exercise their redemption rights?

A:
IWAC’s Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights. Nonetheless, unless the NTA Proposal is approved, the consummation of the Business Combination is conditioned upon, among other things, the net tangible assets condition required in the Current Articles of having net tangible assets of no less than $5,000,001 immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all Public Shares properly demanded to be redeemed by holders of Public Shares. Assuming the NTA Proposal is approved, the Business Combination may be completed even though the funds available from the Trust Account and the number of Public Shareholders are substantially reduced as a result of redemptions by Public Shareholders.

If the Business Combination is completed notwithstanding Redemptions, Pubco will have fewer shares of Pubco Common Stock and public stockholders, the trading market for Pubco’s securities may be less liquid and Pubco may not be able to meet the minimum listing standards for the NYSE, which is a condition to Closing. Furthermore, the funds available from the Trust Account for working capital purposes of Pubco after the Business Combination may not be sufficient for its future operations and may not allow Pubco to reduce Pubco’s indebtedness and/or pursue its strategy for growth.
Q:
What conditions must be satisfied to complete the Business Combination?

A:
In addition to the approval of the Required Proposals, there are a number of closing conditions in the Merger Agreement. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “Proposal 3: The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination.”
Q:
What happens if the Business Combination is not consummated?

A:
If IWAC is not able to complete the Business Combination or another initial business combination by December 13, 2023 (unless such date is extended by the IWAC shareholders), IWAC will cease all operations except for the purpose of winding up and redeeming its Public Shares and liquidating the Trust Account, in which case IWAC’s Public Shareholders may only receive the amount in the Trust Account as of the applicable Redemption Date (less any interest earned on the amounts held in the Trust Account released earlier to pay for any taxes and up to $100,000 for dissolution expenses), which would be only approximately $[•] per share, based on the amount held in the Trust Account as of [RECORD DATE], 2023, and IWAC’s Warrants will expire and have no value.

Q:
When do you expect the Business Combination to be completed?

A:
It is currently anticipated that the Business Combination will be consummated as soon as practicable following the Extraordinary General Meeting, which is set for [•], 2023; however, (i) such meeting could be adjourned if the Adjournment Proposal is adopted by IWAC’s shareholders at the Extraordinary General Meeting and the IWAC Shareholders elect to adjourn the Extraordinary General Meeting to a later date or dates at the determination of the IWAC Board, and (ii) the Closing will not occur until all conditions set forth in the Merger Agreement are satisfied or waived. For a description of the conditions for the completion of the Business Combination, see “Proposal 3: The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination.”

Q:
What proposals are shareholders being asked to vote upon?

A:
•  Proposal 1: The NTA Proposal

•
Proposal 2: The Domestication Proposal

•
Proposal 3: The Business Combination Proposal

•
Proposal 4: The Charter Proposal

•
Proposals 5-9: The Organizational Documents Proposals

•
Proposal 10: The NYSE Proposal

•
Proposal 11: The Director Election Proposal

•
Proposal 12: The Adjournment Proposal

If IWAC’s Public Shareholders do not approve each of the Required Proposals, then the Business Combination may not be consummated.
As required by applicable SEC guidance to give shareholders the opportunity to present their views on important corporate governance provisions, IWAC is requesting that its shareholders vote, on a non-binding advisory basis, upon the Organizational Documents Proposals to approve certain governance provisions contained in the Proposed Charter that materially affect shareholder rights, and will be adopted when the Proposed Charter is adopted by Pubco. See “Proposals 5-9: The Organizational Documents Proposals.” These separate votes are not otherwise required by Cayman Islands of Delaware law, but pursuant to SEC guidance, IWAC is required to submit these provisions to its shareholders separately for approval. However, the shareholder votes regarding these proposals are advisory votes, and are not binding on IWAC or the IWAC Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Organizational Documents Proposals.
After careful consideration, the IWAC Board has approved the Merger Agreement and the Transactions and determined that the NTA Proposal, Domestication Proposal, the Business Combination Proposal, the Charter Proposal, each of the Organizational Documents Proposals, the NYSE Proposal, the Director Election Proposal and the Adjournment Proposal each is in the best interests of IWAC and recommends that you vote “FOR” or give instruction to vote “FOR” each of these proposals.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.
Q:
What material negative factors did the IWAC Board consider in connection with the Business Combination?

A:
Among the material negative factors that the IWAC Board considered in its evaluation of the Business Combination were the risk that the Business Combination may not be fully achieved or may not be consummated; the risk of Refreshing not achieving its financial projections and the risks that Refreshing may not be able to grow its business by investing or acquiring other businesses. These factors are discussed in greater detail in the section entitled “Proposal 3: The Business Combination Proposal — IWAC Board’s Reasons for the Approval of the Business Combination,” as well as in the section entitled “Risk Factors — Risks Related to Domestication and the Business Combination.”

Q:
How do the Public Warrants differ from the Private Warrants and what are the related risks to any holders of Public Warrants following the Business Combination?

A:
The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants will not be redeemable by Pubco and will be exercisable on a cashless basis.

Following the Business Combination, Pubco may redeem the Public Warrants, prior to their exercise at a time that is disadvantageous to the holder, thereby significantly impairing the value of such warrants. Pubco will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which a notice of redemption is sent to the warrantholders. Pubco will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares issuable upon exercise of such warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by Pubco, if Pubco has elected to require the exercise of Public Warrants on a cashless basis, Pubco may redeem the warrants as described above even if it is unable to register or qualify the shares underlying the Public Warrants for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.
In the event Pubco determines to redeem the Public Warrants, holders of redeemable Warrants would be notified of such redemption as described in the Warrant Agreement. Specifically, in the event that the Company elects to redeem all of the redeemable warrants as described above, Pubco will fix a date for the redemption (“Warrant Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by Pubco not less than 30 days prior to the Warrant Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via Pubco’s posting of the redemption notice to DTC. The closing price for the Class A Ordinary Shares as of [RECORD DATE], 2023 was $[•] and has never exceeded the $18.00 threshold that would trigger the right to redeem the Public Warrants following the Closing.
Q:
How do I exercise my redemption rights?

A:
Pursuant to the Current Articles, a Public Shareholder may request that IWAC redeem all or a portion of its Public Shares if the Business Combination is consummated, subject to certain limitations, for cash equal to the pro rata portion of the funds available in the Trust Account including interest earned on the funds held in the Trust Account (net of taxes payable). Nonetheless, unless the NTA Proposal is approved, the consummation of the Business Combination is conditioned upon, among other things, the net tangible assets condition required in the Current Articles of having net tangible assets of no less than $5,000,001 immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all Public Shares properly demanded to be redeemed by holders of Public Shares. As of [RECORD DATE], 2023, based on funds in the Trust Account of approximately $[•] million as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of the Class A Ordinary Shares was approximately $[•] per share.
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(a)
hold Public Shares or hold Public Shares through IWAC Units and you elect to separate your IWAC Units into the underlying Public Shares and warrants prior to exercising your redemption rights with respect to the Public Shares; and

(b)
prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting), (i) submit a written request to Continental, IWAC’s transfer agent, that IWAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company.

Holders of IWAC Units must elect to separate the underlying Public Shares and Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their IWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the IWAC Units into the underlying Public Shares and Warrants or if a holder holds IWAC Units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board. If you delivered your shares for redemption to the Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed at the end of this section.
Any corrected or changed written demand of redemption rights must be received by IWAC’s Chief Executive Officer two business days prior to the vote taken on the Business Combination at the Extraordinary General Meeting. No demand for Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Extraordinary General Meeting.
Public Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates and other redemption forms should allow sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is IWAC’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, IWAC does not have any control over this process and it may take longer than two weeks. Public Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.
If a Public Shareholder properly demands redemption as described above, then, if the Business Combination is completed, IWAC will redeem the shares subject to the redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your redemption rights, then you will be exchanging your IWAC shares for cash and will no longer own these shares following the Business Combination.
If you are a Public Shareholder and you exercise your redemption rights, it will not result in either the exercise or loss of any Warrants. Your Warrants will continue to be outstanding following a Redemption of your Public Shares and will become exercisable in connection with the completion of the Business Combination. Holders of Private Warrants do not have redemption rights in connection with the Business Combination.
If you intend to seek redemption of your Public Shares, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent prior to the meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com
Q:
Will how I vote on the Business Combination proposal affect my ability to exercise redemption rights?

A:
No. If you have redemption rights, you may exercise your redemption rights irrespective of whether you vote your Ordinary Shares for or against the Business Combination Proposal or any other proposal described in this proxy statement/prospectus.

Q:
If I am a holder of IWAC Units, can I exercise redemption rights with respect to my IWAC Units?

A:
No. Holders of outstanding IWAC Units must elect to separate the IWAC Units into the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If you hold your IWAC Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the IWAC Units into the underlying Public Shares and Public Warrants, or if you hold IWAC Units registered in your own name, you must contact the Transfer Agent directly and instruct them to do so. If you fail to cause your Public Shares to be separated and delivered to the Transfer Agent by 5:00 p.m., Eastern Time, on [•], 2023, you will not be able to exercise your redemption rights with respect to your Public Shares.

Q:
What are the material U.S. federal income tax consequences to U.S. Holders that exercise their redemption rights?

A:
For a description of the material U.S. federal income tax consequences to U.S. Holders that exercise their redemption rights, see the description in the section entitled “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences to Redemption — Tax Consequences to U.S. Holders that Elect to Have Their Ordinary Shares Converted for Cash.”

Q:
Do I have appraisal or dissenters’ rights in connection with the proposed Business Combination?

A:
Shareholders of IWAC do not have appraisal or dissenters’ rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

Q:
What do I need to do now?

A:
IWAC urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as an IWAC shareholder. IWAC shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:
How do I vote?

A:
The Extraordinary General Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on [•], 2023. The Extraordinary General Meeting can be accessed by visiting https://www.cstproxy.com/[•], where you will be able to listen to the meeting live and vote during the meeting.

If you are a holder of record of Ordinary Shares on the Record Date, you may vote at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote, obtain a proxy from your broker, bank or nominee.
Any proxy may be revoked by the person giving it at any time before the polls close at the Extraordinary General Meeting. A proxy may be revoked by filing with IWAC’s Chief Executive Officer at the following address: Integrated Wellness Acquisition Corp, 148 N. Main Street, Florida, NY 10921 either (i) a written notice of revocation bearing a date later than the date of such proxy, (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Extraordinary General Meeting and voting.
Simply attending the Extraordinary General Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.
Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent.

As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal.
This is called a “broker non-vote.” Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the Proposals.
For the proposals in this proxy statement/prospectus, your broker will not have the discretionary authority to vote your shares. Accordingly, your bank, broker, or other nominee can vote your shares at the Extraordinary General Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide.
Q:
When and where will the Extraordinary General Meeting be held?

A:
The Extraordinary General Meeting will be held via live webcast at 10:00 am, Eastern Time, on [•], 2023, unless the Extraordinary General Meeting is adjourned. For the purposes of the Current Articles, the Extraordinary General Meeting may also be attended in person at IWAC’s office at 148 N. Main Street, Florida, New York 10921.

The Extraordinary General Meeting can be accessed by visiting https://www.cstproxy.com/[•], where you will be able to listen to the meeting live and vote during the Extraordinary General Meeting.
Q:
How do I register and attend the Extraordinary General Meeting?

A:
As a registered shareholder, you received a proxy card from Continental. The form contains instructions on how to attend the Extraordinary General Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact

Continental at the phone number or e-mail address below. Continental support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.
You can pre-register to attend the meeting starting [•], 2023 at 9:00 a.m., Eastern Time. Enter the URL address into your browser https://www.cstproxy.com/[•], enter your control number, name and email address. Once you pre-register, you can vote your shares. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.
Beneficial investors, who own their investments through a bank or broker, will need to contact Continental to receive a control number. If you plan to vote at the Extraordinary General Meeting, you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the Extraordinary General Meeting for processing your control number.
If you do not have internet capabilities, you can attend the Extraordinary General Meeting via a listen-only format by dialing 1 800-450-7155 (toll-free), or +1 857-999-9155 (standard rates apply) outside of the U.S. and Canada; when prompted enter the pin number [•]. This is listen-only, you will not be able to vote or enter questions during the meeting. For the purposes of the Current Articles, the Extraordinary General Meeting may also be attended in person at IWAC’s office at 148 N. Main Street, Florida, New York 10921.
Q:
Who is entitled to vote at the Extraordinary General Meeting?

A:
IWAC has fixed [RECORD DATE], 2023 as the Record Date. If you were a Public Shareholder at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting. However, a Public Shareholder may only vote his or her shares if he or she is present in person (which would include presence virtually at the Extraordinary General Meeting) or is represented by proxy at the Extraordinary General Meeting.

Q:
How many votes do I have?

A:
Public Shareholders are entitled to one vote at the Extraordinary General Meeting for each Class A Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date, there were 8,266,272 Ordinary Shares outstanding (including 2,875,000 Class B Ordinary Shares).

Q:
What constitutes a quorum?

A:
The holders of a majority of the issued and outstanding Ordinary Shares of IWAC being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence virtually at the Extraordinary General Meeting) shall constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the Extraordinary General Meeting in accordance with the terms of the Current Articles.

As of the Record Date for the Extraordinary General Meeting, 4,133,137 Ordinary Shares would be required to achieve a quorum.
Q:
What vote is required to approve each proposal at the Extraordinary General Meeting?

A:
The following votes are required for each proposal at the Extraordinary General Meeting:

•
NTA Proposal:   The NTA Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

•
Domestication Proposal:   The Domestication Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

•
Business Combination Proposal:   The Business Combination Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
Charter Proposal:   The Charter Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

•
Organizational Documents Proposals:   The Organizational Documents Proposals, each of which is a non-binding advisory vote, must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
NYSE Proposal:   The NYSE Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
Director Election Proposal:   The election of the director nominees pursuant to the Director Election Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
Adjournment Proposal:   The Adjournment Proposal, if presented, must be approved by ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

Q:
What are the recommendations of the Board?

A:
The IWAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of IWAC and recommends that IWAC’s shareholders vote “FOR” the NTA Proposal, “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Director Election Proposal, and, if presented at the Extraordinary General Meeting, “FOR” the Adjournment Proposal.

The existence of financial and personal interests of IWAC’s directors, officers and advisors may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. These conflicts of interest include, among other things, that if IWAC does not consummate an initial business combination by December 13, 2023 (unless such date is extended by the IWAC shareholders), IWAC may be forced to liquidate and the 2,875,000 Founder Shares and 6,850,000 Private Warrants owned by IWAC’s Insiders would be worthless. See the sections entitled “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors and Others in the Business Combination” and “Beneficial Ownership of Securities” for more information.
Q:
How do IWAC’s Insiders intend to vote their shares?

A:
All of IWAC’s Insiders have previously agreed to vote all of their Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Additionally, Insiders and their affiliates, who collectively own approximately 34.8% of IWAC’s issued and outstanding Ordinary Shares, have agreed to vote all of their Ordinary Shares in favor of the Business Combination.

Q:
May IWAC’s Initial Shareholders, Refreshing or their respective affiliates purchase Public Shares or Warrants prior to the Extraordinary General Meeting?

A:
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding IWAC or IWAC’s securities, IWAC’s Initial Shareholders, Refreshing and/or their respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Ordinary Shares or vote their shares in favor of the Business Combination Proposal, or to withdraw any request for redemption. In such transactions, the purchase price for the Ordinary Shares will not exceed the Redemption Price. In addition, the persons described above will waive redemption rights, if any, with respect to the Ordinary Shares they acquire in such transactions. However, any Ordinary Shares acquired by the persons described above would not vote on the Business Combination Proposal.
The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
Entering into any such incentive arrangements may have a depressive effect on the Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting.
As of the date of this proxy statement/prospectus, no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, IWAC will file a Current Report on Form 8-K prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of Ordinary Shares for which IWAC has received redemption requests.
Q:
What happens if I sell my Ordinary Shares before the Extraordinary General Meeting?

A:
The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Ordinary Shares after the applicable record date, but before the Extraordinary General Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Extraordinary General Meeting with respect to such shares, but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. Shareholders may send a later-dated, signed proxy card to IWAC’s Chief Executive Officer at the address set forth below so that it is received by IWAC’s Chief Executive Officer not less than 48 hours prior to the vote at the Extraordinary General Meeting (which is scheduled to take place on [•], 2023) or attend the Extraordinary General Meeting in person (which would include presence virtually at the Extraordinary General Meeting) and vote. Shareholders also may revoke their proxy by sending a notice of revocation to IWAC’s Chief Executive Officer, which must be received by the Chief Executive Officer not less than 48 hours prior to the vote at the Extraordinary General Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:
What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A:
If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is approved by IWAC’s shareholders and consummated, you will become a stockholder and/or warrant holder of Pubco. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you will remain a shareholder and/or warrant holder of IWAC. However, if you fail to take any action with respect to the Extraordinary General Meeting, you will nonetheless be able to elect to redeem your Public Shares in connection with the Business Combination, provided you follow the instructions in this proxy statement/prospectus for redeeming your shares.

Q:
What should I do with my share certificates, warrant certificates and/or unit certificates?

A:
Pursuant to the Current Articles, a Public Shareholder may request that IWAC redeem all or a portion of such Public Shareholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)
hold Public Shares or hold Public Shares through IWAC Units and you elect to separate your IWAC Units into the underlying Public Shares and warrants prior to exercising your redemption rights with respect to the Public Shares; and

(b)
prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting):

(i)
submit a written request to the Transfer Agent that the Company redeem your Public Shares for cash; and

(ii)
deliver your share certificates (if any) and other redemption forms to the Transfer Agent, physically or electronically through DTC.

As noted above, holders of IWAC Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. Holders may instruct their broker to do so, or if a holder holds IWAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Shareholders may elect to redeem all or a portion of such Public Shareholder’s Public Shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the Transfer Agent, IWAC will redeem each Public Share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds (net of required tax payments), divided by the number of then-outstanding Public Shares, divided by the number of then outstanding Public Shares.
If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board. The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. IWAC will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Extraordinary General Meeting of the Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.
Warrant holders should not submit certificates, if any, relating to their Warrants. Public shareholders who do not elect to have their Public Shares redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their Public Shares.
Upon effectiveness of the Business Combination, holders of Ordinary Shares (shares of IWAC Common Stock after the Domestication) and Warrants will receive shares of Pubco Common Stock and warrants to receive Pubco Common Stock without needing to take any action and accordingly such holders should not submit the certificates, if any, relating to their Ordinary Shares or Warrants. IWAC’s securities will not trade following the Business Combination.
Q:
What should I do if I receive more than one set of voting materials?

A:
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Ordinary Shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

[•]
You also may obtain additional information about IWAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent at the address below prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting). If you have questions regarding the certification of your position or delivery of your share certificates (if any) and other redemption forms, please contact:
Attention: SPAC Redemption Team
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary General Meeting, whether or not you plan to attend such meeting, including the Business Combination Proposal, you should read this entire document carefully, including the Merger Agreement, attached as Annex A to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Merger Agreement is also described in detail in this proxy statement/prospectus in the section entitled “The Merger Agreement.” This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”
Parties to the Business Combination
IWAC
IWAC is a blank check company incorporated as a Cayman Islands exempted company on July 7, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
IWAC Units, Class A Ordinary Shares and warrants are currently listed on NYSE under the symbols “WELU,” “WEL,” “WELWS,” respectively. IWAC Units, each consisting of one Class A Ordinary Share and one half of one Warrant (each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share), will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer exist as a separate security. IWAC Units, Class A Ordinary Shares and warrants will not be listed following the Closing.
IWAC’s principal executive offices are located at 148 N. Main Street, Florida, NY 10921 and its phone number is (845) 651-5039.
Refreshing
Refreshing is an US national independent automated / unattended retailer. Obtaining a National Brand and reach to numerous clients across the country, Refreshing has grown to address scale in accounts that span across several states. Refreshing has built a team and company culture which concentrates on customer needs. With an infrastructure of regional accounts, Refreshing maintains relationships and increases geographically without sacrificing relationships.
Refreshing’s principal executive offices are located at 2732 Grand Avenue, Unit 122, Everett WA 98201 and its phone number is (800) 655-VEND.
For more information about Refreshing, see the sections entitled “Information About Refreshing”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Refreshing” and the financial statements of Refreshing included herein.
Pubco
IWAC Holdings Inc. (or Pubco) was formed as a corporation under the laws of the State of Delaware on January 19, 2023. Pubco was formed for the purpose of effectuating the Business Combination described herein and it has not conducted any activities other than those incidental to its formation and the transactions contemplated by the Merger Agreement. As a result of the Business Combination, IWAC and Refreshing will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company and will change its name to “Refreshing USA, Inc.”
Pubco will apply for listing, to be effective upon the Closing, of the shares of Pubco Common Stock and Pubco Warrants on the NYSE under the proposed symbols “RUSA” and “RUSAWS”, respectively. Pubco will not have units traded following the consummation of the Business Combination.
Pubco’s principal executive offices are located at 148 N. Main Street, Florida, NY 10921 and its phone number is (845) 651-5039.

Purchaser Merger Sub
IWAC Purchaser Merger Sub Inc. (or Purchaser Merger Sub) was formed as a corporation under the laws of the State of Delaware on January 19, 2023 and is currently a wholly-owned subsidiary of Pubco. Purchaser Merger Sub was formed for the purpose of effectuating the Purchaser Merger described herein and it has not conducted any activities other than those incidental to its formation and the transactions contemplated by the Merger Agreement. Purchaser Merger Sub will not be the surviving entity in the Purchaser Merger, as contemplated by the Merger Agreement and described herein.
Purchaser Merger Sub’s principal executive offices are located at 148 N. Main Street, Florida, NY 10921 and its phone number is (845) 651-5039.
Company Merger Sub
Refreshing USA Merger Sub LLC (or Company Merger Sub) was formed as a corporation under the laws of the State of Washington on January 26, 2023 and is currently a wholly-owned subsidiary of Pubco. Company Merger Sub was formed for the purpose of effectuating the Company Merger described herein and it has not conducted any activities other than those incidental to its formation and the transactions contemplated by the Merger Agreement. Company Merger Sub will not be the surviving entity in the Company Merger, as contemplated by the Merger Agreement and described herein.
Company Merger Sub’s principal executive offices are located at 148 N. Main Street, Florida, NY 10921 and its phone number is (845) 651-5039.
Purchaser Representative
IWH Sponsor LP will act in the capacity as the purchaser representative under the Merger Agreement, from and after the Effective Time, representing the interests of holders of IWAC Securities after the Closing (other than Sellers immediately prior to the Effective Time and their respective successors and assigns). The Purchaser Representative will represent the interests of Pubco’s shareholders (other than the Sellers) after the Closing with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration and indemnification. As noted below in “Interests of IWAC’s Insiders, Officers and Directors in the Business Combination” and elsewhere in this proxy statement/prospectus, IWAC’s Insiders, directors and officers have interests in the Business Combination that are different from, or in addition to, those of IWAC’s other shareholders generally. Although a conflict of interest may have arisen in determining whether Refreshing was appropriate for IWAC’s initial business combination, the Sponsor will have the same interests as the public stockholders of the Combined Company following the Closing, and IWAC does not believe that there are any material risks or conflicts associated with the Sponsor serving as Purchaser Representative.
Seller Representative
Ryan Wear, Refreshing’s co-founder, Chief Executive Officer and managing member, will act in the capacity as the representative from and after the Effective Time for the Sellers and their assignees. The Seller Representative will represent the interests of the Sellers with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration and indemnification.
Proposals to be Submitted at the Extraordinary General Meeting
Proposal 1: The NTA Proposal
As discussed elsewhere in this proxy statement/prospectus, assuming the Business Combination Proposal is approved, IWAC is asking its shareholders to approve the NTA Proposal, which shall be effective, if adopted and implemented by IWAC, prior to the Domestication and the consummation of the proposed Business Combination, to remove the limitation on share redemptions that would cause IWAC to be unable to consummate the Business Combination if stockholder redemptions would cause IWAC net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001.

After consideration of the factors identified and discussed in the section entitled “Proposal 1: The NTA Proposal — Reasons for the NTA Proposal,” the IWAC Board has decided that it would be in the best interests of IWAC to effect adopt the amendments to the Current Articles set forth in the NTA Proposal.
The NTA Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Business Combination Proposal is not approved, the NTA Proposal will have no effect, even if approved by IWAC’s shareholders. The NTA Proposal is to be submitted for consideration and approval by the IWAC shareholders by special resolution.
For additional information, see the section of this proxy statement/prospectus entitled “Proposal 1: The NTA Proposal.”
Proposal 2: The Domestication Proposal
IWAC and Refreshing and the other parties thereto have agreed to the Business Combination under the terms of the Merger Agreement. If the Business Combination Proposal (described below) is approved and the Merger is to be consummated, prior and as a condition to the Closing, IWAC will (a) be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware (which is referred to herein as the “Domestication”); (b) in connection therewith to adopt, upon the Domestication taking effect, the Interim Charter, in the form appended to the accompanying proxy statement/prospectus as Annex B, in place of IWAC’s Current Articles currently registered with the Registrar of Companies of the Cayman Islands and which will remove or amend those provisions of IWAC’s Current Articles that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file a Certificate of Corporate Domestication and the Interim Charter with the Secretary of State of Delaware, under which IWAC will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, the IWAC Board intends to adopt IWAC Bylaws in the form appended as Annex C to this proxy statement/prospectus. Upon effectiveness of the Domestication, all of IWAC’s outstanding securities will convert to outstanding securities of the continuing Delaware corporation.
After consideration of the factors identified and discussed in the section entitled “Proposal 2: The Domestication Proposal — Reasons for the Domestication,” the IWAC Board has decided that it would be in the best interests of IWAC to effect the Domestication in connection with the Business Combination.
The Domestication Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by IWAC’s shareholders. The Domestication Proposal is to be submitted for consideration and approval by the IWAC shareholders by special resolution.
For additional information, see the section of this proxy statement/prospectus entitled “Proposal 2: The Domestication Proposal.”
Proposal 3: The Business Combination Proposal
This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A, and the Related Agreements. IWAC’s shareholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination.
Merger Agreement
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Effective Time, IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into IWAC, with IWAC continuing as the surviving entity (the “Purchaser Merger”), in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each issued and outstanding IWAC Public Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of IWAC

Class A Common Stock and one-half of one IWAC Public Warrant, (b) each share of IWAC Common Stock shall automatically convert into one share shares of Pubco Common Stock and each share of IWAC Preferred Stock shall automatically convert into one share shares of Pubco Common Stock; and (b) each IWAC Public Warrant shall automatically convert into a Pubco Warrant and each IWAC Private Warrant shall automatically convert into a Pubco Warrant, on substantially the same terms and conditions as set forth in the IWAC Public Warrant and the IWAC Private Warrant, respectively; and (iii) Company Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration (as defined below). Each outstanding Refreshing convertible security that is not a Refeshing Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated. As a result of the Mergers, IWAC and Refreshing will become wholly-owned subsidiaries of Pubco. At the Closing, Pubco will change its name to “Refreshing USA, Inc.”
The aggregate merger consideration to be paid pursuant to the Merger Agreement to Sellers will be an amount equal to $160,000,000, subject to adjustments for Refreshing’s closing debt and accrued but unpaid expenses of Refreshing related to the transactions contemplated by the Merger Agreement. The Merger Consideration payable to the Sellers will be allocated among the Sellers pro rata based on the number of common membership interests of Refreshing owned by such Refreshing Holder immediately prior to the Effective Time.
Earnout
Pursuant to the Merger Agreement, the IWAC shareholders that receive Pubco Common Stock at the Closing (the “Earnout Holders”) will have the contingent right to receive additional shares of Pubco Common Stock as follows:
•
1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $20.0 million (the “2023 Target”) during the 2023 calendar year;

•
1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $30.0 million (the “2024 Target”) during the 2024 calendar year; and

•
1,000,000 additional shares of Pubco Common Stock in the event that the VWAP of the Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing (the “VWAP Target”).

The additional shares of Pubco Common Stock will be issued following the satisfaction of the applicable targets.
Related Agreements
Lock-Up Agreement
Simultaneously with the execution and delivery of the Merger Agreement, certain members of Refreshing holding greater than 10% of the outstanding Refreshing Units each entered into a Lock-Up Agreement with Pubco and the Purchaser Representative (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each Refreshing member party thereto agreed not to: (A) with respect to Merger Consideration recevied other than the Earnout Shares, during the period commencing from the Closing and ending on the earlier of (x) one hundred eighty (180) days after the date of the Closing, and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party and (B) with respect to the Earnout Shares, during the period commencing from the date the Earnout Shares are issued to the Holder and ending one hundred eighty (180) days after such date: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).
Currently, a total of 18,875,000 shares will be Lock-up Shares after the consummation of the Business Combination.
Voting Agreement
Simultaneously with the execution and delivery of the Merger Agreement, IWAC and Refreshing have entered into Voting Agreements (collectively, the “Voting Agreements”) with certain Sellers required to approve the Transaction. Under the Voting Agreements, each Refreshing member party thereto agreed to vote all of such members’ Refreshing Units in favor of the Merger Agreement and the related transactions. The Refreshing members also agree to take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such Refreshing member’s ability to perform its obligations under the Voting Agreement. Each such Refreshing member also provided a proxy to IWAC to vote its Refreshing Units in accordance with the foregoing. The Voting Agreements prevent transfers of the Refreshing interests held by such Refreshing members party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.
Registration Rights Agreement Amendment
At the Closing, IWAC, Pubco and the Sponsor, shall enter into a First Amendment to IWAC’s Registration Rights Agreement, dated December 8, 2021, with the Sponsor (the “Registration Rights Agreement”), pursuant to which, among other things, Pubco will be added as a party to the Registration Rights Agreement and the defined term Registrable Securities therein will be amended to include the shares of common stock and warrants of Pubco issued by Pubco to the Sponsor under the Merger Agreement.
Non-Competition Agreement
Simultaneously with the execution and delivery of the Merger Agreement, Ryan Wear, a co-founder of Refreshing, and certain other executive officers of Refreshing (each a “Refreshing Executive”), will each enter into a Non-Competition and Non-Solicitation Agreement in substantially the form attached to the Merger Agreement (each, a “Non-Competition Agreement”) in favor of Pubco, Refreshing and their respective present and future affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Ryan Wear and Jeremy Briggs shall also have non-competition and non-solicitation obligations under their respective employment agreements to be effective as of the consummation of the Merger, as mentioned under “Executive Compensation of Refreshing.” Under each Non-Competition Agreement, for a period of two (2) years after the Closing (such period, the “Restricted Period”), the Refreshing Executive party thereto has agreed that he will not and will not permit his or her affiliates to, without Pubco’s prior written consent, directly or indirectly engage in the business of providing vending machines, coffee and water services to education, healthcare, business and industry, and sports, leisure and corrections clients. Under each Non-Competition Agreement, the Refreshing Executive party thereto and his affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers, and (iii) vendors, suppliers, distributors, agents or other service providers. Each Refreshing Executive will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.
Escrow Agreement
At or prior to the Closing, Pubco, the Seller Representative, the Purchaser Representative and Continental Stock Transfer & Trust Company or such other escrow agent mutually acceptable to IWAC and Refreshing (the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”) pursuant to which, 15% of the Merger Consideration shall be held, along with any other dividends, distributions or other income on such Escrow Shares (other than regular ordinary dividends), in a segregated escrow account to cover any negative post-Closing Merger Consideration adjustment and any indemnification claims made against the Sellers under the Merger Agreement.

Letter of Transmittal
At the Closing, each Seller will provide Pubco and with a completed and duly executed Letter of Transmittal, in a form to be mutually agreed (each, a “Letter of Transmittal”), with respect to their Refreshing Units. In the Letter of Transmittal, each such holder makes customary representations and warranties, acknowledges its obligations with respect to the indemnification obligations and escrow provisions under the Merger Agreement, appoints the Seller Representative to act on its behalf in accordance with the terms of the Merger Agreement, provides a general release to Refreshing and its affiliates and certain related persons with respect to claims relating to the holder’s capacity as a holder of Refreshing Units, and agrees to be bound by confidentiality obligations to Refreshing for two years after the Closing.
Organizational Structure
The diagram below depicts a simplified version of the current organizational structures of Refreshing.
Additional Information
For additional information, including information about certain material U.S. Federal Income Tax Consequences to U.S. Holders of Public Shares and other agreements relating to the Business Combination, see the section of this proxy statement/prospectus entitled “Proposal 3: The Business Combination Proposal.”
Proposal 4: The Charter Proposal
In connection with the Business Combination, IWAC is asking its shareholders to approve a proposal for Pubco to adopt the Proposed Charter, to be effective upon the consummation of the Business Combination. The Proposed Charter (i) includes supermajority voting standards in connection with the removal of directors for cause, amendment of the number of directors and term of directors’ office provisions of the Proposed Charter, and stockholder amendments to the Proposed Bylaws; (ii) provides that stockholder special meetings may be called by the Pubco Board; (iii) does not include certain blank check provisions that will not be necessary upon consummation of the Business Combination; and (iv) changes Pubco’s name to “Refreshing USA, Inc.” following the Closing.
The Charter Proposal is set forth in the section entitled “Proposal 4: The Charter Proposal” of this proxy statement/prospectus.
The Proposed Charter differs in material respects from the Interim Charter and the Current Articles, and IWAC urges shareholders to carefully consult the information set out in the section entitled “Proposal 4: The Charter Proposal” and the full text of the Proposed Charter, attached hereto as Annex D.

The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, the Charter Proposal will have no effect, even if approved by IWAC’s shareholders. The Charter Proposal is not conditioned on the separate approval of the Organizational Documents Proposals. The Charter Proposal is to be submitted for consideration and approval by the IWAC shareholders by special resolution.
For additional information, see the section of this proxy statement/prospectus entitled “Proposal 3: The Charter Proposal.”
Proposals 5 – 9: The Organizational Documents Proposals
IWAC’s shareholders are also being asked to approve, on a non-binding advisory basis, the Organizational Documents Proposals, which relate to certain corporate governance provisions in the Proposed Charter that will be adopted when the Proposed Charter is adopted, if the Charter Proposal is approved. These separate votes are not otherwise required by Cayman Islands or Delaware law, but are required by SEC guidance requiring that shareholders have the opportunity to present their views on important corporate governance provisions. The Business Combination is not conditioned on the separate approval of the Organizational Documents Proposals.
The Organizational Documents Proposals relate to the Proposed Charter which: (i) includes supermajority voting standards in connection with the removal of directors for cause, amendment of the number of directors and term of directors’ office provisions of the Proposed Charter, and stockholder amendments to the Proposed Bylaws; (ii) provides that stockholder special meetings may only be called by the Pubco Board); (iii) does not include certain blank check provisions that will not be necessary upon consummation of the Business Combination; (iv) changes Pubco’s name to “Refreshing USA, Inc.” following the Closing. Each Organizational Documents Proposal is to be submitted for consideration and approval by the IWAC shareholders by ordinary resolution.
For additional information, see the sections of this proxy statement/prospectus entitled “Proposals 5 – 10: The Organizational Documents Proposals.”
Proposal 10: The NYSE Proposal
Assuming the Domestication Proposal, the Business Combination Proposal and the Charter Proposal are approved, IWAC’s shareholders are also being asked to consider and vote on a proposal to approve by ordinary resolution for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of shares of Pubco Common Stock in connection with the Business Combination. The NYSE Proposal is to be submitted for consideration and approval by the IWAC shareholders by ordinary resolution.
For additional information, see the section of this proxy statement/prospectus entitled “Proposal 10: The NYSE Proposal.”
Proposal 11: The Director Election Proposal
Effective upon Closing, Pubco’s Board will consist of seven (7) directors, including two (2) directors designated by IWAC prior to the Closing, who will qualify as independent under NYSE requirements, and five (5) directors designated by Refreshing prior to the Closing, at least two (2) of whom will qualify as independent directors under NYSE rules, to serve on the Pubco Board until the 2024 annual meeting of stockholders, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal for cause. IWAC is proposing that its shareholders approve the election of the seven (7) director nominees to serve on the Pubco Board following the Closing of the Business Combination. The Director Election Proposal is being submitted for consideration and approval by the IWAC Shareholders by ordinary resolution.
For additional information, see the section of this proxy statement/prospectus entitled “Proposal 11: The Director Election Proposal.”

Proposal 12: The Adjournment Proposal
The Adjournment Proposal allows the IWAC Board to submit a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the IWAC Board. If the Adjournment Proposal is presented to the Public Shareholders, it will be submitted to consideration and approval by ordinary resolution.
For additional information, see the section of this proxy statement/prospectus entitled “Proposal 12: The Adjournment Proposal.”
Date and Time and Place of Extraordinary General Meeting
The Extraordinary General Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on [•], 2023, at https://www.cstproxy.com/[•], to consider and vote upon the proposals to be submitted to the Extraordinary General Meeting, including if necessary or desirable, the Adjournment Proposal. For the purposes of the Current Articles, the Extraordinary General Meeting may also be attended in person at IWAC’s office at 148 N. Main Street, Florida, New York 10921.
The Extraordinary General Meeting can be accessed by visiting https://www.cstproxy.com/[•], where you will be able to listen to the meeting live and vote during the meeting. Please have your control number, which can be found on your proxy card, to join the Extraordinary General Meeting. If you do not have a control number, please contact the Continental, the transfer agent.
Registering for the Extraordinary General Meeting
As a registered shareholder, you received a Proxy Card from Continental. The form contains instructions on how to attend the Extraordinary General Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at the phone number or e-mail address below. Continental support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.
You can pre-register to attend the Extraordinary General Meeting starting on [•], 2023 at 9:00 a.m., Eastern Time. Enter the URL address into your browser https://www.cstproxy.com/[•], enter your control number, name and email address. Once you pre-register you can vote your shares. At the start of the Extraordinary General Meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.
Beneficial investors, who own their investments through a bank or broker, will need to contact Continental to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. Either way, you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the Extraordinary General Meeting for processing your control number.
If you do not have internet capabilities, you can listen only to the Extraordinary General Meeting by dialing [•], within the U.S. or Canada, or [•], outside the U.S. and Canada (standard rates apply); when prompted, enter the pin number [•]. This is listen-only, you will not be able to vote or enter questions during the Extraordinary General Meeting. If you attend the Extraordinary General Meeting in person, you will be able to communicate with other shareholders and vote at the Extraordinary General Meeting. For the purposes of the Current Articles, the Extraordinary General Meeting may also be attended in person at IWAC’s office at 148 N. Main Street, Florida, New York 10921.
Voting Power; Record Date
Public Shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned Ordinary Shares at the close of business on [RECORD DATE], 2023, which is the record date for the Extraordinary General Meeting (the “Record Date”). Public Shareholders will have one vote for each Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. IWAC’s Warrants do not have voting rights. On the Record Date, there were 8,266,272 Ordinary Shares issued and outstanding, of which 2,875,000 were held by Insiders.
Quorum and Vote of Shareholders
A quorum of IWAC’s shareholders is necessary to hold a valid meeting. The holders of a majority of the issued and outstanding Ordinary Shares, being individuals present in person or by proxy, or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence virtually at the Extraordinary General Meeting), shall constitute a quorum. In the absence of a quorum, the Chairperson of the Extraordinary General Meeting has the power to adjourn the Extraordinary General Meeting. As of the Record Date for the Extraordinary General Meeting, 4,133,137 Ordinary Shares would be required to achieve a quorum.
The Insiders at the time of the IPO entered into the Insider Letter Agreement, pursuant to which the Insiders agreed to vote their Founder Shares, as well as any Public Shares purchased during or after the IPO, in favor of any proposals recommended by the IWAC Board of Directors in connection with the Business Combination, and also agreed not to redeem any such shares in connection with the Extraordinary General Meeting. As of the Record Date, the Insiders own approximately 34.8% of IWAC’s total outstanding Ordinary Shares as a result of redemptions in connection with the Extension Meeting.
The following votes are required for each proposal at the Extraordinary General Meeting:
•
NTA Proposal:   The NTA Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

•
Domestication Proposal:   The Domestication Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

•
Business Combination Proposal:   The Business Combination Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
Charter Proposal:   The Charter Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

•
Organizational Documents Proposals:   The Organizational Documents Proposals, each of which is a non-binding advisory vote, must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
NYSE Proposal:   The NYSE Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
Director Election Proposal:   The election of the director nominees pursuant to the Director Election Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

•
Adjournment Proposal:   The Adjournment Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

With respect to each proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Extraordinary General Meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting.

Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the proposals.
Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, each of the Business Combination Proposal, the Organizational Documents Proposals, the NYSE Proposal, the Director Election Proposal and the Adjournment Proposal can be approved at the Extraordinary General Meeting assuming that a quorum is achieved.
Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, each of the NTA Proposal the Domestication Proposal and the Charter Proposal can be approved at the Extraordinary General Meeting assuming a quorum is achieved.
Redemption Rights
Pursuant to the Current Articles, a Public Shareholder may request that IWAC redeem all or a portion of such Public Shareholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(a)
hold Public Shares or hold Public Shares through IWAC Units and you elect to separate your IWAC Units into the underlying Public Shares and warrants prior to exercising your redemption rights with respect to the Public Shares; and

(b)
prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting), (i) submit a written request to Continental, IWAC’s transfer agent (the “Transfer Agent”), that IWAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

As noted above, holders of IWAC Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their IWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the IWAC Units into the underlying Public Shares and Public Warrants, or if a holder holds IWAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so.
Public Shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the Transfer Agent, IWAC will redeem each such Public Share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. As of [RECORD DATE], 2023, this would have amounted to approximately $[•] per Public Share.
If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board. The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. IWAC will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Extraordinary General Meeting of the Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.
Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares unless the IWAC Board consents. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then, in the absence of the IWAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.
In order for Public Shareholders to exercise their redemption rights in respect of the Business Combination Proposal, Public Shareholders must properly exercise their right to redeem the Public Shares they hold and deliver their share certificates (if any) and other redemption forms (either physically or electronically) to the transfer agent prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting). Immediately following the consummation of the Business Combination, IWAC will satisfy the exercise of redemption rights by redeeming the Public Shares issued to the Public Shareholders that validly exercised their redemption rights.
Holders of IWAC’s Warrants will not have redemption rights with respect to any of Warrants (including any Class A Ordinary Shares underlying Warrants).
Additionally, pursuant to the Insider Letter Agreement, the Insiders agreed to waive their rights to redeem their Founder Shares or any Public Shares purchased during or after the IPO in connection with the Extraordinary General Meeting.
Appraisal or Dissenters’ Rights
Shareholders of IWAC do not have appraisal or dissenters’ rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. IWAC has engaged Morrow Sodali to assist in the solicitation of proxies.
If a shareholder grants a proxy, it may still vote its shares in person (which would include presence virtually at the Extraordinary General Meeting) if it revokes its proxy before the Extraordinary General Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting — Revoking Your Proxy.”
Interests of IWAC’s Insiders, Officers and Directors in the Business Combination
In considering the recommendation of the IWAC Board to vote in favor of the Business Combination, Public Shareholders should be aware that, aside from their interests as shareholders, IWAC’s Insiders, directors and officers have interests in the Business Combination that are different from, or in addition to, those of IWAC’s other shareholders generally. IWAC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to IWAC’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
the fact that the Sponsor purchased 2,875,000 Founder Shares from IWAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the Class A Ordinary Shares on August 10, 2023, which was $10.85, would have an aggregate value of approximately $31.19 million as of the same date. If IWAC does not consummate the Business Combination or another initial business combination by December 13, 2023 (unless such date is further extended by the IWAC shareholders), and IWAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.009 per share that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of Pubco after the Closing falls below the price initially paid for the IWAC Units in the IPO and the IWAC Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

•
the fact that the 6,850,000 Private Warrants purchased by the Sponsor for $1.00 per Private Warrant, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 6,850,000 Private Warrants held by the Sponsor is estimated to be approximately $4.66 million, assuming the per warrant value of the Private Warrants is the same as the $0.68 closing price of the Public Warrants on the NYSE on August 8, 2023);

•
the fact that IWAC’s Insiders have waived their right to redeem their Founder Shares and any other Ordinary Shares held by them, or to receive distributions from the Trust Account with respect to the Founder Shares upon IWAC’s liquidation if IWAC is unable to consummate its initial business combination;

•
the fact that the Sponsor, an affiliate of the Sponsor, or certain of IWAC’s officers and directors or their affiliates may, but are not obligated to, loan IWAC funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If IWAC completes a business combination, IWAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to the post-closing company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, IWAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of March 31, 2023, Working Capital Loans in an aggregate of $81,000 were outstanding.

•
the fact that the Sponsor has deposited an aggregate of $1.15 million (representing $0.10 per Public Share) into the Trust Account, and in connection therewith, on March 13, 2023, IWAC issued a promissory note in the principal amount of $1.15 million to the Sponsor. The deposit enabled IWAC to extend the date by which IWAC has to complete its initial business combination from March 13, 2023 to June 13, 2023 (the “First Extension”). The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which IWAC’s initial business combination is consummated and (ii) the liquidation of IWAC on or before June 13, 2023 or such later date as may be approved by IWAC’s shareholders. The First Extension was the first of two three-month automatic extensions permitted under IWAC’s governing documents and provides IWAC with additional time to complete its initial business combination with Refreshing.

•
the fact that the Sponsor will deposit $160,000 per month into the Trust Account, which equates to approximately $0.03 per remaining Public Share, for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000 (as of August 10, 2023, the Sponsor has deposited an aggregate of $320,000 into the Trust Account), and in connection therewith, on June 7, 2023, IWAC issued a promissory note in the principal amount of up to $960,000 to the Sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into IWAC’s Trust Account for the benefit of each outstanding Public Share that was not redeemed in connection with the extension of IWAC’s termination date from June 13, 2023 to December 13, 2023 (the “Charter Extension”). The note bears no interest and is due and repayable in full upon the earlier of (a) the date of the consummation of IWAC’s initial business combination, and (b) the date of the liquidation of IWAC. This Charter Extension provides IWAC with additional time to complete its initial business combination with Refreshing.

•
the fact that IWAC has agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to IWAC. Upon completion of the initial Business Combination or IWAC’s liquidation, IWAC will cease paying these monthly fees. To date, the Sponsor has waived any payments under this agreement.

•
the fact that unless IWAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of March 31, 2023 and August 1, 2023, approximately $22,000 and $224,000 of such expenses were incurred;
•
the anticipated election of Gael Forterre and Antonio Varano as directors of Pubco after the consummation of the Business Combination. As such, in the future, such individuals will receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to such individuals in their capacity as an officer or director of Pubco;

•
the fact that the Sponsor and IWAC’s officers and directors may benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that the Sponsor can earn a positive rate of return on their investment, even if other IWAC stockholders experience a negative rate of return in the post-business combination company;

•
the continued indemnification of IWAC’s directors and officers and the continuation of IWAC’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”).

The members of the IWAC Board were aware of and considered these interests, among other matters, when they approved the Business Combination Agreement and recommended that IWAC stockholders approve the proposals required to effect the Business Combination. The IWAC Board determined that the overall benefits expected to be received by IWAC and its stockholders in the Business Combination outweighed any potential risk created by the conflicts stemming from these interests. In addition, the IWAC Board determined that (i) most of these disparate interests would exist with respect to a business combination by IWAC with any other target business or businesses and (ii) these interests could be adequately disclosed to stockholders in this proxy statement/prospectus, and that stockholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein.
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding IWAC or IWAC’s securities, IWAC’s Insiders or Initial Shareholders, and Refreshing and/or their respective affiliates may purchase Ordinary Shares and/or Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Ordinary Shares or vote their shares in favor of the Business Combination Proposal, or to withdraw any request for redemption. In such transactions, the purchase price for the Ordinary Shares will not exceed the Redemption Price. In addition, the persons described above will waive redemption rights, if any, with respect to the Ordinary Shares they acquire in such transactions. However, any Ordinary Shares acquired by the persons described above would not vote on the Business Combination Proposal.
The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
Entering into any such incentive arrangements may have a depressive effect on the Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting.
As of the date of this proxy statement/prospectus, no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, IWAC will file a Current Report on Form 8-K prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of Ordinary Shares for which IWAC has received redemption requests.

The existence of financial and personal interests of IWAC’s directors, officers and advisors may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Risk Factors”, “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors and Others in the Business Combination and “Beneficial Ownership of Securities” and “Proposal 3: The Business Combination Proposal — Recommendation of the IWAC Board and Reasons for the Business Combination” for more information and other risks.
Certain Other Benefits in the Business Combination
In addition to the interests of the IWAC Insiders in the Business Combination, IWAC shareholders should be aware that the IPO Underwriters and other IWAC financial advisors may have financial interests that are different from, or in addition to, the interests of IWAC shareholders, including the fact that:
•
pursuant to the Underwriting Agreement and the BTIG Letter Agreement, upon consummation of the Business Combination, deferred underwriting fees equal to $4,025,000 less $1,006,250 together with a $500,000 capital advisory fee will be payable to BTIG. The BTIG Transaction Fee will be payable as follows:

•
if the funds in the Trust Account as of Closing are less than or equal to $15 million, IWAC may elect to pay up to 100% of the fee in shares;

•
if the funds in the Trust Account as of Closing are greater than $15 million but less than or equal to $20 million, IWAC may elect to pay up to 75% of the fee in shares;

•
if the funds in the Trust Account as of Closing are greater than $20 million but less than or equal to $25 million, IWAC may elect to pay up to 50% of the fee in shares; and

•
if the funds in the Trust Account as of Closing are greater than $25 million but less than or equal to $30 million, IWAC may elect to pay up to 25% of the fee in shares.

•
pursuant to the AGP Letter Agreement, upon consummation of the Business Combination, a transaction Fee equal to $4,800,000 will be payable to AGP. The AGP Transaction Fee will be payable as follows:

•
if the funds in the Trust Account as of Closing are less than or equal to $5 million: (i) 50% of the fee shall be payable by delivery of a note in the principal amount of $2,341,463.41 (with a 12 month term and an interest rate of 5.0%); and (ii) 50% of the fee shall be payable by the issuance of shares (as defined below) valued at $2.4 million;

•
if the funds in the Trust Account as of Closing are greater than $5 million but less than or equal to $10 million: (i) 25% of the fee ($1.2 million) shall be payable in cash; (ii) 25% of the fee shall be payable by delivery of a note in the principal amount of $1,170,731.71 (with a 12 month term and an interest rate of 5.0%); and (iii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million;

•
if the funds in the Trust Account as of Closing are greater than $10 million but less than or equal to $15 million: (i) 50% of the fee ($2.4 million) shall be payable in cash; and (ii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million; and

•
if the funds in the Trust Account as of Closing are greater than $15 million: (i) 75% of the Transaction Fee ($3.6 million) shall be payable in cash; and (ii) 25% of the fee shall be payable by the issuance of shares valued at $1.2 million.

Accordingly, each of BTIG and AGP have an interest in IWAC completing the Business Combination because, if the Business Combination (or another business combination) is not consummated, BTIG will not receive the BTIG Transaction Fee and AGP will not receive the AGP Transaction Fee.
Recommendation of the Board
The IWAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of IWAC and recommends that IWAC’s shareholders vote “FOR” the NTA Proposal, “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Director Election Proposal, and, if presented at the Extraordinary General Meeting, “FOR” the Adjournment Proposal.
Conditions to the Closing of the Business Combination
For a discussion of the conditions to the closing of the Business Combination, please see “Proposal 3: The Business Combination Proposal.”
Liquidity Update
As of March 31, 2023 and December 31, 2022, IWAC had $110,646 and $436,972 in cash and working capital (deficit) of $(1,734,948) and $507,579. IWAC has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. IWAC may need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. IWAC’s officers, directors and Sponsor may, but are not obligated to, loan IWAC funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet IWAC’s working capital needs. Accordingly, IWAC may not be able to obtain additional financing. If IWAC is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. IWAC cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about IWAC’s ability to continue as a going concern.
Recent Developments
On June 2, 2023, IWAC held an Extension Meeting, at which its shareholders approved, among others, a proposal to extend the date IWAC would be required to consummate a business combination from June 13, 2023 to December 13, 2023 (the “Extension”) and a proposal to permit the IWAC Board, in its sole discretion, to elect to wind up IWAC’s operations on an earlier date than December 13, 2023.
In connection with the Extension Meeting, IWAC’s Public Shareholders holding an aggregate of 6,108,728 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $64,980,943.32 (approximately $10.64 per Public Share) was removed from the Trust Account to pay such holders. Following the redemptions, there were a total of 5,391,272 shares of Class A Ordinary Shares outstanding, and 2,875,000 Class B Ordinary Shares issued and outstanding. As a result of the redemptions, the Sponsor holds approximately 34.8% of IWAC’s outstanding Ordinary Shares.
In connection with the Extension, IWAC has agreed to deposit $160,000 per month for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000.
United States Federal Income Tax Consequences
For a description of the United States federal income tax considerations of an exercise of redemption rights, the domestication and the Business Combination, please see “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences to Redemption — Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash” and “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to IWAC Shareholders.”
Anticipated Accounting Treatment
For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences to Redemption — Anticipated Accounting Treatment.”
Regulatory Matters
The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with Cayman Islands and Delaware authorities necessary to effectuate the Domestication, and (ii) filings required with the SEC pursuant to the reporting requirements applicable to IWAC, and the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to IWAC’s shareholders.
Risk Factors Summary
You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 54. Such risks include, but are not limited to, the following risks with respect to the Company subsequent to the Business Combination:
Risks Related to Domestication and the Business Combination
•
The ability of IWAC shareholders to exercise redemption rights with respect to a large number of Public Shares or other factors may not allow IWAC to complete the Business Combination or optimize its capital structure.

•
There are risks to IWAC shareholders who are not affiliates of the Sponsor of becoming stockholders of Pubco through the Business Combination rather than acquiring securities of Refreshing directly in an underwritten public offering, including no independent due diligence review by a traditional underwriter.

•
Because IWAC’s Initial Shareholders, executive officers and directors will lose their entire investment in IWAC if the Business Combination or an alternative business combination is not completed, and because IWAC’s Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether Refreshing was appropriate for IWAC’s initial business combination.

•
The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of shares of Pubco Common Stock at such time is substantially less than $10.00 per share.

•
The Sponsor and Refreshing, and their respective directors, officers, advisors and affiliates, may elect to purchase Class A Ordinary Shares or the Public Warrants from IWAC public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the Ordinary Shares.

Risks Related to Ownership of shares of Pubco Common Stock
•
An active market for Pubco’s securities may not develop, which would adversely affect the liquidity and price of Pubco’s securities.

•
There can be no assurance that the shares of Pubco Common Stock that will be issued in connection with the Business Combination will be approved for listing on the NYSE following the Closing, or that Pubco will be able to comply with the continued listing rules of the NYSE.

•
Pubco’s stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

•
There will be material differences between your current rights as a holder of IWAC Shares and the rights one will have as a holder of shares of Pubco Common Stock, some of which may adversely affect you.

•
Pubco may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for warrant holders.

Risks Related to Redemption
•
There is no guarantee that an IWAC Public Shareholder’s decision whether to redeem its Ordinary Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

•
If IWAC Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

Risks Related to IWAC
•
IWAC’s management has substantial doubt about their ability to continue as a going concern for a period of time within one year from the date that the financial statements are issued. IWAC’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses IWAC’s substantial doubt about its ability to continue as a “going concern.”

•
If third parties bring claims against IWAC, the proceeds held in the Trust Account could be reduced and the Redemption Price received by Public Shareholders may be less than $10.20 per share.

•
If IWAC were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete the Business Combination.

Risks Related to Operational Factors Affecting Refreshing
•
If Refreshing does not address evolving consumer product and shopping preferences, its business could suffer.

•
Changes in the retail landscape or the loss of key retail or service customers could adversely affect Refreshing’s financial performance.

•
If Refreshing is unable to expand its operations in emerging markets, its growth rate could be negatively affected.

•
Refreshing heavily relies on the trucking and transportation industries for its business and any adverse impact including interruptions in service or material increases in prices could negatively affect its business.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma combined financial data (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination (the “Transactions”). The Business Combination between IWAC and Refreshing will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, IWAC will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Refreshing issuing shares for the net assets of IWAC, accompanied by a recapitalization. The net assets of IWAC will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded. This determination is primarily based on Refreshing stockholders comprising a relative majority of the voting power of the New Refreshing and having the ability to nominate a majority of the member of the Board of New Refreshing. Refreshing’s operations and Refreshing’s senior management comprising the senior management of New Refreshing. Accordingly, for accounting purposes, the financial statements of New Refreshing will represent a continuation of the financial statements of Refreshing with the Business Combination being treated as the equivalent of Refreshing issuing stock for the net assets of IWAC, accompanied by a recapitalization. The net assets of IWAC will be stated at historical costs, with no goodwill or intangible assets recorded. Operation prior to the Acquisition Merger will be presented as those of Refreshing in future reports of New Refreshing.
The summary unaudited pro forma combined balance sheet as of March 31, 2023, gives effect to the Transactions as if they had occurred on March 31, 2023. The summary unaudited pro forma combined statement of operations for the three months ended March 31, 2023, and for the year ended December 31, 2022, gives effect to the Transactions as if they had occurred on January 1, 2022.
The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma combined financial information included in the section titled “Unaudited Pro Forma Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of IWAC and Refreshing for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what Pubco’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of Pubco following the reverse recapitalization.
The unaudited pro forma combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming No Redemptions:   This presentation assumes that no IWAC public shareholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that 5,391,272 IWAC ordinary shares are redeemed for their pro rata share (assumed redemption price of $10.80 per share based on the funds held in the Trust Account as of August 3, 2023) for aggregate redemption proceeds of $58.244 million. This represents the maximum number of Public Shares that could be redeemed in connection with the Closing, assuming the NTA Proposal is approved and adopted. As all of the holders of IWAC’s Class B Ordinary Shares waived their redemption rights, only redemptions by Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

	Pro Forma Combined
	Assuming No Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Combined Statement of Operations Data for the three months ended March 31, 2023
Net loss	$(13,216)	$(13,216)
Net income per share – basic and diluted	$(0.54)	$(0.68)
Weighted average shares outstanding of common stock – basic and diluted	24,386,272	19,466,875
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data For the Year Ended December 31, 2021
Net loss	$(2,901)	$(2,901)
Net loss per share – basic and diluted	$(0.12)	$(0.15)
Weighted average shares outstanding of common stock – basic and diluted	24,386,272	19,466,875
Summary Unaudited Pro Forma Combined Balance Sheet Data As of March 31, 2023
Total assets	$96,416	$48,972
Total liabilities	$23,650	$29,731
Total stockholders’ equity	$72,766	$19,241
COMPARATIVE PER SHARE INFORMATION
The following table sets forth summary historical comparative share information for IWAC and Refreshing and unaudited pro forma combined per share information of IWAC after giving effect to the Transactions, presented under the two assumed redemption scenarios as follows:
•
Assuming No Redemptions:   This presentation assumes that no IWAC public shareholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that 5,391,272 IWAC ordinary shares are redeemed for their pro rata share (assumed redemption price of $10.80 per share based on the funds held in the Trust Account as of August 3, 2023) for aggregate redemption proceeds of $58.244 million. This represents the maximum number of Public Shares that could be redeemed in connection with the Closing, assuming the NTA Proposal is approved and adopted. As all of the holders of IWAC’s Class B Ordinary Shares waived their redemption rights, only redemptions by Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The selected unaudited pro forma combined book value information as of March 31, 2023 gives pro forma effect to the Transactions and the other events as if consummated on March 31, 2023. The selected unaudited pro forma combined net income (loss) per share and weighted average shares outstanding information for the three months ended March 31, 2023, and the year ended December 31, 2022 gives pro forma effect to the Transactions and the other events related to the Business Combination, as if consummated on January 1, 2022, the beginning of the earliest period presented.
This information is only a summary and should be read in conjunction with the historical financial statements and accompanying notes of IWAC and Refreshing included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of IWAC and Refreshing is derived from, and should be read in conjunction with, the unaudited pro forma combined financial information and accompanying notes included elsewhere in this proxy statement/statement/prospectus in the section entitled “Unaudited Pro Forma Combined Financial Information.”
The unaudited pro forma combined income (loss) per share information below does not purport to represent the income (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period.

IWAC is providing the following comparative per share information to assist you in your analysis of the financial aspects of the Transactions.
The unaudited pro forma condensed combined financial information has been prepared to present two alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for the three months ended March 31, 2023 and the year ended December 31, 2022:
	For the Three Months Ended March 31, 2023		For the Year ended December 31, 2022
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net income (loss)	$(13,216)	$(13,216)	$(2,901)	$(2,901)
Weighted average shares outstanding of common stock – basic and diluted(1)	24,386,272	19,466,875	24,386,272	19,466,875
Weighted average shares outstanding of Net loss per share – basic and diluted	(0.54)	(0.68)	(0.12)	(0.15)
Excluded securities:(2)
Public Warrants	5,750,000	5,750,000	5,750,000	5,750,000
Private Warrants	6,850,000	6,850,000	6,850,000	6,850,000

(1) Weighted average shares outstanding of common stock – basic and diluted:
IPO/Public Investors	5,391,272	—	5,391,272	—
Sponsor conversion of Class B Shares to Class A Shares	2,875,000	2,875,000	2,875,000	2,875,000
Former Refreshing Shareholders	16,000,000	16,000,000	16,000,000	16,000,000
Stock Issued in Connection with Purchase:
AGP	120,000	240,000	120,000	240,000
BTIG	—	351,875	—	351,875
Total Common Stock	24,386,272	19,466,875	24,386,272	19,466,875

(2)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance or vesting of such shares is contingent upon satisfaction of certain conditions which were not satisfied by the end of periods presented.

MARKET PRICE AND DIVIDEND INFORMATION
IWAC
Ticker Symbol and Market Price
The IWAC Units, Class A Ordinary Shares and Public Warrants are traded on the NYSE under the symbols “WELU”, “WEL” and “WELWS”, respectively.
The IWAC Units commenced public trading on December 9, 2021, and Class A Ordinary Shares and warrants commenced separate public trading on January 18, 2022. The IWAC Units, each consisting of one Ordinary Share and one half of one Warrant (each whole Warrant entitling the holder thereof to purchase one Ordinary Share), will automatically separate into their component securities upon consummation of the Business Combination and no IWAC securities will trade following the Closing. Pubco intends to apply to list its common stock and warrants on NYSE under the symbols “RUSA” and “RUSAWS,” respectively, upon the Closing. As of the Record Date, the closing price for the IWAC Units, Class A Ordinary Shares and the Public Warrants was $[•], $[•], and $[•], respectively. IWAC Public Warrant holders and those shareholders who do not elect to have their Public Shares redeemed need not deliver their Public Shares or Public Warrant certificates to IWAC or to IWAC’s Transfer Agent and they will be converted into the respective Pubco securities upon the Closing. Upon the Closing, Pubco intends to apply for the listing of its shares of Pubco Common Stock and Pubco warrants on NYSE under the symbols “RUSA” and “RUSAWS,” respectively.
Holders
As of the close of business on the Record Date, there were outstanding 8,266,272 Ordinary Shares and there were [•] holders of record of IWAC Units, [•] holders of record of Ordinary Shares and [•] holders of record of Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose IWAC Units, Ordinary Shares, and Warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
IWAC has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay any cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Pubco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board at such time.
Refreshing
There is no public market for any of Refreshing’s equity securities.

RISK FACTORS
You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement/prospectus, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.
The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, Pubco’s business, financial condition or results of operations. If any of the events described below occur, Pubco’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of Pubco’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of IWAC and Refreshing. Certain of the following risk factors apply to the business and operations of Refreshing and will also apply to the business and operations of Pubco following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, or may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of Pubco following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by IWAC, and Refreshing, which later may prove to be incorrect or incomplete. Pubco, IWAC, and Refreshing may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party. The following discussion should be read in conjunction with the sections entitled “Cautionary Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Refreshing” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IWAC” and the financial statements of Refreshing and IWAC and the notes thereto included herein, as applicable.
Risks Related to Domestication and the Business Combination
IWAC’s Sponsor controls a substantial interest in IWAC and can approve the Business Combination and other Proposals without the vote of other stockholders.
The Sponsor, following redemptions by public shareholders in connection with the Extension Meeting, owns approximately 34.8% of the issued and outstanding Ordinary Shares of IWAC entitled to vote at the Extraordinary General Meeting and, pursuant to the terms of the Insider Letter Agreement, the Sponsor has agreed to vote all of Ordinary Shares owned by it in favor of the Business Combination and the other Proposals. Based on the terms and provisions contained in the Current Articles, assuming that a quorum is achieved at the Extraordinary General Meeting and the Sponsor votes its Ordinary Shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Business Combination and other Proposals can be approved at the Extraordinary General Meeting even if some or all of IWAC’s public shareholders do not approve the Business Combination or the other Proposals.
The ability of IWAC shareholders to exercise redemption rights with respect to a large number of Public Shares or other factors may not allow IWAC to complete the Business Combination or optimize its capital structure.
If a larger number of shares are submitted for redemption than IWAC currently expects, the NTA Proposal is not approved and such redemptions or other conditions are determined to result in a failure to satisfy the net tangible asset requirement set forth in IWAC’s Current Articles, IWAC may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third-party financing. Third-party financing may not be available to IWAC. Furthermore, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels.
If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until IWAC liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Current Articles. If you are in need of immediate liquidity, you could attempt to sell your Ordinary Shares in the open market;

however, at such time, the Ordinary Shares may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with IWAC’s redemption until IWAC liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Current Articles or you are able to sell your shares in the open market.
You may be unable to ascertain the merits or risks of Refreshing’s operations.
If the Business Combination is consummated, Pubco will be affected by numerous risks inherent in the lines of business that Pubco expects to pursue. Although IWAC’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with Refreshing, IWAC cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of IWAC’s control. IWAC also cannot assure you that an investment in IWAC’s securities will not ultimately prove to be less favorable to investors in IWAC than a direct investment, if an opportunity were available, in Refreshing. In addition, if IWAC shareholders do not believe that the prospects for the Business Combination are promising, a greater number of shareholders may exercise their redemption rights, which may make it difficult for IWAC to consummate the Business Combination.
There is no assurance that IWAC’s diligence will reveal all material risks that may be present with regard to Refreshing. Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.
IWAC cannot assure you that the due diligence IWAC has conducted on Refreshing will reveal all material issues that may be present with regard to Refreshing, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of IWAC’s control will not later arise. Refreshing is aware that IWAC must complete an initial business combination by December 13, 2023 (unless such date is extended by the IWAC shareholders). Consequently, Refreshing may have obtained leverage over IWAC, knowing that if IWAC does not complete the Business Combination, IWAC may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline. In addition, IWAC has had limited time to conduct due diligence. Refreshing is a privately held company that expects to offer products and services that have not yet been fully developed or been commercialized and IWAC therefore has made its decision to pursue a business combination with Refreshing on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, Pubco may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if IWAC’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on IWAC’s liquidity, the fact that IWAC reports charges of this nature could contribute to negative market perceptions about IWAC or IWAC’s securities. In addition, charges of this nature may cause IWAC to violate leverage or other covenants to which it may be subject as a result of assuming pre-existing debt held by Refreshing or by virtue of it obtaining debt financing following the Closing. Accordingly, any shareholders of IWAC who choose to remain stockholders of Pubco following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by IWAC’s officers or directors of a duty of care or other fiduciary duty owed by them to IWAC, or if they are able to successfully bring a private claim under securities laws that the Registration Statement of which this proxy statement/prospectus forms a part contained an actionable material misstatement or material omission.
There are risks to IWAC shareholders who are not affiliates of the Sponsor of becoming stockholders of Pubco through the Business Combination rather than acquiring securities of Refreshing directly in an underwritten public offering, including no independent due diligence review by a traditional underwriter.
There is no independent third-party investment bank taking on the economic risk typically borne by an underwriter in a traditional initial public offering (a “traditional underwriter”) in connection with the Business

Combination. While BTIG in its capacity as representative of IWAC’s IPO Underwriters, has performed due diligence which BTIG believes is comparable to due diligence performed by an underwriter in an initial public offering, BTIG’s incentives may differ from a traditional underwriter. Because there is no traditional underwriter involved in the Business Combination or the issuance of IWAC’s securities in connection therewith, investors may not receive the benefit of the same outside independent review of IWAC’s and Refreshing’s respective finances and operations as would investors in an initial public offering, and it is possible that defects in Refreshing’s business or other problems that would have been discovered if Refreshing conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the Pubco Common Stock. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review by a traditional underwriter will be conducted in connection with the Business Combination, IWAC shareholders may not have the benefit of the same independent review and investigation normally performed by a traditional underwriter in a public securities offering.
Unlike an underwritten initial public offering, the initial trading of Pubco’s securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of Pubco’s securities on the NYSE could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for the Pubco’s securities during the period immediately following the listing.
The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Combined Financial Statements” may not be representative of Pubco’s results if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of Pubco and your investment decision.
IWAC and Refreshing currently operate as separate companies. IWAC has had no prior history as an operating company and its operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Pubco. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Combined Financial Statements” has been derived from IWAC’s and Refreshing’s historical financial statements and certain adjustments and assumptions have been made regarding Pubco after giving effect to the Business Combination. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and Pubco’s financial position and future results of operations.
In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Pubco’s financial condition or results of operations following the Closing. Any potential decline in Pubco’s financial condition or results of operations may cause significant variations in the stock price of Pubco.
IWAC is dependent upon its executive officers and directors and their departure could adversely affect IWAC ability to operate and to consummate the initial business combination. Additionally, IWAC’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on IWAC’s ability to complete the initial business combination.
IWAC’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. IWAC believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. IWAC does not have an employment agreement with, or key-man insurance on the life of, any of its directors or executive officers. The unexpected loss of the services of one or more of IWAC’s directors or executive officers could have a detrimental effect on IWAC and the ability to consummate the Business Combination. In addition, IWAC’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of IWAC’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation and IWAC’s directors also serve as officers and board members for other entities. If IWAC’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to IWAC’s affairs which may have a negative impact on IWAC’s ability to consummate the Business Combination.
Pubco’s ability to be successful following the Business Combination will depend upon the efforts of the Pubco Board and key personnel and the loss of such persons could negatively impact the operations and profitability of Pubco’s post-Business Combination business.
Pubco’s ability to be successful following the Business Combination will be dependent upon the efforts of the Pubco Board and key personnel. IWAC cannot assure you that the Pubco Board and key personnel will be effective or successful or remain with Pubco. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause Pubco’s management to have to expend time and resources helping them become familiar with such requirements.
It is estimated that, pursuant to the Merger Agreement, IWAC’s public shareholders will own approximately 22.1% of the equity interests or assets of Pubco (assuming no redemptions), and IWAC’s management, other than Gael Forterre, who is expected to serve on the Pubco Board, will not be engaged in the management of Pubco’s business. Accordingly, the future performance of Pubco will depend upon the quality of the post-Business Combination board of directors, management and key personnel of Pubco.
IWAC’s key personnel may negotiate employment or consulting arrangements with Pubco in connection with the Business Combination. These arrangements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.
IWAC’s key personnel may be able to remain with Pubco after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place before or after the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of Pubco for services they would render to Pubco after the completion of the Business Combination. Mr. James McPherson, IWAC’s Chief Financial Officer, has accepted an offer to serve as Refreshing’s Chief Financial Officer, subject to the negotiation of a definitive employment agreement to be considered for approval by Pubco’s board of directors. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, IWAC believes the ability of such individuals to remain with Pubco after the completion of the Business Combination will not be the determining factor in IWAC’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of IWAC’s key personnel will remain with Pubco after the consummation of the Business Combination. IWAC cannot assure you that any of its key personnel will remain in senior management or advisory positions with Pubco.
A conflict of interest may have arisen in determining whether Refreshing was appropriate for IWAC’s initial business combination.
In considering the recommendation of the IWAC Board to vote in favor of the Business Combination, Public Shareholders should be aware that, aside from their interests as shareholders, IWAC’s Insiders, directors and officers have interests in the Business Combination that are different from, or in addition to, those of IWAC’s other shareholders generally. IWAC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to IWAC’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
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the fact that the Sponsor purchased 2,875,000 Founder Shares from IWAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the Class A Ordinary Shares on August 10, 2023, which was $10.85, would have an aggregate value of approximately $31.19 million as of the same date. If IWAC does not consummate the Business Combination or another initial business combination by December 13, 2023 (unless such date is further extended by the IWAC shareholders), and IWAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.009 per share that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of Pubco after the Closing falls below the price initially paid for the IWAC Units in the IPO and the IWAC Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

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the fact that the 6,850,000 Private Warrants purchased by the Sponsor for $1.00 per Private Warrant, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 6,850,000 Private Warrants held by the Sponsor is estimated to be approximately $4.66 million, assuming the per warrant value of the Private Warrants is the same as the $0.68 closing price of the Public Warrants on the NYSE on August 8, 2023);

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the fact that IWAC’s Insiders have waived their right to redeem their Founder Shares and any other Ordinary Shares held by them, or to receive distributions from the Trust Account with respect to the Founder Shares upon IWAC’s liquidation if IWAC is unable to consummate its initial business combination;

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the fact that the Sponsor, an affiliate of the Sponsor, or certain of IWAC’s officers and directors or their affiliates may, but are not obligated to, loan IWAC funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If IWAC completes a business combination, IWAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to the post-closing company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, IWAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of March 31, 2023, Working Capital Loans in an aggregate of $81,000 were outstanding.

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the fact that the Sponsor has deposited an aggregate of $1.15 million (representing $0.10 per Public Share) into the Trust Account, and in connection therewith, on March 13, 2023, IWAC issued a promissory note in the principal amount of $1.15 million to the Sponsor. The deposit enables IWAC to extend the date by which IWAC has to complete its initial business combination from March 13, 2023 to June 13, 2023 (the “First Extension”). The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which IWAC’s initial business combination is consummated and (ii) the liquidation of IWAC on or before June 13, 2023 or such later date as may be approved by IWAC’s shareholders. The First Extension was the first of two three-month automatic extensions permitted under IWAC’s governing documents and provides IWAC with additional time to complete its initial business combination with Refreshing.

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the fact that the Sponsor will deposit $160,000 per month into the Trust Account, which equates to approximately $0.03 per remaining Public Share, for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000 (as of August 10, 2023, the Sponsor has deposited an aggregate of $320,000 into the Trust Account), and in connection therewith, on June 7, 2023, IWAC issued a promissory note in the principal amount of up to $960,000 to the Sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into IWAC’s Trust Account for the benefit of each outstanding Public Share that was not redeemed in connection with the extension of IWAC’s termination date from June 13, 2023 to December 13, 2023 (the “Charter Extension”). The note bears no interest and is due and repayable in full upon the earlier of (a) the date of the consummation of IWAC’s initial business combination, and (b) the date of the liquidation of IWAC. This Charter Extension provides IWAC with additional time to complete its initial business combination with Refreshing;
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the fact that IWAC has agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to IWAC. Upon completion of the initial Business Combination or IWAC’s liquidation, IWAC will cease paying these monthly fees. To date, the Sponsor has waived any payments under this agreement.

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the fact that unless IWAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of March 31, 2023 and August 1, 2023, approximately $22,000 and $224,000 of such expenses were incurred;

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the anticipated election of Gael Forterre and Antonio Varano as directors of Pubco after the consummation of the Business Combination. As such, in the future, such individuals will receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to such individuals in their capacity as an officer or director of Pubco;

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the fact that the Sponsor and IWAC’s officers and directors may benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

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the fact that the Sponsor can earn a positive rate of return on their investment, even if other IWAC stockholders experience a negative rate of return in the post-business combination company; and

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the continued indemnification of IWAC’s directors and officers and the continuation of IWAC’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”).

The personal and financial interests of IWAC’s executive officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of IWAC’s initial business combination, its Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on IWAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on IWAC’s behalf. However, IWAC’s Sponsor, executive officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Additionally, such financial interests of IWAC’s Sponsor, executive officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination. See the sections entitled “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors and Others in the Business Combination” and “Beneficial Ownership of Securities.”
The members of the IWAC Board were aware of and considered these interests, among other matters, when they approved the Business Combination Agreement and recommended that IWAC stockholders approve the proposals required to effect the Business Combination. The IWAC Board determined that the overall benefits expected to be received by IWAC and its stockholders in the Business Combination outweighed any potential risk created by the conflicts stemming from these interests. In addition, the IWAC Board determined that (i) most of these disparate interests would exist with respect to a business combination by IWAC with any other target business or businesses and (ii) these interests could be adequately disclosed to stockholders in this proxy statement/prospectus, and that stockholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein.

The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of shares of Pubco Common Stock at such time is substantially less than $10.00 per share.
The Sponsor has invested in IWAC an aggregate of $6,875,000, comprised of the $25,000 purchase price for the Founder Shares the $6,850,000 purchase price for the Private Warrants. Assuming a trading price of $10.00 per share upon consummation of the Business Combination, the 2,875,000 Founder Shares would have an aggregate implied value of $28,750,000. Even if the trading price of the Pubco Common Stock were as low as approximately $0.009 per share, and the Placement Warrants were worthless, the value of the Founder Shares would be equal to the Sponsor’s initial investment in IWAC. As a result, the Sponsor is likely to be able to recoup its investment and make a substantial profit on that investment, even if the Public Shares have lost significant value. Accordingly, IWAC management, which owns interests in the Sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the cash in the trust to the public shareholders. For the foregoing reasons, you should consider IWAC management’s financial incentive to complete the Business Combination when evaluating whether to redeem your shares prior to or in connection with the Business Combination.
IWAC shareholders and Sellers may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.
If Pubco is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, IWAC shareholders and Sellers will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Pubco is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.
During the pendency of the Business Combination, IWAC and Refreshing may not be able to enter into a business combination with another party because of restrictions in the Merger Agreement, which could adversely affect their respective businesses. Furthermore, certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.
Covenants in the Merger Agreement impede the ability of IWAC and Refreshing to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s security holders.
If the conditions to the Merger are not met, the Business Combination may not occur.
Even if the Business Combination is approved by the shareholders of IWAC and the members of Refreshing, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Merger Agreement and in addition to shareholder consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) no pending litigation to enjoin or restrict the Closing, (iii) each party’s representations and warranties being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect), (iv) each party complying in all material respects with its covenants and agreements, (iv) no Material Adverse Effect with respect to a party since the date of the Merger Agreement which remains continuing and uncured, (vi) the members of the post-Closing board being elected or appointed, (vii) an effective registration statement and (viii) the conditional NYSE approval. See “Proposal 3: The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination” below for a more complete summary. IWAC and Refreshing cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination may not occur, or may be delayed and such delay may cause IWAC and Refreshing to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, IWAC may not be able to find another potential candidate for its initial business combination prior to IWAC’s deadline (currently December 13, 2023, unless further extended by the IWAC shareholders), and IWAC will be required to liquidate.
The Business Combination may be subject to U.S. foreign investment regulations, which may impose conditions on or prevent the consummation of the Business Combination. Such conditions or limitations could also potentially make shares of Pubco Common Stock less attractive to investors or cause our future investments to be subject to U.S. foreign investment regulations.
Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the Committee on Foreign Investment in the United States (“CFIUS”).
Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800).
CFIUS or another U.S. governmental agency could choose to review the Business Combination or past or proposed transactions involving new or existing foreign investors in Refreshing or Pubco, even if a filing with CFIUS is or was not required at the time of such transaction. There can be no assurances that CFIUS or another U.S. governmental agency will not choose to review the Business Combination. Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and agency practices are rapidly evolving, and in the event that CFIUS reviews the Business Combination or one or more proposed or existing investment by investors, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to the parties to the Business Combination or such investors. Among other things, CFIUS could seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing shares of Pubco Common Stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things) or CFIUS could order Pubco to divest all or a portion of Refreshing if the parties had proceeded without first obtaining CFIUS clearance.
Further, IWAC’s sponsor is a Delaware limited partnership, and its general partner is a Delaware limited liability company. There are three managing members of the general partner, one of whom is a non-U.S. person. In addition, approximately 51% of the members of the sponsor are non-U.S. persons. The level of control and ownership of the sponsor may prevent IWAC from completing the Business Combination or proposed transaction involving new or existing foreign investors in Refreshing or Pubco.
Outside the United States, laws or regulations may affect IWAC’s ability to consummate an initial business combination with potential target companies incorporated or having business operations in jurisdictions where national security considerations, involvement in regulated industries (including telecommunications), or in businesses where a country’s culture or heritage may be implicated.
U.S. and foreign regulators generally have the power to deny the ability of the parties to consummate a transaction or to condition approval of a transaction on specified terms and conditions, which may not be acceptable to IWAC or a target. In such event, IWAC may not be able to consummate a transaction with that potential target.

As a result of these various restrictions, IWAC may be adversely affected in competing with other special purpose acquisition companies (“SPACs”) that do not have similar ownership issues. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because IWAC has only a limited time to complete the Business Combination, its failure to obtain any required approvals within the requisite time period may require IWAC to liquidate. If IWAC liquidates, its public shareholders may only receive approximately $10.20 per share, and its warrants will expire worthless. This will also cause the investors to lose any potential investment opportunity in Refreshing or a proposed target company and the chance of realizing future gains on the investment through any price appreciation in the combined company.
NYSE may delist IWAC’s securities from trading on its exchange prior to the Business Combination, including as a result of the NTA Proposal being approved, which could limit investors’ ability to make transactions in IWAC’s securities and subject it to additional trading restrictions.
We cannot assure you that our securities will continue to be listed on NYSE in the future and prior to the Business Combination. In order to continue listing our securities on NYSE prior to an initial Business Combination, we must maintain certain financial, distribution and share price levels.
The Current Articles provide that IWAC will not redeem Ordinary Shares and consummate an initial business combination if IWAC to have less than $5,000,001 in net tangible assets. The purpose of this provision was to ensure that the Ordinary Shares are not deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act, and that IWAC therefore would not be considered a “blank check company” as defined under Rule 419 of the Securities Act. If the NTA Proposal is approved, our failure to meet the initial listing requirements of the NYSE or an alternate exchange could result in an inability of Pubco to list its common stock on NYSE or an alternate exchange and the obligation to comply with the penny stock trading rules. See “Proposal 1 — The NTA Proposal” for additional information.
If NYSE delists our securities from trading on its exchange due to our inability to comply with any of the continued listing requirements, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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Our ability to complete an initial Business Combination with a target company contemplating a NYSE listing;

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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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to the extent that we do not qualify for any of the other penny stock exemptions from under the applicable provisions of Rule 3a51-1 under the Exchange Act, including that we have a minimum of $5 million in net tangible assets, a determination that our common stock is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, ordinary shares and warrants are currently listed on NYSE, our units, ordinary shares and warrants are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offers our securities.

Delaware law and the Proposed Charter and Proposed Bylaws will contain certain provisions, including anti- takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Proposed Charter and the Proposed Bylaws that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Pubco Board and therefore depress the trading price of Pubco’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Refreshing Board or taking other corporate actions, including effecting changes in the management of Pubco. Among other things, the Proposed Charter and the Proposed Bylaws include provisions regarding:
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the ability of the Pubco Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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the limitation of the liability of, and the indemnification of, Pubco’s directors and officers;

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the exclusive right of the Pubco Board to elect a director to fill a vacancy created by the expansion of the Pubco Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Pubco Board;

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the requirement that a Extraordinary General Meeting of stockholders may be called only by (i) directors then in office; or (ii) the Secretary of Pubco, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of Pubco then entitled to vote on the matter or matters to be brought before the proposed Extraordinary General Meeting that complies with the procedures for calling a Extraordinary General Meeting of the stockholders as may be set forth in the Proposed Bylaws, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

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controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

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the requirement for the affirmative vote of holders of at least 2/3 of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal certain provisions of the Proposed Charter, which could preclude stockholders from bringing matters before annual or Extraordinary General Meetings of stockholders and delay changes in the Pubco Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

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the ability of the Pubco Board to amend the bylaws, which may allow the Pubco Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

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advance notice procedures with which stockholders must comply to nominate candidates to the Pubco Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or Extraordinary General Meetings of stockholders and delay changes in the Pubco Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Pubco.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Pubco Board or management.
Any provision of the Proposed Charter, the Proposed Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Pubco Common Stock and could also affect the price that some investors are willing to pay for Pubco Common Stock.

The Proposed Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for certain types of disputes between Pubco and its stockholders, which could limit the ability of the Pubco’s stockholders to choose the judicial forum for disputes with Pubco or its directors, officers, or other employees.
The Proposed Charter, which will become effective upon the Closing, will provide that, unless Pubco consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees of Pubco or its stockholders, including a claim of breach of fiduciary duty including aiding and abetting such breach of fiduciary duty (iii) any action asserting a claim against Pubco or any current or former director, officer or other employee of Pubco arising pursuant to any provision of the DGCL, or the certificate of incorporation or the bylaws (iv) any other action asserting a claim that is governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Any person or entity purchasing or otherwise acquiring any interest in any of Pubco’s securities shall be deemed to have notice of and consented to this provision. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, or could result in increased costs for a stockholder to bring a claim, particularly if they do not reside in or near Delaware, both of which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Pubco may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect Pubco’s business and financial condition.
The Sponsor and Refreshing, and their respective directors, officers, advisors and affiliates, may elect to purchase Class A Ordinary Shares or the Public Warrants from IWAC public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the Ordinary Shares.
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding IWAC or IWAC’s securities, the Sponsor and Refreshing, and their respective directors, officers, advisors and affiliates may purchase Class A Ordinary Shares and/or Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Ordinary Shares or vote their shares in favor of the Business Combination Proposal, or to withdraw any request for redemption. In such transactions, the purchase price for the Ordinary Shares will not exceed the Redemption Price. In addition, the persons described above will waive redemption rights, if any, with respect to the Ordinary Shares they acquire in such transactions. However, any Ordinary Shares acquired by the persons described above would not vote on the Business Combination Proposal.
The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
Entering into any such incentive arrangements may have a depressive effect on the Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting.
As of the date of this proxy statement/prospectus, no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, IWAC will file a Current Report on Form 8-K prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of Ordinary Shares for which IWAC has received redemption requests.
In addition, if such purchases are made, the public “float” of Ordinary Shares or the Public Warrants and the number of beneficial holders of IWAC’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of the IWAC securities on a national securities exchange.
IWAC Shareholders who redeem their Ordinary Shares may continue to hold any Public Warrants that they own, which will result in dilution to non-redeeming IWAC shareholders upon exercise of such Public Warrants.
IWAC shareholders who redeem their Ordinary Shares may continue to hold any Public Warrants that they own at such time, which will result in additional dilution to non-redeeming holders upon exercise of such warrants. Assuming (a) all redeeming IWAC shareholders that acquired IWAC Units in the IWAC IPO and continue to hold the Public Warrants that were included in such IWAC Units, and (b) maximum redemption of Ordinary Shares held by the redeeming IWAC shareholders, 5,750,000 Public Warrants would be retained by redeeming IWAC shareholders. As a result, the redeeming IWAC shareholders would hold Public Warrants with an aggregate market value of approximately $4.66 million as of August 10, 2023, while non-redeeming IWAC shareholders would suffer dilution in their percentage ownership and voting interest of Pubco upon exercise of the Public Warrants held by redeeming IWAC shareholders.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect IWAC’s business, including its ability to complete the Business Combination, and results of operations.
IWAC is subject to laws and regulations enacted by national, regional and local governments. In particular, IWAC is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on IWAC’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on IWAC’s business, including its ability to complete the Business Combination, and results of operations.
With respect to the regulation of SPACs like IWAC, on March 30, 2022, the SEC issued proposed rules relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies; the financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended, including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. These rules, if adopted, whether in the form proposed or in a revised form, may increase the costs of and the time needed to complete the Business Combination.
Risks Related to Ownership of shares of Pubco Common Stock
Refreshing’s management has limited public company experience. As a result of becoming a public company, Refreshing will be subject to additional regulatory compliance requirements and if Refreshing fails to maintain an effective system of internal controls, Refreshing may not be able to accurately report its financial results or prevent fraud.
Refreshing has never operated as a public company and will incur significant legal, accounting and other expenses that Refreshing did not incur as a private company. The individuals who constitute Refreshing’s management team have limited experience managing a publicly-traded company, and limited experience complying with the increasingly complex and changing laws pertaining to public companies. Refreshing’s management team and other personnel will need to devote a substantial amount of time to compliance, and Refreshing may not effectively or efficiently manage its transition into a public company.

Refreshing expects rules and regulations such as the Sarbanes-Oxley Act of 2002 to increase its legal and finance compliance costs and to make some activities more time consuming and costly. For example, Section 404 of the Sarbanes-Oxley Act requires that Refreshing’s management report on, and its independent auditors attest to, the effectiveness of its internal control over financial reporting. Effective internal controls are necessary for Refreshing to provide reliable financial reports and effectively prevent fraud. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. Refreshing may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time it will be required to do so. In addition, these Sarbanes-Oxley Act requirements may be modified, supplemented or amended from time to time. Implementing these changes may take a significant amount of time and may require specific compliance training of Refreshing’s personnel. In the future, Refreshing may discover areas of its internal controls that need improvement. If Refreshing or its auditors discover additional material weaknesses or significant deficiency, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in its financial statements and harm the post-combination company’s stock price. Any inability to provide reliable financial reports or prevent fraud could harm Refreshing’s business. Refreshing may not be able to effectively and timely implement necessary control changes and employee training to ensure continued compliance with the Sarbanes-Oxley Act and other regulatory and reporting requirements. Refreshing’s recent growth rate could present challenges to maintain the internal control and disclosure control standards applicable to public companies. If Refreshing fails to successfully complete the procedures and certification and attestation requirements of Section 404, or if in the future Refreshing’s Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determines that Refreshing’s internal controls over financial reporting are not effective as defined under Section 404, Refreshing could be subject to sanctions or investigations by the SEC, or other regulatory authorities. Furthermore, investor perceptions of the post-combination company may suffer, and this could cause a decline in the market price of its stock. Refreshing cannot assure you that it will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management or its auditors will conclude that Refreshing’s internal controls are effective in future periods. Irrespective of compliance with Section 404, any failure of Refreshing’s internal controls could have a material adverse effect on its stated results of operations and harm its reputation.
Concentration of ownership among existing executive officers, directors and their affiliates, including the investment funds they represent, may prevent new investors from influencing significant corporate decisions.
Upon completion of the Business Combination, the post-combination company’s executive officers, directors and their affiliates, including the investment funds they represent, as a group will beneficially own approximately 61.9% of the post-combination company’s common stock, or approximately 97.0% assuming maximum redemptions. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of the Proposed Amended Charter and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
The Post-Combination Company will likely be a “controlled company” within the meaning of the applicable rules of the NYSE and, as a result, may qualify for exemptions from certain corporate governance requirements. If the combined company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Upon the completion of the Business Combination, depending on the number of shares of common stock redeemed by the combined entity’s public stockholders, Ryan Wear will control approximately 82.2% of the voting power of the combined entity’s outstanding Common Stock assuming maximum redemptions and Mr. Wear will still control approximately 65.6% of the voting power of the combined company even if there are no redemptions. Therefore, upon completion of the Business Combination, Pubco will likely be a “controlled company” within the meaning of applicable rules of NYSE upon the Closing of the Business Combination. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:
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that a majority of the board consists of independent directors;

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for an annual performance evaluation of the nominating and corporate governance and compensation committees;

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that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While Refreshing does not intend to rely on these exemptions, the combined entity may use these exemptions now or in the future. As a result, Pubco’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.
Ryan Wear will significantly influence, or depending on the amount of redemptions, may control the combined entity through his stock ownership, enabling him to elect who sits on Pubco’s board of directors, and potentially to block matters requiring stockholder approval, including any potential changes of control.
After giving effect to the Business Combination, Ryan Wear will own approximately 82.2% of its voting power (assuming maximum redemptions, but not including the contingent right to receive Earnout Shares as described more fully in the Merger Agreement). As a result, coupled with the Combined Company’s lowered voting threshold in the Amended Charter, this ownership would allow Mr. Wear to exert significant control over matters subject to stockholder approval, as well as give him heightened voting power at the board level, allowing him to block stockholder action, prevent stockholders and new investors from influencing significant corporate decisions, the election and removal of Pubco’s entire board of directors and any merger, consolidation or sale of all or substantially all of the combined entity’s assets, and the ability to control the combined entity’s management and affairs. This concentrated control could, among other things, discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to the combined entity’s businesses.
Even if there are no redemptions, Mr. Wear will own approximately 65.6% of the voting power, and therefore the Combined Company would be a “controlled company” within the meaning of applicable NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements; (1) that a majority of the combined entity’s board of directors consist of independent directors, (2) that the combined entity’s board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the combined entity’s board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Pubco may intend to take advantage of these exemptions. While Refreshing has elected to not be treated as a “controlled company” following the Business Combination, it could change that election in the future.
The price of the post-combination company’s common stock and warrants may be volatile and may decline, resulting in a loss of some or all of your investment.
Upon consummation of the Business Combination, the trading prices of the post-combination company’s Common Stock, and the post-combination company’s warrants is likely to be volatile and could fluctuate due to a variety of factors, including:
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changes in the industries in which the post-combination company and its end customers operate;

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developments involving post-combination company’s competitors;

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developments involving the post-combination company’s suppliers;

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actual or anticipated fluctuations in the post-combination company’s results of operations due to, among other things, changes in end customer demand, product life cycles, pricing, ordering patterns, and unforeseen operating costs;

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changes in laws and regulations affecting its business, including export control laws;

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variations in its operating performance and the performance of its competitors in general;

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actual or anticipated fluctuations in the post-combination company’s quarterly or annual operating results;

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publication of research reports by securities analysts about the post-combination company or its competitors or its industry or failure of securities analysts to initiate or maintain coverage of the post-combination company, changes in financial estimates or ratings by any securities analysts who follow the post-combination company, or failure to meet these estimates or the expectations of investors;

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the public’s reaction to the post-combination company’s press releases, its other public announcements and its filings with the SEC;

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additions and departures of executive officers or key personnel;

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commencement of litigation involving the post-combination company;

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changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

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announcements by significant end customers of changes to their product offerings, business plans, or strategies;

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announcements by the post-combination company or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

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the volume of shares of the post-combination company’s common stock available for public sale; and

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general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, inflation, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism or responses to these events.

These market and industry factors may materially reduce the market price of the post-combination company common stock and warrants regardless of the operating performance of the post-combination company.
The post-combination company does not intend to pay cash dividends for the foreseeable future.
Following the Business Combination, the post-combination company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the post-combination company and will depend on its financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.
Future resales of Common Stock after the consummation of the Business Combination may cause the market price of the post-combination company’s securities to drop significantly, even if the post-combination company’s business is doing well.
Pursuant to the Lock-Up Agreements and the Insider Letter Agreement, after the consummation of the Business Combination and subject to certain exceptions, the Sponsor, Refreshing’s directors and officers and certain members of Refreshing will be contractually restricted from selling or transferring any of their respective shares of Common Stock (the “Lock-up Shares”). Such restrictions begin at Closing and end at varying times, ranging from six months to three years, subject, in certain circumstances, to early release upon the achievement of certain price targets, or other events. For additional information on the lock-up periods, see the sections entitled “The Business Combination — Related Agreements — Lock-Up Agreements.” Currently, a total of 18,875,000 shares will be Lock-up Shares after the consummation of the Business Combination.
However, following the expiration of such applicable lockup periods, the Sponsor, Refreshing’s directors and officers and the applicable members of Refreshing will not be restricted from selling shares of the post-combination company’s Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of post-combination company common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the post-combination company common stock. Upon completion of the Business Combination, the Sponsor, Refreshing’s directors and officers and the members of Refreshing will collectively beneficially own approximately 65.6% of the outstanding shares of post-combination company common stock, assuming that no additional public shareholders redeem their public shares in connection with the Business Combination. Assuming 5,391,272 public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor, Refreshing’s directors and officers and the members of Refreshing would rise to 82.2% of the outstanding shares of the post-combination company common stock.
The shares held by Sponsor, Refreshing’s directors and officers and the members of Refreshing may be sold after the expiration of the applicable lock-up period under the Lock-Up Agreements and the Insider Letter Agreement and the Registration Rights Agreement. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the post-combination company’s share price or the market price of post-combination company common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
If securities analysts do not publish research or reports about the post-combination company’s business or if they downgrade the post-combination company’s stock or the post-combination company’s sector, the Post-combination company’s stock price and trading volume could decline.
The trading market for the post-combination company common stock will rely in part on the research and reports that industry or financial analysts publish about the post-combination company or its business. The post-combination company will not control these analysts. In addition, some financial analysts may have limited expertise with the post-combination company’ model and operations. Furthermore, if one or more of the analysts who do cover post-combination company downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of the post-combination company’s stock could decline. If one or more of these analysts ceases coverage of post-combination company or fails to publish reports on it regularly, the post-combination company could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.
The issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise by the post-combination company could dilute the ownership and voting power of post-combination company stockholders.
After completion of the Business Combination, the post-combination company will have 69,505,000 shares of Common Stock authorized but unissued (assuming no redemptions by our public stockholders of public shares). In addition, the Proposed Amended Charter authorizes the post-combination company to issue up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined by the post-combination company board. The Proposed Amended Charter authorizes the post-combination company to issue shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock from time to time, for the consideration and on the terms and conditions established by the post-combination company board in its sole discretion, whether in connection with a financing, an acquisition, an investment, stock incentive plans or otherwise. Such additional shares of Common Stock or such other securities may be issued at a discount to the market price of Common Stock at the time of issuance. The post-combination company’s preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of Common Stock. As discussed below, the potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of Common Stock. Any issuance of such securities could result in substantial dilution to the post-combination company’s then existing stockholders and cause the market price of shares of Common Stock to decline.

Following the Business Combination, Refreshing’s business and stock price may suffer as a result of its lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about Refreshing, its business, or its market, or if they change their recommendations regarding Pubco Common Stock in an adverse manner, the price and trading volume of shares of Pubco Common Stock could decline.
Prior to the completion of the Business Combination, Refreshing has been a privately-held company. Refreshing’s lack of public company operating experience may make it difficult to forecast and evaluate its future prospects. If Pubco is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, Refreshing’s business, prospects, financial condition and operating results may be harmed.
The trading market for Pubco Common Stock will be influenced by the research and reports that industry or securities analysts may publish about Pubco, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on Pubco. If no securities or industry analysts commence coverage of Pubco, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Pubco changes its recommendation regarding Refreshing’s stock in an adverse manner, or provides more favorable relative recommendations about its competitors, the price of shares of Pubco Common Stock would likely decline. If any analyst who may cover Pubco were to cease coverage of Pubco or fail to regularly publish reports on it, Pubco could lose visibility in the financial markets, which could cause Refreshing’s stock price or trading volume to decline.
A market for Refreshing’s securities may not develop, which would adversely affect the liquidity and price of Refreshing’s securities.
Following the Business Combination, the price of Refreshing’s securities may fluctuate significantly due to the market’s reaction to the Business Combination, including a significant number of redemptions by IWAC’s public stockholders, and general market and economic conditions. An active trading market for Refreshing’s securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of Refreshing’s securities after the Business Combination could vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. You may be unable to sell your securities unless a market can be established or sustained.
Pubco issuance of additional capital stock in connection with financings, acquisitions, investments, stock incentive plans or otherwise will dilute all other stockholders.
Refreshing expects to issue additional capital stock in the future that will result in dilution to all other stockholders. Refreshing expects to grant equity awards to employees, directors, and consultants under its stock incentive plans. Refreshing expects to raise capital through equity financings in the future. As part of its business strategy, Refreshing may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of Refreshing Common Stock to decline.
The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the post-combination company’s business operations.
As a public company, the post-combination company will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, the post-combination company will incur significant legal, accounting and other expenses that Refreshing did not previously incur. The post-combination company’s entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.

These rules and regulations will result in the post-combination company incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for post-combination company to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for post-combination company to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers.
Provisions in the Proposed Amended Charter and the post-combination company’s bylaws and under the DGCL contain antitakeover provisions that could prevent or discourage a takeover.
Provisions in the Proposed Amended Charter and the post-combination company’s bylaws may discourage, delay or prevent a merger, acquisition or other change in control of the post-combination company that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of Common Stock, thereby depressing the market price of Common Stock. In addition, because the post-combination company board is responsible for appointing the members of the post-combination company’s management team, these provisions may frustrate or prevent any attempts by its stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of the post-combination company board. Among other things, these provisions include those establishing:
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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of the post-combination company board to elect a director to fill a vacancy created by, among other things, the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from filling vacancies on the post-combination company board;

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the ability of the post-combination company board to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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the ability of the post-combination company board to alter the bylaws without obtaining stockholder approval;

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the requirement that a special meeting of stockholders may be called only by a majority vote of the post-combination company board, which may delay the ability of the post-combination company stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to the post-combination company board or to propose matters to be acted upon at an annual meeting or special meeting of stockholders, which may discourage or delay a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the post-combination company until the next stockholder meeting or at all.

Refreshing qualifies as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make its securities less attractive to investors and may make it more difficult to compare its performance to the performance of other public companies.
Refreshing is currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and the post-combination company will be able to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, the post-combination company’s shareholders may not have access to certain information they may deem important. Refreshing cannot predict whether investors will find the post-combination company’s securities less attractive because it will rely on these exemptions. If some investors find the Post-combination company’s securities less attractive as a result of its reliance on these exemptions, the trading prices of its securities may be lower than they otherwise would be, there may be a less active trading market for the post-combination company’s securities and the trading prices of its securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Refreshing has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the post-combination company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the post-combination company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
The Proposed Amended Charter will designate the Court of Chancery of the State of Delaware and the federal district courts of the United States of America as the exclusive forums for certain disputes between the post-combination company and its stockholders, which will restrict such stockholders’ ability to choose the judicial forum for disputes with the post-combination company or its directors, officers, or employees.
The Proposed Amended Charter provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the post-combination company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of the post-combination company’s current or former directors, officers, or other employees to the post-combination company or its stockholders; (iii) any action or proceeding asserting a claim against the post-combination company or any of its current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, the Proposed Amended Charter or the bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Proposed Amended Charter or the bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim against the post-combination company or any of its current or former directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. In addition, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Amended Charter provides that, unless the post-combination company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. The Proposed Amended Charter further provides that any person or entity holding, owning or otherwise acquiring any interest in any of the post-combination company’s securities shall be deemed to have notice of and consented to these provisions.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the post-combination company or its directors, officers, or other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against the post-combination company, its directors, officers, or other employees in a venue other than in the federal district courts of the United States of America. In such instance, the post-combination company would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Proposed Amended Charter. This may require significant additional costs associated with resolving such action in other jurisdictions and the post-combination company cannot assure you that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive-forum provision in the Proposed Amended Charter to be inapplicable or unenforceable in an action, the post-combination company may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm the post-combination company’s business.
Actions of stockholders could cause the post-combination company to incur substantial costs, divert management’s attention and resources and have an adverse effect on its business.
The post-combination company may, from time to time, be subject to proposals and other requests from stockholders urging the post-combination company to take certain corporate actions, including proposals seeking to influence its corporate policies or effect a change in its management. In the event of such stockholder proposals, particularly with respect to matters which the post-combination company management and board of directors, in exercising their fiduciary duties, disagree with or have determined not to pursue, the post-combination company’s business could be adversely affected because responding to actions and requests of stockholders can be costly and time-consuming, disrupting its operations and diverting the attention of management and its employees. Additionally, perceived uncertainties as to the post-combination company’s future direction may result in the loss of potential business opportunities and may make it more difficult to attract and retain qualified personnel, business partners and end customers.
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, the price of our common stock may be adversely affected, and our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards for the NYSE. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources.
We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, when required, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting, or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, or disclosure of management’s assessment of our internal control over financial reporting, may have an adverse impact on the price of our Common Stock.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If, in the future, any of these new or improved controls do not perform as expected, a potential material weaknesses of Refreshing may not be remediated or new material weaknesses may not be identified.
Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of shares of Pubco common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE.
Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal control over financial reporting, and for certain issuers, an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal control over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of shares of Pubco common stock will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our Common Stock.
Risks Related to Redemption
There is no guarantee that a Public Shareholder’s decision whether to redeem its shares of Ordinary Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.
We cannot assure you as to the price at which a Public Shareholder may be able to sell the Pubco Common Stock in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Merger, may cause an increase in the Pubco stock price, and may result in a lower value realized now than an IWAC shareholder might realize in the future had the shareholder not elected to redeem such shareholder’s Public Shares. Similarly, if a Public Shareholder does not redeem such shareholder’s shares, such shareholder will bear the risk of ownership of shares of Pubco Common Stock after the consummation of the Business Combination, and there can be no assurance that a Pubco stockholder can sell such stockholder’s Pubco Common Stock in the future for a greater amount than the Redemption Price set forth in this proxy statement/prospectus. An IWAC Public Shareholder should consult such shareholder’s own tax or financial advisor for assistance on how this may affect its individual situation.
If IWAC Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.
IWAC intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Business Combination. However, despite IWAC’s compliance with these rules, if an IWAC shareholder fails to receive IWAC’s proxy materials, such shareholder may not become aware of the opportunity to redeem its Ordinary Shares. In addition, this proxy statement/prospectus provides the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a Public Shareholder fails to comply with these or any other procedures, its Public Shares may not be redeemed.
In order to exercise their redemption rights, Public Shareholders are required to deliver their Public Shares, either physically or electronically using The Depository Trust Company’s DWAC System, to IWAC’s transfer agent prior to the vote at the Extraordinary General Meeting. If a Public Shareholder properly seeks redemption as described in this proxy statement/prospectus and the Business Combination is consummated, IWAC will redeem these Public Shares for a pro rata portion of the funds deposited in the Trust Account and the Public Shareholder will no longer own such Public Shares following the Merger. See the section entitled “Extraordinary General Meeting of the Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights.
If you or a “group” of IWAC shareholders of which you are a part is deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, or all of the members of such group in the aggregate) will lose the ability to redeem all such Public Shares in excess of 15% of the public shares.
A Public Shareholder, together with any of such shareholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate such shareholder’s Public Shares or, if part of such a group, the group’s public shares, in excess of 15% of the Public Shares, without the prior consent of the IWAC Board. However, IWAC shareholders’ ability to vote all of their Public Shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess Public Shares could result in you suffering a material loss on your investment in IWAC if you sell such excess Public Shares in open market transactions. IWAC cannot assure you that the value of such excess Public Shares will appreciate over time following the Business Combination or that the market price of the Public Shares will exceed the per share Redemption Price.
Risks Related to IWAC
Public Shareholders have limited rights or interests in funds in the Trust Account. For Public Shareholders to liquidate their investment, therefore, they may be forced to sell Public Securities, potentially at a loss.
Public Shareholders will be entitled to receive funds from the Trust Account either (a) because they hold Public Shares or (b) they hold Public Shares through IWAC Units and have elected to separate such IWAC Units into the underlying Public Shares and warrants prior to exercising redemption rights with respect to the Public Shares, only upon (i) such Public Shareholder’s exercise of redemption rights in connection with IWAC’s initial business combination (which will be the Business Combination, should it occur) and then only in connection with those Public Shares that such Public Shareholder properly elected to redeem or (ii) the redemption of Public Shares if IWAC is unable to complete an initial business combination by December 13, 2023 (unless such date is extended by the IWAC shareholders), subject to applicable law and as further described herein. In addition, if IWAC is unable to complete an initial business combination by December 13, 2023 (unless such date is extended by the IWAC shareholders), compliance with applicable law and IWAC’s Current Articles may result in a delay in winding up IWAC and may require IWAC submit a plan of dissolution to its then-existing shareholders for approval prior to the distribution of the proceeds held in IWAC’s Trust Account. In that case, Public Shareholders may be forced to wait beyond December 13, 2023 before they receive funds from the Trust Account. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, Public Shareholders may be forced to sell their Public Shares, potentially at a loss.
IWAC’s management has substantial doubt about their ability to continue as a going concern for a period of time within one year from the date that the financial statements are issued. IWAC’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses IWAC’s substantial doubt about its ability to continue as a “going concern.”
As of August 3, 2023, IWAC had approximately $58.24 million in cash held in trust. Further, IWAC has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination. IWAC cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.
IWAC has identified a material weakness in its internal control over financial reporting as of March 31, 2023. If IWAC is unable to develop and maintain an effective system of internal control over financial reporting, IWAC may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in IWAC and materially and adversely affect its business and operating results.
As required by SEC rules and regulations implementing Section 404 of the Sarbanes-Oxley Act, IWAC’s management is responsible for establishing and maintaining adequate internal control over financial reporting. IWAC’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of IWAC’s financial statements for external reporting purposes in accordance with GAAP.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect errors or misstatements in IWAC’s financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate. Management assessed the effectiveness of our internal control over financial reporting as of March 31, 2023. In making these assessments, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework (2013). Based on our assessments and those criteria, management determined that we have not maintained effective internal control over financial reporting as of March 31, 2023 due to the material weakness described below.
The material weakness identified relates to the fact that we have not yet designed and maintained effective controls relating to the financial statement close process which resulted in errors in the classification of investing activities in of our statement of cash flows. Specifically, we incorrectly presented dividends earned and reinvested in money market mutual funds on the trust account within the cash flows from operating activities section on our statement of cash flows.
To remediate this material weakness, our CFO intends to perform additional postclosing review procedures including a review of the classification of earnings on the trust account and confirmation of amounts and balances with the trustee.
Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. Measures to remediate material weaknesses may be time-consuming and costly and there is no assurance that such initiatives will ultimately have the intended effects. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results. If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and adversely affect our business and operating results. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
Holders of Public Shares may be held liable for claims by third parties against IWAC to the extent of distributions received by them upon Redemption of their shares.
The Sponsor has agreed that, if IWAC liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to IWAC businesses or vendors or other entities that are owed money by IWAC for services rendered or contracted for or products sold to IWAC in excess of the net proceeds of IWAC’s IPO not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that it will be able to satisfy those obligations if it is required to do so.
If IWAC is forced to enter into an insolvent liquidation or file a bankruptcy case or an involuntary bankruptcy case is filed against IWAC which is not dismissed, any distributions received by Public Shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as a “preferential transfer,” a “fraudulent preference, conveyance or disposition” or a similarly unlawful transaction (for example if it was proved that, immediately following the date on which the distribution was made, IWAC was unable to pay its debts as they fall due in the ordinary course of business). As a result, a liquidator or bankruptcy court could seek to recover all amounts received by IWAC’s Public Shareholders. Furthermore, because IWAC intends to distribute the proceeds held in the Trust Account to IWAC’s Public Shareholders promptly after expiration of the time IWAC has to complete an initial business combination, this may be viewed or interpreted as giving preference to IWAC’s Public Shareholders over any potential creditors with respect to access to or distributions from IWAC’s assets. Furthermore, the IWAC Board may be viewed as having breached its fiduciary and/or having acted in bad faith, thereby exposing itself and IWAC to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. There is no assurance that claims will not be brought against IWAC for these reasons.
Although IWAC seeks to have all vendors, service providers (other than its independent auditors) or other entities with which it does business, execute agreements with IWAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of IWAC’s Public Shareholders, as well as distributions to Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Public Shareholders or claims challenging the enforceability of the waiver.
If third parties bring claims against IWAC, the proceeds held in the Trust Account could be reduced and the Redemption Price received by Public Shareholders may be less than $10.20 per share.
IWAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against IWAC. Although IWAC seeks to have all vendors, service providers (other than its independent registered public accounting firm), or other entities with which it does business execute agreements with IWAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of IWAC’s Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against IWAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, IWAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to IWAC than any alternative.
Examples of possible instances where IWAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with IWAC and will not seek recourse against the Trust Account for any reason. Upon Redemption of IWAC’s Public Shares, if IWAC is unable to complete its initial business combination within the prescribed time frame, or upon the exercise of a Redemption Right in connection with the Business Combination, IWAC will be required to provide for payment of claims of creditors that were not waived that may be brought against IWAC within the ten years following Redemption. Accordingly, the Redemption Price received by Public Shareholders could be less than the $[•] held in the Trust Account as of [RECORD DATE], 2023, due to claims of such creditors. In such event, IWAC may not be able to complete an initial business combination, and you would receive such lesser amount per share in connection with any Redemption of your Public Shares.
The Sponsor has agreed that, if IWAC liquidates the Trust Account prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to IWAC. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to IWAC outside of the Trust Account or available to be released to IWAC from interest earned on the trust account balance, the Sponsor would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the Sponsor’s obligations to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind they have in or to any monies held in the trust account. IWAC has not asked the Sponsor to reserve any amount to satisfy any indemnification obligations that may arise and its only assets are expected to be IWAC’s securities. Accordingly, IWAC believes it is unlikely that the Sponsor will be able to satisfy these indemnification obligations if it is required to do so. Therefore, IWAC cannot assure you that the per-share distribution from the Trust Account, if we liquidate the Trust Account because IWAC has not completed a business combination within the required time period, will not be less than $10.20.
IWAC’s directors may decide not to enforce the indemnification obligations of the Sponsor under the Insider Letter Agreement, resulting in a reduction in the amount of funds in the Trust Account available for distribution to IWAC’s Public Shareholders.
The Sponsor has agreed that, if IWAC liquidates the Trust Account prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to IWAC.
In the event that the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, IWAC’s independent directors would determine whether to take legal action against Sponsor to enforce its indemnification obligations. While IWAC currently expects that its independent directors would take legal action on behalf of IWAC against Sponsor to enforce its indemnification obligations to IWAC, it is possible that IWAC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If IWAC’s independent directors choose not to enforce these indemnification obligations, there may be less funds in the Trust Account available for distribution to IWAC’s Public Shareholders.
If, after IWAC distributes the proceeds in the Trust Account to its Public Shareholders, IWAC files a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against IWAC that is not dismissed, a bankruptcy or other court may seek to recover such proceeds and the members of the IWAC Board may be viewed as having breached their fiduciary duties to IWAC’s creditors, thereby exposing the members of the IWAC Board and IWAC to claims of punitive damages.
If, after IWAC distributes the proceeds in the Trust Account to its Public Shareholders, IWAC files a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against IWAC that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance, preference or disposition.” As a result, a bankruptcy court could seek to recover all amounts received by IWAC’s shareholders. In addition, the IWAC Board may be viewed as having breached its fiduciary duty to IWAC’s creditors and/or having acted in bad faith, thereby exposing itself and IWAC to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the business, investments and results of operations of IWAC.
IWAC is subject to laws and regulations enacted by national, regional and local governments. In particular, IWAC is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the business, investments and results of operations of IWAC. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on IWAC’s business and results of operations.
IWAC’s outstanding Warrants may have an adverse effect on the market price of Ordinary Shares or may create dilution for Public Shareholders.
IWAC has issued Warrants that will result in the issuance of additional Ordinary Shares. Such securities, when converted or exercised, will increase the number of issued and outstanding Ordinary Shares. The sale, or even the possibility of sale, of the shares underlying the Warrants could have an adverse effect on the market price for IWAC’s securities. If and to the extent these Warrants are converted or exercised, IWAC’s Public Shareholders may experience dilution to their holdings.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for IWAC to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that IWAC evaluate and report on its system of internal controls. Following the initial business combination, if the Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Following the Business Combination, the Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations of the Company following the Business Combination.
If IWAC were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete the Business Combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities, each of which may make it difficult for us to complete the Business Combination.

In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.
We do not believe that our principal activities and the Business Combination will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. An investment in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. The Trust Account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination (which shall be the Business Combination should it occur); (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Ordinary Shares the right to have their shares redeemed in connection with our initial business combination (which shall be the Business Combination should it occur) or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of our initial public offering or (B) with respect to any other provision relating to the rights of holders of our Class A Ordinary Shares; or (iii) absent an initial business combination (which shall be the Business Combination should it occur) within 24 months from the closing of our initial public offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete the Business Combination, our Public Shareholders may only receive their pro rata portion of the funds in the Trust Account that are available for distribution to Public Shareholders, and our warrants will expire worthless.
On March 30, 2022, the SEC issued proposed rules relating to, among other matters, the extent to which SPACs could become subject to regulation under the Investment Company Act. The SEC’s proposed rule under the Investment Company Act would provide a safe harbor for SPACs from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require a SPAC to file a report on Form 8-K with the Commission announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the SPAC’s registration statement for its initial public offering. The SPAC would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. Although that proposed safe harbor rule has not yet been adopted, the SEC has indicated that are serious questions concerning the applicability of the Investment Company Act to a SPAC that does not complete its initial business combination within the proposed time frame set forth in the proposed safe harbor rule.
The proposed safe harbor rule has not yet been adopted, and one or more elements of the proposed safe harbor rule may not be adopted or may be adopted in a revised form. However, if we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and could increase the costs and time needed to complete a business combination or impair our ability to complete a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
In connection with the Extraordinary General Meeting, Public Shareholders may need to comply with specific requirements for redemption of their Public Shares that may make it more difficult for Public Shareholders to exercise their redemption rights prior to the deadline for exercising their rights.
In connection with any shareholder meeting called to approve a proposed initial business combination, each Public Shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that IWAC convert its Public Shares into a share of the Trust Account. Such redemption will be effectuated under Cayman Islands law as a redemption of the Ordinary Shares, with the Redemption Price to be paid being the applicable pro rata portion of the monies held in the Trust Account. IWAC may require Public Shareholders who wish to convert their Public Shares in connection with a proposed business combination to either tender their certificates (if any) and redemption forms to the Transfer Agent or to deliver their share certificates (if any) and other redemption forms to the Transfer Agent electronically using DTC’s DWAC System. In order to obtain a physical share certificate, a Public Shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is IWAC’s understanding that Public Shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because IWAC does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also IWAC’s understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than IWAC anticipates for Public Shareholders to deliver their share certificates (if any) and other redemption forms, Public Shareholders who wish to convert may be unable to meet the deadline for exercising their redemption rights and thus may be unable to convert their Public Shares.
Additionally, pursuant to IWAC’s Current Articles, IWAC is required to give a minimum of only five clear days’ notice for an extraordinary general meeting. As a result, if IWAC requires Public Shareholders who wish to redeem their Public Shares for the right to receive a pro rata portion of the funds in the Trust Account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive the notice and deliver their share certificates (if any) and other redemption forms for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain IWAC’s securities when they otherwise would not want to.
If IWAC requires Public Shareholders who wish to convert their Public Shares to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
If IWAC requires Public Shareholders who wish to redeem their Public Shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, IWAC will promptly return such certificates to the tendering Public Shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until IWAC has returned their securities to them. The market price for IWAC’s shares may decline during this time and IWAC’s Public Shareholders may not be able to sell their securities when they wish to, even while other shareholders that did not seek redemption may be able to sell their securities.
Because IWAC is incorporated under the laws of the Cayman Islands, Public Shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. Federal courts may be limited.
Because IWAC is currently incorporated under the laws of the Cayman Islands, Public Shareholders may face difficulties in protecting their interests and their ability to protect their rights through the U.S. federal courts may be limited prior to the Domestication. IWAC is currently an exempted company under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon IWAC’s directors or officers, or enforce judgments obtained in the United States courts against IWAC’s directors or officers.

Until the Domestication is effected, IWAC’s corporate affairs are governed by the Current Articles, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of IWAC Securityholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to IWAC under the laws of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of IWAC’s Securityholders and the fiduciary responsibilities of its directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.
IWAC has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against IWAC judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against IWAC predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the IWAC Board or controlling shareholders than they would as public stockholders of a United States company.
IWAC’s officers, directors, or any of their respective affiliates are not obligated to offer any corporate opportunity of which he or she may become aware to IWAC, except for certain limited circumstances, if the Business Combination is not consummated for any reason after the Domestication takes effect, and the Interim Charter becomes the governing charter of IWAC.
Pursuant to the Current Articles, to the fullest extent permitted by applicable law, IWAC’s directors and officers have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as IWAC. IWAC has renounced any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for IWAC’s directors and officers, on the one hand, and IWAC, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, IWAC’s directors and officers have no duty to communicate or offer any such corporate opportunity to IWAC and shall not be liable to IWAC or its shareholders for breach of any fiduciary duty solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to IWAC. The foregoing provisions in the Current Articles does not impact IWAC’s search for an acquisition target in any way.
Before IWAC consummates its Business Combination, IWAC will file certain documents in the Cayman Islands and the State of Delaware. At the effective time of the Domestication, IWAC will cease to be an exempted company incorporated under the laws of the Cayman Islands and will continue as a Delaware corporation. The Current Articles will be replaced by the Interim Charter and IWAC shareholders rights will cease to be governed by the laws of the Cayman Islands and will be governed by Delaware law. Although IWAC plans to consummate its initial business combination on the business day after the Domestication, in the event that the initial business combination is not consummated for any reason, the Interim Charter will become the governing charter of IWAC. Under the Interim Charter, IWAC’s officers and directors, or any of their respective affiliates may become aware of business opportunities which may be appropriate for presentation to IWAC and the other entities to which they owe certain fiduciary or contractual duties.
The inclusion of the “corporate opportunity” waiver in the Interim Charter provides IWAC with greater flexibility to attract and retain the officers and directors that IWAC feels are the best candidates. However, the personal and financial interests of IWAC’s directors, officers and advisors may influence their motivation and may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business opportunity are appropriate and are in IWAC shareholders’ best interest. The directors, officers or their respective affiliates will have no duty to communicate or offer such transaction or business opportunity to IWAC or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. IWAC’s directors, officers or their respective affiliates are only obligated to present the opportunity to IWAC when such opportunity was offered to such person solely in his or her capacity as a director or officer of IWAC and (i) such opportunity is one IWAC is legally and contractually permitted to undertake and would otherwise be reasonable for IWAC to pursue and (ii) the director or officer is permitted to refer that opportunity to IWAC without violating any legal obligation.
Risks Related to Tax
There is a risk that a U.S. Holder may recognize taxable gain with respect to its Ordinary Shares at the effective time of the Domestication.
As described more fully under the section entitled “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to IWAC Shareholders” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code. Assuming that the Domestication so qualifies, U.S. Holders (as defined in such section) of Ordinary Shares will be subject to Section 367(b) of the Code and, as a result:
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A U.S. Holder of Ordinary Shares whose Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of IWAC’s earnings in income;

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A U.S. Holder of Ordinary Shares whose Ordinary Shares have a fair market value of $50,000 or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power and value of all classes of Ordinary Shares will generally recognize gain (but not loss) on the exchange of Ordinary Shares for shares in the Company (a Delaware corporation) pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to its Ordinary Shares, provided certain other requirements are satisfied. IWAC does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication; and

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A U.S. Holder of Ordinary Shares whose Ordinary Shares have a fair market value of $50,000 or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power or value of all classes of Ordinary Shares will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d))) attributable to its Ordinary Shares, provided certain other requirements are satisfied. IWAC does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication.

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Furthermore, even if the Domestication qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder of Ordinary Shares may still recognize gain (but not loss) upon the exchange of its Ordinary Shares for IWAC Common Stock pursuant to the Domestication under the “passive foreign investment company,” or PFIC, rules of the Code equal to the excess, if any, of the fair market value of the common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in the corresponding Ordinary Shares surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply. In such event, the U.S. Holder’s aggregate tax basis in IWAC Common Stock received in connection with the Domestication should be the same as the aggregate tax basis of Ordinary Shares surrendered in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the description in the section entitled “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to IWAC Shareholders — U.S. Holders — Effect of PFIC Rules on the Domestication.”
IWAC could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.
IWAC could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce IWAC’s after-tax income and adversely affect IWAC’s business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect us, Refreshing, Pubco, or our or their subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on IWAC’s financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.
In addition, IWAC’s effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge IWAC’s interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to IWAC’s income tax provision that could increase IWAC’s effective tax rate. Changes to tax laws may also adversely affect IWAC’s ability to attract and retain key personnel.
Risks Related to Operational Factors Affecting Refreshing
If Refreshing does not profitably manage the location and profitability of its products and services, its business could suffer.
Refreshing’s performance will depend upon Refreshing’s ability to profitably operate the vending machines Refreshing owns and services so that they produce sufficient cash flows to pay their operating expenses. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in the circumstances and condition of the business where the machine is placed, including, but not limited to, competition from other businesses offering the same or similar products and services; changes in the location of such other businesses in the local market; changes in governmental rules and fiscal policies, civil unrest, natural disasters, pandemics; unforeseen increases in operating expenses generally; the bankruptcy or liquidation of the lessor of a vending machine site; adverse changes in zoning laws; the impact of lawsuits which could cause Refreshing to incur significant legal expenses and divert management’s time and attention from the day-to-day operations of Refreshing; and other factors that are beyond Refreshing’s control and the control of the property owners where Refreshing’s products and services are provided.

If Refreshing does not address evolving consumer product and shopping preferences, its business could suffer.
Consumer product preferences have evolved and continue to evolve as a result of, among other things, health, wellness and nutrition considerations; shifting consumer demographics; changes in consumer tastes and needs; changes in consumer lifestyles; concerns regarding location of origin or source of ingredients and raw materials and the environmental and sustainability impact of the product manufacturing process; consumer emphasis on transparency related to Refreshing’s products and packaging; and competitive product and pricing pressures. In addition, in many of Refreshing’s markets, shopping patterns are being affected by the digital evolution, with consumers rapidly embracing shopping by way of mobile device applications, e-commerce retailers and platforms. If Refreshing fails to address past changes in consumer product and shopping preferences, or does not successfully anticipate and prepare for future changes in such preferences, Refreshing’s share of sales, revenue growth and overall financial results could be negatively affected.
Changes in the retail landscape or the loss of key retail or service customers could adversely affect Refreshing’s financial performance.
Refreshing’s industry is being affected by the trend toward e-commerce and the consolidation in and blurring of the lines between retail channels. Refreshing or its partners may need to provide lower pricing and increased marketing, which could negatively affect Refreshing’s profitability. Refreshing’s industry is being affected by the rapid growth in sales through e-commerce retailers, e-commerce websites, mobile commerce applications and subscription services, which may result in a shift away from physical retail operations to digital channels. As a physical vending machine company, Refreshing may not be able to develop and maintain successful relationships with new e-commerce retailers. If Refreshing is unable to successfully adapt to the rapidly changing retail landscape, including the rapid growth in digital commerce, Refreshing’s share of sales, volume growth and overall financial results could be negatively affected. In addition, Refreshing’s success depends in part on its ability to maintain good relationships with key retail and service customers to maintain the placement of its machines. The loss of one or more of Refreshing’s key retail or service customers could have an adverse effect on Refreshing’s financial performance.
Refreshing’s failure to retain current clients, renew existing client contracts on comparable or favorable terms, and obtain new client contracts on expected terms could adversely affect its business.
Refreshing’s success depends on its ability to retain its current clients, renew Refreshing’s existing client contracts and obtain new business on commercially-favorable terms. Refreshing’s ability to do so generally depends on a variety of factors, including the quality and price of its machines and the products contained therein, as well as its ability to market these machines effectively and differentiate itself from their competitors. In addition, clients are increasingly focused on targets and standards related to environmental sustainability matters, such as packaging and waste, greenhouse gas emissions, animal health and welfare, deforestation and land use. When Refreshing renews existing client contracts, it is often on terms that are less favorable or less profitable for it than the initial contract terms. In addition, Refreshing typically incurs start-up and operating costs and experience lower profit margin and operating cash flows in connection with the establishment of new business and in periods with higher rates of new business, Refreshing has experienced and is expected to continue to experience negative impact to its profit margin and its cash flows. There can be no assurance that Refreshing will be able to obtain new business, renew existing client contracts at the same or higher levels of pricing or that Refreshing’s current clients will not turn to competitors, cease operations, elect to self-operate a machine, or terminate contracts with Refreshing. These risks may be exacerbated by the current economic environment, due to, among other things, increased cost pressure at Refreshing’s clients, tight labor markets and heightened competition in a contracted marketplace. In addition, consolidation by Refreshing’s clients in the industries it serves could result in losing business if the combined entity chooses a different vending machine provider, or elects to forgo vending machines altogether. The failure to renew a significant number of Refreshing’s existing contracts, including on the same or more favorable terms, or the significant failure to recoup expenses in expected amounts and timeframes for Refreshing’s new business contracts would have a material adverse effect on its business and results of operations and the failure to obtain new business could have an adverse impact on Refreshing’s growth and financial results.
Competition in Refreshing’s business is intense and could hurt its business.
Refreshing operates in the highly competitive commercial vending industry. Several of Refreshing’s competitors have greater financial and other resources than it does. Furthermore, there are a large number of local and regional distributors against whom Refreshing competes. Refreshing’s ability to gain or maintain share of sales in various local markets may be limited as a result of actions by competitors. Competitive pressures may cause Refreshing to reduce prices it charges customers or may restrict its ability to increase such prices in response to commodity and other cost increases. Such pressures may also increase marketing costs and machine placement and fees. In addition, the rapid growth of e-commerce may create additional consumer price deflation by, among other things, decreasing foot traffic at some of the locations which contain Refreshing’s vending machines, mini-stores and products. If Refreshing does not continuously strengthen its capabilities in marketing and innovation to maintain its market share while it selectively expand into other profitable categories in the commercial vending industry, its business could be negatively affected.
If Refreshing is unable to expand its operations in emerging markets, its growth rate could be negatively affected.
Refreshing’s success depends in part on its ability to grow its business in emerging markets, which in turn depends on economic and infrastructure conditions in those markets and on its ability to make necessary infrastructure enhancements to distribution networks, sales equipment, maintenance, and technology. Additionally, Refreshing relies on local availability of employees to establish and manage its operations in these markets. Scarcity or heavy competition for employee resources could impede Refreshing’s abilities in such markets. Moreover, the supply of Refreshing’s products in emerging markets must match consumers’ demand for those products. Due to product price and dietary differences, there can be no assurance that Refreshing’s products will be accepted in any particular emerging market.
Product safety and quality concerns could negatively affect Refreshing’s business.
Refreshing’s success depends in large part on the ability to maintain consumer confidence in the safety and quality of the products it places in its machines. Refreshing has rigorous product safety and quality standards, which it expect its operations as well as its product suppliers to meet. However, despite Refreshing’s strong commitment to product safety and quality, Refreshing or its product partners may not always meet these standards, particularly as it expands its product offerings through innovation or acquisitions into categories that may be beyond Refreshing’s traditional range of products. If Refreshing or its product partners fail to comply with applicable product safety and quality standards, or if the products in its machines are or become contaminated or adulterated by any means, Refreshing may be required to conduct costly product recalls and may become subject to product liability claims and negative publicity, which could cause Refreshing’s business to suffer.
Being a cash-based business exposes Refreshing to additional risks such as larceny, pilferage, and more difficult accounting.
Many vending machine transactions are cash-based. This basis on cash introduces an increased risk of larceny and pilferage. Additionally, the accounting of a mostly cash-based business is inherently more difficult than businesses where transactions are tracked by technology.
Refreshing heavily relies on the trucking and transportation industries for its business and any adverse impact thereto could negatively affect its business.
Refreshing relies heavily on vehicles and fleet to ensure that its machines never run out of product. It is pertinent for Refreshing’s trucking and transportation partners to ensure that personnel management is optimum and time taken to travel provide its machines with products is optimized perfectly. Any undue delay or prolonged adverse impact to the trucking or transportation industries would cause Refreshing to lose out on potential sales, which could cause its business to suffer.
Refreshing’s indebtedness could adversely affect its financial condition or its ability to operate its business or react to changes in the economy or its industry, prevent it from fulfilling its obligations under the notes or our other debts and could divert our cash flow from operations for debt payments.
We have a substantial amount of indebtedness, which requires significant interest payments. As of December 31, 2022, we and our subsidiaries had approximately $354,000 aggregate principal amount of indebtedness outstanding. Our level of indebtedness and the current constraints on our liquidity could have important consequences, including the following:

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we must use a substantial portion of our cash flow from operations to pay interest and principal on our indebtedness, which reduces or will reduce funds available to us for other purposes such as working capital, capital expenditures, other general corporate purposes and potential acquisitions;

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our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

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there are significant constraints on our ability to generate liquidity through incurring additional debt; and;

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we may be more vulnerable to economic downturn and adverse developments in our business.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness. To the extent new indebtedness is added to our debt levels, including as a result of satisfying interest payment obligations on certain of our indebtedness with payments-in-kind, the related risks that we now face could intensify. If we are unable to comply with our covenants under our indebtedness, our liquidity may be further adversely affected.
Our ability to meet our expenses, to remain in compliance with our covenants under our debt instruments and to make future principal and interest payments in respect of our debt depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations.
Increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters could have a material adverse impact on Refreshing’s financial results.
Refreshing is subject to income tax in the United States. Refreshing’s overall effective income tax rate is a function of applicable local tax rates and the geographic mix of its income from continuing operations before taxes, which is itself impacted by currency movements. Consequently, the isolated or combined effects of unfavorable movements in tax rates could reduce Refreshing’s after-tax income.
Refreshing’s annual tax rate is based on its income and the tax laws in the jurisdictions in which it operates. Significant judgment is required in determining Refreshing’s annual income tax expense and in evaluating its tax positions. Although Refreshing believes its tax estimates are reasonable, the final determination of tax audits and any related disputes could be materially different from its historical income tax provisions and accruals. The results of audits or related disputes could have a material effect on Refreshing’s financial statements for the period or periods for which the applicable final determinations are made and for periods for which the statute of limitations is open.
Increased or new indirect taxes in the United States could negatively affect Refreshing’s business.
Refreshing’s business operations are subject to numerous duties or taxes that are not based on income, sometimes referred to as “indirect taxes,” including import duties, tariffs, excise taxes, sales or value-added taxes, and payroll taxes in the jurisdictions in which Refreshing operates, including indirect taxes imposed by state and local governments. Increases in or the imposition of new indirect taxes on Refreshing’s business operations or products would increase the cost of products or, to the extent levied directly on consumers, make its products less affordable, which may negatively impact Refreshing’s net operating revenues and profitability.
Increase in the cost, disruption of supply or shortage of energy or fuel could affect Refreshing’s profitability.
A large fleet of trucks and other motor vehicles distribute and deliver products to Refreshing’s machines and, ultimately, its customers. In addition, Refreshing uses a significant amount of electricity, gasoline, natural gas and other energy sources to operate business. An increase in the price, disruption of supply or shortage of fuel and other energy sources in any of the markets in which Refreshing operates and its machines may be located, that may be caused by increasing demand or by events such as natural disasters, power outages, or the like could increase Refreshing’s operating costs and negatively impact its profitability.
Increase in the cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, and containers could harm Refreshing’s business.
Refreshing’s product partners use various ingredients in their products that are located in its machines, as well as packaging materials and containers for those products to be placed into its machines. The prices for these ingredients, packaging materials, and other containers fluctuate depending on market conditions. Substantial increases in the prices of Refreshing’s partners’ ingredients, packaging materials, and other containers to the extent they cannot be recouped through increases in the prices of finished products, could increase Refreshing’s and its partners’ operating costs and reduce its profitability. Increases in the prices of Refreshing’s partners’ finished products resulting from a higher cost of ingredients, packaging materials, and other containers could affect affordability in some markets and reduce sales. Refreshing and its partners may not be able to maintain favorable arrangements and relationships with suppliers for these ingredients, and its contingency plans may not be effective in preventing disruptions that may arise from shortages of any ingredient that is available from a limited number of suppliers or from only one source.
The food industry is impacted by the variability of weather conditions. Adverse weather conditions may affect the supply of agricultural commodities from which key ingredients for Refreshing’s partners’ products are derived. An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, packaging materials, and other containers that may be caused by a deterioration of Refreshing’s or its partners’ relationships with suppliers; by supplier quality and reliability issues; by trade disruptions, changes in supply chain and increases in tariffs, or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like could negatively impact Refreshing’s net operating revenues and profits.
Changes in laws and regulations relating to food and beverage containers and packaging could increase Refreshing’s costs and reduce demand for its products.
Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged in connection with the sale, marketing and use of certain beverage containers. Other proposals relating to food and beverage container deposits, recycling, tethered bottle caps, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States, and Refreshing anticipates that similar legislation or regulations may be proposed in the future at local, state and federal levels, both in the United States and elsewhere. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in any of the markets in which Refreshing operates, they could affect Refreshing’s costs or require changes in its distribution model, which could reduce its net operating revenues and profitability.
Unfavorable general economic conditions in the United States could negatively impact Refreshing’s financial performance.
Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, Refreshing’s machines’ products. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of the products Refreshing’s machines provide or by shifting away to lower-priced products offered by other companies, including private label brands. Softer consumer demand in the United States could reduce Refreshing’s profitability and could negatively affect its overall financial performance.
Refreshing conduct business in high-risk legal compliance environments, which exposes us to increased legal and reputational risk.
The products contained in Refreshing’s machines can be considered high-risk legal compliance environments. Refreshing’s policies and procedures require strict compliance by its product providers with all

United States and local laws and regulations and consent orders applicable to its business operations, including those prohibiting improper payments to government officials. Nonetheless, Refreshing’s policies and procedures may not always ensure full compliance by its product partners with all applicable legal requirements. Improper conduct by Refreshing’s product partners could damage its reputation in the United States or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines as well as disgorgement of profits.
If Refreshing’s third-party service providers and business partners do not satisfactorily fulfill their commitments and responsibilities, its financial results could suffer.
In the conduct of Refreshing’s business it relies on relationships with third parties, including product providers, suppliers, distributors, contractors, and other external business partners for certain functions or for services in support of key portions of Refreshing’s operations. These third-party service providers and business partners are subject to similar risks as Refreshing is relating to cybersecurity, privacy violations, business interruption, and systems and employee failures, and are subject to legal, regulatory and market risks of their own. Refreshing’s third-party service providers and business partners may not fulfill their respective commitments and responsibilities in a timely manner and in accordance with the agreed upon terms. In addition, while Refreshing has procedures in place for selecting and managing its relationships with third-party service providers and other business partners, it does not have control over its business operations or governance and compliance systems, practices and procedures, which increases Refreshing’s financial, legal, reputational and operational risk. If Refreshing is unable to effectively manage its third-party relationships, or for any reason its third-party service providers or business partners fail to satisfactorily fulfill their commitments and responsibilities, Refreshing’s financial results could suffer.
Failure to adequately protect, or disputes relating to, Refreshing’s machines could harm its business.
Refreshing’s machines are essential to the success of its business. Refreshing cannot be certain that the steps it is taking are sufficient to protect its machines or that, notwithstanding legal protection, others will not vandalize, rob, steal from, destroy, or otherwise negatively impact its machines. If Refreshing fails to adequately protect its machines, the cost to repair and maintain the machines, as well as restock the lost product, could cause Refreshing’s business to suffer. In addition, Refreshing could come into conflict with third parties over its machines, which could result in disruptive and expensive litigation. Any of the foregoing could harm Refreshing’s business.
Climate change may have a long-term adverse impact on Refreshing’s business and results of operations.
There is increasing concern that a gradual increase in global average temperatures due to increased concentration of carbon dioxide and other greenhouse gases in the atmosphere will cause significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Decreased agricultural productivity in certain regions of the world as a result of changing weather patterns may limit the availability or increase the cost of key agricultural commodities, and could impact the food security of communities around the world. Climate change may also exacerbate water scarcity and cause a further deterioration of water quality in affected regions, which could limit water availability for food production. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt Refreshing’s supply chain or impact demand for its products. As a result, the effects of climate change could have a long-term adverse impact on Refreshing’s business and results of operations.
Changes in, or failure to comply with, the laws and regulations applicable to Refreshing’s products or its business operations could increase its costs or reduce its net operating revenues.
Refreshing’s business is subject to various laws and regulations, including laws and regulations relating to competition, product safety, advertising and labeling, container deposits, recycling and product stewardship, the protection of the environment, and employment and labor practices. Changes in applicable laws or regulations or evolving interpretations thereof, including increased or additional regulations to limit carbon dioxide and other greenhouse gas emissions as a result of concern over climate change, to discourage the use of plastic, including regulations relating to recovery and/or disposal of plastic packaging materials due to environmental concerns, or to limit or impose additional costs on commercial water use due to local water scarcity concerns, may result in increased compliance costs, capital expenditures and other financial obligations for Refreshing and its partners, which could affect its profitability, or may impede the production, distribution, marketing and sale of Refreshing’s partners’ products, which could affect its net operating revenues. In addition, failure to comply with environmental, health or safety requirements, privacy laws and regulations, U.S. trade sanctions, the U.S. Foreign Corrupt Practices Act and other applicable laws or regulations could result in litigation, the assessment of damages, the imposition of penalties, suspension of production or distribution, costly changes to equipment or processes due to required corrective action, or a cessation or interruption of its operations, as well as damage to its image and reputation, all of which could harm Refreshing’s profitability.
Changes in accounting standards could affect Refreshing’s reported financial results.
New accounting standards or pronouncements that may become applicable to Refreshing from time to time, or changes in the interpretation of existing standards and pronouncements, could have a significant effect on its reported financial results for the affected periods.
If Refreshing is not able to achieve long-term growth objectives, the value of Refreshing could be negatively affected.
Refreshing has certain long-term growth objectives. These objectives were based on, among other things, its evaluation of its growth prospects. There can be no assurance that Refreshing will realize its long-term growth objectives.
If global credit market conditions deteriorate, Refreshing’s financial performance could be adversely affected.
The cost and availability of credit vary by market and are subject to changes in the global or regional economic environment. If conditions in credit markets deteriorate, Refreshing’s ability to obtain debt financing on favorable terms may be negatively affected, which could affect its profitability. A decrease in availability of consumer credit resulting from unfavorable credit market conditions, as well as general unfavorable economic conditions, may also cause consumers to reduce their discretionary spending, which could reduce the demand for the products in Refreshing’s machines and negatively affect its financial performance.
Global or regional catastrophic events could impact Refreshing’s operations and financial results.
Because of Refreshing’s operations, its business could be affected by large-scale terrorist acts, cyber-strikes and radiological attacks, especially those directed against the United States; the outbreak or escalation of armed hostilities; major natural disasters; or widespread outbreaks of infectious diseases, such as the Covid-19 pandemic. Such events could impair Refreshing’s ability to manage its business, and could disrupt production, transportation and delivery of its partners’ products or its machines. In addition, such events could cause disruption of economic activity, which could affect consumers’ purchasing power in the affected areas and, therefore, reduce demand.
We have identified a material weakness in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.
Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In connection with the preparation of our consolidated financial statements for the years ended December 31, 2022, and December 31, 2021, we concluded that there was a material weakness in our internal control over financial reporting related to the restatement described elsewhere in this prospectus. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.
In the course of finalizing the audit of our financial statements for the years ended December 31, 2022, and December 31, 2021, we identified a misapplication of GAAP that resulted in a restatement. The restatement results from the Company’s correction of its ASC 842 disclosures and overstatements of inventory and income tax. In addition, various financial statement presentation and classification disclosures arose with the restatement effect disclosed in Note 2 of our audited December 31, 2022 and December 31, 2021 consolidated financial statements.
While we have designed and implemented, or expect to implement, measures that we believe address or will address this control weakness, we continue to develop our internal controls, processes and reporting systems by, among other things, hiring qualified personnel with expertise to perform specific functions, and designing and implementing improved processes and internal controls, including ongoing senior management review and audit committee oversight. We plan to remediate the identified material weakness by hiring financial consultants and expect to hire additional accounting staff to complete the remediation. We expect to incur additional costs to remediate this weakness, primarily personnel costs and external consulting fees. We may not be successful in implementing these systems or in developing other internal controls, which may undermine our ability to provide accurate, timely and reliable reports on our financial and operating results. Further, we will not be able to fully assess whether the steps we are taking will remediate the material weakness in our internal control over financial reporting until we have completed our implementation efforts and sufficient time passes in order to evaluate their effectiveness. In addition, if we identify additional material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated.
Our independent registered public accounting firm did not perform an evaluation of our internal control over financial reporting during any period in accordance with the provisions of the Sarbanes-Oxley Act. Had our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional control deficiencies amounting to material weaknesses might have been identified. If we identify new material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we may be late with the filing of our periodic reports, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. As a result of such failures, we could also become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources from our core business.

EXTRAORDINARY GENERAL MEETING OF THE SHAREHOLDERS
General
IWAC is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the IWAC Board for use at the Extraordinary General Meeting to be held on [•], 2023, and at any adjournments thereof. This proxy statement/prospectus is first being furnished to IWAC’s shareholders on or about, [•], 2023 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides IWAC’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting.
Date, Time and Place of Extraordinary General Meeting
The Extraordinary General Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on [•], 2023, at https://www.cstproxy.com/[•], to consider and vote upon the proposals to be submitted to the Extraordinary General Meeting, including if necessary or desirable, the Adjournment Proposal. For the purposes of the Current Articles, the Extraordinary General Meeting may also be attended in person at IWAC’s office at 148 N. Main Street, Florida, New York 10921.
The Extraordinary General Meeting can be accessed by visiting https://www.cstproxy.com/[•], where you will be able to listen to the meeting live and vote during the meeting. Please have your control number, which can be found on your proxy card, to join the Extraordinary General Meeting. If you do not have a control number, please contact the Continental, the transfer agent.
Registering for the Extraordinary General Meeting
As a registered shareholder, you received a Proxy Card from Continental. The form contains instructions on how to attend the Extraordinary General Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at the phone number or e-mail address below. Continental support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.
You can pre-register to attend the meeting starting at 9:00 a.m., Eastern Time, on [•], 2023. Enter the URL address into your browser https://www.cstproxy.com/[•], enter your control number, name and email address. Once you pre-register you can vote your shares. At the start of the Extraordinary General Meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.
Beneficial investors, who own their investments through a bank or broker, will need to contact Continental to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the Extraordinary General Meeting for processing your control number.
If you do not have internet capabilities, you can listen only to the Extraordinary General Meeting by dialing [•], within the U.S. and Canada, and [•] outside of the U.S. and Canada (standard rates apply) when prompted enter the pin number [•]. This is listen only, you will not be able to vote or enter questions during the meeting.
Purpose of the Extraordinary General Meeting
At the Extraordinary General Meeting, IWAC is asking holders of its Ordinary Shares:
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To consider and vote upon the NTA Proposal.

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To consider and vote upon the Domestication Proposal. The form of the proposed Interim Charter to become effective upon the Domestication is attached to this proxy statement/prospectus as Annex B and the form of the IWAC Bylaws to become effective upon the Domestication is attached to this proxy statement/prospectus as Annex C;

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To consider and vote upon the Business Combination Proposal. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

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To consider and vote upon the Charter Proposal. The form of Proposed Charter to become effective upon consummation of the Business Combination is attached to this proxy statement/prospectus as Annex D.

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To consider and vote upon the Organizational Documents Proposals.

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To consider and vote upon the NYSE Proposal.

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To consider and vote upon the Director Election Proposal.

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To consider and vote upon the Adjournment Proposal, if presented at the Extraordinary General Meeting.

ValueScope Opinion
On December 1, 2022, IWAC engaged ValueScope, Inc. to serve as an independent financial advisor for the benefit of the board of IWAC in connection with the consideration by the board of the Business Combination between IWAC and Refreshing.
Subject to various agreed procedures, terms, conditions, assumptions, qualifications and limitations, ValueScope rendered its formal written opinion, which we refer to as the “ValueScope Opinion,” that the consideration to be paid by IWAC in the Business Combination is fair, from a financial point of view, to IWAC.
The full text of the opinion is included with this proxy statement/prospectus. All descriptions of and disclosures concerning ValueScope Opinion are qualified in their entirety by reference to the specific text of ValueScope Opinion, a copy of which is included as Annex F to this proxy statement/prospectus. The included copy is provided only for informational purposes and is not for the benefit of or to be relied on by any person or entity other than the board of IWAC.
Recommendation of the IWAC Board with Respect to the Proposals
The IWAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of IWAC and recommends that IWAC’s shareholders vote “FOR” the NTA Proposal, “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Director Election Proposal, and, if presented at the Extraordinary General Meeting, “FOR” the Adjournment Proposal.
Record Date; Who is Entitled to Vote
IWAC has fixed the close of business on [RECORD DATE], 2023, as the Record Date for determining the shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. As of the close of business on the Record Date, there were 8,266,272 Ordinary Shares outstanding and entitled to vote. Each Ordinary Share is entitled to one vote per share.
Quorum
The holders of a majority of the issued and outstanding Ordinary Shares of IWAC, being individuals present in person or by proxy or if a corporation or other non-natural person, by its duly authorized representative or proxy (which would include presence virtually at the Extraordinary General Meeting) shall constitute a quorum.
Abstentions and Broker Non-Votes
With respect to each proposal except The Director Election Proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the director nominees described in The

Director Election Proposal, you may vote “FOR ALL” or “WITHHOLD ALL” or may withhold your vote with respect to particular nominee(s) named by you.
If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Extraordinary General Meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have no effect on the outcome of any other proposal in this proxy statement/prospectus.
Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the proposals.
Vote Required for Approval
The following votes are required for each proposal at the Extraordinary General Meeting:
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Proposal 1: NTA Proposal: The NTA Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

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Proposal 2: Domestication Proposal: The Domestication Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

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Proposal 3: Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

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Proposal 4: Charter Proposal: The Charter Proposal must be approved by a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting.

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Proposals 5 – 9: Organizational Documents Proposals: The Organizational Documents Proposals, each of which is a non-binding advisory vote, must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

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Proposal 10: NYSE Proposal: The NYSE Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

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Proposal 11: Director Election Proposal: The election of the director nominees pursuant to the Director Election Proposal must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

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Proposal 12: Adjournment Proposal: The Adjournment Proposal, if presented, must be approved by an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.

The Required Proposals are interdependent on each other. The NTA Proposal and the Organizational Documents Proposals are conditional upon the Required Proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If IWAC’s shareholders do not approve each of the Required Proposals at the Extraordinary General Meeting, the Business Combination may not be consummated.
Voting Your Shares
Each Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your Ordinary Shares at the Extraordinary General Meeting.
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You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the IWAC Board “FOR” the NTA Proposal, “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Director Election Proposal, and, if presented at the Extraordinary General Meeting, “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

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You Can Attend the Extraordinary General Meeting and Vote Online. IWAC will be hosting the Extraordinary General Meeting via live webcast. If you attend the Extraordinary General Meeting virtually, you may submit your vote at the Extraordinary General Meeting online at https://www.cstproxy.com/[•], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Extraordinary General Meeting. See “— Registering for the Extraordinary General Meeting” above for further details on how to attend the Extraordinary General Meeting.

Revoking Your Proxy
Shareholders may send a later-dated, signed proxy card to IWAC’s Chief Executive Officer at the address set forth below so that it is received by IWAC’s Chief Executive Officer not less than 48 hours prior to the vote at the Extraordinary General Meeting (which is scheduled to take place at 10:00 a.m., Eastern Time, on [•], 2023) or attend the Extraordinary General Meeting virtually or at the physical address for the Extraordinary General Meeting and vote. Shareholders also may revoke their proxy by sending a notice of revocation to IWAC’s Chief Executive Officer, which must be received by IWAC’s Chief Executive Officer prior to the vote at the Extraordinary General Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may call Morrow Sodali LLC (“Morrow Sodali”), the proxy solicitor for IWAC, at 800-662-5200, or banks and brokers can call 203-658-9400, or by emailing @investor.morrowsodali.com.
Vote of IWAC’s Insiders
All of IWAC’s Insiders have previously agreed to vote all of their Public Shares in favor of the Business Combination and have waived any redemption rights in connection with the Business Combination.
Redemption Rights
Public Shareholders may seek to redeem the Public Shares that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination, or do not vote in relation to the proposed Business Combination.
Any Public Shareholder may request redemption of their Public Shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds and not previously released to IWAC to pay IWAC’s taxes, divided by the number of then-outstanding Public Shares, provided, however that such Public Shareholder must follow the procedures outlined in this proxy statement/prospectus (including, with respect to Public Shares that are part of IWAC Units, that the IWAC Units must first be separated into component Public Shares and warrants as described in this proxy statement/prospectus), in order to receive cash for any Public Shares such Public Shareholder intends to redeem. As of [RECORD DATE], 2023, this would have amounted to approximately $[•] per Public Share, based on the amount held in the Trust Account on such date.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board. The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus.
Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares unless the IWAC Board consents. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then, in the absence of the IWAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.
IWAC’s Insiders will not have redemption rights with respect to any Public Shares owned by them, directly or indirectly.
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(a)   hold Public Shares or hold Public Shares through IWAC Units and you elect to separate your IWAC Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and
(b)   prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting):
(i)   submit a written request to the transfer agent that IWAC redeem your Public Shares for cash and
(ii)   deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through DTC.
Holders of IWAC Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their IWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the IWAC Units into the underlying Public Shares and Public Warrants, or if a holder holds IWAC Units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board. The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. IWAC will be required to honor such request only if made prior to the deadline for exercising redemption requests.
If the Business Combination is not approved or completed for any reason, then the Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, IWAC will promptly return any shares previously delivered by Public Shareholders.
The closing price of shares of Public Shares on [RECORD DATE], 2023 was $[•] per share. Prior to exercising redemption rights, shareholders should verify the market price of Public Shares, as they may receive higher proceeds from the sale of their shares of Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. IWAC cannot assure Public Shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in IWAC’s securities when IWAC’s shareholders wish to sell their shares.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own those Public Shares. Public Shareholders will be entitled to receive cash for their Public Shares only if they:
(a)   hold Public Shares or hold Public Shares through IWAC Units and have elected to separate their IWAC Units into the underlying Public Shares and warrants prior to exercising your redemption rights with respect to the Public Shares; and
(b)   prior to 5:00 p.m., Eastern Time, on [•], 2023 (two business days prior to the vote at the Extraordinary General Meeting) (i) submitted a written request to the transfer agent that IWAC redeem the holder’s Public Shares for cash and (ii) delivered the holder’s share certificates (if any) and other redemption forms to the Transfer Agent, physically or electronically through DTC.
Appraisal or Dissenters’ Rights
Shareholders of IWAC do not have appraisal or dissenters’ rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.
Proxy Solicitation Costs
IWAC is soliciting proxies on behalf of the IWAC Board. This solicitation is being made by mail but also may be made by telephone or in person. IWAC and IWAC’s directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. IWAC will bear the cost of the solicitation.
IWAC has hired Morrow Sodali to assist in the proxy solicitation process. IWAC will pay that firm a fee of $[•] plus out-of-pocket expenses. Such fee will be paid with funds available at the Closing.
IWAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. IWAC will reimburse them for their reasonable expenses.
Potential Purchases of Public Shares and/or Warrants
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding IWAC or IWAC’s securities, IWAC’s Initial Shareholders, Insiders, directors or officers or their respective affiliates may purchase IWAC Units, Ordinary Shares or Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their shares in favor of the Business Combination Proposal, or to withdraw any request for redemption. The purpose of such share purchases and other transactions would be to increase the likelihood that the Proposals are approved at the Extraordinary General Meeting or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the Business Combination that may not otherwise have been possible. As of the date of this proxy statement/prospectus, none of IWAC’s Initial Shareholders, Insiders, directors or officers has any plans to make any such purchases. IWAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Entering into any such incentive arrangements may have a depressive effect on outstanding Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting.
The existence of financial and personal interests of IWAC’s directors, officers and advisors may result in conflicts of interest, including a conflict between what may be in the best interests of IWAC and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the Proposals. See the sections entitled “Risk Factors”, “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors and Others in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

PROPOSAL 1: THE NTA PROPOSAL
Overview
As discussed elsewhere in this proxy statement/prospectus, IWAC is asking its shareholders to approve the NTA Proposal. The NTA Proposal is conditioned upon the approval of the Required Proposals. Therefore, if the Required Proposals are not approved, then the NTA Proposal will have no effect, even if approved by IWAC shareholders. If the NTA Proposal and the Business Combination Proposal are approved at the Extraordinary General Meeting, the following amendments will be made to the Current Articles, which shall be effective, if adopted and implemented by IWAC, prior to the Domestication and the consummation of the proposed Business Combination:
Article 36.5(c) of the Current Articles shall be deleted in its entirety and replaced with the following language: “In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Article 36.5(a) or 36.5(b) or an Amendment Redemption Event under Article 36.11 if such redemptions would cause the Company to have net tangible assets of less than any net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination.”
Reasons for the Amendments
IWAC shareholders are being asked to adopt the proposed amendments to the Current Articles prior to the Closing, which, in the judgment of the IWAC Board, may facilitate the consummation of the Business Combination. The Current Articles limits IWAC’s ability to consummate an initial business combination, or to redeem shares of IWAC’s Ordinary Shares in connection with an initial business combination, if it would cause IWAC to have less than $5,000,001 in net tangible assets. The purpose of such limitation was initially to ensure that the Ordinary Shares not deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because the Ordinary Shares (and the IWAC Common Stock after the Domestication) and the shares of Pubco Common Stock would not be deemed to be a “penny stock” pursuant to other applicable provisions of Rule 3a51-1 under the Exchange Act, including the fact that such securities will be listed on a national securities exchange, IWAC is presenting the NTA Proposal to facilitate the consummation of the Business Combination. If the NTA Proposal is not approved and there are significant requests for redemption such that IWAC’s net tangible assets would be less than $5,000,001 upon the consummation of the Business Combination, the Current Articles would prevent IWAC from being able to consummate the Business Combination even if all other conditions to Closing are met. If the NTA Proposal is approved and the Current Articles is amended to remove the net tangible asset requirement, then it is possible that all of the Public Shares could be redeemed. Additionally, if the NTA Proposal is approved, it is possible that shareholders could be exposed to the risk of exchange delisting. See “Risk Factors” under the heading “NYSE may delist IWAC’s securities from trading on its exchange prior to the Business Combination, including as a result of the NTA Proposal being approved, which could limit investors’ ability to make transactions in IWAC’s securities and subject it to additional trading restrictions.”
If the Domestication is consummated, then the Current Articles, as amended by the NTA Amendments, will be replaced in its entirety by the Interim Charter upon the Domestication and all of the references in this proxy statement/prospectus to the “Current Articles” shall be deemed to mean the Current Articles as amended by amendments the contained in this NTA Proposal. The Interim Charter, which will be adopted upon Domestication, will similarly not have any net tangible asset requirements in connection with redemptions or an initial business combination of IWAC. The unaudited pro forma combined financial statements of IWAC and Refreshing contained in this filing assume the NTA Proposal is accepted in the maximum redemption scenario.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as a special resolution, that subject to the approval of Proposal No. 3 (the Business Combination Proposal) and with effect prior to the consummation of the Domestication and the proposed Business Combination, the Amended and Restated Memorandum and Articles of Association of Integrated Wellness Acquisition Corp be amended by deleting Article 36.5(c) in its entirety and replacing it with the following language:

“In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Article 36.5(a) or 36.5(b) or an Amendment Redemption Event under Article 36.11 if such redemptions would cause the Company to have net tangible assets of less than any net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination.””
Vote Required for Approval
The approval of the NTA Proposal will require a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. Based on the terms and provisions contained in the Current Articles, assuming the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the NTA Proposal can be approved at the Extraordinary General Meeting assuming that a quorum is achieved.
The NTA Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the NTA Proposal will have no effect, even if approved by IWAC’s shareholders.
Recommendation of the IWAC Board with Respect to the NTA Proposal
THE IWAC BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NTA PROPOSAL.

PROPOSAL 2: THE DOMESTICATION PROPOSAL
Summary of the Proposal
General
IWAC is proposing to change its corporate structure and domicile from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of IWAC under the applicable laws of the Cayman Islands and the State of Delaware as described under “— Manner of Effecting the Domestication and the Legal Effect of the Domestication.”
The Domestication will be effected by the filing of a Certificate of Corporate Domestication and the Interim Charter with the Delaware Secretary of State and the filing of an application to de-register IWAC with the Registrar of Companies of the Cayman Islands. In connection with the Domestication, all outstanding Ordinary Shares will convert into outstanding shares of IWAC Common Stock, as the continuing Delaware corporation. The Interim Charter, which amends and removes the provisions of IWAC’s Current Articles that terminate or otherwise become inapplicable because of the Domestication and otherwise provides IWAC’s shareholders with the same or substantially the same rights as they have under the Current Articles, will be filed with the Secretary of State of the State of Delaware. In addition, the Interim Charter does not include limitations on redemptions in connection with an initial business combination due to any net tangible asset threshold, in a similar manner to the amendments set forth in the NTA Proposal. Simultaneously with adoption of the Interim Charter, the IWAC Board intends to also adopt the IWAC Bylaws. The Domestication will become effective immediately prior to the Closing of the Business Combination. The Interim Charter, which will become effective upon the Domestication, and the IWAC Bylaws, which will also become effective upon the Domestication, are attached to this proxy statement/prospectus as Annex B and Annex C, respectively. All shareholders are encouraged to read each of the proposed Interim Charter and the IWAC Bylaws in their entirety for a more complete description of their terms.
Comparison of Shareholder Rights under the Applicable Organizational Documents Before and After the Domestication
When the Domestication is completed, certain rights of shareholders will be governed by the Interim Charter and the IWAC Bylaws rather than the Current Articles (which will cease to be effective) and certain rights of shareholders and the scope of the powers of the IWAC Board and management will be altered as a result. The IWAC Bylaws are identical to the Proposed Bylaws to be adopted by Pubco upon the Closing, except that the IWAC Bylaws provide for stockholders’ action by written consent following the Closing.
Shareholders should consider the following summary comparison of the Interim Charter, on the one hand, and the Current Articles, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the Current Articles and the proposed Interim Charter of IWAC. You should read the form of the Interim Charter and the IWAC Bylaws attached to this proxy statement/prospectus as Annex B and Annex C, respectively, carefully and in their entirety.
	Delaware Interim Charter	Cayman Islands Current Articles
Corporate Purpose	The purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.	The objects for which IWAC is established are unrestricted and IWAC shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Capital Stock	The total number of shares of all classes of capital stock which IWAC shall have authority to issue is 500,000,000 shares, of which 479,000,000 shares shall be	IWAC’s authorized share capital is US$50,0000, divided into 479,000,000 Class A Ordinary Shares of par value $0.0001 per share, 20,000,000 Class B

Delaware Interim Charter	Cayman Islands Current Articles

Class A Common Stock, par value $0.0001 per share, 20,000,000 shares shall be Class B Common Stock, par value $0.0001 per share, and 1,000,000 shares shall be preferred stock, par value $0.0001 per share.
Preferred Stock
The IWAC Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Rights and Options
IWAC has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of IWAC’s capital stock or other securities of IWAC, and such rights, warrants and options shall be evidenced by instrument(s) approved by the IWAC Board.
The IWAC Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights,

Ordinary Shares of par value $0.0001 per share, and 1,000,000 preference shares of par value $0.0001.
Issue of Shares
Subject to applicable law, the terms of the Current Articles, and the rules of the applicable stock exchange and/or regulatory authority, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued shares of IWAC (both Ordinary Shares and preference shares) to such persons, at such times and on such terms and conditions as they may decide, save that the directors may not allot, issue, grant options over or otherwise deal with any unissued shares to the extent that it may affect the ability of IWAC to carry out a Class B Share Conversion described at Article 35 of the existing Amended and Restated Articles of Association (the “Current Articles”).
Without limiting the preceding sentence, the directors may so deal with the unissued shares of IWAC: (a) either at a premium or at par; and (b) with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.
Notwithstanding the above, following the IPO and prior to an initial business combination, IWAC may not issue additional shares that would entitle the holders thereof to (a) receive funds from the Trust Account or (b) vote as a class with the Public Shares (i) on any initial business combination or on any other

	Delaware Interim Charter	Cayman Islands Current Articles

warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.
Common Stock
The IWAC Board is hereby expressly authorized to provide for the issuance of shares of common stock from time to time. Except as may otherwise be provided in the Interim Charter (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of preferred stock), each holder of common stock shall be entitled to one (1) vote for each share of common stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote.

proposal presented to holders of shares prior to or in connection with the completion of any business combination or (ii) to approve an amendment to the Current Articles to (x) extend the time to consummate an initial business combination beyond 15 months (or up to 21 months if the time to consummate an initial business combination is extended by the Sponsor in accordance with Existing Article 36.2) from the closing of the IPO or (y) amend the foregoing provisions of this paragraph.
Effect of New Shares on Existing Class Rights
Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the Member holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Directors; Classes
The minimum number of directors of IWAC shall be one (1) and there shall be no maximum number of directors.
The IWAC Board shall be divided into three classes, designated Class I, and Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board may assign members of the Board already in office at the time of effectiveness of the Interim Charter (the “Effective Time”) to such classes. The Class I directors shall stand elected for a term expiring at IWAC’s first annual stockholder meeting following the Effective Time. The Class II directors shall stand elected for a term expiring at IWAC’s second annual stockholder meeting following the
The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. Immediately prior to the consummation of the IPO, the existing directors by resolution classified themselves as Class I, Class II or Class III directors. The Class I directors shall stand elected for a term expiring at IWAC’s first annual general meeting, the Class II directors shall stand elected for a term expiring at IWAC’s second annual general meeting and the Class III directors shall stand elected for a term expiring at IWAC’s third annual general meeting. Commencing at IWAC’s first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose

	Delaware Interim Charter	Cayman Islands Current Articles
	Effective Time. The Class III directors shall stand elected for a term expiring at IWAC’s third annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of IWAC following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third annual stockholder meeting following their election, subject to their earlier death, resignation or removal.	terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.
Board Vacancies; Removal
Newly created directorships resulting from an increase in the number of directors and any vacancies on the IWAC Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of IWAC entitled to vote generally in the election of directors, voting together as a single class.

Prior to the closing of an initial business combination, IWAC may by ordinary resolution of the holders of the Class B Ordinary Shares appoint any person to be a director or may by ordinary resolution of the holders of the Class B Ordinary Shares remove any director. For the avoidance of doubt, prior to the closing of an initial business combination, holders of Class A Ordinary Shares shall have no right to vote on the appointment or removal of any director. This provision of the Current Articles is referred to herein as the “Director Appointment Provision”.
Following an initial business combination, IWAC may by ordinary resolution of the holders of all shares appoint any person to be a director.
The directors shall have power at any time to appoint any person to be a director who is recommended as a director nominee by a majority of IWAC’s independent directors and is willing to act as a director, either to fill a vacancy or as an additional director.
A director elected to fill a vacancy resulting from the death, resignation or removal of a

	Delaware Interim Charter	Cayman Islands Current Articles
director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.
Stockholder/Shareholder Voting
Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, Extraordinary General Meetings of stockholders of IWAC may be called only by the chairman of the Board, chief executive officer or president of IWAC, or the IWAC Board pursuant to a resolution adopted by a majority of the IWAC Board, and the stockholders of record, owning not less than 10% of the entire capital stock of IWAC issued and outstanding and entitled to vote.
Stockholders must comply with certain advance notice procedures to nominate candidates to the IWAC Board or to propose matters to be acted upon at a stockholders’ meeting, as provided in the Bylaws.
Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

Votes of shareholders shall be decided on a poll.
Members may pass a resolution in writing without holding a meeting if the following conditions are met: (a) all members entitled so to vote are given notice of the resolution as of the same were being proposed at a meeting of the members; (b) all members entitled so to vote: (i) sign a document; or (ii) sign several documents in the like form each signed by one or more of those members; and (c) the signed document or documents is or are delivered to IWAC, including, if IWAC so nominates, by delivery of an electronic record by electronic means to the address specified for that purpose. The directors may determine the manner in which written resolutions shall be put to members in accordance with the Current Articles.

Amendments to the Governing Documents
Subject to applicable law, IWAC may, by affirmative vote of the stockholders (a majority of shareholders entitled to vote): (i) change its name or (ii) change the provisions of the Interim Charter with respect to its objects, powers and any other matter specified in the Interim Charter.
Subject to applicable law and the Interim Charter, IWAC may, by the affirmative vote of the stockholders, amend the Interim

Subject to applicable law, IWAC may, by special resolution (two-thirds of the votes of members entitled to vote): (i) change its name or (ii) change the provisions of the existing Amended and Restated Memorandum of Association (the “Current Memorandum”) with respect to its objects, powers and any other matter specified in the Current Memorandum.
Subject to applicable law and the Current Articles, IWAC may, by

	Delaware Interim Charter	Cayman Islands Current Articles

Charter in whole or in part save that no amendment may be made to the Interim Charter to amend (i) Article IX (Business Combination) unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set out in the Interim Charter or (ii) amend this provision of the Interim Charter during the Target Business Acquisition Period (as defined therein).
The Amended Charter will make it easier for a controlling shareholder of IWAC to amend IWAC’s Certificate of Incorporation. The non-controlling shareholders of IWAC will have less ability to influence any amendments to the Charter Documents.
special resolution, amend the Current Articles in whole or in part save that no amendment may be made to the Current Articles to amend (i) Article 36 prior to an initial business combination unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set out in the Current Articles, (ii) Article 33.2 of the Current Articles during the Target Business Acquisition Period (as defined therein) or (iii) the Director Appointment Provision unless it is amended by a special resolution that includes a simple majority of the holders of Class B Ordinary Shares or by way of unanimous written resolution.
Authority of the Directors	The directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by IWAC, subject to the provisions of the DGCL, the Interim Charter and any bylaws adopted by the stockholders.	The business shall be managed by the directors who may exercise all the powers of the company.
Liability of the Directors	A director of IWAC shall not be liable to IWAC or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification or repeat of this provision shall not adversely affect any right or protection of a director of IWAC in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.	The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Current Articles provides for indemnification of officers and directors to the maximum extent permitted by applicable law, including for any liability incurred in their capacities as such, except through

	Delaware Interim Charter	Cayman Islands Current Articles

their own actual fraud, willful default or willful neglect.
In addition, to the extent permitted by applicable law, IWAC may by special resolution release any existing or former director (including alternate director), secretary or other officer from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his or her office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, wilful default or wilful neglect.

Indemnification of Directors, Officers, Employees and Others	To the fullest extent permitted by applicable law, IWAC shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of IWAC or, while a director or officer of IWAC, is or was serving at the request of IWAC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, against all liability and loss suffered and expenses reasonably incurred by such indemnitee in connection with such proceeding, provided, however, that, except in certain circumstances, IWAC shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the	See “Liability of the Directors” above.

	Delaware Interim Charter	Cayman Islands Current Articles
IWAC Board. Indemnitees shall also have the right to be paid by IWAC the expenses (including attorney’s fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses, subject to the requirements concerning the repayment of certain expenses set forth in the Interim Charter.
Exclusive Forum	Unless IWAC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court declines or does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of IWAC, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of IWAC to IWAC or to IWAC’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Interim Charter (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against IWAC or any current or former director, officer or stockholder governed by the
Unless IWAC consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Current Articles or otherwise related in any way to each member’s shareholding in IWAC, including but not limited to (i) any derivative action or proceeding brought on behalf of IWAC, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of IWAC to IWAC or the members, (iii) any action asserting a claim arising pursuant to any provision of the Cayman Islands Companies Act or the Current Articles, or (v) any action asserting a claim against IWAC governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America). Each member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.
The foregoing shall not apply to any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any claim for

	Delaware Interim Charter	Cayman Islands Current Articles
	internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.	which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim. Unless IWAC consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for resolution of any claim arising under the Securities Act and the rules and regulations thereunder.
Business Opportunities	The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to IWAC or any of its officers or directors or in circumstances where the application of any such doctrine would conflict with any of his or her current or future fiduciary duties or contractual obligations.	To the fullest extent permitted by applicable law, the directors and officers of IWAC, the Sponsor Group and the Sponsor Group Related Persons (as each term is defined in the Current Articles) (each of the foregoing, a “Relevant Person”), shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as IWAC. To the fullest extent permitted by applicable law, IWAC renounces any interest or expectancy of IWAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either a Relevant Person, on the one hand, and IWAC, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, a Relevant Person shall have no duty to communicate or offer any such corporate opportunity to IWAC and shall not be liable to IWAC or its members for breach of any fiduciary duty as a member, director and/or officer of IWAC solely by reason of the fact that such Relevant Person pursues or acquires such corporate

Delaware Interim Charter	Cayman Islands Current Articles
opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to IWAC, unless such opportunity is expressly offered to such Relevant Person solely in their capacity as a director or officer of IWAC and the opportunity is one IWAC is permitted to complete on a reasonable basis.
Reasons for the Domestication
The IWAC Board believes that it would be in the best interests of IWAC to effect the Domestication immediately prior to the completion of the Business Combination. The primary reason for the Domestication is to enable IWAC to avoid certain taxes that would be imposed on Pubco and/or IWAC if IWAC were to conduct an operating business in the United States as a foreign corporation following the Business Combination.
The IWAC Board believes that it would be in the best interests of IWAC to effect the Domestication to enable IWAC to avoid certain taxes that would be imposed if it were to conduct an operating business in the United States as a foreign corporation following the Business Combination. In addition, the IWAC Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by its officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures IWAC is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to IWAC’s corporate legal affairs following the Business Combination.
Regulatory Approvals; Third Party Consents
IWAC is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication. IWAC must comply with applicable United States federal and state securities laws in connection with the Domestication, including the filing with NYSE of a press release disclosing the Domestication, among other things.
The Domestication will not breach any covenants or agreements binding upon IWAC and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the Cayman Islands and Delaware necessary to effect the Domestication.
Certificate of Incorporation and Bylaws
Commencing with the effective time of the Domestication under the applicable law, the Interim Charter and the IWAC Bylaws will govern the rights of IWAC’s stockholders. A chart comparing your rights as a holder of Ordinary Shares of IWAC as a Cayman Islands exempted company with your rights as a holder of

IWAC Common Stock as a Delaware corporation can be found above in “— Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication.”
Tax Consequences to Holders of Ordinary Shares Who Receive IWAC Common Stock as a Result of the Domestication
If the Proposals described in this proxy statement/prospectus are approved, then holders of Ordinary Shares who do not elect to exercise their redemption rights will receive IWAC Common Stock as a result of the Domestication. For a description of the material U.S. federal income tax consequences of the Domestication, see the section entitled “— Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to IWAC Shareholders” included in the Business Combination Proposal.
Manner of Effecting the Domestication and the Legal Effect of the Domestication
Delaware Law
Pursuant to Section 388 of the DGCL, a non-United States entity may become domesticated as a Delaware corporation by filing with the Delaware Secretary of State a Certificate of Corporate Domestication and a Certificate of Incorporation, certifying to the matters set forth in Section 388 of the DGCL. The domestication must be approved in the manner provided for by the instrument or other writing governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate, and the Certificate of Incorporation must be approved by the same authorization required to approve the domestication.
When a non-United States entity has become domesticated as a Delaware corporation, for all purposes of Delaware law, the corporation will be deemed to be the same entity as the domesticating non-United States entity and the domestication will constitute a continuation of the existence of the domesticating non-United States entity in the form of a Delaware corporation. When any domestication will have become effective, for all purposes of Delaware law, all of the rights, privileges and powers of the non-United States entity that has been domesticated and all property, real, personal and mixed, and all debts due to such non-United States entity, as well as all other things and causes of action belonging to such non-United States entity, will remain vested in the corporation to which such non-United States entity has been domesticated (and also in the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and will be the property of such corporation (and also of the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication), and the title to any real property vested by deed or otherwise in such non-United States entity shall not revert or be in any way impaired by reason of the domestication; but all rights of creditors and all liens upon any property of such non-United States entity will be preserved unimpaired, and all debts, liabilities and duties of the non-United States entity that has been domesticated will remain attached to the corporation to which such non-United States entity has been domesticated (and also to the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such corporation. The rights, privileges, powers and interests in property of the non-United States entity, as well as the debts, liabilities and duties of the non-United States entity, will not be deemed, as a consequence of the domestication, to have been transferred to the corporation to which such non-United States entity has domesticated for any purpose of the laws of the State of Delaware.
Cayman Islands Law
If the Domestication Proposal is approved, IWAC will also apply to de-register as a Cayman Islands exempted company pursuant to Section 206 of the Cayman Islands Companies Act. Upon the deregistration, IWAC will no longer be subject to the provisions of the Cayman Islands Companies Act. Except as provided in the Cayman Islands Companies Act, the deregistration will not affect the rights, powers, authorities, functions and liabilities or obligations of IWAC or any other person.

The Cayman Islands Companies Act requires an applicant for de-registration to satisfy the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) of a number of matters, including that (a) the laws of the jurisdiction to which the applicant proposes to be registered by way of continuation permit or do not prohibit the transfer of the applicant in the manner provided in Part XII of the Cayman Islands Companies Act, (b) the applicant is able to pay its debts as they fall due, (c) the application for de-registration is bona fide and not intended to defraud creditors of the applicant, (d) the transfer is permitted by and has been approved in accordance with the memorandum and articles of association of the applicant, (e) the laws of the relevant jurisdiction with respect to transfer have been or will be complied with and (f) the Cayman Registrar is not aware of any other reason why it would be against the public interest to de-register the applicant.
Certain documents must also be filed and fees paid in connection with the application for de-registration.
Accounting Treatment of the Domestication
The Domestication is being proposed solely for the purpose of changing the legal domicile of IWAC. There will be no accounting effect or change in the carrying amount of the assets and liabilities of IWAC as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of IWAC immediately following the Domestication will be the same as those immediately prior to the Domestication.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as a special resolution, that:
(a) Integrated Wellness Acquisition Corp be de-registered in the Cayman Islands pursuant to Article 31 of the Amended and Restated Articles of Association of Integrated Wellness Acquisition Corp and immediately upon being de-registered in the Cayman Islands be transferred and registered by way of continuation and continued as a corporation in and under the laws of the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law, as amended; and
(b) conditional upon, and with effect from, the registration of Integrated Wellness Acquisition Corp in the State of Delaware as a corporation, Integrated Wellness Acquisition Corp be governed by the Interim Charter and IWAC Bylaws attached as Annex B and Annex C, respectively, to the proxy statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Interim Charter and IWAC Bylaws of the continued company as referenced in the proxy statement/prospectus in respect of the meeting.”
Vote Required for Approval
The approval of the Domestication Proposal will require a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Domestication Proposal can be approved at the Extraordinary General Meeting assuming that a quorum is achieved.
The Domestication Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by IWAC’s shareholders.
Recommendation of the IWAC Board with Respect to the Domestication Proposal
THE IWAC BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DOMESTICATION PROPOSAL.

PROPOSAL 3: THE BUSINESS COMBINATION PROPOSAL
IWAC is asking its shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read the Merger Agreement in its entirety before voting on this proposal.
This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement and the Related Agreements. IWAC’s shareholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination. Unless otherwise defined herein, the capitalized terms used in this section “Proposal 3: The Business Combination Proposal — Merger Agreement” are defined in the Merger Agreement.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, including, in some cases, as of the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. IWAC does not believe that the disclosure schedules contain information that is material to an investment decision.
The Merger Agreement
On February 10, 2023, IWAC entered into the Merger Agreement with Refreshing, Pubco, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative and the Seller Representative.
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Effective Time, IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into IWAC, with IWAC continuing as the surviving entity (the “Purchaser Merger”), in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each issued and outstanding IWAC Public Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of IWAC Class A Common Stock and one-half of one IWAC Public Warrant, (b) each share of IWAC Common Stock shall automatically convert into one share shares of Pubco Common Stock and each share of IWAC Preferred Stock shall automatically convert into one share shares of Pubco Common Stock; and (b) each IWAC Public Warrant shall automatically convert into a Pubco Warrant and each IWAC Private Warrant shall automatically convert into a Pubco Warrant, on substantially the same terms and conditions as set forth in the IWAC Public Warrant and the IWAC Private Warrant, respectively; and (iii) Company Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration (as defined below). Each outstanding Refreshing convertible security that is not a Refeshing Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated. As a result of the Mergers, IWAC and Refreshing will become wholly-owned subsidiaries of Pubco. At the Closing, Pubco will change its name to “Refreshing USA, Inc.”
IWH Sponsor LP, IWAC’s sponsor, is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of Pubco’s stockholders (other than the Sellers) after the Effective Time with respect to certain matters under the Merger Agreement, including the determination of any Merger Consideration adjustments or indemnification claims after the Closing. Ryan

Wear is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Sellers with respect to certain matters under the Merger Agreement, including the determination of any Merger Consideration adjustments or indemnification claims made after the Closing.
Merger Consideration
The aggregate merger consideration to be paid pursuant to the Merger Agreement to the Sellers will be an amount equal to (i) $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the transactions contemplated by the Merger Agreement (the “Merger Consideration”). The Merger Consideration will be paid in the form of a number of shares of Pubco Common Stock, valued at $10.00 per share (the “Per Share Price”). The Holder Merger Consideration will be allocated among the Sellers pro rata based on the number of Refreshing Units owned by such Refreshing Holder.
The Merger Consideration to be delivered by Pubco at the Closing is based on an estimate of the above adjustments in accordance with a statement to be delivered by Refreshing prior to the Closing, which is subject to the review and reasonable approval by IWAC. The Merger Consideration is subject to a true-up adjustment based on a final confirmation of the above adjustments in accordance with a statement to be delivered by Pubco’s chief financial officer within 90 days after the Closing and subject to a customary independent accountant dispute mechanism between the Seller Representative and the Purchaser Representative for any disagreements. If the post-Closing adjustment is (i) a negative adjustment in favor of Pubco, Pubco will make a claim against the Escrow Shares (as defined below) at the Per Share Price or other escrow property in the Escrow Account (as defined below) on a dollar for dollar basis equal to the amount of the negative adjustment or (ii) a positive purchase price in favor of the Sellers, Pubco will issue additional shares to the Sellers at the Per Share Price on a dollar for dollar basis equal to the amount of the positive adjustment.
The Merger Consideration to be delivered by Pubco at the Closing is based on an estimate of the above adjustments in accordance with a statement to be delivered by Refreshing prior to the Closing, which is subject to the review and reasonable approval by IWAC. The Merger Consideration is subject to a true-up adjustment based on a final confirmation of the above adjustments in accordance with a statement to be delivered by Pubco’ chief financial officer within 90 days after the Closing and subject to a customary independent accountant dispute mechanism between the Seller Representative and the Purchaser Representative for any disagreements. If the post-Closing adjustment is (i) a negative adjustment in favor of Pubco, Pubco will make a claim against the Escrow Shares (as defined below) at the Per Share Price or other escrow property in the Escrow Account (as defined below) on a dollar for dollar basis equal to the amount of the negative adjustment or (ii) a positive purchase price in favor of the Sellers, Pubco will issue additional shares to the Sellers at the Per Share Price on a dollar for dollar basis equal to the amount of the positive adjustment.
The Merger Consideration will be paid in the form of a number of shares of Pubco Common Stock, valued at the Per share Price. Notwithstanding the foregoing, fifteen percent (15%) of the Merger Consideration otherwise issuable to the Sellers at Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) shall be held, along with any other dividends, distributions or other income on the Escrow Shares (other than regular ordinary dividends), in a segregated escrow account (the “Escrow Account”) to cover any negative post-Closing adjustments to the Merger Consideration or claims against the Sellers for indemnification pursuant to the Merger Agreement until 12 months after the Closing date (the “Expiration Date”), with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved.
In addition to the portion of the Merger Consideration paid at Closing, after the Closing the Sellers shall have the contingent right to receive up to an additional Four Million (4,000,000) shares of Pubco Common Stock with each such share valued at the Per Share Price (for an aggregate value of up to Forty Million Dollars ($40,000,000)), as additional consideration (the “Earnout Consideration”) as follows: (i) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $20.0 million (the “2023 Target”) for the 2023 calendar year, (ii) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $30.0 million (the “2024 Target”) for the 2024 calendar year and (iii) 1,000,000 additional shares of Pubco Common Stock in the event that the VWAP of the Pubco Common Stock equals or exceeds $50.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing.
The aggregate merger consideration to be paid pursuant to the Merger Agreement to the Sellers will be an amount equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt and accrued but unpaid expenses related to the transactions contemplated by the Merger Agreement. The Merger Consideration will be allocated among the Sellers pro rata based on the number of common membership interests of Refreshing owned by such Refreshing Holder.
In addition, Sellers shall have the contingent right to receive additional shares of Pubco Common Stock as earnout consideration after the Closing (the “Earnout Consideration”) after the Closing as follows: (i) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $20.0 million (the “2023 Target”) during the 2023 calendar year, (ii) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $30.0 million (the “2024 Target”) during the 2024 calendar year and (iii) 1,000,000 additional shares of Pubco Common Stock in the event that the VWAP of the Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing (the “VWAP Target”). The additional shares of Pubco Common Stock will be issued following the satisfaction of the applicable targets. Assuming a price per share of Pubco Common Stock of $10.00, the amount payable to the Sellers at the Closing will be approximately $160,000,000, (assuming no adjustments for working capital, debt (net of cash) and transaction expenses) and the maximum value of the Earnout Shares will be $40,000,000.
Conditions to the Closing of the Business Combination
The Merger Agreement contains conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of IWAC and the Sellers; (ii) consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with any governmental authorities or any third party; (iii) expiration of the applicable waiting period under any antitrust laws; (iv) no law or order preventing or prohibiting the Mergers or the other transactions contemplated by the Merger Agreement; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) completion of the Domestication; (vii) the election or appointment of members to IWAC Holdings’ board of directors in accordance with the Merger Agreement; (viii) the registration statement of which the proxy statement/prospectus forms a part having been declared effective by the SEC; and (ix) the shares of Pubco Common Stock and the Pubco Warrants having been have been approved for listing on NYSE, subject to official notice of issuance.
In addition, unless waived by Refreshing, the obligations of Refreshing to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by IWAC of customary certificates and other Closing deliverables: (i) the representations and warranties of the IWAC Parties being true and correct as of the date of the Merger Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) the IWAC Parties having performed in all material respects all of their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to IWAC since the date of the Merger Agreement which is continuing and uncured; and (iv) Pubco shall have amended and restated its certificate of incorporation in substantially the form of Annex D.
Unless waived by IWAC, the obligations of the IWAC Parties to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Refreshing of customary certificates and other Closing deliverables: (i) the representations and warranties of Refreshing being true and correct as of the date of the Merger Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Refreshing having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to the Target Companies, taken as a whole, since the date of the Merger Agreement which is continuing and uncured; (iv) each Non-Competition Agreement and each Lock-Up Agreement being in full force and effect in accordance with the terms thereof as of the Closing.

Representations and Warranties
Under the Merger Agreement, IWAC, Merger Subs and Pubco made customary representations and warranties to Refreshing relating to, among other things: organization and standing; authorization; binding agreement; governmental approvals; non-contravention; capitalization; SEC filings and IWAC financial statements; absence of certain changes; compliance with laws; actions, orders and permits; taxes and returns; employees and employee benefit plans; properties; material contracts; transactions with affiliates; Investment Company Act; finders and brokers; ownership of merger consideration; Pubco and Merger Sub activities; certain business practices; insurance; the Trust Account; registration and listing.
Under the Merger Agreement, Refreshing made customary representations and warranties to the IWAC Parties relating to, among other things: organization and standing; authorization; binding agreement; capitalization; subsidiaries; governmental approvals; non-contravention; financial statements; absence of certain changes; compliance with laws; company permits; litigation; material contracts; intellectual property; taxes and returns; real property; personal property; title to and sufficiency of assets; employee matters; benefit plans; environmental matters; transactions with related persons; insurance; top customers and suppliers; certain business practices; the Investment Company Act; finders and brokers; information supplied and disclosure.
Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.
Survival of Representations, Warranties and Covenants
The representations and warranties of Refreshing in the Merger Agreement (including all schedules and exhibits thereto and all certificates, documents, instruments and undertakings furnished pursuant to the Merger Agreement) terminate at, and do not survive the Closing; provided, that (i) fraud claims relating to Refreshing and the representations and warranties of Refreshing relating to organization and standing, authorization, binding agreement, capitalization, subsidiaries and finders and brokers shall each survive indefinitely and (ii) the representations and warranties of Refreshing relating to taxes and returns, intellectual property, benefit plans and environmental matters, shall each survive until sixty (60) days after the expiration of the applicable statute of limitations. except that fraud claims survive indefinitely and the covenants and agreements relevant to the Closing and any agreements or covenants which by their terms contemplate performance after the Closing.
All covenants, obligations and agreements Refreshing contained in the Merger Agreement, including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.
The representations and warranties of the IWAC parties contained in the Merger Agreement or in any certificate or instrument delivered by or on behalf of a Purchaser Party pursuant to this Agreement shall not survive the Closing. The covenants and agreements made by the IWAC parties and/or the Purchaser Representative in the Merger Agreement, shall not survive the Closing, except for those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing.
Indemnification
After the Closing, the Sellers are required to jointly and severally indemnify Pubco, the Purchaser Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any representations, warranties or covenants of

Refreshing, any Seller or the Seller Representative, any Action by Person(s) who were holders of equity securities of Refreshing or its subsidiaries prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or any indebtedness of Refreshing or its subsidiaries and/or transaction expenses which were not shown on the final closing statement.
Except for fraud-based claims and certain fundamental representations and warranties, indemnification claims for breaches of representations and warranties are subject to an aggregate basket of $160,000 before any indemnification claims can be made, at which point the indemnifying parties will be responsible for all claims from the first dollar of losses.
The maximum aggregate amount of indemnification payments which (i) the Sellers will be obligated to pay (excluding certain special representations and fraud claims) is capped at $16 million and in the case of fraud claims and breach of the special representations shall not exceed the Merger Consideration. Any indemnification payments by the Sellers shall first be applied against the Escrow Shares and then against any other Escrow Property before any Seller shall be required to make any out-of-pocket payment for indemnification.
Covenants of the Parties
Each party agreed in the Merger Agreement to use its commercially reasonable efforts to affect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement.
The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both IWAC’s stockholder and Refreshing’s members. In connection with the Mergers, IWAC and Pubco agreed to prepare, with the assistance, cooperation and best efforts of Refreshing, and file with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) containing a proxy statement/prospectus registering the Pubco securities to be issued under the Merger Agreement to the holders of IWAC securities and the Sellers in the Mergers under the Securities Act, and soliciting proxies from IWAC shareholders for use at the Extraordinary General Meeting to approve the Merger Agreement and the transactions contemplated thereby and related matters (the “IWAC Shareholder Approval”). The prospectus/proxy statement will also be used as an information statement by Refreshing in connection with the consideration and vote by its members on the Company Merger.
Each of the Parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing.
The Parties also agreed to take all necessary action so that the board of directors of Pubco following the Closing will consist of seven individuals, a majority of whom shall be independent directors in accordance with NYSE requirements. Two of the members of the board of directors will be designated by IWAC, each of whom will qualify as independent directors under the NYSE rules and five of the members of the board of directors will be designated by Refreshing, at least two of whom will qualify as independent directors under the NYSE rules.
Termination
The Merger Agreement may be terminated at any time prior to the Closing by either IWAC or Refreshing if the Closing does not occur by July 31, 2023 (the “Outside Date”), or such other date as may be extended pursuant to the Merger Agreement. As of the date of this proxy statement/prospectus, the parties have not yet entered into an amendment to the Merger Agreement extending the Outside Date beyond July 31, 2023.
The Merger Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of IWAC and Refreshing; (ii) by written notice by either IWAC or Refreshing if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable;

(iii) by written notice by Refreshing for IWAC’s uncured breach of the Merger Agreement, resulting in the failure of a representation, warranty, or covenant contained in the Merger Agreement (subject to Material Adverse Effect); (iv) by written notice by IWAC for the uncured breach of the Merger Agreement by Refreshing, resulting in the failure of a representation, warranty, or covenant contained in the Merger Agreement (subject to Material Adverse Effect); (v) by either IWAC or Refreshing, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of Merger Agreement which is uncured and continuing; (vi) by either IWAC or Refreshing if IWAC holds its shareholder meeting to approve the Merger Agreement and the Transactions, and such approval is not obtained; and (vii) by either IWAC or Refreshing if Refreshing holds a meeting of the Sellers to approve the Merger Agreement and the Transactions, and such approval is not obtained.
If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate, no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination.
Trust Account Waiver
Refreshing and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in IWAC’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).
Purchaser Representative and Seller Representative
IWH Sponsor LP is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of Pubco’s shareholders after the Closing (other than the Sellers) with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration and indemnification. Ryan Wear is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Company Stockholders with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration and indemnification.
Governing Law
The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.
Related Agreements
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Merger Agreement (the “Ancillary Agreements”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Ancillary Agreements in their entirety.
Voting Agreements
Simultaneously with the execution and delivery of the Merger Agreement, IWAC and Refreshing have entered into Voting Agreements (collectively, the “Voting Agreements”) with certain Sellers required to approve the Transaction. Under the Voting Agreements, each Refreshing member party thereto agreed to vote all of such members’ Refreshing Units in favor of the Merger Agreement and the related transactions. The Refreshing members also agree to take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such Refreshing member’s ability to perform its obligations under the Voting Agreement. Each such REfreshing member also provided a proxy to IWAC to vote its Refreshing Units in accordance with the foregoing. The Voting Agreements prevent transfers of the Refreshing interests held by such Refreshing members party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.
Lock-Up Agreements
Simultaneously with the execution and delivery of the Merger Agreement, certain members of Refreshing holding greater than 10% of outstanding Refreshing Units each entered into a Lock-Up Agreement with Pubco and the Purchaser Representative (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each Refreshing party thereto agreed not to (A) with respect to Merger Consideration received other than the Earnout Shares, during the period commencing from the Closing and ending on the earlier of (x) one hundred eighty (180) days after the date of the Closing, and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party and (B) with respect to the Earnout Shares, during the period commencing from the date the Earnout Shares are issued to the Holder and ending one hundred eighty (180) days after such date: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).
Registration Rights Agreement Amendment
At the Closing, IWAC, Pubco and the Sponsor, shall enter into a First Amendment to IWAC’s Registration Rights Agreement, dated December 8, 2021, with the Sponsor (the “Registration Rights Agreement”), pursuant to which, among other things, Pubco will be added as a party to the Registration Rights Agreement and the defined term Registrable Securities therein will be amended to include the shares of common stock and warrants of Pubco issued by Pubco to the Sponsor under the Merger Agreement.
Non-Competition Agreement
Simultaneously with the execution and delivery of the Merger Agreement, Ryan Wear, a co-founder of Refreshing, and certain other executive officers of Refreshing (each a “Refreshing Executive”), will each enter into a Non-Competition and Non-Solicitation Agreement in substantially the form attached to the Merger Agreement (each, a “Non-Competition Agreement”) in favor of Pubco, Refreshing and their respective present and future affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Ryan Wear and Jeremy Briggs shall also have non-competition and non-solicitation obligations under their respective employment agreements to be effective as of the consummation of the Merger, as mentioned under “Executive Compensation of Refreshing.” Under each Non-Competition Agreement, for a period of two (2) years after the Closing (such period, the “Restricted Period”), the Refreshing Executive party thereto has agreed that he will not and will not permit his or her affiliates to, without Pubco’s prior written consent, directly or indirectly engage in the business of providing vending machines, coffee and water services to education, healthcare, business and industry, and sports, leisure and corrections clients. Under each Non-Competition Agreement, the Refreshing Executive party thereto and his affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers, and (iii) vendors, suppliers, distributors, agents or other service providers. Each Refreshing Executive will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.
Escrow Agreement
At or prior to the Closing, Pubco, the Seller Representative, the Purchaser Representative and Continental Stock Transfer & Trust Company or such other escrow agent mutually acceptable to IWAC and Refreshing

(the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”) pursuant to which, 15% of the Merger Consideration shall be held, along with any other dividends, distributions or other income on such Escrow Shares (other than regular ordinary dividends), in a segregated escrow account to cover any negative post-Closing Merger Consideration adjustment and any indemnification claims made against the Sellers under the Merger Agreement.
Letter of Transmittal
At the Closing, each Seller will provide Pubco and with a completed and duly executed Letter of Transmittal, in a form to be mutually agreed (each, a “Letter of Transmittal”), with respect to their Refreshing Units. In the Letter of Transmittal, each such holder makes customary representations and warranties, acknowledges its obligations with respect to the indemnification obligations and escrow provisions under the Merger Agreement, appoints the Seller Representative to act on its behalf in accordance with the terms of the Merger Agreement, provides a general release to Refreshing and its affiliates and certain related persons with respect to claims relating to the holder’s capacity as a holder of Refreshing Units, and agrees to be bound by confidentiality obligations to Refreshing for two years after the Closing.
Transaction Financing
During the Interim Period, IWAC may enter into one or more backstop, non-redemption or other forms of financing arrangements on such terms as IWAC and Refreshing shall reasonably agree (the “Transaction Financing”), and if so, each of IWAC and Refreshing shall use their respective commercially reasonably efforts to cooperate with each other and cause such Transaction Financing to occur. For a discussion of risks related to certain non-redemption arrangements, see the risk factor entitled “The Sponsor and Refreshing, and their respective directors, officers, advisors and affiliates, may elect to purchase Class A Ordinary Shares or the Public Warrants from IWAC public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the Ordinary Shares.”
Interests of IWAC’s Directors, Officers and Advisors in the Business Combination
In considering the recommendation of the IWAC Board to vote in favor of the Business Combination, Public Shareholders should be aware that IWAC’s Insiders have interests in the Business Combination that are different from, or in addition to, those of IWAC’s other shareholders generally. IWAC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to IWAC’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
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the fact that the Sponsor purchased 2,875,000 Founder Shares from IWAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the Class A Ordinary Shares on August 10, 2023, which was $10.85, would have an aggregate value of approximately $31.19 million as of the same date. If IWAC does not consummate the Business Combination or another initial business combination by December 13, 2023 (unless such date is further extended by the IWAC shareholders), and IWAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.009 per share that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of Pubco after the Closing falls below the price initially paid for the IWAC Units in the IPO and the IWAC Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

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the fact that the 6,850,000 Private Warrants purchased by the Sponsor for $1.00 per Private Warrant, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 6,850,000 Private Warrants held by the Sponsor is estimated to be approximately $4.66 million, assuming the per warrant value of the Private Warrants is the same as the $0.68 closing price of the Public Warrants on the NYSE on August 8, 2023);

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the fact that IWAC’s Insiders have waived their right to redeem their Founder Shares and any other Ordinary Shares held by them, or to receive distributions from the Trust Account with respect to the Founder Shares upon IWAC’s liquidation if IWAC is unable to consummate its initial business combination;

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the fact that the Sponsor, an affiliate of the Sponsor, or certain of IWAC’s officers and directors or their affiliates may, but are not obligated to, loan IWAC funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If IWAC completes a business combination, IWAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to the post-closing company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, IWAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of March 31, 2023, Working Capital Loans in an aggregate of $81,000 were outstanding.

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the fact that the Sponsor has deposited an aggregate of $1.15 million (representing $0.10 per Public Share) into the Trust Account, and in connection therewith, on March 13, 2023, IWAC issued a promissory note in the principal amount of $1.15 million to the Sponsor. The deposit enables IWAC to extend the date by which IWAC has to complete its initial business combination from March 13, 2023 to June 13, 2023 (the “First Extension”). The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which IWAC’s initial business combination is consummated and (ii) the liquidation of IWAC on or before June 13, 2023 or such later date as may be approved by IWAC’s shareholders. The First Extension was the first of two three-month automatic extensions permitted under IWAC’s governing documents and provides IWAC with additional time to complete its initial business combination with Refreshing.

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the fact that the Sponsor will deposit $160,000 per month into the Trust Account, which equates to approximately $0.03 per remaining Public Share, for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000 (as of August 10, 2023, the Sponsor has deposited an aggregate of $320,000 into the Trust Account), and in connection therewith, on June 7, 2023, IWAC issued a promissory note in the principal amount of up to $960,000 to the Sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into IWAC’s Trust Account for the benefit of each outstanding Public Share that was not redeemed in connection with the extension of IWAC’s termination date from June 13, 2023 to December 13, 2023 (the “Charter Extension”). The note bears no interest and is due and repayable in full upon the earlier of (a) the date of the consummation of IWAC’s initial business combination, and (b) the date of the liquidation of IWAC. This Charter Extension provides IWAC with additional time to complete its initial business combination with Refreshing.

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the fact that IWAC has agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to IWAC. Upon completion of the initial Business Combination or IWAC’s liquidation, IWAC will cease paying these monthly fees. To date, the Sponsor has waived any payments under this agreement.

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the fact that unless IWAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of March 31, 2023 and August 1, 2023, approximately $22,000 and $224,000 of such expenses were incurred.

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the anticipated election of Gael Forterre and Antonio Varano as directors of Pubco after the consummation of the Business Combination. As such, in the future, such individuals will receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to such individuals in their capacity as an officer or director of Pubco;

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the fact that the Sponsor and IWAC’s officers and directors may benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

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the fact that the Sponsor can earn a positive rate of return on their investment, even if other IWAC stockholders experience a negative rate of return in the post-business combination company; and

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the continued indemnification of IWAC’s directors and officers and the continuation of IWAC’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”).

The members of the IWAC Board were aware of and considered these interests, among other matters, when they approved the Business Combination Agreement and recommended that IWAC stockholders approve the proposals required to effect the Business Combination. The IWAC Board determined that the overall benefits expected to be received by IWAC and its stockholders in the Business Combination outweighed any potential risk created by the conflicts stemming from these interests. In addition, the IWAC Board determined that (i) most of these disparate interests would exist with respect to a business combination by IWAC with any other target business or businesses and (ii) these interests could be adequately disclosed to stockholders in this proxy statement/prospectus, and that stockholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein.
In addition, IWAC’s executive officers and directors currently have fiduciary duties or contractual obligations to the following other entities. IWAC does not believe that the pre-existing fiduciary duties or contractual obligations of its executive officers and directors materially impacted its decision to enter into the proposed Business Combination with Refreshing because, among other things, none of such executive officers or directors had any interest in, or affiliation with, Refreshing:
Name of Individual	Entity Name	Entity’s Business	Affiliation
Antonio Varano Della Vergiliana	New Hampton Technologies, LLC	Motorcycle Security Device Manufacturer	Director
	Path Group Inc.	Software-as-a-Service (SaaS)	Director
Steven Schapera	Tertre Rouge Assets Plc	Financial Services	Chairman
	Capital D, Management LLP	Financial Services	Operating Partner
	SIMRIS Inc.	Biotechnology	Chairman
	Wild Nutrition Limited	Health and Wellness	Director
James MacPherson	International Beauty Association	Health and Wellness	Director
Robert Quandt	JCL Investments	Financial Services	Managing Director
	SIMRIS Inc.	Biotechnology	Director
Gael Forterre	VolitionRx Limited	Biotechnology	Chief Commercial Officer
	Armori Capital Management LLC	Financial Services	Managing Partner
Scott Powell	VolitionRx Limited	Biotechnology	Head of Investor Relations
	Volition America, Inc.	Biotechnology	Chief Financial Officer
	Skyline Corporate Communications Group, LLC	Investor Relations	President and Chief Executive Officer
Hadrien Forterre	Pathify Holdings Inc.	Software-as-a-Service (SaaS)	General Counsel and Vice President
In addition to the interests of the IWAC Insiders in the Business Combination, IWAC shareholders should be aware that the IPO Underwriters and other IWAC financial advisors may have financial interests that are different from, or in addition to, the interests of IWAC shareholders, including the fact that:
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pursuant to the Underwriting Agreement and the BTIG Letter Agreement, upon consummation of the Business Combination, deferred underwriting fees equal to $4,025,000 less $1,006,250 together with a $500,000 capital advisory fee will be payable to BTIG. The BTIG Transaction Fee will be payable as follows:

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if the funds in the Trust Account as of Closing are less than or equal to $15 million, IWAC may elect to pay up to 100% of the fee in shares;

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if the funds in the Trust Account as of Closing are greater than $15 million but less than or equal to $20 million, IWAC may elect to pay up to 75% of the fee in shares;

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if the funds in the Trust Account as of Closing are greater than $20 million but less than or equal to $25 million, IWAC may elect to pay up to 50% of the fee in shares; and

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if the funds in the Trust Account as of Closing are greater than $25 million but less than or equal to $30 million, IWAC may elect to pay up to 25% of the fee in shares.

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pursuant to the AGP Letter Agreement, upon consummation of the Business Combination, a transaction Fee equal to $4,800,000 will be payable to AGP. The AGP Transaction Fee will be payable as follows:

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if the funds in the Trust Account as of Closing are less than or equal to $5 million: (i) 50% of the fee shall be payable by delivery of a note in the principal amount of $2,341,463.41 (with a 12 month term and an interest rate of 5.0%); and (ii) 50% of the fee shall be payable by the issuance of shares (as defined below) valued at $2.4 million;

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if the funds in the Trust Account as of Closing are greater than $5 million but less than or equal to $10 million: (i) 25% of the fee ($1.2 million) shall be payable in cash; (ii) 25% of the fee shall be payable by delivery of a note in the principal amount of $1,170,731.71 (with a 12 month term and an interest rate of 5.0%); and (iii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million;

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if the funds in the Trust Account as of Closing are greater than $10 million but less than or equal to $15 million: (i) 50% of the fee ($2.4 million) shall be payable in cash; and (ii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million; and

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if the funds in the Trust Account as of Closing are greater than $15 million: (i) 75% of the Transaction Fee ($3.6 million) shall be payable in cash; and (ii) 25% of the fee shall be payable by the issuance of shares valued at $1.2 million.

Accordingly, each of BTIG and AGP have an interest in IWAC completing the Business Combination because, if the Business Combination (or another business combination) is not consummated, BTIG will not receive the BTIG Transaction Fee and AGP will not receive the AGP Transaction Fee.
Exchange Listing
The IWAC Units (each consisting of one Ordinary Share and one half of one redeemable warrant), Class A Ordinary Shares, and warrants (each whole warrant entitling the holder thereof to purchase one Class A share) are currently traded on NYSE under the symbols “WELU”, “WEL” and “WELWS,” respectively. Following the Closing, the IWAC Units, Class A Ordinary Shares and Public Warrants will no longer trade. Pubco will apply for listing, to be effective upon the Closing, of the shares of Pubco Common Stock and Pubco Warrants on the NYSE under the symbols “RUSA” and “RUSAWS,” respectively. There is no assurance that Pubco will be able to satisfy the NYSE listing criteria necessary for listing or will be able to continue to satisfy such criteria following the consummation of the Business Combination. Pubco will not have units traded following the consummation of the Business Combination
Background of the Business Combination
IWAC is a Cayman Islands exempted company structured as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Prior to entering into the Merger Agreement with Refreshing, IWAC conducted a thorough search for a potential business combination transaction, utilizing the network and investing and operating experience of our management team and Board. The terms of the proposed business combination with Refreshing were the result of thorough negotiations between the representatives of IWAC and Refreshing, based on diligence efforts of IWAC management with the support of its advisors, as further described below.

Prior to the consummation of the IPO, neither IWAC, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a proposed transaction with Refreshing. The following is a brief description of the background of the negotiations, the Business Combination and related transactions.
From the date of its IPO through the date of the execution of the Merger Agreement, IWAC’s management and the IWAC Board evaluated and considered a number of potential target companies as candidates for a possible business combination transaction. Representatives of IWAC contacted and were contacted by a number of individuals and entities who offered to present potential acquisition opportunities to IWAC across a wide array of health, nutrition, fitness, wellness and beauty sectors and the products, devices, applications and technology driving growth within these verticals technology, with a focus on the U.S. and the European markets.
IWAC and its advisors compiled a list of high priority potential targets and updated and supplemented such list from time to time. We would make decisions on how to prioritize targets according to size, profitability, cash requirements, readiness, and willingness of the target to move quickly. This list of potential opportunities was periodically shared with, and reviewed in detail by, the IWAC Board.
During that period, IWAC and representatives of IWAC:
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Identified and evaluated over 45 potential acquisition target companies;

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Participated in in-person or telephonic discussions with representatives of more than 30 potential acquisition targets;

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Signed more than 15 non-disclosure agreements and provided initial non-binding indications of interest to representatives of approximately six potential acquisition targets (other than Refreshing).

IWAC reviewed the potential acquisition opportunities based on criteria that were the same or similar to the criteria that the IWAC Board used in evaluating the potential Business Combination with Refreshing (as discussed below), which included, among other criteria, the cash requirements at Closing, the readiness and willingness of potential target companies to become public, the markets in which potential target companies operate and their competitive positions and “track records” within such markets, the experience of the potential target companies’ management teams and the potential for revenue and earnings growth and strong free cash flow generation. IWAC focused on sectors and companies that its management believed would benefit from being a publicly traded company on a stock exchange in the United States.
The following chronicle of events leading up to the execution of the Merger Agreement with Refreshing is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by IWAC, but sets forth the significant discussions and steps that IWAC took prior to execution of the Merger Agreement with Refreshing.
Description of negotiation process with candidates other than Refreshing
Following the completion of the IPO, representatives of IWAC engaged in extensive discussions with several financial advisors, consulting firms and companies, mostly based in the United States, with respect to potential acquisition opportunities. Management initially focused IWAC’s search on targets operating in the health, nutrition, fitness, wellness and beauty sectors, headquartered in the United States or in Europe. Below is a summary of IWAC’s negotiation process with the six potential acquisition targets (other than Refreshing) with which IWAC had significant discussions.
Company A
On December 9, 2021, Mr. Steven Schapera, IWAC’s Chief Executive Officer, held a conference call with the London branch of an independent investment bank and financial services firm based in the U.S., acting as a broker-dealer for Company A, in order to have a discussion about Company A, a U.K.-based manufacturer of hair care and cosmetic products operating both in the United States and Europe, to discuss the possibility of engaging in a possible business combination transaction, which would result in the combined company being listed on the NYSE. On December 13, 2021, the broker-dealer shared with IWAC a confidential information memorandum, an extract of the brand and market study and a process letter setting out the next steps to advance IWAC’s interest. Following initial review of Company A by IWAC’s management team, on

December 16, 2021, IWAC sent to the broker-dealer a proposed non-binding indication of interest letter for discussion purposes. On January 4, 2022, Messrs. Steven Schapera, Robert Quandt and James MacPherson from IWAC’s management along with Gael Forterre, a member of the IWAC Board, and Antonio Varano, Chairman of the IWAC Board, held a video conference with senior officers of the broker-dealer to have a general discussion about Company A including, among others, key financial metrics, products, distribution channels and investment opportunities. On January 12, 2022 and January 18, 2022, the same participants, together with an additional New York based financial specialist of the broker-dealer, held a video conference to discuss in more detail the financial model which outlined the mechanics of engaging in a business combination transaction with a special purpose acquisition company. Initial concerns were raised about the cash and financing requirements to complete a business transaction with Company A. Over the course of the next week, Messrs. Schapera and Quandt, along with Gael Forterre, reviewed business materials and financial information provided by the broker-dealer in connection with Company A and performed, among others, analysis with IWAC’s financial of comparable publicly listed companies to assess. On January 27, 2022, Mr. Schapera forwarded to representatives of the broker-dealer a revised non-binding indication of interest which included the valuation assumptions. On January 31, 2022, Mr. Schapera had a discussion with a representative of the broker-dealer who indicated that they would not proceed with the IWAC offer considering, among other things, a lack of enthusiasm for Company A to be listed, market uncertainty and doubts about the ability to raise sufficient required cash through PIPE investors. Following this discussion, discussions between IWAC and Company A were terminated.
Company B
On December 10, 2021, Mr. Schapera, received a non-disclosure agreement (“Company B NDA”) from the London branch of a French investment bank, which was acting as a broker-dealer for Company B, to begin discussion about Company B, a U.K.-based manufacturer of wellbeing products and to discuss the possibility of engaging in a possible business combination, which would result in the combined company being listed on the NYSE. Following execution of the Company B NDA, IWAC’s management team and senior officers of the broker-dealer regularly discussed Company Bin order to gather additional information and assess whether Company B could be a good opportunity for a business combination with a special purpose acquisition company. It was understood at that time that IWAC would be part of a bidding process alongside other candidates for a potential transaction with Company B. During that period, IWAC’s management began to prepare a non-binding indication of interest letter (“Company B IOI”) which was sent to the broker-dealer on December 21, 2021, with the hope that IWAC would be chosen to participate in the next phase of the selection process.
On January 21, 2022, IWAC having been selected for the next phase, the broker-dealer provided IWAC’s management with a management presentation prior to a conference which was held in the U.K. on January 27, 2022 with members of the management of Company B and which Messrs. Schapera and Quandt attended in person. Following such conference, and further to comments received from the broker-dealer on the Company B IOI including, among other matters, about the transaction value and the earnout structure proposed, the IWAC Management began to work on a revised non-binding indication of interest letter (“Revised Company B IOI”) to address these comments and remain in the selection process. On February 8, 2022, Mr. Schapera provided the broker-dealer with the Revised Company B IOI. During the following weeks, the broker-dealer discussed the Revised Company B IOI with the management and shareholders of Company B and whether a potential business combination with IWAC was a viable option to be discussed further. On March 4, 2022, the broker dealer sent an email to IWAC management to inform them that IWAC had not been selected by Company B as IWAC would not offer sufficient immediate liquidity nor could it provide a guarantee of funds being available at closing. Following that email, discussions between IWAC and Company B were terminated.
Company C
On December 9, 2021, Mr. James MacPherson, IWAC’s Chief Financial Officer, executed a non-disclosure agreement with an advisor for the purposes of sourcing potential targets for a business combination. Following that, the advisor reached out to Mr. MacPherson to present a potential opportunity with Company C, a U.S.-based food supplement company operating in the United States. On December 21, 2021, a non-disclosure agreement was signed between Company C and IWAC to discuss further the possibility of engaging in a possible business combination transaction, which would result in the combined company being listed on the NYSE.

On January 6, 2022, a conference call was organized between Messrs. MacPherson, Varano and Gael Forterre and the founders of Company C to have a general discussion about the business and some of the key financial metrics of Company C. Following that meeting, the founders of Company C provided IWAC management with additional information and materials including, among others, a corporate presentation, cash flow model and consolidated financials. Following the initial review of Company C by IWAC’s management, on January 21, 2022, IWAC sent the founders of Company C a proposed non-binding indication of interest letter (“Company C IOI”) for discussion purposes. On January 28, 2022, IWAC Management received comments on the Company C IOI about, among other things, the valuation, the ownership and the management structure post-business combination. During the following weeks, IWAC’s management and the founders of Company C had regular discussion about the valuation of Company C, the expected board and management structure after the business combination. On February 23, 2022, IWAC Management provided the founders of Company C with a revised non-binding indication of interest letter including a revised valuation together with additional terms such as an exclusivity period. During the following weeks, IWAC Management received regular questions and comments from the founders of Company C who were seeking to understand the structure of the potential business combination including, among other things, the expected redemption level and potential sources of financing as well as the various requirements to be satisfied in order to complete a business combination with IWAC, such as a PCAOB audit. After further discussions between the parties involved, it appeared that Company C lacked readiness and willingness to complete a transaction with IWAC and by early April 2022, discussions between Company C and IWAC were terminated.
Company D
On March 14, 2022, an investor in the Sponsor introduced Mr. Robert Quandt, Chief Operating Officer of IWAC, to one of the lead investors in Company D, to discuss a potential business combination between Company D and IWAC which would result in the combined company being listed on the NYSE while offering an exit strategy to such investor. Following that email, the investor introduced Messrs. Schapera and Quandt to a senior officer of an investment bank based in France which had been appointed to discuss potential business transactions for Company D. On March 21, 2022, the investment bank provided Messrs. Schapera and Quandt with a confidential information memorandum about Company D and on March 22, 2022, a conference call with the above parties was organized to discuss the possibility of engaging in a possible business combination transaction between Company D and IWAC. Additional discussions were held between the parties involved and on April 17, 2022, a non-disclosure agreement (“Company D NDA”) was signed between Company D and IWAC to engage in further discussions and receive additional information and materials about Company D.
Following the signature of the Company D NDA, additional conference calls were held between the parties leading to an in-person meeting on May 3, 2022 between Messrs. MacPherson, Varano and Gael Forterre, the senior officer of the investment bank, and the Chief Executive Officer of Company D at the New York office of Company D, to discuss the business of Company D and to discuss potential business combination terms, including, among other matters, the cash requirement at closing and the need to secure financing for closing. Following that meeting, several conference calls were held between IWAC’s management team and potential investors to gauge potential interests in a transaction with Company D. In addition, following that in person meeting, IWAC had regular discussions with BTIG, LLC, the underwriter for IWAC’s IPO (“BTIG”), which assisted IWAC with the preparation of market analysis and an assessment of the valuation of Company D.
On May 16, 2022, Mr. Schapera met with the senior officer of the investment bank and the Chief Executive Officer of Company D in one of Company D’s main European retail stores, to discuss the business model of Company D and to understand the retail aspects of Company D’s business. Further to that meeting and having reviewed and considered all the information received about Company D, IWAC’s Management decided to prepare a non-binding indication of interest letter which, on May 20, 2022, was sent for discussion purposes to the senior officers of the investment bank mandated by Company D.
On June 2, 2022, IWAC Management was informed that IWAC had been selected for the Phase II of the bidding process for Company D and was given access to a virtual dataroom. As one of the key elements to complete a transaction with Company D was to secure a substantial amount of cash at closing, during the following weeks, IWAC Management had discussions with several potential investors that might back a business combination. In the meantime, IWAC Management prepared a revised non-binding indication of interest letter (“Revised Company D IOI”) which was sent on June 22, 2022 to the investment bank and included, among others terms, a higher ratio of cash offered at closing. The following week, a conference call was held between Mr. Schapera and the senior officer of the investment bank to discuss the terms of the Revised Company D IOI and the next steps. Mr. Schapera was informed that IWAC’s offer was not selected at that stage. Discussions between Company D and IWAC were terminated on June 27, 2022 with the idea to potentially reconvene at a future date should interests between the parties align.
Company E
On April 30, 2022, Mr. Hadrien Forterre, director of IWAC, met with a senior officer of a Spanish investment bank acting as broker for a Peruvian-based agriculture company to explore a potential business combination or asset sales. Following that discussion, on May 17, 2022, the broker sent Mr. Forterre initial materials and information about Company E including a business plan and a corporate presentation. On May 20, 2022, a non-disclosure agreement was signed between Company E and IWAC to engage in further discussions and receive additional information and materials about Company E. On May 30, 2022, a conference call was held between members of IWAC Management including Messrs. Hadrien Forterre, MacPherson, Varano, Schapera and Gael Forterre, the Chief Executive Officer of Company E and the broker to discuss the opportunity of a potential business combination, which would result in the combined company being listed on the NYSE. During that conference call, the Chief Executive Officer of Company E also gave a general presentation of the business, its operations, its key financials and the expectations regarding a potential transaction with IWAC. The Chief Executive Officer of Company E mentioned the importance of securing a minimum of cash at closing and was keen to understand the structure and the parameters of a potential business combination to discuss further with the management and the shareholders of Company E.
During the following weeks, Messrs. Hadrien Forterre and Gael Forterre and the broker held regular conference calls to discuss the structure of a potential business combination and to prepare a tentative cap table based on different valuation and redemption scenario. During that time, IWAC’s management worked with BTIG to perform market analysis and help assess the valuation of Company E. On July 8, 2022, IWAC Management provided the broker and the Chief Executive Officer of Company E with additional materials including a complete presentation of IWAC and its founders, a presentation about the advantages of merging with a special purpose acquisition company and a proposed cap table. On July 9, 2022, Mr. Steven Schapera had an in-person meeting in London with the Chief Executive Officer of Company E to discuss the potential transaction in general. On July 20, 2022, Mr. Hadrien Forterre, the broker and the Chief Executive Officer of Company E had an in-person meeting in Madrid to discuss the potential business combination further and address concerns of Company E management, including, among others, redemption levels and cash available for distribution to shareholders.
During the following weeks, IWAC Management reviewed the materials and information provided about Company E and prepared the following materials which were sent on August 12, 2022 by Mr. Hadrien Forterre to the Chief Executive Officer of Company E: a non-binding indication of interest letter (“Company E IOI”), a cap table post-combination based on different redemption scenario together with a Q&A to address questions raised by the management of Company E. On August 18, 2022, Mr. Hadrien Forterre, the broker and the general manager of Company E had a conference call to discuss initial comments and questions on the Company E IOI. On September 5, 2022, Mr. Schapera had a call with the Chief Executive Officer of Company E who mentioned that Company E would need an amount of cash required beyond what was expected and feasible, and discussions were terminated between IWAC and Company E.
Company F
On February 3, 2022, following discussions between Mr. Antonio Varano and a potential advisor, IWAC executed a non-disclosure agreement with such advisor for the purposes of sourcing potential targets for a business combination. Following general discussions between Mr. Varano and the advisor regarding potential targets, on June 18, 2022, the advisor informed Mr. Varano of a potential opportunity with Company F, a white label manufacturer of health and beauty products. On June 21, 2022, a non-disclosure agreement was signed between Company F and IWAC to engage in further discussions and receive additional information and materials about Company F.

On June 28, 2022, Mr. Varano, the advisor, a broker acting on behalf of Company F and the management of Company F had an initial conference to discuss the possibility of a business combination between IWAC and Company F which would result in the combined company being listed on the NYSE. That meeting was also the opportunity to gather some initial information about Company F and the management expectations regarding a potential business combination. On June 29, 2022, the Chief Financial Officer of Company F sent to Mr. Varano and IWAC’s management team, a corporation presentation outlining key information about Company F including, among others, its business, ownership structure and key financial information. This presentation was shared with BTIG in order for them to perform a market analysis and help IWAC assess the valuation of Company F and, during the following weeks, IWAC and BTIG had regularly meetings to discuss the valuation of Company F and the results of their market analysis. During that period, IWAC management also held several conference calls with the management of Company F and their respective advisors to discuss, among others, the post-business combination cap table, the cash requirements at closing and generally the opportunity of a business combination.
On July 22, 2022, following these discussions and review of the materials and information provided to IWAC’s management team, a non-binding indication of interest letter (“Company F IOI”) was sent for discussion purposes to the advisor and broker to Company F. During the following weeks, the parties involved had several conference calls to discuss the terms of the Company F IOI and comments received from the management and the board of Company F. One of the main concerns raised was the amount of cash remaining at closing and the requirement for IWAC to find sources of financing to cover potential redemptions. On August 5, 2022, following these discussions, IWAC’s management sent a revised non-binding indication of interest letter to Company F addressing these comments and with the objective to continue the discussions with Company F. Finally, following internal discussions with the management and the board of Company F, IWAC Management was informed on September 5, 2022, that Company F had decided not to pursue further a potential listing on the NYSE, and discussions were terminated.
Description of negotiation process with Refreshing
From time to time, Refreshing’s management team and board of directors (the “Refreshing Board”) reviewed and evaluated potential strategic opportunities and alternatives with a view to enhancing stockholder value and accelerating its growth, opportunities sourced either internally or through external consultants and advisors to Refreshing. Such alternatives included, among other things, private financing transactions, capital markets transactions and possible business combination transactions. An external advisor to Refreshing mentioned the interest of Refreshing to explore potential transactions to A.G.P./Alliance Global Partners (“AGP”), who, at such time, acted as non-exclusive financial advisor to IWAC with respect to possible business combination transactions, pursuant to an engagement letter dated June 29, 2022 entered into between AGP and IWAC (“AGP Engagement Letter”).
On August 19, 2022, representatives of AGP contacted members of both IWAC’s management and board to inquire about IWAC’s interest in a potential business combination with a target operating in the food and beverage distribution and services industry. As part of the same outreach, AGP provided an executive summary of Refreshing’s business and a valuation analysis prepared by Refreshing in August 2022 showing an equity value using a Discounted Cashflow model for organic growth at then-current growth rate of approximately $188 million. On August 22, 2022, Mr. MacPherson, Gael Forterre, Hadrien Forterre, Antonio Varano and Scott Powell from IWAC’s Board, and representatives of AGP had an introductory meeting with Ryan Wear, Refreshing’s founder and Chief Executive Officer and Jeremy Briggs, Refreshing’s Director of Finance. The following day, on August 23, 2022, IWAC and Refreshing entered into a non-disclosure agreement with the intention of receiving a draft term sheet from AGP shortly thereafter.
AGP was well positioned to produce the initial term sheet, having discussed with both Refreshing and IWAC the expectations and requirements of both parties. On the one hand, during prior discussions since engaging AGP, IWAC had clearly outlined the key characteristics for a potential target to be considered a good opportunity for a business combination; founder-led company, management willingness to access public market and readiness to go public (e.g. ability to complete a PCAOB audit on time), clear growth trajectory and opportunities, ability for IWAC Management to bring expertise. In addition, a key requirement for IWAC was the absence of minimum cash condition at Closing, therefore removing a common key negotiating point — not only with Refreshing but also with external financing sources — and a potential hurdle to close a business combination. On the other hand, Refreshing had specified to AGP its expectation in terms of valuation (close to $200,000,000) and its desire to access capital markets.
On August 23, 2022, AGP forwarded to IWAC a cap table workbook and a draft term sheet in line with parties’ expectations and including the following key terms: a valuation of $155,000,000 based on 15x 2022 projected EBITDA, possibility of an earn-out to be agreed on, two board members to be appointed by IWAC and no cash required at Closing.
From August 23, 2022 until September 21, 2022, AGP and IWAC discussed the terms of the term sheet. During this discussion and negotiation period, AGP was regularly liaising with Refreshing to gather their comments on the term sheet. The material terms discussed included, among others, transaction consideration, earnout, lock-up period, management structure and exclusivity period. During this period, IWAC’s US legal counsel, Ellenoff Grossman & Schole LLP (“EGS”) reviewed and provided comments on the term sheet negotiated by IWAC. Also, during this phase, IWAC and AGP regularly discussed, the willingness of Refreshing equityholders and management to access public market, the readiness of Refreshing to go public (e.g. ability to complete a PCAOB audit on time) as well as the absence of cash required at Closing. Both AGP and IWAC agreed that Refreshing represented a great opportunity for IWAC and a potential transaction was worth exploring further. On September 8, 2022, Mr. MacPherson, Mr. Gael Forterre, Mr. Varano and Mr. Powell held an in person meeting at the New York office of AGP with representatives of AGP and Messrs. Wear and Briggs of Refreshing to discuss generally the opportunity of a business combination between IWAC and Refreshing.
Between August 15, 2022 and September 9, 2022, Messrs. Wear, MacPherson, Varano, Gael Forterre and AGP regularly discussed by emails the earnout consideration with the goal to achieve an overall valuation of Refreshing close to the $200,000,000 desired while splitting such figure between a consideration at closing around $160,000,000 (in line with EBITDA multiples of comparable companies) while rewarding the performance of Refreshing management over the next few years in a form of an EBITDA-based earnout. During that time, the same parties also discussed the post-Closing board composition with IWAC asking for three board members to be designated by IWAC and Refreshing arguing for two board members. The parties found common ground with two board members to be designated by IWAC and one independent board member acceptable to both parties, out of a board composed of seven directors.
On September 12, 2022 IWAC sent another draft of the term sheet to Refreshing reflecting the points previously negotiated and providing for a valuation of $160,000,000 with a $30 million earnout consideration at $10.00 per share, based on Refreshing meeting EBITDA targets of $20 million for 2023 and $30 million for 2024, plus the potential for a catchup if the earnout target was missed in 2023 but the aggregate EBITDA over the two-year period exceeded $50 million. The term sheet also included the agreed board designation and composition as mentioned above. IWAC considered requesting that Refreshing provide an earnout formula that would take into account the potential dilutive effect of future acquisitions (in addition to the issuance of new shares), but it was ultimately decided to finalize any such formula in the definitive Merger Agreement.
On September 14, 2022, the IWAC Board, after discussing during several conference calls the opportunity of a business combination with Refreshing and the terms of transaction, unanimously agreed to the terms of the final term sheet presented to it. On September 21, 2022, a term sheet was signed between IWAC and Refreshing (the “Term Sheet”), including, among other terms, that the transaction consideration to be issued to security holders of Refreshing in the Business Combination would reflect a pre-money equity, fully-diluted valuation of the Company, on a cash-free, debt-free basis, equal to $160,000,000 based upon approximately 15.5x 2022 projected EBITDA at that time. The IWAC Board considered such 15.5 x multiple, and therefore valuation, to be fair in light of applicable multiples for other companies operating in the similar space and based on the past and projected growth rates of Refreshing. The transaction consideration specified consisted of the issuance of 16,000,000 shares of common stock to Refreshing, with each share valued at $10.00 per share, subject to adjustments at Closing for working capital, closing debt (net of cash), and unpaid Refreshing transaction expenses. The Term Sheet also provided for contingent earnout consideration of up to $30 million in the form of shares valued at $10.00 per share. The earnout as reflected in the Term Sheet was originally based on only the 2023 EBITDA and 2024 EBITDA targets. The projections used to determine the earnouts were the same as originally presented to IWAC and remain materially the same as what is presented in this filing. The parties also agreed to a 70-day exclusivity period, subject to certain exceptions.

On September 26, 2022, a kick-off conference call with all parties involved was held, including IWAC’s management team, the IWAC Board, representatives of AGP, representatives of EGS, representatives of BTIG, Ryan Wear as Chief Executive Officer of Refreshing, Jeremy Briggs as Director of Finance of Refreshing and representatives of McCarter & English, LLP, Refreshing’s U.S. legal counsel (“McCarter”). Weekly conference calls with the above-mentioned parties to discuss issues and status in preparation for the Business Combination have been held since the initial transaction status call was held on September 26, 2022. During the first virtual meeting, the participants discussed the general terms, steps and timeline of the transactions, the various work streams required until completion and the responsibility of each party involved. Following that meeting, Refreshing provided IWAC and EGS access to a virtual dataroom containing certain detailed financial and legal materials of Refreshing and up until the week before signing the Merger Agreement, Refreshing periodically updated the virtual dataroom with additional documentation. On September 28, 2022, EGS circulated an initial due diligence request list to McCarter. The documentation provided in the dataroom was reviewed by EGS from a legal perspective in conjunction with IWAC’s management, and IWAC’s management notified and discussed with IWAC’s board the material due diligence findings.
On October 3, 2022 and October 4, 2022, Messrs. Schapera, MacPherson and Gael Forterre had a first in-person meeting at Refreshing headquarters in Everett, WA, in order to meet Ryan Wear, Refreshing’s Chief Executive Officer and have a general discussion about Refreshing’s business, technology capital requirements and the parties’ respective expectations with regard to the proposed Business Combination. During that meeting, the parties also discussed the potential cap table structure post-Closing based on the valuation agreed, the level of ownership of IWAC Sponsor and the potential level of ownership of public investors in IWAC, considering the absence of a minimum cash condition or financing requirement that could add further dilution to existing Refreshing shareholders. It appeared clear that, regardless of IWAC redemption levels, existing Refreshing shareholders would retain majority ownership, and therefore control, of the Surviving Entity – an outcome desired by both Refreshing and IWAC Management.
On October 3, 2022, EGS and McCarter held an initial tax and transaction structuring. On the call, the parties discussed the possible alternatives for a tax-free transaction given the fact that Refreshing is a limited liability company not a corporation and therefore a customary reverse triangular merger would not result in a tax-free reorganization. Tax counsel considered an “Up-C transaction” with exchangeable shares and units or alternatively structuring the transaction a “double-dummy transaction” where a new public company would be formed and Refreshing and IWAC would each merge into a newly formed subsidiary of the new public company. On October 13, 2022, EGS and McCarter had a follow up tax structuring call to cover the same topics and to consider whether the criteria for a tax-free contribution using a double dummy could be satisfied based on the facts of the proposed business deal. On the October 13, 2022 call, tax counsel also considered tax issues relating to the re-domestication of IWAC to Delaware from the Cayman Islands prior to closing. McCarter and the Refreshing team continued to analyze the transaction structure over a period of three weeks. After discussions with the Refreshing accounting team and IWAC management, on or around October 24, 2022, the parties determined that the potential tax benefits of the Up-C structure for the post-closing company was likely outweighed by the additional administrative burden of the exchangeable shares that would be required under that approach and therefore the double dummy transaction, as reflected int the Merger Agreement, was the agreed upon approach.
On November 28, 2022, EGS circulated initial drafts of the voting agreement, lock-up agreement, and the non-competition agreement. Such ancillary documents were in customary form and reflected the terms set forth in the Term Sheet, as a result, the revisions to the initial drafts were minimal.
On November 7, 2022 and November 8, 2022, Messrs. MacPherson, Varano and Gael Forterre had a second in-person meeting with Ryan Wear at Refreshing’s headquarters in order to discuss the business further and obtain a better understanding of Refreshing’s business, including the software used in managing vending machines and generally the PCAOB audit timeline and efforts required to complete such an audit. During that meeting, the parties also discussed the management structure and board composition (including potential members from IWAC who could join) as well as future financing options (including but not limited to a potential PIPE, non-redemption arrangements, credit lines, convertible instruments, and asset-backed facilities). The discussion regarding future financing options focused on the different ways that a potential financing could be structured. No specific terms regarding such financing were discussed or agreed upon.

On November 9, 2022, EGS sent IWAC an initial draft of the proposed Merger Agreement, and to which IWAC responded with initial comments on November 10, 2022. IWAC’s comments were limited, considering that most of the key commercial points had already been agreed to in the Term Sheet and were appropriately reflected in the draft Merger Agreement. On November 10, 2022, EGS sent the first draft of the proposed Merger Agreement to McCarter. Consistent with discussions among IWAC and Refreshing, the first draft of the Merger Agreement did not include a closing condition requiring IWAC to have at least $5,000,001 in net tangible assets after giving effect to redemptions. IWAC requested that such a condition be omitted in order to reduce the risk that the Business Combination not close and to be consistent with the lack of a minimum cash condition in the Merger Agreement. The Merger Agreement was further discussed between the members of IWAC Management and IWAC Board and a conference call was held on November 18, 2022 between IWAC and EGS to discuss the terms of the Merger Agreement. On November 21, 2022, a call with representatives of IWAC, Refreshing and their respective legal counsels was held to discuss the draft Merger Agreement and gather initial comments including, among others, the earnout structure and potential termination fees. On December 2, 2022, McCarter circulated a revised draft of the Merger Agreement. Between November 21, 2022 and January 2023, EGS and McCarter exchanged further drafts and negotiated the terms of the Merger Agreement. Regular meetings by phone call and video conference took place during this period. The terms negotiated between the parties, as represented by Ryan Wear and Messrs. MacPherson, Varano, Gael Forterre, and Hadrien Forterre, among others, included the equity incentive plan post-Closing, the disclosure schedules, the representations and warranties, conditions to closing and covenants contained in the Merger Agreement. In addition, the parties negotiated the parameters of the terms regarding the earnout shares to be potentially issued to Refreshing stakeholders. Most of the material terms already had been negotiated and agreed to in the Term Sheet including among others, the transaction consideration, the board structure, and the absence of cash required at closing, therefore reducing the extent and scope of the negotiation of the Merger Agreement between Refreshing and IWAC. One term that was discussed more extensively in Merger Agreement negotiations was a covenant concerning Refreshing’s conduct of business before Closing and especially the capital expenditure and liability thresholds that Refreshing could incur without IWAC approval. Ultimately, the thresholds of $50,000 individually (individually for any project (or set of related projects)) or $150,000 in the aggregate as proposed by EGS in the first draft of the Merger Agreement were agreed to by Refreshing.
On November 14, 2022, Mr. Gael Forterre provided AGP with a first draft of a corporate presentation to be used for meetings with potential investors between signing of the Merger Agreement and Closing and outlining the key elements of the Refreshing business and its growth opportunities. Between November 14, 2022 and February 10, 2023, this presentation has been regularly reviewed, discussed and updated between IWAC Management, Refreshing and their respective advisors, including AGP and BTIG on the financial and business side and EGS and McCarter on the legal and compliance side.
On November 16, 2022, Messrs. MacPherson and Varano met with Jeremy Briggs, and Refreshing’s local manager, at Refreshing’s office in Fort Myers, Florida, to visit one of Refreshing premises, to better understand the supply chain management and to discuss potential M&A opportunities and pipeline post-Closing.
During mid-November 2022, IWAC’s management team and each member of the IWAC Board discussed, and the IWAC Board authorized, officers of IWAC to engage a reputable third party financial advisor to provide an opinion regarding the fairness, from a financial point of view, to IWAC, of the consideration to be delivered by IWAC in the proposed Business Combination. With authorization from the IWAC Board, Mr. MacPherson considered several potential providers of such an opinion, including, but not limited to, ValueScope, Inc. (“ValueScope”). On December 1, 2022, having considered several possible providers of a fairness opinion in connection with the proposed transaction, IWAC executed an engagement letter with ValueScope. Following that date and during the following weeks, IWAC provided ValueScope with copies of the draft transaction documents and other information regarding IWAC and Refreshing together with other materials requested to perform their analysis.
On December 8, 2022, Messrs. MacPherson, Varano and Gael Forterre had a conference call with Ryan Wear and Jeremy Briggs, to discuss and negotiate the earnout consideration and structure. During this meeting, the EBITDA targets for 2023 and 2024 were agreed and set at $20 million and $30 million, respectively, with $15 million worth of Pubco Common Stock at $10.00 per share granted to Refreshing stockholders upon reaching such targets. Additionally, a third tranche of the earnout consideration was agreed to during that conference call whereby Refreshing stockholders would earn an additional $1 million worth of

Pubco Common Stock at $10.00 per share in the event that the volume weighted average price (the “VWAP”) of the shares of Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing. This new earnout tranche was offered by IWAC to address Refreshing’s request to provide a reward for its stock performance during the five-year earnout period (incentivizing Refreshing management to maximize value creation on a per share basis) in addition to the two previously agreed earnout tranches, which rewarded Refreshing’s operational performance, irrespective of stock performance.
On December 16, 2022, ValueScope provided a draft of its fairness opinion which concluded that the proposed Business Combination was fair to the shareholders of IWAC from a financial point of view. Between December 1, and January 26, 2023, ValueScope regularly met with Mr. MacPherson to discuss the information reviewed for the fairness opinion and to provide ValueScope with the most up-to-date information regarding the proposed Business Combination. Also during that period, IWAC regularly discussed with AGP and BTIG the various timing parameters that could impact the fairness opinion including, among others, the availability of pro forma valuation and the financial information available, to be used by ValueScope in its analysis.
Between mid-December 2022 and early February 2023, IWAC, EGS and McCarter held regularly meetings and exchanged various emails to provide comments and finalize the Merger Agreement including, among other things, the disclosure schedules and other transaction documents. During that period, IWAC also considered the relevance of including a termination fee should Refreshing decided to walk out from the transaction between the signing of the Merger Agreement and the Closing. Following discussions between the IWAC Management and EGS, it was agreed not to include such termination fee as IWAC did not want to settle on a fee too low while also removing a potential negotiation hurdle. On January 26, 2023, EGS sent to Refreshing and McCarter a revised draft of the Merger Agreement without a termination fee.
Between January 8, 2023 and January 10, 2023, Messrs. MacPherson and Varano had an in-person meeting with Ryan Wear and Jeremy Briggs at Refreshing’s headquarters in order to discuss, among other things, the internal corporate reorganization required by Refreshing prior to signing the Merger Agreement. During that visit to Refreshing’s headquarters, Refreshing began discussing a potential employment arrangement with James MacPherson, IWAC’s Chief Financial Officer and Director. On January 24 and 25, 2023, Ryan Wear and James MacPherson further discussed the needs of Refreshing’s business including the need to appoint a seasoned Chief Financial Officer post-Closing. On February 1, 2023, an offer was made to Mr. MacPherson to serve as Chief Financial Officer of Pubco, though the terms of such employment, including compensation and other matters, would be subject to the negotiation of a definitive employment agreement to be considered for approval by Pubco’s board of directors. Additional meetings at Refreshing’s headquarters were held between the same parties between January 20, 2023 and February 1, 2023 to discuss the progress made on the reorganization and generally the status of open items required to execute the Merger Agreement and complete the Business Combination. The reorganization was required to consolidate the assets that had previously been acquired by the equity-holders of Refreshing’s seventeen (17) regional subsidiaries as well as to allocate the direct and indirect ownership of Refreshing to reflect the underlying intent of the owners. In addition, counsel for both IWAC and Refreshing believed that the transaction would be more appropriately consummated with Refreshing as the party rather than the operating entities. Accordingly, the assets and ownership interests of the respective subsidiaries were reallocated so that the subsidiaries owned all of the operating assets and Refreshing was the owner of those subsidiaries.
On January 17, 2023, IWAC engaged Ogier (Cayman) LLP (“Ogier”) to review and comment on the Merger Agreement from a Cayman law perspective and to provide IWAC with the legal documentation required to complete the business combination from a Cayman law perspective. On January 20, 2023, Ogier provided comments on the Merger Agreement which were incorporated into the final version of the Merger Agreement.
On January 26, 2023, ValueScope delivered its final written fairness opinion (the “Fairness Opinion”) to the IWAC Board. The summary of the Fairness Opinion in this proxy statement is qualified in its entirety by reference to the full text of the Fairness Opinion, which is attached to this proxy statement/prospectus as Annex F, and sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken by ValueScope in connection with the Fairness Opinion. For a detailed discussion of the Board, ValueScope and the Opinion, see the section entitled “Proposal No. 3: The Business Combination Proposal — Opinion of ValueScope.”

On February 9, 2023, IWAC’s Board met to consider the terms of the Merger Agreement and the transactions contemplated thereby. Following presentations from James MacPherson, Antonio Varano, Gael Forterre and Hadrien Forterre, regarding the terms of the Merger Agreement, the transactions contemplated thereby and fiduciary duties of directors when considering whether to authorize a potential business combination transaction, IWAC’s Board unanimously approved the Merger Agreement and the transactions contemplated thereby and recommended that IWAC’s shareholders consent to adopt and approve in all respects the Merger Agreement and the transactions contemplated thereby. A preliminary draft of the written due diligence report prepared by EGS was also delivered to IWAC on February 9, 2023. Prior to the delivery of the draft report IWAC management was advised of, and updated on the progress of, the material findings set forth in the report.
On February 10, 2023, IWAC and Refreshing entered into the Merger Agreement.
On April 11, 2023, IWAC’s Board met to consider the designation of Gael Forterre and Antonio Varano Della Vergiliana as IWAC’s director nominees to the post-Closing Pubco board, as well as the approval of James MacPherson as CFO of post-Closing Pubco. At the meeting, the directors of the board considered the proposed appointments of Messrs. Forterre, MacPherson and Varano (with each such appointment subject to negotiation of a definitive agreement with Pubco and approved by Pubco’s board of directors after the Closing of the Business Combination) and determined that notwithstanding such interest, such appointments were in the best interests of IWAC.
The parties have continued and expect to continue regular discussions regarding the timing to consummate the Business Combination and necessary preparation in connection therewith.
Recommendation of the Board and Reasons for the Business Combination
The IWAC Board, in evaluating the Business Combination, consulted with IWAC’s management and its financial and legal advisors. In reaching its unanimous resolution (i) that the Merger Agreement and the transactions contemplated thereby, including the Business Combination and the issuance of securities in connection therewith, are advisable and in the best interests of IWAC and (ii) to recommend that the IWAC shareholders adopt the Merger Agreement and approve the Business Combination and the other transactions contemplated by the Merger Agreement, the IWAC Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the IWAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The IWAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of IWAC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
The IWAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:
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A recognized and effective brand:   Brand that has high consumer awareness, with high engagement and purchase intent pointing to significant room for growth.

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A category leader or disruptor with a clear path to get there:   Business that is differentiated in its respective category or one where the growth trajectory and industry dynamics suggest category leadership is probable. Key characteristics include demonstrated product efficacy and exceptionally positive product reviews.

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High growth with favorable profitability characteristics:   Strong momentum with a clear runway for future growth along with sound unit economics.

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Diverse customer base with low customer turnover:   Refreshing has a broad, diversified and growing customer base with demonstrated national customer demand, low churn rate and great opportunity to expand in scale to new geographic areas.

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Efficient business channel with strong operating margins:   Unattended retail offers great efficiencies (no labor at point of sales, small physical footprint) and great flexibility (easy to change the products offered and meet current demand).

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Digitally-enabled with scalable technology:   Business with a high-quality existing technology stack that supports continued scale and increased penetration that could benefit from investment in technology to further scale the business.

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Delivering sustainable consumer outcomes:   Products or services that have a clear value proposition and can be proven to drive health, wellness and fitness outcomes. Business will have high social engagement and an authentic relationship with the customer.

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Led by a proven and experienced team:   Team that has expertise and track record of achieving scale and one that would succeed in public markets.

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Available at an attractive valuation:   Valuation that is appropriate given comparable companies and transactions and that allows for considerable upside for investors.

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A platform for growth:   Business whose brand and value proposition position it to pursue organic and acquisitive growth across our targeted verticals where we see long-term favorable trends and a sizable number of opportunities as complementary add-ons.

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Upside opportunities:   Business that can grow through product line extensions, geographic expansion and/or new channels.

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Reasonableness of Consideration.   Following a review of the financial data provided to IWAC, including the financial projections of Refreshing, and the due diligence of Refreshing’s business conducted by IWAC’s management and advisors, and taking into account the opinion received from ValueScope regarding the fairness of the consideration to be paid by IWAC in the Business Combination, the IWAC Board determined that the aggregate consideration to be paid in the Business Combination was fair to IWAC;

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Stockholder Liquidity.   The obligation in the Merger Agreement to apply to list Pubco Common Shares issued as merger consideration listed on the NYSE, a major U.S. stock exchange, which the IWAC Board believes has the potential to offer stockholders enhanced liquidity;

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Financial Condition.   The IWAC Board also considered factors such as Refreshing’s historical financial results, outlook, financial plan, debt structure and unit economics. In considering these factors, the IWAC Board reviewed Refreshing’s historical growth and its current prospects for growth if Refreshing achieves its business plan and various historical and current balance sheet items of Refreshing. In reviewing these factors, the IWAC Board noted that Refreshing will be well positioned to gain national market share and leverage its infrastructure while continuing to drive industry leading margins;

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Lock-Up.   Certain stakeholders of Refreshing have agreed to be subject to 180-day lockup in respect of their Common Stock following consummation of the Business Combination, subject to certain customary exceptions, which will provide important stability to the leadership and governance of Refreshing;

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Other Alternatives.   After a thorough review of other business combination opportunities reasonably available to IWAC, IWAC concluded that the proposed Business Combination represents the best potential business combination for IWAC and the most attractive opportunity based upon the process utilized to evaluate and assess other potential business combination targets; and

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Negotiated Transaction.   The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between IWAC and Refreshing.

The IWAC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:
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Macroeconomic Risks.   Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on Refreshing’s business plan post-Closing;

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Redemption Risk.   The potential that a significant number of IWAC shareholders elect to redeem their shares in connection with the consummation of the Business Combination and pursuant to IWAC’s Current Articles, which would potentially make the Business Combination more difficult to complete, including because redemptions may make it more challenging for Pubco to satisfy applicable exchange listing requirements at or immediately following the Closing;

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Shareholder Vote.   The risk that IWAC’s shareholders may fail to provide the votes necessary to effect the Business Combination;

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Closing Conditions.   The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within IWAC’s control;

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

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Listing Risks.   The challenges associated with preparing Refreshing, a private entity, for the applicable disclosure and listing requirements to which Refreshing will be subject as a publicly traded company on the NYSE (or, to the extent applicable, another exchange);

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Benefits May Not Be Achieved.   The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

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Liquidation of IWAC.   The risks and costs to IWAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in IWAC being unable to effect a business combination within the applicable time frame or to obtain shareholder approval for a further extension thereof;

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Growth Initiatives May Not be Achieved.   The risk that Refreshing growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

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Board and Independent Committees.   The risk that the board of directors and independent committees of Pubco do not possess adequate skills set within the context of Refreshing operating as a public company;

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IWAC Shareholders Receiving a Minority Position in Refreshing.   The risk that IWAC shareholders will hold a minority position in Refreshing;

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Fees and Expenses and Time Risk.   The fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

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Other Risk Factors.   Various other risk factors associated with the business of Refreshing, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The above discussion of the material factors considered by the IWAC Board is not intended to be exhaustive, but does set forth the principal factors considered by the IWAC Board. The IWAC Board conducted an overall analysis of the factors described above, including thorough discussions with IWAC’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination to approve the Business Combination and to recommend that IWAC shareholders approve the Business Combination.
In considering the determination by the IWAC Board that the Business Combination is advisable and fair to and in the best interests of IWAC and its shareholders, shareholders should be aware that certain IWAC directors and officers have arrangements that may cause them to have interests in the transaction that are different from, in addition to, or may conflict with the interests of IWAC shareholders generally. See the sections titled “Risk Factors”, “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors and Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.
Certain Projected Financial Information
In connection with IWAC’s due diligence and consideration of the potential business combination with Refreshing and, in particular, the parties’ negotiation of the Earnout Consideration, Refreshing’s management provided IWAC with certain financial forecasts, including forecasted revenues and EBITDA for Q4 2022 and fiscal year 2023 (the “financial projections”), reflecting the business model that Refreshing expects to pursue, which were prepared by Refreshing management based on a number of assumptions, as further described below. The financial projections should not be viewed as public guidance. The financial projections were not prepared with a view toward public disclosure, or complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of Refreshing’s management, were prepared on a reasonable basis, reflecting the best estimates and judgments available to Refreshing’s management at the time such financial projections were prepared, and present, to the best knowledge and belief of Refreshing’s management, the expected course of action and revenues that Refreshing anticipates generating, assuming the assumptions incorporated in the financial projections are themselves realized (including that the Business Combination is consummated during the second quarter of 2023 and results in proceeds to Refreshing, after satisfaction of all unpaid IWAC and Refreshing expenses and taking into account up to approximately $119.0 million of redemptions by IWAC public shareholders).
Refreshing’s management believes the assumptions included in the financial projections to be reasonable, based on currently available information and professional judgement and experience, which are inherently uncertain and difficult to predict and many of which are beyond the preparing parties’ control. Such information, professional judgment, and experience underlying the assumptions included in the financial projections must be considered in the context of the particular offering.
Refreshing management determined fifteen months to be a reasonable period to forecast estimated revenues because Refreshing management believes that their experience allows them to project results with a reasonable degree of accuracy.
Refreshing management believes the accuracy within this fifteen-month timeframe is high because we believe the sustainability of Refreshing’s recurring business model to be sound along with positive preliminary and ongoing conversations with a key acquisition target and two new corporate customers. After this fifteen-month timeframe, externalities and changing market conditions may reduce the predictive accuracy of our algorithm.
Refreshing management believes our projections to be closely aligned with historic operating or marketing trends. The underlying assumptions used in the projections are either similar to or more conservative than the historical data. By using more conservative values than what is reflected in the historical data, we allow for regional variability that may introduce currently unknown factors. We do so with the understanding that there are enough known factors to reasonably predict outcomes.
There are some assumptions in our projections for which the trends deviate from historical results. We believe these changes to be appropriate primarily because of (a) ongoing negotiations with a potential acquisition target (Acquisition 1) and (b) verbal confirmations of new business secured from two corporate customers (even though no documentation has been signed yet) (New Customers 1 and 2). For example, Refreshing expects to complete onboarding of these new customers within 6 months of signing. Additionally, Refreshing expects to generate various efficiencies from the contemplated acquisition which would make servicing the new customers more efficient. including but not limited to improved purchasing, which lowers cost of goods sold and increases gross margin, optimized route management through existing warehouse and transportation infrastructure of warehouses and drivers, and updated telemetry on machines, which enables cashless purchasing (encouraging more sales) and improved visibility into inventory management.
The financial projections are not included in this proxy statement/prospectus in order to induce any IWAC shareholders to vote in favor of any of the proposals at the IWAC Extraordinary General Meeting. The assumptions incorporated in the financial projections reflect Refreshing’s historical performance and estimates of Refreshing’s management derived from management experience which are not necessarily representative of Refreshing or Refreshing’s expected business upon consummation of the Business Combination and may not be representative of Refreshing’s future plans or performance. The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that Pubco, IWAC, IWAC management, the IWAC Board, or their respective affiliates, advisors or other representatives considered, or now considers, the financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the proposed Business Combination. None of Pubco, IWAC,

Refreshing, nor any of their respective affiliates, intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the financial projections to reflect circumstances existing or arising after the date such financial projections were generated or to reflect the occurrence of future events, even if any or all of the assumptions underlying the financial projections are shown to be in error or any of the financial projections otherwise would not be realized. Pubco will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.
The financial projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The financial projections also reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market, public health and financial conditions and other future events, as well as matters specific to Refreshing’s business, all of which are difficult to predict and many of which are beyond Pubco, IWAC’s and Refreshing’s control. None of Pubco, IWAC, Refreshing, IWAC’s management, Refreshing’s management, nor any of their respective representatives has made or makes any representations to any person regarding the ultimate performance of Refreshing relative to the financial projections. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Refreshing’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Refreshing’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus, respectively, and risks and uncertainties inherent in the assumptions further described below. Additionally, at the time that the financial projections were prepared, Refreshing’s financial statements for 2020 and 2021 had been audited and the financial statements for 2022 had been reviewed through September 30, 2022 but had not been audited yet. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. None of Refreshing’s independent registered public accounting firm, IWAC’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability. Nonetheless, the financial projections described below are included in this proxy statement/prospectus because they were made available to IWAC and the IWAC Board in connection with their review of the Merger Agreement and related transactions. The financial projections were provided to IWAC only for use as a component in its overall evaluation of Refreshing and should not be viewed as public guidance. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date on which the financial projections were reviewed by IWAC’s management. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year.
The Financial Projections were prepared in good faith by Refreshing’s management based on management’s reasonable best estimates and facts, circumstances and information available at the time. While presented with numerical specificity, the financial projections reflect numerous estimates and assumptions made by Refreshing’s management with respect to industry performance, competition, general business, economic, public health, market and financial conditions and matters specific to Refreshing’s business, all of which are difficult to predict and many of which are beyond Refreshing’s control. Changes in these estimates or assumptions, including assumptions regarding key relationships with business asset owners and operators, customer preferences, new product offerings, expansion into adjacent markets and/or the ability to implement and expand Refreshing’s current and expected offerings could materially affect the financial projections. Specially, the material assumptions and estimates include, but are not limited to, the assumptions and estimates described below.
The table below illustrates the key projections that Refreshing’s management provided to IWAC, namely Q4 2022 (included in full fiscal year 2022 below) and fiscal year 2023 revenue and EBITDA:
	Fiscal Year 2022 (including Q4 2022E) ($ million)	Fiscal Year 2023E ($ million)
Revenue(1)	75.7	99.0
EBITDA(2)(3)	14.1	17.8

(1)
Key elements of revenue include the following:

Assumption	Revenue ($)	Effective Date	Comments
Recurring Business	$76mm revenue	Ongoing	Based on reviews with Refreshing management and strength of their relationships and execution
Acquisition 1	$12.5mm	10/1/2023	Refreshing has a high degree of confidence that the acquisition can be completed by October 1, 2023 based on preliminary and ongoing negotiations
New Customer 1	$2.5mm	10/1/2023	Verbal agreement has been reached; Refreshing management estimates it will start generating revenue in October 2023 with completion of onboarding estimated by Q2 2024
New Customer 2	$2mm	10/1/2023	Verbal agreement has been reached; Refreshing management estimates it will start generating revenue in October 2023 with completion of onboarding estimated by Q2 2024
Inflation/Pricing	$3.8mm	Ongoing	Ongoing and normal price increases due to inflation
Sales Team Build	$2.5mm	Ongoing	Based on Refreshing management sales targets

(2)
EBITDA is defined as pre-tax net income from operations adjusted for depreciation, amortization, and interest expense. We caution investors that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate EBITDA in the same manner. EBITDA should not be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of Refreshing’s liquidity.

(3)
Assumes existing cost structure, except with a 0.05% improvement in cost of goods sold driven by continued improvement in volume pricing discount and $1.5 million of public company onboarding costs.

Assumed Acquisitions and New Business
Refreshing has an accomplished track record of both completing acquisitions and winning new business. Based both on Refreshing’s track record and current understanding of negotiations for Acquisition 1 and New Customer 1 and 2 (as described below), Refreshing management has indicated its confidence the 2023 forecast can be achieved. This forecast only incudes the highest priority initiatives. The Refreshing team has a longer target pipeline of potential acquisitions and new customers — none of which are considered in the forecasts but represent additional growth opportunities to what has been presented or can replace the existing initiatives should any fail to be consummated.
Discussions and negotiations with Acquisition 1 are ongoing and extend to post-acquisition integration and future business planning (i.e. increasing business in existing geographies, expanding to new geographies and/or customers, team synergies realized etc). Based on Refreshing’s experience, closing such acquisitions at this stage of negotiation their confidence level is high a final terms will be agreed upon to close. As of the date of this filing there are no written agreements or term sheets with any potential acquisition targets. The two primary risks around Acquisition 1 are the deal closing in 2024 or failing to close altogether. In the case of the former, Refreshing’s projections for 2023 related to the Acquisition 1 would shift into 2024. This would not change Refreshing’s long term view of the growth trajectory of the business. In the case of the latter, the Refreshing team would seek to close on other opportunities as mentioned above (but not included in the forecast). While 2023 results may come in lower than projected, it would not change Refreshing’s long term view of the business.
Discussions with New Customer 1 and New Customer 2 are proceeding with the verbal understanding ‘the business is yours when ready to commence service.’ As such, planning around logistics, service levels, equipment need, etc. is ongoing with the target of commencing service in Q4 2023. No written agreements have been exchange as of the date of this filing. As with Acquisition 1 timing could shift these new customers into 2024. In the event final terms cannot be reached with these two customers, the Refreshing team is confident new business can be won in their place in 2024. While 2023 results would come in lower than projected, it would not change Refreshing’s long term view of the business.
EBITDA Reconciliation
	EBITDA Reconciliation
($ in millions)	Fiscal Year Ending (Projected)		Fiscal Year Ended (Actual)
	12/31/2023	12/31/2022	12/31/2021	12/31/2020
NET INCOME	$11,937	$9,551	$6,241	$3,894
Add Back
Taxes	3,173	2,544	1,659	1,035
Depreciation & Amortization	2,693	2,033	2,551	747
Interest	20	20	—	—
EBITDA	$17,823	$14,148	$10,451	$5,676
Additional Information
The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that IWAC, Refreshing, their respective directors, officers, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. No person has made or makes any representation or warranty to any IWAC shareholder regarding the information included in these financial projections. Pubco will not refer back to the financial projections in its future periodic reports filed under the Exchange Act. The financial projections have not been audited; further, as of the date the financial projections were prepared, Refreshing’s historical financial statements had not been audited. Neither the independent registered public accounting firms of Refreshing or IWAC nor any other independent accountants have compiled, examined or performed any procedures with respect to the financial projections contained or described in this proxy statement/prospectus, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the registered independent public accounting firms of IWAC and Refreshing assume no responsibility for the financial projections.
The financial projections were developed in good faith by Refreshing’s management team based on their reasonable best estimates and taking into account the following material estimates and hypothetical assumptions, which assumptions relative to industry averages were developed based on Refreshing management’s experience and consultation by Refreshing with its advisors.
The financial projections are subjective in many respects. As a result, there can be no assurance that the financial projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the financial projections cover multiple years, that information by its nature becomes less predictive with each successive year. Refreshing has not warranted the accuracy, reliability, appropriateness or completeness of the financial projections to anyone, including IWAC. Neither Refreshing’s management nor its representatives has made or makes any representations to any person regarding the ultimate performance of Refreshing relative to the financial projections. The financial projections are not fact nor a guarantee of actual future performance. The future financial results of Refreshing may differ materially from those expressed in the financial projections due to factors beyond Refreshing’s ability to control or predict.
Opinion of ValueScope, the IWAC Board’s Financial Advisor
ValueScope was retained by IWAC to provide its opinion as to the fairness, from a financial point of view, to the stockholders of IWAC regarding the Business Combination. On January 26, 2023, ValueScope delivered its opinion to IWAC’s board of directors, to the effect that, based on financial, business and operating information available to it as of December 31, 2022, the total consideration to be paid by IWAC in the Business Combination is fair to the IWAC stockholders from a financial perspective.
The summary of the opinion in this proxy statement/solicitation consent/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex F to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by ValueScope in preparing its opinion. However, neither ValueScope’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/solicitation consent/prospectus are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed Business Combination or otherwise, including, without limitation, whether any such stockholder should redeem.
The opinion was addressed to the IWAC Board for the use and benefit of the members of the IWAC Board (in their capacities as such) in connection with its evaluation of the Business Combination. ValueScope’s opinion was just one of the several factors the IWAC Board took into account in making its determination to approve the Business Combination, including those described elsewhere in this proxy statement/prospectus.
ValueScope’s opinion only addressed whether, as of the date of the opinion, the Merger shares to be issued in the Business Combination in the aggregate pursuant to the Merger Agreement was fair, from a financial point of view, to IWAC. It did not address any other terms, aspects, or implications of the Business Combination, the Merger Agreement or any related or other transaction or agreement, including, without limitation, (i) the shareholder support agreement and the lock-up agreements to be entered into in connection with the Merger Agreement, (ii) any term or aspect of the Business Combination that is not susceptible to financial analysis, (iii) the fairness of the Business Combination, or all or any portion of the Merger shares, to any security holders of IWAC, Refreshing USA or any other person or any creditors or other constituencies of IWAC, Refreshing USA or any other person, (iv) the appropriate capital structure of IWAC or Refreshing USA or whether IWAC should be issuing debt or equity securities or a combination of both in the Business Combination, (v) any capital raising or financing transaction contemplated by IWAC, including, without limitation, the Transaction Financing, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Business Combination, or any class of such persons, relative to the Merger shares, or otherwise. ValueScope did not express any opinion as to what the value of shares of IWAC’s Class A common stock, IWAC’s Class B common stock or any other security of IWAC actually will be when issued in the Business Combination or the prices at which shares of IWAC Class A common stock, IWAC Class B common stock, or any other securities of IWAC or Refreshing USA could trade, be purchased or sold at any time.
ValueScope’s opinion did not address the relative merits of the Business Combination as compared to any alternative transaction or business strategy that might have existed for IWAC, or the merits of the underlying decision by the board of directors of IWAC or IWAC to engage in or consummate the Business Combination. The financial and other terms of the Business Combination were determined pursuant to negotiations between the parties to the Merger Agreement and were not determined by or pursuant to any recommendation from ValueScope. In addition, ValueScope was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving IWAC.
ValueScope was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the Merger, the securities, assets, businesses or operations of IWAC, Refreshing USA or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Business Combination, or (c) advise the board of directors of IWAC, IWAC or any other party with respect to alternatives to the Business Combination. ValueScope’s analyses and opinion were necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of ValueScope’s opinion and upon certain assumptions regarding such financial, economic, market and other conditions, which were subject to unusual volatility and which, if different than assumed, could have a material impact on ValueScope’s analyses and opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, ValueScope did not assume any obligation to update, review, or reaffirm its opinion to IWAC or any other person or otherwise to comment on or consider events occurring or coming to ValueScope’s attention after the date of its opinion.

ValueScope received professional fees of $90,000, subject to hourly fees for material revisions for rendering its opinion and presentations to IWAC’s board, no portion of which was contingent upon the completion of the Business Combination. In addition, IWAC agreed to indemnify ValueScope and certain related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion.
No portion of ValueScope’s fee is refundable or contingent upon the conclusion reached in the Opinion. The terms of the fee arrangements with ValueScope, which IWAC believes are customary in transactions of this nature, were negotiated at arm’s length, and the IWAC Board is aware of these fee arrangements.
In connection with its analysis, ValueScope has made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. ValueScope also took into account its assessment of general economic, market, and financial conditions, as well as its experience in business valuation in general, and with respect to similar transactions, in particular. ValueScope’s procedures, investigations, and financial analyses included, but were not limited to a review of:
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the draft agreement and plan of merger as of December 2022;

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the Company’s audited financial statements for the years ended December 31, 2020, December 31, 2021, and for the nine months ended September 30, 2021, the Company’s reviewed (unaudited) financial statements for the nine months ended September 30, 2022, the Company’s unreviewed income statement for the three months ended December 31, 2022;

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forward-looking projections provided by Refreshing USA’s management through the end of fiscal year 2023, regarding detailed growth drivers, a forecasted income statement, capital expenditures, and other financial information such as the expected purchase price for a potential acquisition of a competitor (the “Acquisition”);

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industry and market research;

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discussions with Refreshing USA and IWAC’s management; and

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other documents related to the Business Combination and Company.

ValueScope performed certain valuation analyses using generally accepted valuation and analysis techniques, including a discounted cash flow and market approach analysis. ValueScope conducted such other analyses and considered such other factors as it deemed appropriate.
ValueScope, Inc.
ValueScope, Inc. is a valuation advisory and consulting firm based in Southlake, Texas. As a firm, ValueScope completes over 300 projects per year, most requiring valuation opinions or conclusions of value. ValueScope’s reports and opinions have been reviewed by the SEC, Internal Revenue Service and United States Department of Justice. Additionally, ValueScope’s principals and senior staff have been retained over 100 times by federal agencies to assist in valuation matters and dispute resolutions.
ValueScope’s principals and senior staff have issued numerous fairness opinions (as well as solvency opinions) for boards of directors and company shareholders for a period of 35 years. Within the last couple of years ValueScope has issued multiple opinions relating to SPAC and “de-SPAC” transactions. Additionally, ValueScope has extensive experience with SPACs outside of fairness opinions and has recently conducted valuations of public and private warrants as well as rights for approximately a dozen SPACs.
Valuation Methodology — Income and Market Approaches
ValueScope considered and applied the income and market approaches to derive an opinion of value as these approaches are the most appropriate when conducting a valuation of a going concern. Under the income approach, ValueScope utilized the discounted cash flows (DCF) method and under the market approach, ValueScope considered the comparable transaction method. ValueScope considered the comparable public company method under the market approach; however, ValueScope disregarded this method due to a lack of publicly traded companies with significant industry exposure.
The income approach estimates the fair market value of a company based on the earnings, cash flow, and dividend-paying capacity of the company. The approach evaluates the present worth of the future economic benefits that accrue to the investors in a business. These benefits are discounted to present value at a rate of return that is commensurate with the company’s risk. This present value determines the fair market value of a business.
ValueScope developed a DCF model to arrive at Refreshing USA’s market value of invested capital (MVIC) as of the Valuation Date. The DCF method first projects the cash flow the business is expected to produce over a discrete period. Then, each discrete cash flow is discounted to a present value at a rate that reflects the risk of receiving that amount at the time anticipated in the projection.
To better reflect these projections, items such as revenue, operating costs, capital expenses, and working capital were forecasted. These projections were used to determine the net cash flow generated by the business, which was then discounted to the present value using an appropriate discount rate. Total outstanding cash, if any, is then subtracted from the MVIC to arrive at the enterprise value.
The market approach considers the implied pricing in third-party transactions of comparable businesses or assets. Transactions are analyzed in order to identify pricing patterns or trends that can be used to infer value on the subject business or asset. Adjustments are made to the transaction data to account for relative differences between the subject and the comparable transactions.
The primary strength of the market approach is that it offers relatively objective pricing evidence from the market at large and, aside from certain adjustments to the transaction data, requires few assumptions to be made. The market approach is most applicable to highly homogeneous assets or businesses for which a ready market exists.
ValueScope developed an indication of Refreshing USA’s value based upon the multiples indicated by M&A transactions of companies in the same or a similar industry occurring in recent years.
In order to use M&A information in a valuation engagement, the following two conditions must be met, the transaction target must be similar to the company being valued in at least some respects and the details of the transaction must be obtainable.
Overview of Key Assumptions and Inputs
ValueScope performed a valuation analysis of Refreshing USA with a valuation date of December 31, 2022. Refreshing USA and IWAC’s management provided ValueScope with historical financial results for 2020, 2021, and 2022 (balance sheet projected as of December 31, 2022), as well as annual projections for 2023, with certain revenues indicated to begin in Q4 2023. ValueScope projected the Refreshing USA’s financial performance on an annual basis for 2023. ValueScope examined Refreshing USA’s historical growth rates, prospective operating plans, and an analysis of the industry in which Refreshing USA operates and determined that the estimates and Refreshing USA’s management’s assumptions were reasonable. ValueScope relied upon certain management projections related to a potential acquisition expected to close on October 1, 2023. Management provided ValueScope with a forecast for the purchase price and the associated Q4 2023 revenues related to the target company.
Refreshing USA’s management provided estimates of the cost of goods sold as a percentage of revenue in 2023 based on the Company’s 2022 actual cost of goods sold as a percentage of revenues less 50 basis points. ValueScope relied on this projection for their forecast of the Company’s cost of goods sold in 2023. A gross profit margin of 55.3% was forecasted for 2023, consistent with the Company’s historical performance and industry norms.
Management provided estimates of operating expenses and EBITDA margins for 2023. ValueScope reviewed and relied upon these projections, and examined Refreshing USA’s historical performance, and industry margins. ValueScope projected salaries and benefits of $23 million in 2023, or 23.2% as a percentage of 2023 forecasted revenues. ValueScope projected selling, general, and administrative costs as a fixed amount of $13.9 million. Depreciation was excluded from this amount. EBITDA margins of 18.0% were forecasted for 2023, consistent with industry norms.
ValueScope projected capital expenditures in 2023 to fund the forecasted revenue growth from expansion during the forecast period. ValueScope estimated capital expenditures based on discussions with Refreshing

USA’s management regarding the relationship between expected revenue growth and capital expenditures. Management estimated that capital expenditures for organic expansion generally cost approximately 40% of the annual revenue growth derived from the capital spending, which serves as the basis for ValueScope’s projections. ValueScope did not include revenue growth associated with the Acquisition for the purposes of determination organic capital expenditures.
Refreshing USA’s management has identified a target acquisition with a competitor. Management projects the Refreshing USA to complete the Acquisition as of October 1, 2023. Management expressed high confidence in the closing of the transaction and provided ValueScope with a projected purchase price composed of cash and stock; therefore, ValueScope considered this expected capital structure in their analysis.
ValueScope forecasted working capital items on the Refreshing USA’s balance sheet based on Management projections, discussions with Management, and reviewed industry financial statements to confirm their reasonability. Working capital as a percentage of revenue was forecasted by ValueScope to be $12.7 million in 2023, consistent with both Management’s expectations and industry norms.
To determine an appropriate discount rate, ValueScope calculated the weighted average cost of capital, or WACC, of Refreshing USA as a whole. The WACC approximates the expected return required by debt and equity holders on invested capital within the industry for a company of similar nature. Equity return assumptions were determined using the capital asset pricing model (CAPM) and debt assumptions were based on the yield of Moody’s Baa corporate bonds as of the Valuation Date.
In order to determine the industry beta for the WACC calculation, ValueScope selected nine publicly traded companies that operate in industries similar to the Company. These companies have similar suppliers and products and face similar business and economic risks relative to the Company. In ValueScope’s selection of the comparable public companies, ValueScope researched and analyzed the food & beverage products distribution industry, the automated vending operations industry, and the food services contracting industry. The publicly traded companies selected from these three industries comprehensively represent a similar business profile as the Company. ValueScope considered companies primarily in the U.S. as well as additional companies in developed foreign markets which ValueScope felt were representative of the industry as a whole.
Food & Beverage Distributors:
•
US Foods Holding Corp.

•
Sysco Corporation

•
SpartanNash Company

•
Performance Food Group Company

Automated Vending & Food Services:
•
Aramark

•
Sodexo S.A.

•
Compass Group PLC

•
IVS Group S.A.

•
Primo Water Corporation

At the end of the one-year forecast period in the DCF analysis, ValueScope calculated the Company’s terminal value based on the application of an enterprise to sales (EV/S) as this multiple is a commonly used valuation metric in the industry. The applicable EV/S multiple was determined to be 2.4x based on observed comparable transactions.
ValueScope analyzed Pitchbook for comparable M&A transactions within the vending machine industry. However, due to a lack of transactions involving companies in the industry of comparable size relative to the Company, ValueScope selected and analyzed two specific transactions: Liomatic and Coffee Nation. ValueScope calculated and applied the average EV/S multiple of comparable transactions to the Company’s projected 2023 revenue to determine the Company’s value under the transaction method of the market approach.

Total Consideration
ValueScope performed a fair market valuation analysis of the earnouts related to the Business Combination as of the Valuation Date. ValueScope determined that the sum of the fair market value of the earnouts totaled $15.6 million; therefore, the total consideration was indicated to be $175.6 million.
Conclusion & Opinion
ValueScope’s analysis provided a fair market valuation of Refreshing USA of approximately $205.6 million, exclusive of debt and cash. Based on ValueScope’s analysis, it is their opinion that the Business Combination is “fair” to shareholders of IWAC from a financial perspective.
Disclosure of Prior Relationships
During the two years preceding the date of the Opinion, ValueScope has not had any material relationship with any party to the Business Combination for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.
Satisfaction of 80% Test
It is a requirement under the NYSE listing rules that any business acquired by IWAC have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discount held in, and taxes payable on the income earned on, the Trust Account) at the time of the execution of a definitive agreement for an initial business combination. After consideration of the factors identified and discussed in the section of this proxy statement/prospectus titled “Recommendations of IWAC Board and Reasons for Approval of the Business Combination,” including the financial analysis of Refreshing conducted by IWAC and considered in approving the transaction, primarily including a comparison of comparable companies, as well as its review of the Fairness Opinion, the IWAC Board determined that Refreshing had a fair market value of at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting discount held in, and taxes payable on the income earned on, the Trust Account) as of the date that the Merger Agreement was executed.
Redemption Rights
In connection with any shareholder meeting called to approve a proposed initial business combination, each Public Shareholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that IWAC convert his Public Share into a pro rata share of the Trust Account upon consummation of the business combination.
IWAC may also require Public Shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to redeem to IWAC’s transfer agent or to deliver the share certificates (if any) and other redemption forms they are seeking to convert to the transfer agent electronically using DTC’s DWAC System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the Redemption Price, it could sell its shares in the open market before actually delivering his certificates (if any) and other redemption forms to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to redeem is irrevocable once the business combination is completed.
Pursuant to its Current Articles, IWAC is required to give a minimum of only five clear days’ notice for each general meeting. As a result, if IWAC requires Public Shareholders who wish to redeem their Ordinary Shares into the right to receive a pro rata portion of the funds in the Trust Account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their certificates (if any) and other redemption forms for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain IWAC’s securities when they otherwise would not want to.
If IWAC requires Public Shareholders who wish to redeem their Ordinary Shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, IWAC will promptly return such certificates to the tendering Public Shareholders.
Please see the risk factors titled “In connection with any shareholder meeting called to approve a proposed initial business combination, IWAC may require shareholders who wish to convert their Public Shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “If IWAC require Public Shareholders who wish to redeem their Public Share to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”
Once the shares are redeemed by the beneficial holder, and effectively redeemed by IWAC under Cayman Islands law, the transfer agent will then update IWAC’s Register of Members (Shareholders) to reflect all redemptions.
Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to IWAC Shareholders
The following description sets forth the material U.S. federal income tax consequences of the Domestication to the U.S. Holders (as defined below) of Ordinary Shares and the Business Combination following Domestication. It does not address U.S. federal income tax consequences of the Domestication or Business Combination on other IWAC securities. The following description addresses the U.S. federal income tax consequences to (i) U.S. Holders and Non-U.S. Holders (as defined below) of Ordinary Shares that elect to have their Ordinary Shares redeemed for cash if the Business Combination is completed, (ii) U.S. Holders that participate in the Business Combination, and (iii) Non-U.S. Holders of owning and disposing of IWAC Common Stock after the Domestication. For purpose of the following description relating to U.S. federal income tax consequences of the Domestication to the U.S. Holders of Ordinary Shares, the term “Company” refers to the Delaware corporation into which IWAC will be transferred by way of continuation in the Domestication and the combined company immediately following the Business Combination. The following description is the opinion of Ellenoff Grossman & Schole LLP. The information set forth in this section is based on the Code, its legislative history, final, temporary and proposed treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.
For purposes of this description, a “U.S. Holder” means a beneficial owner of Ordinary Shares that is for
U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of Ordinary Shares that, for U.S. federal income tax purposes, is not a U.S. Holder or a partnership or other entity classified as a partnership for U.S. federal income tax purposes.
This description does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this description considers only holders that hold Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. This description does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:
•
financial institutions or financial services entities;

•
broker-dealers;

•
persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•
tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
specified expatriates or former long-term residents of the United States;

•
persons that acquired Ordinary Shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•
persons that hold Ordinary Shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•
persons whose functional currency is not the U.S. dollar;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
partnerships (or other entities classified as partnership for U.S. federal income tax purposes) or partners in such partnerships or entities classified for U.S. federal income tax purposes as a “disregarded entity”;

•
persons required to accelerate the recognition of any item of gross income with respect to IWAC Shares as a result of such income being recognized on an applicable financial statement;

•
persons who actually or constructively own 5% or more of Ordinary Shares by vote or value (except as specifically provided below); or

•
the Sponsor or its affiliates.

This description does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as described herein, any tax reporting obligations of a holder of Ordinary Shares. Additionally, this description does not address the tax treatment of partnerships or other pass-through entities or entities classified for U.S. federal income tax purposes as a “disregarded entity” or persons who hold Ordinary Shares through such entities. If a partnership (or other entity classified as a partnership or treated as a disregarded entity for U.S. federal income tax purposes) is the beneficial owner of Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership or owner of the disregarded entity will generally depend on the status of the partner or owner and the activities of the partnership or disregarded entity. This description also assumes that any distribution made (or deemed made) on Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Ordinary Shares is made in U.S. dollars.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DESCRIBED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IWAC URGES BENEFICIAL OWNERS OF ORDINARY SHARES WHO CHOOSE TO EXERCISE THEIR REDEMPTION RIGHTS OR WHO CHOOSE TO PARTICIPATE IN THE DOMESTICATION TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION AND OWNING AND DISPOSING OF ORDINARY SHARES AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.
U.S. Holders
Tax Consequences of the Domestication to U.S. Holders of Ordinary Shares
The Domestication will qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.
Consequently, except as otherwise provided below in the section entitled “— PFIC Considerations,” and “— Effects of Section 367 to U.S. Holders of Ordinary Shares,” a U.S. Holder of Ordinary Shares will not recognize gain or loss upon the exchange of its Ordinary Shares solely for IWAC Common Stock pursuant to the Domestication. A U.S. Holder’s aggregate tax basis in the IWAC Common Stock received in connection with the Domestication will generally be the same as its aggregate tax basis in the Ordinary Shares surrendered in the transaction. In addition, the holding period of IWAC Common Stock received in the Domestication generally should include the holding period of Ordinary Shares surrendered in the Domestication.
Tax Consequences of the Business Combination to U.S. Holders of Shares of IWAC Common Stock after the Domestication
It is intended that the Business Combination qualifies as an exchange described in Section 351(a) of the Code. Subject to the limitations and qualifications set forth herein (including the limitations and qualifications set forth in the opinion of Ellenoff Grossman & Schole LLP that will be filed as Exhibit 8.1), it is the view of Ellenoff Grossman & Schole LLP, counsel to IWAC, that the Business Combination, taken together with other relevant portion of the transactions contemplated in the Merger Agreement, should qualify as an integrated transaction described in Section 351(a) of the Code. However, there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not successfully challenge this position, and if so then the exchange of IWAC Common Stock for Pubco common stock will be a taxable exchange, and the tax consequences described herein will be materially different from those described below. The remainder of this discussion assumes that the transactions described above qualify as an exchange described in Section 351 of the Code. Assuming such qualification, a U.S. Holder that receives shares of Pubco Common Stock in exchange for IWAC Common Stock in the Business Combination generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Pubco Common Stock received in the Business Combination by a U.S. Holder should be equal to the adjusted tax basis of the IWAC Common Stock exchange there for. The holding period of the Pubco Common Stock should include the holding period during which the IWAC Common Stock exchanged therefor were held by such U.S. Holder (which, as discussed above, should include the holding period of any Ordinary Shares surrendered in the Domestication).
The Receipt of Pubco Warrants in the Business Combination
If the Business Combination qualifies as an exchange pursuant to Section 351(a) of the Code, a U.S. Holder of only IWAC Warrants would realize and recognize gain or loss in such exchange in an amount equal to the difference between the fair market value of Pubco Warrants received by such U.S. Holder in the Business Combination and the adjusted tax basis of IWAC Warrants surrendered by such U.S. Holder in the Business Combination. If such U.S. Holder surrenders both shares of IWAC Common Stock and IWAC Warrants in the Business Combination in exchange for both shares of Pubco Common Stock and Pubco Warrants, such U.S. Holder of shares of IWAC Common Stock and IWAC Warrants should be required to recognize gain

(but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such U.S. Holder (generally, the excess of (x) the sum of the fair market value of the shares of IWAC Common Stock and IWAC Warrants over (y) such U.S. Holder’s aggregate adjusted tax basis in the shares of IWAC Common Stock and IWAC Warrants) and (ii) the fair market value of the Pubco Warrants received by such U.S. Holder in such exchange. As a result of such an exchange, such U.S. Holder should have a tax basis in the Pubco Common Stock equal to the tax basis in the shares of IWAC Common Stock and IWAC Warrants surrendered, plus any gain recognized in the exchange, less the fair market value of the Pubco Warrants received. In addition, such U.S. Holder’s tax basis in the Pubco Warrants should be fair market value determined on the date of the Business Combination. In addition, the holding period for the shares of Pubco Common Stock should include the period during which the U.S. Holder held its shares of IWAC Common Stock, and the holding period for the Pubco Warrants should start on the day after the Business Combination.
In the event that the Business Combination does not qualify as a non-recognition transaction pursuant to Section 351 of the Code, generally, the Business Combination will be treated as a taxable sale or exchange of IWAC Warrants or IWAC Warrants and shares of IWAC Common Stock, as may be applicable to any particular U.S. Holder, by U.S. Holders in exchange for Pubco Warrants or Pubco Warrants and shares of Pubco Common Stock, as may be applicable.
U.S. Holders of IWAC Warrants are urged to consult with their tax advisors regarding the treatment of their warrants in connection with the Business Combination.
PFIC Considerations
Even if the Domestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Domestication may still be a taxable event to U.S. Holders of Ordinary Shares under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies, as described below.
Effect of PFIC Rules on the Domestication
Even if the Domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a U.S. Holder with respect to its exchange of Ordinary Shares for IWAC Common Stock in the Domestication if IWAC were classified as a PFIC at any time during such U.S. Holder’s holding period in the Ordinary Shares. Any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules described below under “Definition and General Taxation of a PFIC.” The proposed Treasury Regulations under Section 1291(f) should not apply to an Electing Shareholder (as defined below) with respect to its Ordinary Shares for which a timely QEF election, QEF election with a purging election, or MTM election is made, as each such election is described below.
Definition and General Taxation of a PFIC
A non-U.S. corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it owns or is considered to own at least 25% of the shares by value, is passive income (the “gross income test”) or (b) at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it owns or is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Whether IWAC or any of its subsidiaries is treated as a PFIC is a factual determination that must be annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of the Ordinary Shares and the methods of IWAC’s uses of its liquid assets and cash, together with how quickly IWAC use its liquidate assets and cash, may influence whether IWAC or any of its subsidiaries is treated as a PFIC. Accordingly, we are unable to determine whether IWAC or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for other taxable years, and there can be no assurance that IWAC or any of its subsidiaries is not treated as a PFIC for any taxable year.
Pursuant to a “start-up exception”, a corporation will not be a PFIC for the first taxable year the corporation has gross income if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Taking into account all relevant facts and circumstances, however, there is a material risk that IWAC will not be eligible for the “start-up exception.” If IWAC is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares and the U.S. Holder did not make either (a) a timely “qualified election fund” (QEF) election for IWAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) a “mark-to- market” (MTM) election, all of which are described further below, such U.S. Holder generally will be subject to special rules with respect to any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares and any “excess distribution” made to the U.S. Holder. Excess distributions are generally any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares.
Under these rules, the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares. The amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of IWAC’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income. The amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder. The interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.
In general, if IWAC is determined to be a PFIC, a U.S. Holder may avoid the tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below.
Impact of PFIC Rules on Certain U.S. Holders
The impact of the PFIC rules on a U.S. Holder of Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat IWAC as a QEF, under Section 1295 of the Code, for IWAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as described below. A U.S. Holder of a PFIC that made either a timely and effective QEF election, a QEF election along with a purging election, or an MTM election is hereinafter referred to as an “Electing Shareholder.”
A U.S. Holder’s ability to make a QEF election with respect to its Ordinary Shares is contingent upon, among other things, the provision by IWAC of certain information that would enable the U.S. Holder to make and maintain a QEF election. IWAC will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there can be no assurance that IWAC will timely provide such information that is required to make and maintain the QEF election.
As indicated above, if a U.S. Holder of Ordinary Shares has not made a timely and effective QEF election with respect to IWAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of IWAC’s tax year in which IWAC qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which IWAC is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Ordinary Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Ordinary Shares under their particular circumstances.
The rules dealing with PFICs and with the timely QEF election, the QEF election with a purging election, and the MTM election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Ordinary Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.
Effects of Section 367 to U.S. Holders of Ordinary Shares
Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a reorganization within the meaning of Section 368(a) of the Code. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Ordinary Shares on the date of the Domestication.
A.
U.S. Holders Whose Ordinary Shares Have a Fair Market Value of $50,000 or More and Who Own More Than 10% of the Voting Power or Value of IWAC

A U.S. Holder who, on the date of the Domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power or value of IWAC (a “10% U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to the Ordinary Shares it directly owns. A U.S. Holder’s ownership of Warrants will be taken into account in determining whether such U.S. Holder owns 10% or more of the total combined voting power or value of IWAC. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power or value of IWAC and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.
A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Ordinary Shares is the net positive earnings and profits of IWAC attributable to its shares (as determined under Treasury Regulation Section 1.367(b)-2) but without regard to any gain that would be realized on a sale or exchange of such shares.
B.
U.S. Holders Whose Ordinary Shares Have a Fair Market Value of $50,000 or More But Who Own Less Than 10% of the Voting Power and Value of IWAC

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) Ordinary Shares with a fair market value of $50,000 or more but owns less than 10% of the total combined voting power and value of IWAC will recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder elects to recognize the “all earnings and profits” amount attributable to such holder as described below.
Unless such a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to IWAC Common Stock received in the Domestication in an amount equal to the excess of the fair market value of IWAC Common Stock received over the U.S. Holder’s adjusted tax basis in the Ordinary Shares deemed surrendered in the Domestication.
As an alternative to recognizing any gain as described in the preceding paragraph, such a U.S. Holder may elect to include in income as a deemed dividend the “all earnings and profits amount” attributable to its Ordinary Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:
(i)
a statement that the Domestication is a Section 367(b) exchange;

(ii)
a complete description of the Domestication;

(iii)
a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)
a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)
a statement that the U.S. Holder is making the election and that includes (A) a copy of the information that the U.S. Holder received from IWAC establishing and substantiating the “all earnings and profits amount” with respect to the U.S. Holder’s Ordinary Shares, and (B) a representation that the U.S. Holder has notified IWAC that the U.S. Holder is making the election; and

(vi)
certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the taxable year in which the Domestication occurs, and the U.S. Holder must send notice of making the election to IWAC no later than the date such tax return is filed. In connection with this election, IWAC may in its discretion provide each U.S. Holder eligible to make such an election with information regarding IWAC’s earnings and profits upon request.
U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.
C.
U.S. Holders that Own Ordinary Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly, or constructively) Ordinary Shares with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and generally should not be required to include any part of the “all earnings and profits amount” in income.
All U.S. Holders of Ordinary Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.
Material U.S. Federal Income Tax Consequences to Redemption
Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash
This section makes references to holders of Ordinary Shares that elect to have their Ordinary Shares “converted” for cash. For purposes of this description, “redemption” refers to the process of requesting that a holder’s Ordinary Shares be redeemed for cash in accordance with the terms of the Current Articles and with applicable Cayman Islands law.
This section is addressed to U.S. Holders of Ordinary Shares that elect to have their Ordinary Shares redeemed for cash and is subject in its entirety to the description of the “passive foreign investment company” or “PFIC” rules as discussed above under the section entitled “— Tax Consequences of the Domestication to U.S. Holders of IWAC Shares — U.S. Holders — PFIC Considerations.” For purposes of this description, a “Converting U.S. Holder” is a U.S. Holder that so converts its Ordinary Shares into cash.
Except as described in the following paragraph and as described in the PFIC rules above, a Converting U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash received on the redemption and such shareholder’s adjusted basis in the Ordinary Shares exchanged if the redemption completely terminates the Converting U.S. Holder’s interest in IWAC (taking into account certain constructive ownership rules). A U.S. Holder’s adjusted tax basis in its Ordinary Shares will generally be equal to the cost of such Ordinary Shares. A U.S. Holder who purchased Ordinary Shares in the IPO generally will have a tax basis in the Ordinary Shares that were part of the units equal to the portion of the purchase price of such units allocated to the Ordinary Shares (such allocation based on the relative fair market value of the Ordinary Shares and the Warrants at the time). This gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. It is possible that because of the redemption rights associated with the Ordinary Shares, the holding period of such shares may not be considered to begin until the date of such redemption (and thus it is possible that long-term capital gain or loss treatment may not apply). The deductibility of capital losses is subject to limitations. Shareholders who hold different blocks of Ordinary Shares (generally, shares of IWAC purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Cash received upon redemption that does not completely terminate the Converting U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Converting U.S. Holder, that Converting U.S. Holder is deemed to own not only shares actually owned, but also, in some cases, shares such holder may acquire pursuant to options (including shares that may be acquired pursuant to the Warrants) and shares owned by certain family members, certain estates and trusts of which the Converting U.S. Holder is a beneficiary and certain corporations and partnerships.
Generally, the redemption will be “substantially disproportionate” with respect to the Converting U.S. Holder if (i) the Converting U.S. Holder’s percentage ownership of the outstanding voting shares (including all classes that carry voting rights) of IWAC is reduced immediately after the redemption to less than 80% of the Converting U.S. Holder’s percentage interest (including constructive ownership) in such shares immediately before the redemption; (ii) the Converting U.S. Holder’s percentage ownership of the outstanding Ordinary Shares (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the Converting U.S. Holder owns (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of shares of IWAC entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Converting U.S. Shareholder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the redemption must result in a meaningful reduction in the Converting U.S. Holder’s actual or constructive percentage ownership of IWAC. If the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation, and taking into account the effect of Redemptions by other shareholder’s, its percentage ownership (including constructive ownership) is reduced as a result of the Redemption, such U.S. Holder should generally be regarded as having a meaningful reduction in its interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any Redemption of its Ordinary Shares.
If none of the tests described above applies and subject to the PFIC rules described above, the consideration paid to the Converting U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of IWAC’s current or accumulated earnings and profits. Any distribution in excess of earnings and profits will reduce the Converting U.S. Holder’s basis in the Ordinary Shares (but not below zero) and any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares. U.S. Holders of Ordinary Shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.
Non-U.S. Holders
Tax Consequences for Non-U.S. Holders of Owning and Disposing of IWAC Common Stock
Distributions on IWAC Common Stock
Distributions of cash or property to a Non-U.S. Holder in respect of IWAC Common Stock received in the Domestication will constitute dividends for U.S. federal income tax purposes to the extent paid from IWAC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds IWAC’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in IWAC Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Gain on Disposition of IWAC Common Stock.”
Dividends paid to a Non-U.S. Holder of IWAC Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A Non-U.S. Holder of IWAC Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as described below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if IWAC Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.
A Non-U.S. Holder of IWAC Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim or refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.
Gain on Disposition of IWAC Common Stock
Subject to the description of backup withholding below, any gain realized by a Non-U.S. Holder on the taxable disposition of IWAC Common Stock generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

•
the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•
The Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where shares of IWAC Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such Shares, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the Shares disposed of. There can be no assurance that shares of IWAC Common Stock will be treated as regularly traded on an established securities market for this purpose.
An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.
The Company does not believe it is and does not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, the determination as to whether the Company is or will become a “United States real property holding corporation” will not be made until a future tax year, and there can be no assurance that the Company will not become such a corporation in the future.
Tax Consequences to Non-U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash
This section is addressed to Non-U.S. Holders of Ordinary Shares that elect to have their Ordinary Shares converted for cash. For purposes of this section of this proxy statement/prospectus, “redemption” of shares for cash means the process of exercising a holder’s right to redeem its shares for cash as further described in this proxy statement/prospectus. For purposes of this description, a “Converting Non-U.S. Holder” is a Non-U.S. Holder that so converts its Ordinary Shares.
Except as otherwise described in this section, a Converting Non-U.S. Holder who elects to have its Ordinary Shares converted for cash will generally be treated in the same manner as a Converting U.S. Holder for U.S. federal income tax purposes. See the description above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash.”
A Converting Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the exchange unless:
•
such Converting Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the Redemption takes place and certain other conditions are met; or

•
such Converting Non-U.S. Holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a United States permanent establishment of such Non-U.S. Holder), in which case the Converting Non-U.S. Holder will generally be subject to the same treatment as a Converting U.S. Holder with respect to the exchange, and a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any Redemption of Ordinary Shares for cash that is treated as a distribution rather than a sale, any amount treated as dividend income to a Converting Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Converting Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. However, dividends received by a Converting Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a United States permanent establishment of the Converting Non-U.S. Holder), will be taxed as described above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash.” In addition, dividends received by a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Converting Non-U.S. Holders of Ordinary Shares considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption of their shares will be treated as a sale or as a distribution under the Code.
This section makes references to holders of Ordinary Shares that elect to have their Ordinary Shares “converted” for cash as described in the section entitled “Extraordinary General Meeting — redemption rights.” For purposes of this description, “redemption” refers to the process of requesting that a holder’s Ordinary Shares be redeemed for cash in accordance with the terms of the Current Articles and with applicable Cayman Islands law.
Information Reporting and Backup Withholding
IWAC must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of IWAC Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including IWAC Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of IWAC Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of IWAC Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of

Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of IWAC Common Stock.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, IWAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Refreshing issuing stock for the net assets of IWAC, accompanied by a recapitalization. The net assets of IWAC are stated at historical cost, with no goodwill or other intangible assets recorded.
Regulatory Matters
The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, (i) except for filings with the Cayman Islands and Delaware necessary to effectuate the Domestication, and (ii) the Business Combination and filings required of solicitation materials pursuant to Rule 14a-12 of the Exchange Act.
Appraisal or Dissenters’ Rights
Shareholders of IWAC do not have appraisal or dissenters’ rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that IWAC’s entry into the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the consideration thereunder, and the performance by IWAC of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”
Vote Required for Approval
The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Business Combination Proposal can be approved at the Extraordinary General Meeting assuming that a quorum is achieved.
If any of the Domestication Proposal, the Business Combination Proposal, the Charter Proposal or the Director Election Proposal fails to receive the required shareholder approval, the Business Combination will not be completed.
Recommendation of IWAC Board with Respect to the Business Combination Proposal
THE IWAC BOARD RECOMMENDS THAT THE IWAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL 4: THE CHARTER PROPOSAL
Overview
In connection with the Business Combination, IWAC is asking IWAC’s shareholders to consider and vote upon and to approve a proposal to replace the Interim Charter with the Amended and Restated Certificate of Incorporation (the “Proposed Charter”), substantially in the form attached to this proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination (the “Charter Proposal”). The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, then the Charter Proposal will have no effect, even if approved by IWAC’s shareholders. The Charter Proposal is not conditioned on the separate approval of the Organizational Documents Proposals.
Proposed Amended and Restated Certificate of Incorporation of the Company
The following table sets forth a summary of the principal changes proposed to be made between the Interim Charter and the Proposed Charter. This summary is qualified by reference to the complete text of the proposed Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex B, the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex D, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex E. All stockholders are encouraged to read each of the proposed Interim Charter, the Proposed Charter, and the Bylaws in their entirety for a more complete description of their terms.
	Interim Charter	Proposed Charter
Removal of Directors
Subject to Section 5.05 of the Interim Charter, any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of IWAC entitled to vote generally in the election of directors, voting together as a single class.
See Article V, Section 5.04 of the Interim Charter.

Any director or the entire board may be removed from office, only for cause, by the affirmative vote of the holders of 2/3 of the voting power of the outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.
See Article V, Section 5.04 of the Proposed Charter.

Stockholder Actions	The annual meeting of stockholders of IWAC shall be held at such date and time as shall be designated from time to time by the IWAC Board. Subject to the rights of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, Extraordinary General Meetings of stockholders of IWAC may be called only by the chairman of the IWAC Board chief executive officer of IWAC, or the IWAC Board pursuant to a resolution adopted by a majority of the IWAC Board, and the stockholders of record, owning not less than 10% of the entire
The Proposed Charter will provide that subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, Special Meetings of stockholders of the Company may be called by the Pubco Board pursuant to a resolution adopted by a majority of the Company Board.
See Article VII of the Proposed Charter.

	Interim Charter	Proposed Charter

capital stock of IWAC issued and outstanding and entitled to vote. Any action required or permitted to be taken by the stockholders of IWAC may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.
See Article VII of the Interim Charter.

Charter Amendments
The Interim Charter provides that an amendment of such Interim Charter shall be in accordance with the DGCL, which generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any. Generally, the DGCL standard used for amendment to IWAC’s Interim Charter described above will apply. However, an amendment to Article IX of the Interim Charter relating to a “business combination” cannot be made without the affirmative vote of at least two-thirds of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or a resolution consented to in writing by holders of all of the votes of all of the shares entitled to vote thereon.
See Article XI of the Interim Charter.

The Proposed Charter provides that an amendment shall be in accordance with the DGCL, which generally requires (1) the approval of the Company Board, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any. Generally, the DGCL standard used for amendment to the Proposed Charter described above will apply. However, an amendment to certain provisions of the Proposed Charter relating to number of directors and director terms cannot be made without the affirmative vote of holders of at least 66 2∕3% of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment.
See Article IX of the Proposed Charter.

Name of the Company	Integrated Wellness Acquisition Corp. See Article I, Section 1.01 of the Interim Charter.	Refreshing USA, Inc.
Provisions Specific to a Blank Check Company and Variation of Rights of Shares Prior to a Business Combination	The Interim Charter contains provisions in Article IX in connection with the mechanics and logistics relating to a Business	The Proposed Charter does not include blank check company provisions or other provisions applicable prior to a Business

	Interim Charter	Proposed Charter

Combination, and such provisions cannot be amended without a resolution approved at a duly convened and constituted meeting of the stockholders of IWAC by the affirmative vote of at least two-thirds of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or a resolution consented to in writing by holders of all of the votes of all the shares entitled to vote thereon.
The Interim Charter also contains provisions in Article IV, Section 4.05 designed to provide certain rights and protections to IWAC’s common stockholders. Where all or any of the rights of a class of shares are varied by a division into different classes of shares, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
See Article IX and Article IV, Section 4.05 of the Interim Charter.

Combination, such as Article IX of the Interim Charter, because, upon consummation of the Business Combination, Pubco will not to be a blank check company.
No corresponding provisions in the Proposed Charter.

Common Stock; Preferred Stock
IWAC’s Interim Charter authorizes 500,000,000 shares consisting of (i) 479,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class B Common Stock and (iii) 1,000,000 preferred shares.
See Article IV of the Interim Charter.

The Proposed Charter will provide for, upon completion of the Business Combination,, authorization of 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock.
See Article IV of the Proposed Charter.

Bylaws of Pubco
In addition, below is a summary of the Proposed Bylaws. This summary is qualified by reference to the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex E. All shareholders are encouraged to read the Bylaws in its entirety for a more complete description of its terms.
Pursuant to the Proposed Bylaws, Pubco shall maintain a registered office as set forth in the Proposed Charter. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Pubco Board and stated in the notice of the meeting.

Except as otherwise provided by applicable law, the Proposed Charter or the Proposed Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Company representing thirty-three and one-third percent (33 1/3%) of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting. Any meeting of stockholders, annual or special, if a quorum shall not be presented or represented, may be adjourned by the chair of the meeting or a majority in voting power, from time to time, to reconvene at the same or some other place. At the adjourned meeting the stockholders, Pubco may transact any business which might have been transacted at the original meeting.
At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Unless otherwise required by law, the Proposed Charter, or the Proposed Bylaws, the election of directors shall be decided by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, that, if Pubco’s secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes properly cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless otherwise provided by applicable law, the Proposed Charter or the Proposed Bylaws. No business may be transacted at an annual meeting of stockholders, other than business that is either specified in the notice of meeting given by or at the direction of the Pubco Board, otherwise properly brought before the annual meeting by or at the direction of the Pubco Board or otherwise properly brought before the annual meeting by any stockholder of Pubco who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice and who complies with the notice procedures set forth in the Proposed Bylaws. Business transacted at a Special Meeting requested by stockholders shall be limited to the matters described in the Special Meeting request; provided, however, that nothing herein shall prohibit the Pubco Board from submitting matters to the stockholders at any Special Meeting requested by stockholders.
The business and affairs of the Company shall be managed by or under the direction of the Pubco Board, which may exercise all such powers of the Company except as otherwise provided by law, by the Proposed Charter or by the Proposed Bylaws. Directors need not be stockholders or residents of the State of Delaware. The number of directors shall consist of not less than one (1) and not more than nine (9) directors as fixed from time to time solely by resolution of a majority of the total number of directors that Pubco would have if there were no vacancies.
A majority of the Pubco Board shall constitute a quorum for the transaction of business at any meeting of the Pubco Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Pubco Board, except as may be otherwise specifically provided by applicable law, the Proposed Charter or the Proposed Bylaws. A majority of the directors present at any meeting of the Pubco Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.
The Pubco Board may, by resolution of the Pubco Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. Each committee shall keep regular minutes of its meetings. Any committee established shall have and may exercise all of the powers and authority of the Pubco Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. At meetings of a committee, unless the Pubco Board provides otherwise, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. Unless the Pubco Board otherwise provides and except as provided in the Proposed Bylaws, each committee designated by the Pubco Board may make, alter, amend and repeal rules for the conduct of its business.
The officers of Pubco shall by chosen by the Pubco Board and shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary. The Pubco Board, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with the Bylaws. Any two or more offices may be held by the same person. The Chairman of the Pubco Board shall preside when present at all meetings of the stockholders and the Pubco Board, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, the officer or director whom the Pubco Board shall appoint. The Chief Executive Officer shall have general supervision, direction and control of the business of Pubco and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Pubco Board, in each case subject to the control of the Pubco Board. The elected officers of the Company shall be appointed by the Pubco Board and shall hold office until their successors are duly elected and qualified by the Pubco Board or until their earlier death, resignation, or removal from office. Any officer elected by the Pubco Board may be removed, with or without cause, at any time by the Pubco Board.
The shares of stock of Pubco shall be represented by certificates; provided that the Pubco Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock.
To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, Pubco shall indemnify and hold harmless such persons, and advance such expenses, on such terms as set forth in the Proposed Charter and the Bylaws. The rights to indemnification and advancement of expenses conferred on any indemnitee by the Proposed Charter shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, the Proposed Charter, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise. Pubco may purchase and maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as a special resolution, that the Interim Charter, attached as Annex B to the proxy statement/prospectus in respect of the meeting which is in effect from consummation of the Domestication, be amended and restated and replaced in its entirety by the Proposed Charter, in the form appended to the accompanying proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination and after the consummation of the Domestication.”
Vote Required for Approval
The approval of the Charter Proposal will require a special resolution under Cayman Islands law, being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Charter Proposal can be approved at the Extraordinary General Meeting assuming that a quorum is achieved.
Recommendation of the Board
THE BOARD RECOMMENDS THAT IWAC’s SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSALS 5 – 9: THE ORGANIZATIONAL DOCUMENTS PROPOSALS
Overview
As required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions, IWAC is requesting that IWAC’s shareholders vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions in the Proposed Charter, which are separately being presented. These separate votes are not otherwise required by Cayman Islands law or Delaware law separate and apart from the Charter Proposal. Accordingly, the votes regarding the Advisory Charter Proposals are advisory votes, and are not binding on IWAC or the IWAC Board (separate and apart from the approval of the Charter Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Organizational Documents Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Organizational Documents Proposals, IWAC intends that the Proposed Charter will take effect upon the Closing (assuming approval of the Charter Proposal).
Proposal 5
IWAC’s shareholders are being asked to approve provisions to be included in the Proposed Charter providing that directors may only be removed for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.
Proposal 6
IWAC’s shareholders are being asked to approve provisions to be included in the Proposed Charter providing that stockholder special meetings may only be called by the Pubco Board pursuant to a resolution adopted by a majority of the Pubco Board.
Proposal 7
IWAC’s shareholders are being asked to approve provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name to “Refreshing USA, Inc.”
Proposal 8
IWAC’s shareholders are being asked to approve provisions to be included in the Proposed Charter to remove certain provisions related to IWAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination.
Proposal 9
IWAC’s shareholders are being asked to approve provisions to be included in the Proposed Charter amending the total number of authorized shares of all classes of stock to 110,000,000 shares, each with a par value of $0.0001 per share, consisting of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock.
Reasons for the Approvals of the Organizational Documents Proposals
Director Removal
The Interim Charter provides for a classified board of directors, such that only a specified portion of the directors is to be elected each year. In contrast, the Proposed Charter does not include a classified Board. However, the Proposed Charter provides that a director may only be removed for cause by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors. The IWAC Board believes that the supermajority vote requirement will (i) increase board continuity and the likelihood that experienced board members with familiarity of Pubco’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquirer or other person, group or entity to gain control of the Pubco Board. Since Ryan Wear could own approximately 82.2% of our Common Stock following the Business Combination, assuming maximum redemptions, this amendment will cause it to be very unlikely that a director would be removed without the vote of Mr. Wear or that other shareholders could prevent Mr. Wear from removing a director.
Calling of Stockholder Meetings; Stockholder Action by Written Consent
The IWAC Board believes that special meetings of stockholders should be called by the Pubco Board to make it more difficult for a potential acquirer or other person, group or entity to gain control of the Pubco Board.
Corporate Name
The IWAC Board believes that changing Pubco’s post-business combination corporate name to “Refreshing USA, Inc.” is desirable to reflect the Business Combination and to clearly identify Pubco as the publicly traded entity.
Blank Check Company
The IWAC Board has determined it is in the best interest of Pubco to eliminate provisions, including the specific provisions highlighted as being removed in the Charter Proposal, specific to IWAC’s status as a blank check company. This elimination is desirable because these provisions will serve no purpose following consummation of the Business Combination.
Authorized Capital Stock
The IWAC Board believes that it is important for Pubco to have available for issuance a number of authorized shares of Common Stock and preferred stock sufficient to facilitate the transactions contemplated by the Business Combination to support Pubco’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Proposals 5 – 9):
Proposal 5
To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, providing that directors may only be removed for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class;
Proposal 6
To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, providing that (i) stockholder special meetings may only be called by the Pubco Board pursuant to a resolution adopted by a majority of the Pubco Board;
Proposal 7
To approve provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name to “Refreshing USA, Inc.”;
Proposal 8
To approve provisions in the Proposed Charter to remove certain provisions related to IWAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination; and

Proposal 9
To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, amending the total number of authorized shares of all classes of stock to 110,000,000 shares, each with a par value of $0.0001 per share, consisting of (i) 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.”
Vote Required for Approval
The approval of the Organizational Documents Proposals will require an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Organizational Documents Proposal can be approved at the Extraordinary General Meeting assuming a quorum is achieved.
As discussed above, the Organizational Documents Proposals are advisory votes and therefore are not binding on IWAC or the IWAC Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory votes on the Organizational Documents Proposals, the Company intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal).
Recommendation of the Board
THE BOARD RECOMMENDS THAT IWAC’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSALS.

PROPOSAL 10: THE NYSE PROPOSAL
Overview
Pursuant to NYSE Listing Rule 312.03, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Additionally, under NYSE Listing Rule 312.03, shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Upon the consummation of the Business Combination, Pubco expects to issue, in the aggregate, up to an estimated 16,000,000 shares of Pubco Common Stock in connection with the Business Combination. For further details, see “Proposal 3: The Business Combination Proposal — The Merger Agreement — Merger Consideration.”
Accordingly, the aggregate number of shares of Pubco Common Stock that will be issued in connection with the Business Combination will exceed 20% of both the voting power and the shares of Pubco Common Stock outstanding before such issuance and may result in a change of control of the registrant under NYSE Listing Rule 312.03(d), and for these reasons, IWAC is seeking the approval of IWAC shareholders for the issuance of shares of Pubco Common Stock in connection with the Business Combination. For further details, see “Proposal 3: Business Combination Proposal — Merger Consideration.”
Effect of the Proposal on Current Shareholders
In the event that this Proposal is not approved by IWAC shareholders, the Business Combination cannot be consummated. In the event that this Proposal is approved by IWAC shareholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of Pubco Common Stock pursuant to the Merger Agreement, Pubco will not issue such Pubco Common Stock.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of up to 24,386,272 shares of Pubco Common Stock in connection with the Business Combination, be approved.”
Vote Required for Approval
The approval of the NYSE Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on the Proposal. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the NYSE Proposal can be approved at the Extraordinary General Meeting assuming a quorum is achieved.
The NYSE Proposal is conditioned on the approval and adoption of each of the Required Proposals.
Recommendation of the IWAC Board
THE IWAC BOARD UNANIMOUSLY RECOMMENDS THAT IWAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.
The existence of financial and personal interests of one or more of IWAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of IWAC and IWAC shareholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the Proposals. In addition, IWAC’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal 3: The Business Combination Proposal — Interests of IWAC’s Directors, Officers and Advisors and Others in the Business Combination” for a further discussion of these considerations.

PROPOSAL 11: THE DIRECTOR ELECTION PROPOSAL
Upon the closing of the Business Combination, the Pubco Board will consist of seven (7) directors. The election of the seven (7) director nominees is contingent upon the Closing of the Business Combination.
Nominees
Effective upon the Closing, the Pubco Board will consist of seven (7) directors, including two (2) directors designated by IWAC prior to the Closing, who will qualify as independent under NYSE requirements, and five (5) directors designated by Refreshing prior to the Closing, at least two (2) of whom will qualify as independent directors under NYSE rules. IWAC is proposing that its shareholders approve the election of the seven (7) director nominees to serve on the Pubco Board following the Closing of the Business Combination.
For more information on the experience of each of these director nominees, see the section entitled “Pubco’s Management After the Business Combination” in this proxy statement/prospectus.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the seven (7) persons listed below be appointed as directors of Pubco, effective upon the Closing of the Business Combination, to serve on the Pubco Board until the 2024 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:
Antonio Varano Della Vergiliana
Gael Forterre
Candice Beaumont
James Ihnot
Ryan Wear
Richard Wear
[      ]
Vote Required for Approval
The approval of the Director Election Proposal will require an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Director Election Proposal can be approved at the Extraordinary General Meeting assuming a quorum is achieved.
Following consummation of the Business Combination, the election of directors of the Company will be governed by its charter documents and the laws of the State of Delaware.
Recommendation of the Board
THE IWAC BOARD RECOMMENDS THAT IWAC SHAREHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL AND THE ELECTION OF EACH OF THE NOMINEES NAMED THEREIN.

PROPOSAL 12: THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow the IWAC Board to adjourn the Extraordinary General Meeting to a later date or dates, at the determination of the IWAC Board. In no event will the IWAC Board adjourn the Extraordinary General Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Current Articles and Cayman Islands law.
The IWAC Board will not use discretionary authority granted by proxies voted against any of the Proposals to adjourn the Extraordinary General Meeting to solicit additional votes.
Consequences if the Adjournment Proposal is not Approved
If the Adjournment Proposal is not approved by IWAC shareholders, the IWAC Board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other Proposal.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the meeting be adjourned to a later date or dates, if necessary or desirable, determined by the IWAC Board.”
Vote Required for Approval
The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the votes cast by, or on behalf of, the members entitled to vote thereon.
The Sponsor, following redemptions by public stockholders in connection with the Extension, owns approximately 34.8% of the outstanding shares of IWAC Common Stock entitled to vote at the Extraordinary General Meeting and, pursuant to the terms of the Insider Letter Agreement, the Sponsor and each of the Insiders have agreed to vote all of the IWAC shares owned by them in favor of any proposals recommended by the IWAC Board in connection with the Business Combination. Based on the terms and provisions contained in the Current Articles, assuming that the Sponsor and Insiders vote their shares at the Extraordinary General Meeting in accordance with the requirements of the Insider Letter Agreement, the Adjournment Proposal can be approved at the Extraordinary General Meeting assuming a quorum is achieved. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.
Recommendation of the Board
THE IWAC BOARD RECOMMENDS THAT IWAC SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
The following unaudited pro forma combined financial statements of IWAC Consolidated (including IWAC Holdings Inc. a wholly-owned subsidiary of IWAC) and Refreshing present the historical financial information of IWAC adjusted with Refreshing to give effect for the Business Combination. The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma combined balance sheet as of March 31, 2023, combines the historical unaudited balance sheet of IWAC and the historical unaudited consolidated balance sheet of Refreshing as of March 31, 2023, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2023.
The unaudited pro forma combined statement of operations for the quarter ended March 31, 2023 combines the historical unaudited statement of operations of IWAC and the historical unaudited consolidated statement of operations of Refreshing, for the three months ended March 31, 2023, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.
The unaudited pro forma combined statement of operations for the year ended December 31, 2022, combines the historical audited statement of operations of IWAC and the historical audited consolidated statement of operations of Refreshing, for the year ended December 31, 2022, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.
The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma combined financial statements;

•
•the unaudited financial statements of IWAC as of March 31, 2023, and the related notes therto, included elsewhere in this proxy statement/prospectus, and the unaudited condensed consolidated financial statements of Refreshing as of March 31, 2023, and the related note thereto, included elsewhere in this proxy statement/prospectus;
•
the audited financial statements of IWAC as of December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement/prospectus, and

•
the audited consolidated financial statements of Refreshing as of December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement/prospectus;

•
the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IWAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IWAC,” and other financial information relating to IWAC included elsewhere or incorporated by reference in this proxy statement/prospectus; and

•
the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Refreshing” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Refreshing,” and other financial information relating to Refreshing included elsewhere or incorporated by reference in this proxy statement/prospectus.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information, including but not limited to the following:
•
Refreshing has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances with regard to Pubco immediately after the Closing, applicable to both the minimum and maximum redemption scenarios:

•
Effective upon the Business Combination, the Board of Directors will consist of seven (7) directors, including two (2) directors designated by IWAC prior to the Closing, who will qualify as independent under NYSE requirements, and five (5) directors designated by Refreshing prior to the Closing, at least two (2) of whom will qualify as independent directors under NYSE rules.

•
The executive officers of Refreshing will become the initial executive officers of Pubco;

•
The assets of Refreshing will represent a significant majority of the assets of Pubco (excluding cash formerly held in the Trust Account); and

•
After the Closing, the business of Pubco will be the continued business of Refreshing.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, IWAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Refreshing issuing stock for the net assets of IWAC, accompanied by a recapitalization. The net assets of IWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Domestication (as defined below).
The Business Combination and Related Transactions
On February 10, 2023, IWAC entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) with Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time (the “Seller Representative”) (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”).
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the effective time of the Purchaser Merger (as defined below), IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into IWAC, with IWAC continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Purchaser Merger”), in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each share of IWAC common stock, par value $0.0001 (“IWAC Common Stock”) outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock, par value $0.0001, issued by Pubco (“Pubco Common Stock”) and (b) each whole IWAC public warrant and each IWAC private shall automatically convert into one warrant to purchase shares of Pubco Common Stock (“Pubco Warrant”) on substantially the same terms and conditions; and (iii) Company Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable portion of the Merger Consideration (as defined below).
Pursuant to the terms of the Merger Agreement, the consideration to be delivered to the holders of Refreshing Units (the “Sellers”) in connection with the Business Combination (the “Merger Consideration”) will be a number of newly-issued shares of Pubco Common Stock with an aggregate value equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the transactions contemplated by the Merger Agreement.
At or prior to the Closing, Pubco, the Seller Representative, the Purchaser Representative and Continental Stock Transfer & Trust Company or such other escrow agent mutually acceptable to IWAC and Refreshing (the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”) pursuant to which, 15% of the Merger Consideration shall be held, along with any other dividends, distributions or other income on such Escrow Shares (other than regular ordinary dividends), in a segregated escrow account to cover any negative post-closing Merger Consideration adjustment and any indemnification claims made against the Sellers under the Merger Agreement.
In addition to the shares of Pubco Common Stock deliverable at the closing of the Business Combination (the “Closing”), the Sellers will have the contingent right to receive up to an additional shares 4,000,000 shares of Pubco Common Stock as earnout consideration after the Closing (the “Earnout Consideration” and such shares the “Earnout Shares”). The Earnout Consideration shall be issuable by Pubco to the Sellers (as of the Closing Date) if the following conditions occur: (i) 1,500,000 shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $20 million (the “2023 Target”) during the 2023 calendar year, (ii) 1,500,000 additional shares of Pubco Common Stock upon the achievement of an adjusted EBITDA target of $30.0 million (the “2024 Target”) during the 2024 calendar year and (iii) 1,000,000 additional shares of Pubco Common Stock in the event that the volume weighted average price (the “VWAP”) of the shares of Pubco Common Stock equals or exceeds $50.00 per share for any twenty (20) out of any thirty (30) consecutive trading days during the five-year period after the Closing.
The accounting treatment of the Earnout Shares is expected to be recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. The unaudited pro forma combined financial information reflects a pro forma adjustment related to the recognition of the Earnout Shares because there is an impact on retained earnings on a pro forma combined basis.
The unaudited pro forma combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming No Redemptions:   This presentation assumes that no IWAC public shareholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that 5,391,272 IWAC ordinary shares are redeemed for their pro rata share (assumed redemption price of $10.80 per share based on the funds held in the Trust Account as of August 3, 2023) for aggregate redemption proceeds of $58.244 million. This represents the maximum number of Public Shares that could be redeemed in connection with the Closing, assuming the NTA Proposal is approved and adopted. As all of the holders of IWAC’s Class B Ordinary Shares waived their redemption rights, only redemptions by Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET AS OF MARCH 31, 2023
(in thousands)
	IWAC Consolidated (Historical) March 31, 2023	Refreshing (Historical) March 31, 2023	Pro-Forma Adjustment Minimum Redemption		Pro-Forma Combined as of March 31, 2023	Pro-Forma Adjustment Maximum Redemption		Pro-Forma Combined as of March 31, 2023
ASSETS
CURRENT ASSETS
Cash	$111	$1,507	$47,444	A	$49,062	$—		$1,618
Accounts Receivable	—	6,521	—		6,521	—		6,521
Related Party Note Receivable	—	8,576	—		8,576	—		8,576
Prepaid Expenses	300	—	—		300	—		300
Inventory	—	6,669	—		6,669	—		6,669
TOTAL CURRENT ASSETS	411	23,273	47,862		71,128	—		23,684
Marketable securities held in Trust Account	121,408	—	(121,408)	B	—	(121,408)	B	—
Fixed Assets, net of accumulated depreciation	—	5,728	—		5,728	—		5,728
Operating Leases Right-of-Use Assets	—	336	—		336	—		336
Intangible Assets, net of accumulated amortization	—	19,224	—		19,224	—		19,224
TOTAL ASSETS	$121,819	$48,561	$(73,546)		$96,416	$(121,408)		$48,972
LIABILITIES AND CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ (DEFICIT)
CURRENT LIABILITIES
Accrued Expenses	$770	$2,429	$12,600	C	$15,799	$12,600	C	$15,799
Accounts Payable	145	4,744	—		4,889	—		4,889
Current Operating Lease Liabilities	—	151	—		151	—		151
Promissory Note Related Party	1,150	—	—		1,150	—		1,150
Current Liabilities, Note Payable, net of $220,938 deferred loan fees as of March 31, 2023	—	1,390	—		1,390	6,081	I	7,471
Due to related party	81	—	—		81	—		81
TOTAL CURRENT LIABILITIES	2,146	8,714	12,600		23,460	18,681		29,541
Non-current Operating Lease Liabilites	—	190	—		190	—		190
Deferred Underwriter Fee	4,025	—	(4,025)	D	—	(4,025)	D	—
TOTAL LIABILITIES	6,171	8,904	8,575		23,650	14,656		29,731
COMMITMENTS and CONTINGENCIES
Class A ordinary shares subject to possible redemption; $0.0001 par value; 479,000,000 shares authorized; 11,500,000 issued and outstanding at redemption value	121,408	—	(121,408)	E	—	(121,408)	J	—
EQUITY
Member Equity	—	16,818	—		16,818	—		16,818
Preferred shares	—	—	—		—	—		—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 24,386,272 issued and outstanding in minimum redemption scenario;19,466,875 issued and outstanding in maximum redemption scenario	—	—	3	F	3	2	K	2
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding in minimum and maximum redemption scenarios	—	—	—		—	—		—
Additional Paid in Capital	—	—	41,081	G	41,081	—	L	—
Retained Earnings (Accumulated Deficit)	(5,760)	22,839	(2,215)	H	14,864	(14,658)	H	2,421
TOTAL EQUITY (Deficit)	(5,760)	39,657	38,869		72,766	(14,656)		19,241
TOTAL LIABILITIES AND CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ EQUITY (DEFICIT)	$121,819	$48,561	$(73,964)		$96,416	$(121,408)		$48,972
Please see accompanying notes in Adjustments to Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(in thousands except per share weighted average)
	IWAC Consolidated (Historical) March 31, 2023	Refreshing (Historical) March 31, 2023	Pro-Forma Adjustment Minimum Redemption		Pro-Forma Combined as of March 31, 2023	Pro-Forma Adjustment Maximum Redemption		Pro-Forma Combined as of March 31, 2023
REVENUE	$—	$19,276	$—		$19,276	$—		$19,276
COST and EXPENSES:
Cost of Services Provided (exclusive of depreciation and amortization)	—	10,858	—		10,858	—		10,858
Selling, general and administrative expenses	1,093	6,397	12,000	M	19,490	12,000	M	19,490
Related party rent	—	513	—		513	—		513
Depreciation and amortization expenses	—	574	—		574	—		574
TOTAL COST and EXPENSES	1,093	18,342	12,000		31,435	12,000		31,435
OPERATING INCOME/(LOSS)	(1,093)	934	(12,000)		(12,159)	(12,000)		(12,159)
Other Income (expense)
Earnings on Marketable Securities held in Trust	807	—	(807)	N	—	(807)	N	—
Unrealized Gain on marketable securities held in Trust Account	459	—	(459)	N	—	(459)	N	—
Interest expense and loan fees	—	(1,057)	—		(1,057)	—		(1,057)
Other Income (expense)	1,266	(1,057)	(1,266)		(1,057)	(1,266)		(1,057)
INCOME (LOSS) BEFORE TAXES	173	(123)	(13,266)		(13,216)	(13,266)		(13,216)
INCOME TAX	—	—	—		—	—		—
NET INCOME (LOSS)	$173	$(123)	$(13,266)		$(13,216)	$(13,266)		$(13,216)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	11,500,000	16,000,000	(3,113,728)		24,386,272	(8,033,125)		19,466,875
Basic and diluted net income per share, Class A ordinary shares	$0.05	$(0.01)			$(1.06)			$(1.33)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	2,875,000	—			—			—
Basic and diluted net loss per share, on-redeemable Class B ordinary shares	$(0.16)	—			—			—
Please see accompanying notes in Adjustments to Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands except per share weighted average)
	IWAC Consolidated (Historical) December 31, 2022	Refreshing (Historical) December 31, 2022	Pro-Forma Adjustment Minimum Redemption		Pro-Forma Combined as of December 31, 2022	Pro-Forma Adjustment Maximum Redemption		Pro-Forma Combined as of December 31, 2022
REVENUE	$—	$74,399	$—		$74,399	$—		$74,399
COST and EXPENSES:
Cost of Services Provided (exclusive of depreciation and amortization)	—	41,356	—		41,356	—		41,356
Selling, general and administrative expenses	1,124	17,794	12,000	N	30,918	12,000	N	30,918
Related party rent	—	1,144	—		1,144	—		1,144
Depreciation and amortization expenses	—	2,135	—		2,135	—		2,135
TOTAL COST and EXPENSES	1,124	62,429	12,000		75,553	12,000		75,553
OPERATING INCOME/(LOSS)	(1,124)	11,970	(12,000)		(1,154)	(12,000)		(1,154)
Other Income (expense)
Earnings on Marketable Securities held in Trust	1,312	—	(1,312)	O	—	(1,312)	O	—
Unrealized Gain on marketable securities held in Trust Account	380	—	(380)	O	—	(380)	O	—
Interest expense and loan fees	—	(1,747)	—		(1,747)	—		(1,747)
Other Income (expense)	1,692	(1,747)	(1,692)		(1,747)	(1,692)		(1,747)
INCOME (LOSS) BEFORE TAXES	568	10,223	(13,692)		(2,901)	(13,692)		(2,901)
INCOME TAX	—	—	—		—	—		—
NET INCOME (LOSS)	$568	$10,223	$(13,692)		$(2,901)	$(13,692)		$(2,901)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	11,500,000	16,000,000	(3,113,728)		24,386,272	(8,033,125)		19,466,875
Basic and diluted net income per share, Class A ordinary shares	$0.07	$0.64			$(0.12)			$(0.15)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	2,875,000	—			—			—
Basic and diluted net loss per share, on-redeemable Class B ordinary shares	$(0.08)	—			—			—
Please see accompanying notes in Adjustments to Unaudited Pro Forma Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS AS OF MARCH 31, 2023
Note 1 — Description of the Merger
On February 10, 2023, IWAC entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) with Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time (the “Seller Representative”) (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”).
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the effective time of the Purchaser Merger, IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into IWAC, with IWAC continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Purchaser Merger”), in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each share of IWAC common stock, par value $0.0001 (“IWAC Common Stock”) outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock, par value $0.0001, issued by Pubco (“Pubco Common Stock”) and (b) each whole IWAC public warrant and each IWAC private shall automatically convert into one warrant to purchase shares of Pubco Common Stock (“Pubco Warrant”) on substantially the same terms and conditions; and (iii) Company Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable portion of the Merger Consideration.
Pursuant to the terms of the Merger Agreement, the consideration to be delivered to the holders of Refreshing Units (the “Sellers”) in connection with the Business Combination (the “Merger Consideration”) will be a number of newly-issued shares of Pubco Common Stock with an aggregate value equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the transactions contemplated by the Merger Agreement.
Note 2 — Basis of Presentation
The unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information of Integrated Wellness Acquisition Corp (“IWAC”) and Refreshing USA (“Refreshing”) transaction accounting adjustments to illustrate the estimated effect of the Equity Investment and certain other adjustments to provide relevant information necessary for an understanding of the Combined Entity upon consummation of the transactions described herein.
The Business Combination between IWAC and Refreshing will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, IWAC will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Refreshing issuing shares for the net assets of IWAC, accompanied by a recapitalization. The net assets of IWAC will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded. This determination is primarily based on Refreshing stockholders comprising a relative majority of the voting power of the New Refreshing and having the ability to nominate a majority of the member of the Board of New Refreshing. Refreshing’s operations and Refreshing’s senior management comprising the senior management of New Refreshing. Accordingly, for accounting purposes, the financial statements of New Refreshing will represent a continuation of the financial statements of Refreshing with the Business Combination being treated as the equivalent of Refreshing issuing stock for the net assets of IWAC, accompanied by a recapitalization. The net assets of IWAC will be stated at historical costs, with no goodwill or intangible assets recorded. Operation prior to the Acquisition Merger will be presented as those of Refreshing in future reports of New Refreshing.
The unaudited pro forma combined financial statements of IWAC and Refreshing present the historical financial information of IWAC adjusted with Refreshing to give effect for the Business Combination. The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma combined financial information reflects the income tax effects of the transaction accounting adjustments.
Note 3 — Adjustments to unaudited pro forma combined financial information.
Adjustments to Unaudited Pro Forma Combined Balance Sheet
The adjustments included in the unaudited pro forma combined balance sheet as of March 31, 2023, are as follows:
A.
Represents adjustment to cash assuming no redemptions for the release of $58.2 million from Trust Account less $10.8 million in transaction costs related to the purchase.

Represents pro forma adjustments to cash to reflect the following (in thousands):
	0% Minimum Redemptions	100% Maximum Redemptions
Marketable securities held in Trust as of 3/31/23(1)	$121,408	$121,408
Interest through 5/31/23	$922	$922
Marketable securities held in Trust as of 5/31/23	$122,330	$122,330
Less: 6/2/23 Redemptions(2)	$64,981	$64,981
Marketable securities remaining in Trust as of 6/2/23	$57,349	$57,349
June and July Extension Payments(3)	$320	$320
Interest through 7/31/23	$575	$575
Marketable securities remaining in Trust as of 7/31/23(4)	$58,244	$58,244
Redemptions	$0	$(58,244)(6)
Payment of advisory fees, legal fees, and other transaction-related fees	$(10,800)(5)	$0(7)
Cash and marketable securities held in Trust	$47,444	$0

(1)
Reflects $121.4 million of cash held in the IWAC Trust Account as of 3/31/23.

(2)
At the June 2, 2023 and Extraordinary General Meeting of Shareholders a total of 6,108,728 shares were redeemed @$10.64 per share for a total redemption vlaue of $64,980,943.

(3)
Deposits to the trust account to extend the date by which IWAC has to complete its initial business combination June 13, 2023 through August 13, 2023.

(4)
Reflects 0% redemptions of $58.2 million of cash held in the IWAC Trust Account as of 8/3/23 that becomes available at closing of the SPAC.

(5)
Reflects the settlement of estimated $10.8 million of transaction costs at close in connection with the Business Combination Agreement, representing advisory, legal, and other acquisition-related transaction costs to be incurred. Total estimated fees of $12 million is comprised of $10.8 million paid in cash and $1.2 million paid in stock (see Note G).

(6)
Reflects 100% redemptions of $58.2 million of cash held in the Integrated Wellness Trust Account (note J).

(7)
Reflects the settlement of an estimated $12 million of transaction costs at close in stock or notes payable at close: stock issued to AGP and BTIG ($5.9 million (Note L) and notes payable to all other financial and legal advisors ($6.1 million ) (see Note I).

B.
Reflects the reclassification of marketable securities (prior to the June 2, 2023 Extaordinary General Meeting of Shareholders) held in the trust account to cash equivalents to effectuate the transaction (minimum redemption) or to pay redeeming IWAC public shareholders (maximum redemption).

C.
Reflects a $12.6 million one-time stock based charge related to 2023-2024 Adjusted EBITDA based earn-out shares (see Tickmark G).

The earnout shares to be issued to based on EBITDA and Adjusted EBITDA were evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the earnout award agreements should be classified as a liability. As part of that analysis, it was determined that the earnout shares are freestanding and not liability classified. It was next evaluated whether the earnout shares represented a derivative instrument pursuant to ASC Topic 815, Derivatives and Hedging. Paragraph ASC 815-10-15-74(a) states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders’ equity in its statement of financial position to be derivative instruments. In order to conclude that the earnout shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the earnout shares meet both of these requirements. The preliminary accounting conclusions for the earnout shares resulted in liability classification pursuant to ASC 815-40.
The pro formas depict a liability of $12.6 million at the time of Closing associated with Earnout Shares based on EBITDA and Adjusted EBITDA. The earnout liability will be remeasured at each reporting date with changes in the fair value recorded to earnings.
D.
Reflects the settlement and payment of deferred underwriters’ fees incurred during the IWAC IPO due upon completion of the Business Combination. The unaudited pro forma combined balance sheet reflects payment of these costs as a reduction of cash and cash equivalents (see Tickmark A), with a corresponding decrease in deferred underwriting fee payable.

E.
Reflects the conversion of $121.4 million of IWAC public shares (prior to the June 2, 2023 Extaordinary General Meeting of Shareholders), subject to possible redemption, from temporary equity to permanent equity, assuming no redemptions. The unaudited Pro Forma Combined Balance Sheet reflects (note G) this conversion with a corresponding increase of $58.7 million, net of par value, to additional paid-in capital.

F.
Reflects $3.0 thousand adjustment due to issuance at $0.0001 par value of 24,386,272 shares of new Class A Common Stock related to completion of transaction: IWAC IPO holders (5,391,272 shares) + conversion of Class B ordinary shares held by sponsor (2,875,000 shares) + former Refreshing shareholders (16,000,000 shares) + shares issued to AGP related to transaction expenses (120,000).

G.
Reflects the following transactions that increase additional paid in capital. The unaudited pro forma combined balance sheet reflects the total corresponding increase of $53.7 million of additional paid in capital.

Reclassification of IWAC’s Redeemable Common Stock $121.4 million, net of par value of all new Class A shares related to completion of purchase (note F).
Issuance of new common stock to AGP related to transaction expenses incurred due to completion of purchase of $1.2 million, net of par value.
Reclassification of IWAC’s Historical Retained Earnings balance into Additional Paid In Capital ($5.8) million.
Redemptions of 6,108,728 shares @$10.64 per share for a total redemption value of $64.9 million.
Deposits of $320 thousand to the trust account to extend the date by which IWAC has to complete its initial business combination June 13, 2023 through August 13, 2023.
May – July interest income of $1.5 million.
One-time stock based charge related to 2023-2024 Adjusted EBITDA based earn-out shares ($12.6) million.
The accounting treatment of the VWAP Earnout Shares have been recognized at fair value ($3.0 million) upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares has been treated as a deemed dividend and since Refreshing USA, Inc. does not have retained earnings on Closing, the issuance has been recorded within additional-paid-in-capital. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.
H.
Represents adjustments of $14.8 million to Retained Earnings due to:

Elimination of IWAC’s Historical Retained Earnings of $5.8 million.
Settlement and payment of transaction costs of ($8.0) million equal to preliminary estimated transaction fees of approximately ($12.0) million less Deferred Underwriter’s Fee of ($4.0) million.
I.
Reflects the settlement of transaction fees incurred related to the completion of the Business Combination. Notes payable of $2.4 million to AGP and $3.7 million to all remaining legal and financial advisors.

J.
Reflects the redemption of all outstanding shares of IWAC and a corresponding decrease in Trust Account.

K.
Reflects adjustment of $2.0 thousand related to issuance of 19,466,875 shares of new Class A Common Stock related to completion of transaction: Conversion of Class B ordinary shares held by sponsor (2,875,000 shares) + former Refreshing shareholders (16,000,000 shares) + shares issued to AGP and BTIG related to transaction expenses (591,875).

L.
Reflects the following transactions that increase additional paid in capital. The unaudited pro forma combined balance sheet reflects the total corresponding increase of $2.4 million of additional paid in capital.

Reclassification of IWAC’s Historical Retained Earnings balance into Additional Paid In Capital ($5.8) million.
Issuance of new common stock related to transaction expenses incurred due to merger of $5.9 million, net of par value of all new Class A shares related to completion of purchase (note K).
The APIC portion of the one-time stock based charge related to 2023-2024 Adjusted EBITDA based earn-out shares ($0.1) million (Tickmark G).
The accounting treatment of the VWAP Earnout Shares have been recognized at fair value ($3.0 million) upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares has been treated as a deemed dividend and since Refreshing USA, Inc. does not have retained earnings on Closing, the issuance has been recorded within additional-paid-in-capital. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.
M.
Represents adjustments of $14.7 million to Retained Earnings due to:

Elimination of IWAC’s Historical Retained Earnings of $5.8 million.
Settlement and payment of transaction costs of ($8.0) million equal to preliminary estimated transaction fees of approximately ($12.0) million less Deferred Underwriter’s Fee of ($4.0) million.
The balance of the one-time stock based charge related to 2023-2024 Adjusted EBITDA based earn-out shared ($12.5) million (Tickmark G).
Adjustments to Unaudited Pro Forma Combined Statement of Operations
The adjustments included in the unaudited pro forma combined Statement of Operations for the period ended March 31, 2023 and December 31, 2022 are as follows:
N.
Reflects the recognition of approximately $12.0 million in total fees related to the completion of the purchase.

O.
Reflects adjustment of IWAC Historical amounts related to earnings and gains on the Trust Account as it is eliminated on completion of purchase.

Note 4. Net Loss per Share
The unaudited pro forma combined financial information has been prepared to present two alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for the three months ended March 31, 2023 and the year ended December 31, 2022.
	For the Three Months Ended March 31, 2023		For the Year ended December 31, 2022
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net income (loss)	$(13,216)	$(13,216)	$(2,901)	$(2,901)
Weighted average shares outstanding of common stock – basic and diluted(1)	24,386,272	19,466,875	24,386,272	19,466,875
Weighted average shares outstanding of Net loss per share – basic and diluted	(0.54)	(0.68)	(0.12)	(0.15)
Excluded securities:(2)
Public Warrants	5,750,000	5,750,000	5,750,000	5,750,000
Private Warrants	6,850,000	6,850,000	6,850,000	6,850,000

(1) Weighted average shares outstanding of common stock – basic and diluted:
IPO / Public Investors	5,391,272	—	5,391,272	—
Sponsor conversion of Class B Shares to Class A Shares	2,875,000	2,875,000	2,875,000	2,875,000
Former Refreshing Shareholders	16,000,000	16,000,000	16,000,000	16,000,000
Stock Issued in Connection with Purchasse:
AGP	120,000	240,000	120,000	240,000
BTIG	—	351,875	—	351,875
Total Common Stock	24,386,272	19,466,875	24,386,272	19,466,875

(2)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance or vesting of such shares is contingent upon satisfaction of certain conditions which were not satisfied by the end of periods presented by the ends of period presented.

INFORMATION ABOUT IWAC
Introduction
IWAC is a blank check company incorporated on July 7, 2021 as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. IWAC has generated no operating revenues to date and will not generate operating revenues until consummating an initial business combination.
Significant Activities Since Inception
On December 13, 2021, IWAC consummated its IPO of 11,500,000 IWAC Units, which included the full exercise by the underwriters of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $115,000,000.
In connection with IWAC’s organization, a total of 2,875,000 Class B Ordinary Shares were sold to IWAC’s Initial Shareholders for an aggregate purchase price of $25,000.
Simultaneously with the closing of the IPO, the Company consummated the sale of an aggregate of 6,850,000 Private Warrants at a price of $1.00 per Private Warrant in a private placement to the Sponsor, generating aggregate gross proceeds of $6,850,000.
Following the closing of the IPO on December 13, 2021, an amount of $117,300,000 from the net proceeds of the sale of the IWAC Units in the IPO and the sale of the Private Warrants was placed in the Trust Account, until the earlier of: (i) the consummation of a business combination or (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Current Articles to modify the substance or timing of IWAC’s obligation to redeem 100% of the Public Shares if the Company does not complete its initial business combination within the required time period or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the Public Shares if the Company is unable to complete an initial business combination within the required time period, subject to applicable law.
On February 10, 2023, IWAC entered into the Business Combination Agreement with Refreshing, Pubco, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative and the Seller Representative.
On June 2, 2023, IWAC held an Extension Meeting, at which its shareholders approved, among others, a proposal to extend the date IWAC would be required to consummate a business combination from June 13, 2023 to December 13, 2023 (the “Extension”) and a proposal to permit the IWAC Board, in its sole discretion, to elect to wind up IWAC’s operations on an earlier date than December 13, 2023.
In connection with the Extension Meeting, IWAC’s Public Shareholders holding an aggregate of 6,108,728 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $64,980,943.32 (approximately $10.64 per Public Share) was removed from the Trust Account to pay such holders. Following the redemptions, there were a total of 5,391,272 shares of Class A Ordinary Shares outstanding, and 2,875,000 Class B Ordinary Shares issued and outstanding. As a result of the redemptions, the Sponsor holds approximately 34.8% of IWAC’s outstanding Ordinary Shares.
In connection with the Extension, IWAC has agreed to deposit $160,000 per month for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000.
As of [RECORD DATE], 2023, there was approximately $[•] million held in the Trust Account and as of [RECORD DATE], 2023, approximately $[•] of cash held outside the Trust Account available for working capital purposes.
Fair Market Value of Refreshing Business
Pursuant to NYSE listing rules, the Refreshing business that IWAC is acquiring must have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for the Business Combination. The fair market value of Refreshing was determined by the IWAC Board based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). IWAC was not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, as to the fair market value, as the IWAC Board independently determined that the Refreshing business complies with the 80% threshold. The Public Shareholders will be relying on the business judgment of the IWAC Board, which had significant discretion in choosing the standard used to establish the fair market value of Refreshing, and different methods of valuation may have varied greatly in outcome from one another. As discussed in the Section entitled “Proposal 3: The Business Combination Proposal —  Satisfaction of 80% Test,” the IWAC Board determined that this test was met in connection with the Business Combination.
If NYSE delists IWAC’s securities from trading on its exchange, IWAC would not be required to satisfy the fair market value requirement described above and could complete a business combination with the Refreshing business having a fair market value substantially below 80% of the balance in the Trust Account.
Shareholder Approval of the Business Combination
IWAC is seeking shareholder approval of the Business Combination at the Extraordinary General Meeting and, in connection with such meeting, Public Shareholders may redeem their Ordinary Shares for cash in accordance with the procedures described in this proxy statement/prospectus. IWAC’s Insiders have agreed in the Insider Letter Agreement (i) to vote the Founder Shares and any other Ordinary Shares owned by the Insiders, or IWAC’s directors and officers, in favor of any proposals recommended by the IWAC Board of Directors in connection with the Business Combination; and (ii) not to redeem any Ordinary Shares in connection with a shareholder vote to approve a proposed initial business combination, including the Business Combination. As a result of redemptions in connection with the Extension Meeting, the Insiders currently own approximately 34.8% of IWAC’s total outstanding Ordinary Shares.
Unless the NTA Proposal is approved, IWAC will not complete the Business Combination (or any other proposed initial business combination, if the Business Combination is not completed) if IWAC does not have net tangible assets of at least $5,000,001 either before or after such consummation. Additionally, the Business Combination will only be completed if IWAC obtains approval from a majority of the issued and outstanding Ordinary Shares.
Redemption Rights
In connection with the Extraordinary General Meeting, Public Shareholders (but not IWAC’s Insiders) may seek to exercise redemption rights with respect to their Public Shares, regardless of whether they vote for or against the Business Combination, for the Redemption Price. Notwithstanding the foregoing, IWAC’s Insiders have agreed, pursuant to the Insider Letter Agreement with us, not to exercise their rights to redeem any Public Shares held by them for the Redemption Price. Redemption rights of Public Shareholders, if properly exercised in the manner described in this proxy statement/prospectus will be effected under the Current Articles and Cayman Islands law. At the Extraordinary General Meeting, Public Shareholders have the ability to vote for or against the Business Combination and still seek redemption of their Public Shares.
IWAC’s Insiders, directors and officers will not have redemption rights with respect to any Ordinary Shares owned by them, directly or indirectly, whether acquired prior to the IPO or purchased by them in the IPO or in the aftermarket. Additionally, the purchasers of the Private Warrants will not have redemption rights with respect to any Private Warrants owned by them.
Pursuant to IWAC’s Current Articles, a Public Shareholder may request that IWAC redeem all or a portion of its Public Shares for cash if the Business Combination is consummated, subject to certain limitations, for cash equal to the applicable Redemption Price; provided, however, that unless the NTA Proposal is approved, IWAC may not redeem such shares if such redemption would result in IWAC not having net tangible assets (as determined under the Exchange Act) of at least $5,000,001 either prior to or following the completion of the Business Combination.
A Public Shareholder will be entitled to receive cash for any Public Shares to be redeemed only if such Public Shareholder:

(1)
holds Public Shares or holds Public Shares through IWAC Units and elects to separate such IWAC Units into the underlying Public Shares and warrants prior to exercising redemption rights with respect to the Public Shares; and

(2)
prior to 5:00 p.m., Eastern Time, on [•] (two business days prior to the vote at the Extraordinary General Meeting), submit a written request to Continental, IWAC’s Transfer Agent, that IWAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the Transfer Agent, physically or electronically through The Depository Trust Company.

Holders of IWAC Units must elect to separate the underlying Public Shares and Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their IWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the IWAC Units into the underlying Public Shares and Warrants, or if a holder holds IWAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IWAC’s consent, until the consummation of the Business Combination, or such other date as determined by the IWAC Board.
Any corrected or changed written demand of redemption rights must be received by IWAC’s Chief Executive Officer two business days prior to the vote taken on the Business Combination at the Extraordinary General Meeting. No demand for Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Extraordinary General Meeting.
Public Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates and other redemption forms should allow sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is IWAC’s understanding that Public Shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, IWAC does not have any control over this process and it may take longer than two weeks. Public Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.
If a Public Shareholder properly demands redemption as described above, then, if the Business Combination is completed, IWAC will redeem the shares subject to the redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your redemption rights, then you will be exchanging your IWAC shares for cash and will no longer own these shares following the Business Combination.
If you are a Public Shareholder and you exercise your redemption rights, it will not result in either the exercise or loss of any Warrants. Your Warrants will continue to be outstanding following a Redemption of our Public Shares and will become exercisable in connection with the completion of the Business Combination. Holders of Private Warrants do not have redemption rights in connection with the Business Combination.
If the initial business combination is not approved or completed for any reason, then Public Shareholders who elected to exercise their redemption rights would not be entitled to exercise their rights to redeem their Ordinary Shares for the applicable pro rata share of the Trust Account. In such case, IWAC will promptly return any share certificates (if any) and other redemption forms delivered by Public Shareholders.
Limitation on Redemption Rights
In connection with the Business Combination a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption of its shares with respect to more than an aggregate of 15% of the shares sold in the IPO. IWAC believes the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to convert their shares as a means to force us or IWAC’s management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Shareholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or IWAC’s management at a premium to the then-current market price or on other undesirable terms. By limiting IWAC’s shareholders’ ability to convert no more than 15% of the shares sold in the IPO, IWAC believes that it will limit the ability of a small group of shareholders to unreasonably attempt to block IWAC’s ability to complete IWAC’s initial business combination, particularly in connection with an initial business combination with Refreshing that requires as a closing condition that IWAC has a minimum net worth or a certain amount of cash, such as the Business Combination. However, we would not be restricting IWAC’s shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in the IPO) for or against IWAC’s initial business combination.
Redemption of Public Shares if No Business Combination
If IWAC does not complete a business combination by December 13, 2023 (unless such date is extended by the IWAC shareholders), IWAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account not previously released to us to pay IWAC’s tax obligations and less up to $100,000 of interest we may use for IWAC’s dissolution expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of IWAC’s remaining shareholders and the IWAC Board, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to IWAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Prior to such redemption of Public Shares, IWAC would be required to assess all claims that may be potentially brought against us by IWAC’s creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the Public Shareholders with respect to amounts that are owed to them. There can be no assurances that IWAC will properly assess all claims that may be potentially brought against us. As such, IWAC’s shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with IWAC’s search for Refreshing) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.
Each of IWAC’s Initial Shareholders and the purchasers of the Private Warrants have agreed to waive its rights to participate in any liquidation of IWAC’s Trust Account with respect to the Founder Shares and Private Warrants. There will be no distribution from the Trust Account with respect to Warrants which will expire worthless.
If we are unable to complete an initial business combination and expend all of the net proceeds of IWAC’s IPO, other than the proceeds deposited in the Trust Account, the per-share distribution from the Trust Account would be approximately $[•] (based on the Trust Account balance as of [RECORD DATE], 2023).
The proceeds deposited in the Trust Account could, however, become subject to the claims of IWAC’s creditors which would be prior to the claims of the Public Shareholders. Although IWAC will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the

Trust Account for the benefit of the Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against IWAC’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of the Public Shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, IWAC’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.
The Sponsor has agreed that, if we liquidate the Trust Account prior to the consummation of a business combination, it will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share distribution could be less than $[•] (based on the Trust Account balance as of [RECORD DATE], 2023) due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in IWAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Public Shareholders. To the extent any bankruptcy claims deplete the Trust Account, there can be no assurances that we will be able to return to the Public Shareholders at least $[•] (based on the Trust Account balance as of [RECORD DATE], 2023).
Employees
IWAC has three executive officers. These individuals are not obligated to devote any specific number of hours to IWAC matters and devote only as much time as they deem necessary to IWAC’s affairs. IWAC does not intend to have any full-time employees prior to the completion of a business combination.
Legal Proceedings
To the knowledge of IWAC’s management, there is no litigation currently pending or contemplated against IWAC, any of IWAC’s officers or directors in their capacity as such or against any of IWAC’s property.

DIRECTORS, OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF IWAC PRIOR TO THE BUSINESS COMBINATION
Directors and Executive Officers
IWAC’s current directors and executive officers are as follows:
Name	Age	Title
Antonio Varano Della Vergiliana	66	Chairman of the Board
Steven Schapera	63	Chief Executive Officer and Director
James MacPherson	55	Chief Financial Officer and Director
Robert Quandt	44	Chief Operating Officer and Director
Gael Forterre	42	Director
Scott Powell	50	Director
Hadrien Forterre	34	Director
The experience of IWAC’s directors and executive officers is as follows:
Antonio Varano Della Vergiliana, IWAC’s director since inception and its Chairman since August 3, 2021, has more than thirty years of experience in the health and beauty industries, including working with companies focused on skin care, color cosmetics, and supplements. Between July 2018 and March 2022, Mr. Varano served as the Chairman of the board of directors of Wellfully Ltd. (ASX:WFL), a fully-integrated science based wellness company. Mr. Varano was the founder and served as a member of the board of directors of Artedomus, a leading Australian supplier of goods for commercial and residential architectural projects, from October 1985 to January 2022. Mr. Varano has served on the board of directors of New Hampton Technologies, LLC, a motorcycle security device manufacturer, since April 2006. Mr. Varano has also served on the board of directors of Path Group Inc., a software-as-a-service company, since October 2017. Mr. Varano was previously the Chairman of the BECCA Cosmetics group from 2001 to 2012 until its sale to Luxury Brand Partners and subsequent sale to Estée Lauder in 2016. Mr. Varano received his M.B.A from the University of Western Australia. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in strategy, entrepreneurship, business development and management.
Steven Schapera, IWAC’s director since inception and its Chief Executive Officer since August 3, 2021, has more than 25 years of international experience in founding, scaling, operating and exiting successful businesses in the health, beauty and wellness industries. Since July 2022, Mr. Schapera has served as Chairman of the board of directors of Tertre Rouge Assets Plc (LSE: TRA). Mr. Schapera has been an operating partner with Capital D, Management LLP, a private equity firm, focused on investing in disruptive mid-market businesses, since January 2018. Mr. Schapera served on the board of directors of Invincible Brands GmbH, a consumer branding company focusing on health, beauty and fitness products, between January 2018 and September 2022. Between September 2019 and June 2022, Mr. Schapera has served as Chairman of Crowd Media Holdings Ltd. (ASX:CM8), and since May 2021 he also has served as Chairman of SIMRIS Inc. (SIMRIS-B.ST), a biotech company devoted to sustainable development and production of products and ingredients from farmed microalgae. Mr. Schapera has also served on the board of directors of Wild Nutrition Limited since May 2017 and served on the board of directors of Wellfully Ltd between August 2017 and December 2022. Mr. Schapera was the co-founder of the BECCA Cosmetics group in 2001, and initiated and managed the partial sale of BECCA to Luxury Brand Partners in 2012, which in turn led to the subsequent sale of BECCA to Estée Lauder in 2016. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in founding, scaling, operating and exiting successful brand-oriented businesses in the health, beauty and wellness space.
James MacPherson, IWAC’s Chief Financial Officer since August 3, 2021 and one of its directors since December 2021, is experienced in developing financial and supply chain capabilities for hyper-growth organizations. Mr. MacPherson has served as a member of the board of directors for the International Beauty Association since July 2021. Mr. MacPherson initiated and managed the public company readiness program for Olaplex, Inc., resulting in the company filing a registration statement for its initial public offering in August 2021. Mr. MacPherson served as the Chief Financial Officer of Olaplex, Inc., where he was responsible for all finance, supply chain and IT functions from May 2020 to June 2021 and as Senior Advisor from June 2021 to August 2021. Mr. MacPherson has also served as the Chief Financial Officer and Chief Operating Officer of the BECCA Cosmetics group from August 2011 through November 2016 when the company was acquired by the Estee Lauder Companies Inc. Mr. MacPherson was also the Chief Financial Officer of Carol’s Daughter from August 2008 to July 2011 and the Chief Financial Officer of GoSmile, Inc. from March 2006 to July 2008. Mr. MacPherson worked for The Estee Lauder Companies Inc. (Clinique) in a succession of finance and sales leadership roles from August 1997 to July 2003. Mr. MacPherson earned a B.S. (Honors) in Accounting and an M.B.A. in both Finance and Information Systems from the Stern School of Business at New York University. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in scaling business and driving financial performance in consumer goods companies in the beauty sector.
Robert Quandt, IWAC’s Chief Operating Officer since August 3, 2021 and one of its directors since December 2021, has significant experience in business operations, finance and strategy. Mr. Quant serves as a Managing Director of JCL Investments, a Berlin-based private investment firm focusing on start-up companies, since August 2019. Mr. Quant serves on the board of directors of listed company SIMRIS Inc. since May 2021. Mr. Quant served as Chief Financial Officer and Chief Operating Officer for Invincible Brand from March 2017 to July 2019. From September 2019 to June 2021, Mr. Quant served as consultant and director of listed company Crowd Media Holdings Ltd. From January 2005 to August 2014, Mr. Quant served as a strategy consultant and Principal at Booz & Company. From August 2015 to February 2017, Mr. Quant served as the strategy lead at Linde AG for their North America and South America businesses. Mr. Quant earned a Master degree in Industrial Management of Technical University from Berlin. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in finance and operations.
Scott Powell, one of IWAC’s directors since December 2021, has served as Head of Investor Relations for VolitionRx Limited (NYSE American: VNRX), a company focused on developing blood-based diagnostic tests for detecting and diagnosing cancer and other diseases, since May 2014 and as Chief Financial Officer of Volition America, Inc. since February 2017. Since January 2019, he has served as the President and Chief Executive Officer of Skyline Corporate Communications Group, LLC, an investor relations and corporate communications agency. From December 2009 to February 2013, he served as a Managing Director for MZ Group, an independent investor relations agency, and from July 2014 to May 2015, he served as the U.S. investor relations representative for Himax Technologies, Inc. (NASDAQ: HIMX), and Director of Investor Relations for China Hydroelectric Corporation (formerly NYSE: CHC) from March 2013 to July 2014. From August 2009 and December 2009, he was an investment banker with Brean Capital, LLC, and from October 2006 to August 2008, he was an investment banker with Westminster Securities in New York City. Mr. Powell was formerly an Adjunct Assistant Professor at Fordham University’s Gabelli Graduate School of Business from September 2013 to December 2017. Mr. Powell earned a Certificate in General Business from Columbia University, a Ph.D. and a Master of Arts from Brown University and a Bachelor of Science in Business Administration from Bryant University. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in capital markets, finance, corporate communications, and investor relations.
Gael Forterre, one of IWAC’s directors since December 2021, has served as the Chief Commercial Officer of VolitionRx Limited since January 2021 and he has been a managing partner of Armori Capital Management LLC since October 2013. Mr. Forterre served as a director of Path Education Inc., an education technology company which consummated a business combination with Path Group Inc., an Australian blank-check company in May 2021. Mr. Forterre also served as Path’s Chief Financial Officer from January 2018 to December 2018, and as Path’s Chief Executive Officer from January 2019 to December 2020. Mr. Forterre is the co-founder of Article22, a design-focused social enterprise, and also served on its board of directors from July 2013 to June 2021. Mr. Forterre started his career in February 2004 as a hedge fund analyst for an event-driven fund managed by Systeia Capital Management and then joined Alteram Asset Management in March 2005. In September 2005, Mr. Forterre joined the commodity derivative team at BNP Paribas in their New York office. Mr. Forterre earned a Master’s Degree in finance from Sorbonne Paris I and a double M.B.A from Columbia Business School and the London Business School. Mr. Forterre is the brother of Hadrien Forterre, one of our director nominees. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in investing in and supporting fast growing companies.

Hadrien Forterre, one of IWAC’s directors since December 2021, has served as the General Counsel and Vice President of Strategic Projects at Pathify Holdings Inc. since September 2020. Mr. Forterre was formerly an associate at Arendt & Medernach SA in Luxembourg from August 2012 and August 2014 and at Herbert Smith Freehills LLP in London from August 2014 and January 2018, where he advised clients on a range of transactions, including fund formation, initial public offerings, mergers and acquisitions and related financings. Mr. Forterre served as legal and business advisor to Wellfully Ltd from September 2018 to December 2019. Mr. Forterre earned Master of Laws from University Paris Nanterre, an L.L.M. from Duke University and an M.B.A from Columbia University. Mr. Forterre is the brother of Gael Forterre, one of our director nominees. IWAC believes he is well qualified to serve on its board of directors due to his extensive experience in corporate transactions (including initial public offerings and mergers and acquisitions), and investor relations.
IWAC’s board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with the NYSE corporate governance requirements, IWAC is not required to hold an annual meeting until one year after its first fiscal year end following its listing on the NYSE. The term of office of the first class of directors, consisting of James MacPherson and Robert Quandt, will expire at IWAC’s first annual meeting of shareholders. The term of office of the second class of directors, consisting of Gael Forterre and Hadrien Forterre, will expire at its second annual meeting of shareholders. The term of office of the third class of directors, consisting of Antonio Varano Della Vergiliana, Steven Schapera and Scott Powell, will expire at its third annual meeting of shareholders.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of IWAC’s founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of IWAC’s founder shares may remove a member of the board of directors for any reason.
IWAC’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. IWAC’s board of directors is authorized to appoint persons to the offices set forth in its Current Articles as it deems appropriate. Its Current Articles provides that its officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Director Independence
NYSE listing rules require that a majority of IWAC’s board of directors be independent within one year of its initial public offering. An “independent director” is defined generally as a person that satisfies the applicable objective standards set forth in the listing rules and that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). IWAC currently has four “independent directors” as defined in the NYSE listing rules and applicable SEC rules. IWAC’s board has determined that each of Gael Forterre, Hadrien Forterre, Scott Powell and Antonio Varano Della Vergiliana is an independent director under applicable SEC and the NYSE listing rules. IWAC’s independent directors have regularly scheduled meetings at which only independent directors are present.
Committees of the Board of Directors
IWAC’s board of directors currently has three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our board of directors and has the composition and responsibilities described below.

Audit Committee
IWAC has established an audit committee of the board of directors. Gael Forterre, Scott Powell and Antonio Varano Della Vergiliana serve on its audit committee. IWAC’s board of directors has determined that Gael Forterre, Scott Powell and Antonio Varano Della Vergiliana are independent under the NYSE listing standards and applicable SEC rules. Scott Powell serves as the Chairman of the audit committee.
Under the NYSE listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate, and IWAC’s board of directors has determined that Scott Powell qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The audit committee is responsible for:
•
meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•
monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of our initial public offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our initial public offering; and

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reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

A copy of the charter of our audit committee is available for review by accessing IWAC’s public filings at the SEC’s web site at www.sec.gov and at on our website at www.integratedwellnessholdings.com.
Nominating and Corporate Governance Committee
IWAC has established a nominating and corporate governance committee of its board of directors. The members of its nominating and corporate governance committee are Hadrien Forterre, Scott Powell and Antonio Varano Della Vergiliana, and Hadrien Forterre serves as chairman of the nominating and corporate governance committee. Under the NYSE listing standards, IWAC is required to have a nominating and corporate governance committee composed entirely of independent directors. IWAC’s board of directors has determined that Hadrien Forterre, Scott Powell and Antonio Varano Della Vergiliana are independent under the NYSE listing standards.
The primary purposes of IWAC’s nominating and corporate governance committee is to assist the board in:

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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at a general annual meeting or to fill vacancies on the board of directors;

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developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which is specified in a charter adopted by IWAC, generally provides that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating and corporate governance committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.
A copy of the charter of IWAC’s nominating and corporate governance committee is available for review by accessing our public filings at the SEC’s web site at www.sec.gov and at our website at www.integratedwellnessholdings.com.
Compensation Committee
IWAC has established a compensation committee of its board of directors. The members of its compensation committee are Gael Forterre, Scott Powell and Antonio Varano Della Vergiliana, and Gael Forterre serves as chairman of the compensation committee.
Under the NYSE listing standards, IWAC is required to have a compensation committee composed entirely of independent directors. IWAC’s board of directors has determined that Gael Forterre, Scott Powell and Antonio Varano Della Vergiliana are independent under the NYSE listing standards.
IWAC has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to its Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of its other executive officers;

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reviewing its executive compensation policies and plans;

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implementing and administering its incentive compensation equity-based remuneration plans;

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assisting management in complying with its proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its executive officers and employees;

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producing a report on executive compensation to be included in its annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
A copy of the charter of IWAC’s compensation committee is available for review by accessing our public filings at the SEC’s web site at www.sec.gov and at our website at www.integratedwellnessholdings.com.
Code of Ethics
IWAC has adopted a Code of Ethics applicable to its directors, officers and employees, which has been filed as an exhibit to this Report. A copy of the Code of Ethics will be provided without charge upon request from IWAC. IWAC intends to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K or on our website, if any.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires IWAC’s executive officers, directors and persons who beneficially own more than 10% of a registered class of its equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of its Ordinary Shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish IWAC with copies of all Section 16(a) forms filed by such reporting persons. Based solely on IWAC’s review of such forms furnished to IWAC and written representations from certain reporting persons, IWAC believes that during the year ended December 31, 2022, all reports applicable to its executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION OF IWAC
The following discussion and analysis of IWAC’s financial condition and results of operations should be read in conjunction with IWAC’s audited financial statements and the notes related thereto included elsewhere in this proxy statement/prospectus.
Overview
We are a blank check company incorporated in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While we may pursue an initial business combination target in any industry, we currently intend to concentrate our efforts in identifying businesses in the health, nutrition, fitness, wellness and beauty sectors and the products, devices, applications and technology driving growth within these verticals.
The issuance of additional shares in connection with a business combination to the owners of the target or other investors:
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may significantly dilute the equity interest of investors in our initial public offering, which dilution would further increase if the anti- dilution provisions in the Class B Ordinary Shares resulted in the issuance of Class A Ordinary Shares on a greater than one-to-one basis upon conversion of the Class B Ordinary Shares;

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may subordinate the rights of holders of Class A Ordinary Shares if preference shares are issued with rights senior to those afforded our Class A Ordinary Shares;

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could cause a change in control if a substantial number of our Class A Ordinary Shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

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may adversely affect prevailing market prices for our units, Class A Ordinary Shares and/or warrants; and

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may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

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our inability to pay dividends on our Class A Ordinary Shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A Ordinary Shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Refreshing Business Combination
On February 10, 2023, IWAC entered into the Refreshing Merger Agreement with Refreshing, Pubco, Purchaser Merger Sub, Refreshing Merger Sub, our sponsor in the capacity as the Purchaser Representative and Ryan Wear in the capacity as the Seller Representative. Pursuant to the Refreshing Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Effective Time, IWAC will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation, (ii) following the Domestication, Purchaser Merger Sub will merge with and into the Company, with IWAC continuing as the surviving entity and wholly-owned subsidiary of Pubco, in connection with which all of the existing securities of IWAC will be exchanged for rights to receive securities of Pubco as follows: (a) each share of IWAC’s common stock, par value $0.0001, outstanding immediately prior to the Effective Time shall automatically convert into one share of Pubco common stock and (b) each whole public warrant and each private placement warrant shall automatically convert into one Pubco warrant on substantially the same terms and conditions; and (iii) Refreshing Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity and wholly-owned subsidiary of Pubco, pursuant to which all Refreshing Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable portion of the Refreshing Merger Consideration.
Pursuant to the terms of the Refreshing Merger Agreement, the Refreshing Merger Consideration to be delivered to the Sellers in connection with the Refreshing Business Combination will be a number of newly-issued shares of Pubco common stock with an aggregate value equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the Refreshing Transactions.
The foregoing description of the Refreshing Merger Agreement is subject to and qualified in its entirety by reference to the full text of the Refreshing Merger Agreement, a copy of which is attached as Annex A hereto.
Other than as specifically discussed, the discussion and analysis of IWAC’s financial condition and results of operations in this section does not assume the closing of the Refreshing Business Combination.
Recent Developments
On June 2, 2023, IWAC held an Extension Meeting, at which its shareholders approved, among others, a proposal to extend the date IWAC would be required to consummate a business combination from June 13, 2023 to December 13, 2023 (the “Extension”) and a proposal to permit the IWAC Board, in its sole discretion, to elect to wind up IWAC’s operations on an earlier date than December 13, 2023.
In connection with the Extension Meeting, IWAC’s Public Shareholders holding an aggregate of 6,108,728 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $64,980,943.32 (approximately $10.64 per Public Share) was removed from the Trust Account to pay such holders. Following the redemptions, there were a total of 5,391,272 shares of Class A Ordinary Shares outstanding, and 2,875,000 Class B Ordinary Shares issued and outstanding. As a result of the redemptions, the Sponsor holds approximately 34.8% of IWAC’s outstanding Ordinary Shares.
In connection with the Extension, IWAC has agreed to deposit $160,000 per month for each calendar month (commencing on June 13, 2023 and ending on the 12th day of each subsequent month) until December 13, 2023, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $960,000.

Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for our initial public offering. We will not generate any operating revenues until after completion of our initial business combination. We generate non-operating income in the form of earnings on marketable securities held in the Trust Account. Our expenses have increased substantially after the closing of our initial public offering as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the year ended December 31, 2022, we had net income of $567,541. Net income is comprised primarily of earnings on marketable securities held in the trust account of $1,312,150 and unrealized earnings on marketable securities held in the Trust Account of $379,763, offset by insurance expense amortization of $463,980, legal and accounting expenses of $397,266, listing fees of $175,357, formation and operating costs of $72,777, advertising and marketing expenses of $12,233 and administrative expenses of $2,759.
For the period from July 7, 2021 (inception) through December 31, 2021, we had a net loss of $145,610. Net loss is comprised primarily of formation, general and administrative costs of $29,471, legal and accounting services of $86,660, insurance expense of $27,440, and advertising and marketing expense of $2,400, offset by unrealized gains and interest income of $361.
For the three months ended March 31, 2023, we had net income of $173,235. The net income is comprised of formation and operating costs of $118,394, legal and accounting services of $699,453, listing fees of $21,250, insurance expense of $115,995, administrative expenses of $198, and advertising and marketing expense of $137,237, offset by unrealized earnings on marketable securities held in the Trust Account of $459,209 and earnings on marketable securities held in the Trust Account of $806,553.
For the three months ended March 31, 2022, we had a net loss of $229,189. The net loss is comprised of formation and operating costs of $18,863, legal and accounting services of $79,472, listing fees of $22,589, insurance expense of $115,995, administrative expenses of $1,285, and advertising and marketing expense of $2,765, offset by earnings on marketable securities held in the Trust Account of $11,780.
Liquidity, Capital Resources and Going Concern
Until the consummation of the initial public offering, our only source of liquidity was an initial purchase of founder shares by our sponsor, IWH Sponsor LP, for $25,000 and a $228,080 loan from our sponsor which has been repaid in full as of December 31, 2021.
On December 13, 2021, we consummated the initial public offering of 11,500,000 units, at $10.00 per unit, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 units, generating gross proceeds of $115,000,000.
Simultaneously with the closing of the initial public offering, we completed the private sale of an aggregate of 6,850,000 warrants to our sponsor at a purchase price of $1.00 per private placement warrant, generating gross proceeds of $6,850,000.
A total of $117,300,000 of the proceeds from the initial public offering and the sale of the private placement warrants was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental, acting as trustee.
Transaction costs of the initial public offering amounted to $6,822,078, consisting of $2,300,000 of underwriting discount, $4,025,000 of deferred underwriting discount, and $497,078 of actual offering costs. Of these amounts, $302,696 was allocated to the public warrants and charged against additional paid-in capital and $6,519,382 were allocated to Class A Ordinary Shares reducing the initial carrying amount of such shares.
For the year ended December 31, 2022, net cash used in operating activities was $37,262. Net income of $567,541 was adjusted by interest earned and unrealized earnings on marketable securities held in the Trust Account of $379,763 and a $225,040 decrease in operating assets and liabilities.

For the period from July 7, 2021 (inception) through December 31, 2021, net cash used in operating activities was $69,559. Net loss of $145,610 was adjusted by unrealized earnings on marketable securities held in the Trust Account of $99 and a $76,150 increase in operating assets and liabilities.
As of December 31, 2022 and 2021, we had marketable securities held in the Trust Account of $118,992,274 and $117,300,361, respectively (including approximately $1,691,913 and $361 of interest income and unrealized gains, respectively), consisting of securities held in a money market fund that invests in U.S. Treasury securities with a maturity of 185 days or less.
As of December 31, 2022 and 2021, we had cash of $436,972 and $1,760,884 held outside the Trust Account, respectively.
For the three months ended March 31, 2023, net cash provided by operating activities was $424,633. Net income of $173,235 was decreased by $459,209 of unrealized earnings on marketable securities held in the Trust Account and increased by $710,607 relating to changes in operating assets and liabilities.
For the three months ended March 31, 2022, net cash used in operating activities was $1,056,703. Net loss of $229,189 was adjusted by unrealized earnings on marketable securities held in the Trust Account of $11,780 and $815,734 changes in operating assets and liabilities.
As of March 31, 2023, we had marketable securities held in the Trust Account of $121,408,036 (including approximately $2,498,827 of earnings, $459,209 of unrealized earnings, and a $1,150,000 deposit for the Extension payment) consisting of securities held in a money market fund that invests in U.S. Treasury securities with a maturity of 185 days or less.
As of March 31, 2023, we had cash of $110,646 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.
We may need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination. We expect to incur significant costs related to identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination. These conditions raise substantial doubt about our ability to continue as a going concern for a period of time within one year from the date that the financial statements are issued. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or an affiliate of our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.
Our Sponsor may also enter into one or more non-redemption agreements with certain shareholders which would provide for the allocation of Class B ordinary shares of IWAC in exchange for the shareholder agreeing to hold and not redeem certain public shares (“Non-Redemption Agreements”). We have begun conversation with certain shareholders regarding such Non-Redemption Agreements, but have not finalized any such agreements at this time. We may raise additional capital through a PIPE financing, but have not yet commenced negotiations regarding such financing. Any such financing may have a dilutive impact on public stockholders’ equity stake and voting power.

Off-Balance Sheet Financing Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or other long-term liabilities, other than described below.
We have an agreement to pay our sponsor a monthly fee of $10,000 for office space, utilities and administrative support until the earlier of the completion of an initial business combination and our liquidation. To date, our sponsor has waived any payments under this agreement.
The underwriters of the initial public offering are entitled to a deferred fee $4,025,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete our initial business combination, subject to the terms of the underwriting agreement.
Registration Rights Agreement
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO, requiring IWAC to register such securities for resale. The holders will have the right to require IWAC to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that the Company register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to IWAC’s completion of an initial business combination. IWAC will bear the expenses incurred in connection with the filing of any such registration statements.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. IWAC has not identified any critical accounting estimates.
Recent Accounting Pronouncements
See “Recent Accounting Pronouncements” in Note 2 to the accompanying financial statements.
Factors That May Adversely Affect our Results of Operations
IWAC’s results of operations and its ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond IWAC’s control. IWCA’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, and geopolitical instability, such as the military conflict in Ukraine. IWAC cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact IWAC’s business and IWAC’s ability to complete an initial business combination.
Quantitative and Qualitative Disclosures about Market Risk
We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

INFORMATION ABOUT REFRESHING USA, LLC
Unless the context otherwise requires, all references in this section to “Refreshing,” “we,” “us,” or “our” refer to Refreshing USA, LLC, a Washington Limited Liability Company and its subsidiaries prior to the consummation of the Business Combination.
Company Overview
Refreshing USA LLC was formed in December of 2020, the Company was formed to direct and oversee the multiple number of subsidiaries and businesses across the United States which operated vending assets and services. Refreshing is a national provider of vending services to education, healthcare, business & industry, and sports, leisure & corrections clients. We have broadened our service offerings and expanded our client base through a combination of organic growth and acquisitions, with the goal of further developing our food, facilities, and vending capabilities. With over 350 employees and numerous partnerships with education, healthcare, business, sports and leisure and corrections clients, we estimate we serve hundreds of thousands of customers including students, patients, employees, and hotel guests nationwide.
Our Business
Refreshing is a national US independent automated and unattended retailer in the United States. Refreshing enjoys low customer turnover and concentration with organically recurring sales. Refreshing has grown to an ability to address scale in accounts that span across several states. Refreshing directs it focus on automated vending and unattended retail. Our competition has diversified themselves out of direct automated vending. We have built a team and company culture which concentrates on customer needs. With an infrastructure focused on local regional accounts, we maintain relationships and increase our geographical preserve without sacrificing relationships. Using automated vending and unattended retail, we can cut out extended labor force in traditional food/beverage services. Machines can be re-used and upgraded with very little Capital Expenditure and re-introduced into the market thereby increasing Refreshing’s bandwidth.
Industry Background
Fragmented and Growing Market
We are a growing market maker in the large, fragmented vending services industries. We have developed a growing leadership position within the industry primarily due to our commitment to helping build our clients’ success through leveraging our vast experience and sector knowledge while gaining deep consumer insight and providing a premier service offering to our clients. Our position provides us with significant economies of scale, allows us to attract and retain top industry talent and positions us to compete effectively for new business opportunities as our clients are increasingly interested in service providers with a national reach, and a breadth of service offerings.
We estimate the combined unattended retail as well as office coffee and pantry services market in North America to be approximately $49.8 billion collectively. While unattended retail markets are very large and diverse markets, they remain underpenetrated, with large urban sectors of the market currently open. The US national food and support services market’s highly fragmented nature enables additional opportunity for share gains and consolidation.
Favorable Geographic, Sector and Service Mix   As we grow, we believe we have the national reach and capability to deliver high quality the United States. We believe that our strong and expanding presence in our core U.S. market will remain primary location of our revenues. Also, utilizing the skills and experience, we have increasingly established our position in key, high growth, emerging markets in the United States.

Our best customers are multi-machine users

REFRESHING USA

Currently in **3,000** schools, universities, hospitals, and corporate offices

No single customer represents more than **5%** in total revenue

Revenue Breakdown by Client Type

9%
18%
18%
18%
37%
Grade Schools
Universities
Hospitals
Corporate Offices
Other

5

We believe that the breadth of our service capabilities and ability to innovate position Refreshing well to meet evolving consumer needs and address our clients’ increasing desire to conduct business with an experienced single provider of unattended retail systems.
Customer and Consumer Insight Leads to Potential Growth Opportunities
We believe Refreshing’s positions in the market, scale and breadth of product offering enable us to continue to grow our business through higher penetration into existing clients and cross-selling of additional services. We believe we enjoy excellent relationships with our clients due to our service excellence and overall value proposition. We believe we are able to maintain these strong relationships year after year by providing value-added services which help our clients achieve their own mission and also improve satisfaction of their key constituencies: health service employees, students and faculty, corporate employees. This is increasingly important as, for example, businesses compete for employees, colleges compete for students and hospitals compete for patients. We believe substantial opportunities remain for us to provide additional services to our existing client base.
Improving Profitability with Business Mix and Revenue Generation
We have and continue to implement a number of programs and tools to increase our profitability, including enhanced management of our key costs: food, labor and overhead spoilage, labor scheduling, turn-over reduction and SG&A discipline, among others.
We have a favorable business mix that allows us to deliver consistent profitability in most macroeconomic environments. We can react quickly to changing conditions in our day-to-day operations due to our highly variable cost structure. We generate strong and stable cash flow because of our consistent profitability and limited working capital and capital expenditure requirements.
Our Strategies
Our core strategy is to provide high-quality automated refreshments to our customers nationwide. Our model is consistent and repeatable, demonstrated by our historic and ongoing growth.
Grow Our Base Business
Drive Incremental Revenue from Existing Clients
We intend to increase penetration within our existing client base. We have implemented a framework that establishes high levels of excellence in service and execution across our vending businesses. We leverage our extensive industry knowledge and decades of institutional experience through our founder and the of acquisitions Refreshing has made, which has allowed us to gain deep client and consumer insight in our efforts to provide the highest quality of service in the industry. We believe our ideas and innovations are a key differentiating factor for Refreshing in winning new business at existing clients. In each of our sectors we have identified the top items that drive demand and have established rigorous executional frameworks at the location level to maximize results.
Increase Client Retention Rates
Refreshing has historically experienced high and consistent client retention rates. We believe that our front-line focus and increased emphasis on providing world class service enables us to uphold excellence in all facets of our client-facing operations. Our service orientation is centered on creating a culture of excellence. We focus our consumer facing employees on adhering to stringent quality standards, which create an enhanced consumer experience. By delivering high quality, innovative and consistent service to our clients, we believe our attractive value proposition will drive client and consumer loyalty, and we will seek to increase our retention rates and enhance profitability for our stockholders.
Grow New Business
Expand New Business Through Selling Excellence
Refreshing’s platform for achieving consistent selling excellence is centered on listening to and understanding our clients’ needs, creating innovative service offerings that meet those needs and selling our services with passion. Our extensive industry experience positions us to capitalize on an under-penetrated unattended retail market. We believe that the current rate of penetration will accelerate as more businesses and organizations continue to see the benefits of unattended retail.
Pursue Strategic Acquisitions
We anticipate that continued consolidation in the unattended retail markets will create opportunities for us to acquire businesses with complementary geographic and service offering profiles. We intend to continue strengthening our existing business through selective, accretive acquisitions that will solidify our position, enhance and expand our service capabilities, further develop our differentiated positions, or allow us to enter into high growth geographies. However, there can be no assurance that we will be able to find appropriate acquisition targets or that we will be able to acquire these companies on terms that are favorable to the Company.
Market Opportunity
Our core geographic market is the continental United States, which we believe will remain a compelling opportunity due to the favorable underlying economic conditions, stability and opportunities for profitable growth, and growing trend towards outsourcing. While cost reduction continues to be a key consideration, clients’ decisions are increasingly driven by the broader value proposition associated with outsourcing.
Market Size
With a total economic impact of more than $25 billion, the US Convenience Services industry is represented in every community across the United States through traditional vending and micro markets (unattended retail) as well as office coffee and pantry services. The industry, providing approximately 159,000 good paying jobs with $9.4 billion in wages, pays $3.6 billion in taxes at all levels of government. From manufacturing to small-drop distribution, the industry meets the needs of consumers everywhere they are at work, home and play.
Clients and Services
Our unattended retail segments serves numerous client sectors, distinguished by the types of consumers served and types of services offered. Our unattended retail operations focus on serving clients in four principal sectors:

Sector	Types of Clients	Vending Services	Facilities Services/Departments
Education	• Colleges and universities • Public school districts and systems • Private schools	• Vending • Micro Markets • Coffee Services	• Facilities management offices • Custodial service offices • Ground departments • Energy management offices • Construction management
Healthcare	• Hospitals • Nursing homes	• Vending • Micro Markets • Coffee Services	• Environmental services offices • Plant operations department • Energy management offices • Strategic and technical services offices • Purchasing • Central transportation offices
Business & Industry	• Manufacturing plants • Corporate cafeterias	• Vending • Micro Markets • Coffee Services	• Housekeeping management • Plant operations/maintenance • Energy management • Building operations consulting
Correction facilities / Government	• Concert venues • National and state parks • Convention and civic centers • Correctional facilities	• Vending • Micro Markets • Coffee Services	• Recreational service centers • Military Bases • Property room management • Prisons • Border Control Centers
Education.   Within the Education sector we serve Higher Education and K-12 clients. We deliver a wide range of vending services at colleges, universities, school systems and districts and private schools.
Healthcare.   We provide a wide range of vending services to healthcare clients.
Business & Industry.   We provide a wide range of vending services to corporate business and general stores across the United States.
Correctional Facilities / Government Offices.   We provide a wide range of vending services entertainment and recreational facilities. Additionally, we provide correctional facilities vending services as well.
We also provide coffee and vending services to business and industry clients. Our service and product offerings include a full range of coffee and beverage offerings, “grab and go” food operations, convenience stores and a proprietary drinking water filtration system.
Sales and Marketing
We maintain selling and marketing excellence by focusing on the execution of a common selling process as well as optimal resource allocation and deployment. Our business development functions are aligned with the sectors and services in which we have positions, and we combine our targeted business development strategies with our strong client relationships to deliver differentiated and innovative solutions. We believe our sales and marketing platform has created a repeatable process to deliver both improved retention as well as cross-selling opportunities.
Types of Contracts
We use contracts that are designed to allow us to manage our potential upside and downside risk in connection with our various business interactions with clients. Our contracts may require that the client’s consent be obtained in order to raise prices on the food, beverages and merchandise we sell within a particular machine. The length of contracts that we enter into with clients varies.
Competition
There is significant competition in the unattended retail business from local, regional, and national companies, as well as from the businesses, healthcare institutions, colleges and universities, correctional facilities, school districts and public assembly facilities that decide to provide these services themselves. Institutions may decide to operate their own services or outsource to one of our competitors following the expiration or termination of contracts with us. Clients do not necessarily choose the lowest cost provider and tend to place a premium on the total value proposition offered.
We believe that the following competitive factors are the principal drivers of our success:
•
quality and breadth of services and management talent;

•
service/database innovation.

•
buying power with co-op

•
reputation within the industry;

•
pricing; and

•
financial strength and stability

Seasonality
Our revenue and operating results have varied from quarter to quarter as a result of different factors. Historically, there has been a lower level of activity during the last month of the second quarter and the third quarter (notably summer in the United States) in operations that provide services to universities, primary and secondary school systems. Conversely, historically there has been a significant increase in the provision of services to sports and leisure clients during our third and fourth fiscal quarters, which is partially offset by the effect of summer recess at colleges, universities and schools in our educational operations. As described above, during the COVID-19 pandemic, and in following periods, our business and results of operations have not and may continue to not experience our historically typical patterns of seasonality.
Clients and Services
We serve businesses of all sizes in many different industries. We have a diverse client base, serving numerous clients across the country, from over 40 service locations and distribution centers across the United States. We typically visit our clients’ sites daily to replenish supplies in the unattended retail machines.

Employees
As of the date of this prospectus, we had a total of approximately 367 employees, consisting of approximately 337 full-time and approximately 30 part-time employees in our business. The number of part-time employees varies significantly from time to time during the year due to seasonal and other operating requirements. We have not experienced any material interruptions of operations due to disputes with our employees and consider our relations with our employees to be satisfactory.
Governmental Regulation
We are subject to various governmental regulations, such as environmental, labor, employment, immigration, health, and safety laws. In addition, our facilities and products are subject to periodic inspection by federal, state, and local authorities. We have established, and periodically update, various internal controls and procedures designed to maintain compliance with these regulations. Our compliance programs are subject to changes in federal or state legislation, or changes in regulatory interpretation, implementation, or enforcement. From time to time both federal and state government agencies have conducted audits of certain of our practices as part of routine investigations of providers of services under government contracts, or otherwise. As such, providers in our industry receive requests for information from governmental agencies in connection with these audits. If we fail to comply with applicable laws, we may be subject to investigations, criminal sanctions, or civil remedies, including fines, penalties, damages, reimbursement, injunctions, seizures, debarments from government contracts.
Our operations are subject to various governmental regulations, including those governing:
•
collection of sales tax;

•
minimum wage, overtime, wage payment and employment discrimination.

•
human health and safety;

•
environmental protection;

•
customs, import and export control laws;

•
minority business enterprise and women owned business enterprise statutes; and

•
federal motor carrier safety

While we attempt to comply with applicable laws and regulations, we cannot assure you that we are always in full compliance with all of the applicable laws and regulations referenced above. Furthermore, legislation and regulatory attention to food safety is very high. Additional or amended regulations in this area may significantly increase the cost of compliance.
In addition, various federal, state and provincial agencies impose nutritional guidelines and other requirements on us at certain of the healthcare, education and corrections facilities we serve. There can be no assurance that federal or state legislation, or changes in regulatory implementation or interpretation of government regulations, would not limit our activities in the future or significantly increase the cost of regulatory compliance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF REFRESHING USA
The following discussion and analysis of Refreshing USA’s (the “Company,” “RUSA,” “we,” “our” and “us”) financial condition and results of operations for the quarter periods ended March 31, 2023, and March 31, 2022 and the restated fiscal years ended December 31, 2022, and December 31, 2021, should be read in conjunction with our audited restated annual consolidated financial statements, condensed unaudited quarterly financial statements and the notes to those statements.
Our discussion contains forward-looking statements, such as our plans, objectives, opinions, expectations, anticipations, intentions, and beliefs, that are based upon our current expectations but that involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in those forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors,” “Special Note About Forward-looking Statements” and “Business” sections and elsewhere in this proxy statement/prospectus.
Management’s Review of Internal Control Over Financial Reporting
The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Our internal control system was designed to, in general, provide reasonable assurance to the Company’s management and board regarding the preparation and fair presentation of published financial statements, but because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Our management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 and March 31, 2023. The framework used by management in making that assessment was the criteria set forth in the document entitled “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, our management has determined that as of December 31, 2022 and March 31, 2023, the Company’s internal control over financial reporting was not effective for the purposes for which it is intended and determined there to be a material weakness.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.
The Company noted a material misstatement in the presentation of its Consolidated Balance Sheet as of December 31, 2021, and December 31, 2022, respectively. The Company did not properly disclose the impact of ASC 842 as it pertains to the right of use assets and lease liabilities under its operating lease agreements. The Company overstated its 2022 inventory and removed the income tax provision for 2022 and 2021 and related 2021 distribution liability. In addition, the company separately disclosed its related party note receivable and intangible assets were grouped on the face of the balance sheet. This restatement had a material effect on net income for the fiscal year ended December 31, 2021, and December 31, 2022, respectively.
Because of our limited operations, we have a small number of employees which prohibits a segregation of duties, which results in a material weakness over disclosure controls and procedures, as well as internal control over financial reporting. During 2021 and 2022, the Company did not have access to sufficient resources within the accounting function, which restricted the Company’s ability to gather, analyze and properly review information related to financial reporting in a timely manner. We expect to add additional resources as we grow and expand our overall operations. However, there can be no assurance that our operations will expand.
Restatement
Our Consolidated Balance Sheet, Statements of Operations, Members’ Equity, and Cash Flows as of and for the year ended December 31, 2022 and 2021, have been restated. See further discussion of the restatement in Note 2 in “Notes to the annual audited consolidated financial statements” contained herein. The Management Discussion and Analysis of the financial condition and Liquidity and capital resources which follows has been corrected to reflect the impact of the presentable restatement, that has had a material effect on previously reported financial statements for the fiscal years ended December 31, 2022 and 2021.
Overview
Refreshing USA was formed in December of 2020, and due to entering into a reorganization agreement in January 2023 with its common control companies Summit Management Services (“SMS”) and Water Station Management (“WSM”). The Company directs and oversees multiple businesses across the United States that operate vending assets and services. RUSA is a national provider of vending services to education, healthcare, business & industry, and sports, leisure & corrections clients. We have broadened our service offerings and expanded our client base through a combination of organic growth and acquisitions, with the goal of further developing our food, facilities, and vending capabilities. Our approximately 400 employees’ partner with hundreds of education, healthcare, business and sports, leisure & corrections clients to serve hundreds of thousands of customers including students, patients, employees, and hotel guests nationwide.
Impact of COVID-19 on our business
COVID-19 has adversely affected global economies, financial markets and the overall environment for the Company and the extent to which it may impact future results of operations and overall financial performance remains uncertain. The decline in operations from COVID-19 caused a deterioration in the Company’s revenue, operating income (loss) and net (loss) income for the fiscal year ended December 31, 2020. The Company’s financial results began to improve during the first half of fiscal 2021 from operations re-opening as vaccines were distributed and lockdowns were lifted as well as from actions to reduce variable and fixed costs, including headcount reductions primarily taken during the second half of fiscal 2020. In response, the Company applied effective cost discipline to mitigate the negative impact of COVID-19.
Seasonality
Our revenue and operating results have varied from quarter to quarter as a result of different factors. Historically, there has been a lower level of activity during the last month of second quarter and third quarter (notably summer in North America) in operations that provide services to universities, primary and secondary school systems. Conversely, historically there has been a significant increase in the provision of services to hospitals and government facility clients during our third and fourth fiscal quarters, which is partially offset by the effect of summer recess at colleges, universities, and schools in our educational operations. As described above, during the COVID-19 pandemic, and in following periods, our business and results of operations have not and may continue to not experience our historically typical patterns of seasonality.
Sources of Revenue
RUSA engages clients to “host” unattended retail machines which supply the customers with Snacks, Sodas, etc. RUSA installs, operates, and services the unattended retail machines located at various locations throughout the United States. Revenue is generated based by unattended retail machines when customers purchase inventory from the machine on a point of sale (“POS”) system.
The Company also provides goods and services direct to customers through its Pantry business line.
RUSA engages in servicing of unattended retail machines. The Company has an exclusive agreement to service and maintain these machines. This exclusive agreement provides RUSA with service revenues from the machines. See Note 6 — Related Party, for additional details.
Reclassification
Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation. These reclassifications had no effect on net earnings or cash flows as previously reported.
Costs and Expenses
Our costs and expenses are comprised of cost of services provided (exclusive of depreciation and amortization), depreciation and amortization and selling and general corporate expenses. Cost of services provided (exclusive of depreciation and amortization) consists of direct expenses associated with our operations, which includes wages, other labor-related expenses (including workers’ compensation, severance, state unemployment insurance and federal or state mandated health benefits and other healthcare costs), fuel, and piece goods. Selling and general corporate expenses include sales commissions, severance, share-based compensation, and other unallocated costs related to administrative functions including finance, legal and human resources.
Basis of Presentation
The summary consolidated statement of operations data for the three months ended March 31, 2022 and March 31, 2021 and the statement of operations data for the December 31, 2022 and December 31, 2021 annual year is derived from our unaudited condensed consolidated financial statements and annual restated audited financial statements, respectively, and related notes thereto included elsewhere in this prospectus. The RUSA consolidated financial statements of the business formed under common control is accounted for at their original predecessor carrying amounts with retrospective adjustment applied to all the reported prior period financial statements.
Results of Operations
The following tables present an overview of our results on a consolidated and segment basis with the amount of and percentage change between periods for the three months ended March 31, 2023, and March 31, 2022, and years ended December 31, 2022 and December 31, 2021, respectively (dollars in thousands).
	Three Months Ended	Three Months Ended	$ Change	% Change	Fiscal Year Ended	Fiscal Year Ended
	3/31/2023	3/31/2022			12/31/2022	12/31/2021	$ Change	% Change
					RESTATED	RESTATED
REVENUE	$19,276	$17,534	1,742	10%	$74,399	$47,092	$27,307	58%
COST AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization)	10,858	9,984	874	9%	41,356	25,474	15,882	62%
Selling, general and administrative expenses	6,397	6,968	(571)	(8)%	17,794	10,983	6,811	62%
Related party occupancy cost	513	379	134	35%	1,144	825	319	39%
Depreciation and amortization	574	508	66	13%	2,135	1,913	222	12%
TOTAL COST and EXPENSES	18,342	17,839	503	3%	62,429	39,195	23,234	59%
OTHER EXPENSE
Interest expense and loan fees	1,057	—	1,057	100%	1,747	—	1,747	100%
TOTAL OTHER EXPENSE	1,057	—			1,747	—
NET (LOSS) / INCOME	$(123)	$(305)			$10,223	$7,897
NET (LOSS) / INCOME PER UNIT
Member Units Outstanding	1,000	1,000			1,000	1,000
NET (LOSS) / INCOME PER UNIT BASIC/DILUTED	$(123)	$(305)			$10,223	$7,897
Comparison of the Three months ended March 31, 2023, and March 31, 2022
The following table presents revenue disaggregated by revenue source for the three months ended March 31, 2023, and March 31, 2022:

	March 31, 2023	March 31, 2022	$ Change	% Change
Vending revenue	$13,406	$13,197	$209	2%
Pantry revenue	3,644	3,315	329	10%
Service revenue – related party	2,226	1,021	1,205	118%
Total Revenue	$19,276	$17,533	$1,743	10%
We noted an increase of $1,742 or 10% in total revenue attributable to a $209 or 2% increase in vending revenue, $329 or 10% increase in pantry revenue and $1,205 or 118% increase in service revenue over the prior fiscal period of 2022. As we continue to service installed machines, the Company will continue to meet service requirements under its exclusive agreement. See Note 1 of the audited consolidated financial statements for a detailed description of our revenue recognition.
The following table is a breakdown of the Company’s cost of services provided for the three months ended March 31, 2023, and March 31, 2022:
	March 31, 2023	March 31, 2022	$ Change	% Change
Product	$8,433	$8,204	$229	3%
Maintenance/service expense	1,113	510	603	118%
Host location fees	1,312	1,270	42	3%
Total Cost of Services Provided	$10,858	$9,984	$874	9%
We noted that the Cost of Services increased $874 or 9% due to a corresponding increase in revenue and improvement in our management of inventory.
Selling, general and administrative expenses decreased $571 or (8)% over the prior period of March 31, 2022, as a result of decreases in overlap of expenses. As we continued to consolidate various locations in our network, we are able to eliminate redundant fixed costs such as equipment and utility expenses. The Company had an increase of $134 or 35% related to increases in our warehouses and commercial space occupancy costs, see Note 7 in the Company’s audited annual consolidated financials — Related Party. As a part of our operating expenses, we noted that Depreciation and amortization expense increased $66 or 13% due to increases in our fixed assets with the purchase of vehicles at the end of 2022 along with the amortization of customer lists and non-compete agreements. The assets and additional acquisitions expanded our area of operations and provided the ability to cover more servicing contracts.
We also noted an increase in interest expense and loans fees by $1,057 or 100% during March 31, 2023 compared to the prior year March 31, 2022. The Company took on short-term debt facilities to increase working capital, as additional funds went to increase inventory purchases during the months of February and March.
Comparison of the Restated Fiscal years ended December 31, 2022, and December 31, 2021
The following table presents revenue disaggregated by revenue source for the December 31, 2022 and December 31, 2021 fiscal years:
	December 31, 2022	December 31, 2021	$ Change	% Change
Vending revenue	$55,402	$34,913	$20,489	59%
Pantry revenue	13,104	8,148	4,956	61%
Service revenue – related party	5,893	4,030	1,863	46%
Total Revenue	$74,399	$47,091	$27,308	58%
We noted an increase of $27,308 or 58% in total revenue attributable to a $20,489 or 59% increase in vending revenue, $4,956 or 61% increase in pantry revenue and $1,863 or 46% increase in service revenue over the prior fiscal year ended December 31, 2021. The segment increase is attributable to continued operations as we increase our operating demographics through acquisition. As we continue to service installed machines, the Company will continue to meet service requirements under its exclusive agreement. See Note 1 of the audited consolidated financial statements for a detailed description of our revenue recognition.

The following table is a breakdown of the Company’s cost of services provided for the December 31, 2022 and 2021 fiscal years:
	December 31, 2022	December 31, 2021	$ Change	% Change

Product	$34,259	$22,112	$12,147	55%
Maintenance/service expense	2,946	2,015	931	46%
Host location fees	4,151	1,347	2,804	208%
Total Cost of Services Provided	$41,356	$25,474	$15,882	62%
We noted that the Cost of Services increased $15,882 or 62% due to increases in our automated vending operational capacity and increases in revenue. We noted an increase in supply costs due to economic inflation, as this is a recurring increase, we will naturally see an increase in our pricing to ensure revenue are aligned with our business. As we acquire additional automated vending and unattended retail operations, through purchases or through our acquisition strategy, our need for additional supplies to stock our machines will increase.
Selling, general and administrative expenses increased $6,811 or 62% over the prior year ended December 31, 2021, as a result of increases in our automated vending operations, labor based on our adding personnel under our additional businesses. We also saw an increase in our labor costs for servicing of water machines, which required us to increase our employee “head count”, and continued acquisitions adding fixed costs to the network of businesses under Refreshing USA. The Company had an increase of $319 or 39% related to increases in our warehouses and commercial space occupancy costs, see Note 6 in the Company’s consolidated financials — Related Party. As a part of our operating expenses, we noted that Depreciation and amortization expense increased $222 or 12% due to increases in our fixed assets from acquisitions, along with the amortization of customer lists and non-compete agreements from those acquisitions. The assets and additional acquisitions expanded our area of operations and provided the ability to cover more servicing contracts.
We also noted an increase in interest expense and loans fees by $1,747 or 100% during the year ended December 31, 2022 compared to the prior year ended December 31, 2021. The Company took on short-term debt facilities to increase working capital, as additional funds went to increase inventory purchases during the last two quarters of the year.
Liquidity and Capital Resources
Overview
Our principal sources of liquidity are cash generated from operating activities. As of March 31, 2023, we had cash liquidity of $1,507,101 plus a $10,000,000 asset-based lending facility subject to a borrowing base formula.
The table below summarizes our cash activity (in thousands):
	Three Month Period Ended
	March 31, 2023	March 31, 2022
Net cash provided by operating activities	$397	$7
Net cash used for investing activities	(66)	—
Net cash used for financing activities	(35)	—
Reference to the unaudited condensed consolidated Statements of Cash Flows will facilitate understanding of the discussion that follows.
Cash Flows Provided by Operating Activities
Cash provided by operating activities increased by approximately $390 or 5,571% during March 31, 2023, compared to March 31, 2022. The decrease in the total net income results mainly from the higher $1,057 of financing costs. Working capital requirements relates primarily to a net increase in receivables of $3,321 offset by a net decrease in inventory $1,161 and increase in accounts payable of $1,231, for a net use of working capital of $929. After considering a positive change in net income of $182 and an increase in cash flow of depreciation and amortization of $1,137, total net cash provided by operating activities totals $390.
Cash Flows Used for Investing Activities
Cash used in investing activities increased $66 or 100% during March 31, 2023, compared to March 31, 2022, due to the purchase of fixed assets to be used in our operations. The Company purchased vehicles to increase its fleet for operations in the delivery of vending products to our machines located across our network.
Cash Flows Used for Financing Activities
Cash used for debt financing increased by $35 or 100% during March 31, 2023, compared to March 31, 2022. Cash used by financing activities was impacted by short-term debt used for working capital, increasing proceeds of financing of $1,706, which was offset by payments to short term financing of $1,741.
The table below summarizes our cash activity (in thousands):
	Fiscal Year Ended
	December 31, 2022	December 31, 2021
	RESTATED	RESTATED
Net cash provided by operating activities	$1,166	$886
Net cash used for investing activities	(262)	—
Net cash used for financing activities	(1,158)	(327)
Reference to the audited consolidated Statements of Cash Flows will facilitate understanding of the discussion that follows.
Cash Flows Provided by Operating Activities
Cash provided by operating activities increased by approximately $280 or 32% during fiscal year 2022 compared to fiscal year 2021. The increase in the total net income results mainly an increase in operations. Working capital requirements relates primarily to net increases in receivables of $2,322, inventory of $1,065 and a decrease in accounts payable of $401, for a net use of working capital of $3,788. After considering a positive change in net income of $2,326 and an increase in cash flow of depreciation and amortization of $1,742, total net cash provided by operating activities totals $280.
Cash Flows Used for Investing Activities
Cash used in investing activities increased $262 or 100% during fiscal year 2022 compared to fiscal year 2021 due to the purchase of fixed assets to be used in our operations. The Company purchased several vehicles to increase its fleet for operations in the delivery of vending products to our machines located across our network.
Cash Flows Used for Financing Activities
Net cash used for debt financing increased by $831 or 254% during fiscal 2022 compared to fiscal 2021. Cash used by financing activities was impacted by the financing of several vehicles for operations and short-term debt used for working capital, increasing proceeds of financing of $2,516 which was offset by payments to short term financing of $3,673 and decrease in payments for Unitholder distributions of $327.
Critical Accounting Policies and Estimates
Our significant accounting policies are described in the notes to the audited consolidated financial statements included in this Annual Report. As described in such notes, we recognize revenue in the period in which the performance obligation is satisfied. See Note 1 to our audited consolidated financial statements for further information related to our revenue recognition policy. In preparing our financial statements, management is required to make estimates and assumptions that, among other things, affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are most significant where they involve levels of subjectivity and judgment necessary to account for highly uncertain matters or matters susceptible to change, and where they can have a material impact on our financial condition and operating performance. If actual results were to differ materially from the estimates made, the reported results could be materially affected. We discuss below the more significant estimates and related assumptions used in the preparation of our consolidated financial statements.
Inventory Valuation
Inventories are stated at lower of cost or net realizable value (“NRV”). Inventory costs are determined using standard costs which approximate actual costs under the first-in, first-out method. We evaluate inventories for excess quantities and obsolescence, in order to state the inventory at lower of cost or NRV. If sales demands are below our projections, a write-down of inventory may be required, and would be reflected in cost of goods sold in the period the revision is made.
Intangible Assets
During the fiscal year of 2022, the Company acquired various businesses which included the acquisition of intangible assets including goodwill, non-compete agreements and customer lists, to increase the Company’s footprint. See Note 1 of the annual audited Consolidated Financial Statements for a full description of the incorporation of additional divisions and the recognition of intangible assets. Based on our assessment and transfer we concluded that there were no differences in proceeds transferred in the transactions and the net assets received.
Income Taxes
The Company and related party common controlled entities SMS and WSM are subject to United States federal and state income taxes at the unit holder level, accordingly, except for certain State and local taxes, all income taxes are the liability of the respective SMS’s, WSM and Company unit holders.
New Accounting Pronouncements
See Note 1 of the Notes to the annual audited Consolidated Financial Statements and Notes to the unaudited condensed Consolidated Financial Statements, respectively, for a full description of recent accounting pronouncements, including the expected dates of adoption.

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION
Executive Officers and Directors After the Business Combination
Effective immediately following the Business Combination, the business and affairs of Pubco will be managed by or under the direction of the Pubco Board. The following table lists the names, ages as of January 1, 2023, and positions of the individuals who are expected to serve as directors, executive officers and/or key employees of Pubco upon consummation of the Business Combination:
Name	Age	Position(s)
Antonio Varano Della Vergiliana	66	Chairman of the Board
Gael Forterre	42	Independent Director
Candice Beaumont	49	Independent Director; Compensation and Nominating Committee Chair
James Ihnot	71	Independent Director; Corporate Governance Committee Chair
Ryan Wear	46	Chief Executive Officer, Director
Richard Wear	73	Director
Ryan Wear is the Founder and Chief Executive Officer of Refreshing USA which he founded in 2020. Mr. Wear has been involved in the business of managing vending machines for approximately 27 years, beginning while he was still in high school, when he founded R&R Vending, a food and beverage vending machine company servicing northwest Washington State in 1994. Mr. Wear then formed Summit Vending in 1998 which was ultimately sold to Canteen Vending, the largest vending company in the world, in 2010. At the time of the sale, Summit Vending had over 5,000 vending machines in the field. Mr. Wear formed Summit Management Services LLC in 2006. He is also the owner, with his father Richard Wear, of companies engaged in the acquisition, placing, operating, servicing and maintaining, managing and administering of vending machines that sell food and beverages. Mr. Wear is also the manager of both Creative Technologies and WaterStation Management LLC. We believe Mr. Wear’s long history and knowledge of the vending and food services industries render him well-qualified to serve as the Chief Executive Officer and Director.
Candice Beaumont has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. Simultaneously therewith and from 2003 to present, Ms. Beaumont has served as Chief Investment Officer of L Investments, a single-family office invested in public and private equity. Ms. Beaumont is a member of the Board of Directors of Clean Earth Acquisition Corp. (Nasdaq: CLINU), a special purpose acquisition company that is focused on acquiring a company in the clean energy and renewable energy sector, that completed its initial public offering in February 2022. Beginning in March 2021 Candice began to serve as Advisor to Athena Technology Acquisition Corp (NYSE: ATHN.U) and as Advisor of Springwater Situations Corp. (NASDAQ: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021. Ms. Beaumont speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. Ms. Beaumont remains committed to community and philanthropic causes and serves on the International Council of Advisors for Global Dignity, a charity founded by Crown Prince Haakon of Norway to foster global respect and dignity across all borders, genders, religions and races. Ms. Beaumont was part of the Milken Young Leaders Circle and is a member of the Milken Institute, as well as an active member of Young Presidents Organization. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a bachelor’s in business administration from the University of Miami, graduating first in her class with a major of International Finance & Marketing. Ms. Beaumont was Captain of the University of Miami varsity tennis team, where she earned Academic All-American honors, and is also a former world-ranked professional tennis player. She completed Global Leadership & Public Policy for the 21st

Century at Harvard Kennedy School in 2015. Ms. Beaumont was honored by Trusted Insight as one of the Top 30 Family Office Chief Investment Officers in 2017 and as a Young Global Leader by the World Economic Forum in 2014. Ms. Beaumont has a broad network of relationships, including investors in private and public equity, leading venture capital firms with compelling pre-initial public offering companies and has expertise sourcing deals, evaluating private and public businesses, and conducting detailed due diligence and risk management. We believe Ms. Beaumont’s extensive and lengthy career in finance and board experience with publicly traded companies. In connection with her extensive network and connections make her an ideal candidate for the Board of Directors.
James R. Inhot is an attorney and served as the principal of James R. Inhot, P.S. since 1991. With an emphasis in real estate development, real estate transactions, real estate litigation, estate planning, business, and auto accident litigation, Mr. Inhot has represented several financial institutions, small business owners and individuals. Engaging in business succession plans and estate planning for small to medium size businesses. Prior to his own practice Mr. Inhot was an attorney for Luke, Casteel & Ihnot (1990); Hansen, Robinett, Krider, Ihnot and Purcell (1987-1990); Fisher, Kochen & Ihnot (1983-1987). Mr. Inhot received a Bachelor of Science from Florida State University in 1974 his juris doctorate from Hamline University School of Law in 1979.
Dr. Richard Wear is the father of our Founder and Chief Executive Officer Ryan Wear ad has had a business relationship with Refreshing USA for over 20 years. Dr. Wear, is a retired anesthesiologist and worked in the health industry for over 30 years. Dr. Wear also serves on the board for Western Washington Medical Group, in Everett Washington.
For information about the experience of Messrs. Forterre, and Varano, see the section entitled “Directors, Officers, Executive Compensation and Corporate Governance of IWAC Prior to the Business Combination.”
Key Employees
Nicholas (“Nick”) Streeter, 45 has served as Refreshing’s Director of Marketing/ IT since its formation in November 2020. Mr. Streeter has owned vending machine companies since 2005. A believer in aggressive marketing, he continues to nurture strong B2B and B2C relationships. Through his contributions to product development and service excellence, he has a reputation for providing automated solutions that represent his commitment to being an innovator in the vending industry. We believe Mr. Streeter’s experience in the industry and extensive contacts and relationships make him well-qualified to serve as Director of Marketing/IT. Previously, Mr. Streeter served as a member of the United States Air Force Security Forces.
Independent Directors
The description of the experiences of the expected independent director of Pubco, Gael Forterre, is included in the section of this proxy statement/prospectus entitled “Directors, Officers, Executive Compensation And Corporate Governance Of IWAC Prior To The Business Combination.”
Board Composition
If the Proposed Charter is approved, upon the consummation of the Business Combination, the Pubco Board will be comprised of seven (7) directors, each serving on the Pubco Board for one (1)-year terms or until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal.
The Proposed Charter that will be in effect upon the consummation of the Business Combination provides that only the Pubco Board can fill vacant directorships, including newly-created seats.
Director Independence
Under the listing requirements and rules of NYSE, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. Upon the consummation of the Business Combination, Pubco anticipates that each member of the Pubco Board, other than Messrs. Ryan Wear and Richard Wear, will qualify as independent, as defined under the listing rules of NYSE

Board Oversight of Risk
Upon the consummation of the Business Combination, one of the key functions of the Pubco Board will be informed oversight of Pubco’s risk management process. The Pubco Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Pubco Board as a whole, as well as through various standing committees of the Pubco Board that address risks inherent in their respective areas of oversight. For example, the Pubco audit committee will be responsible for overseeing the management of risks associated with Pubco’s financial reporting, accounting and auditing matters, and Pubco’s compensation committee will oversee the management of risks associated with Pubco’s compensation policies and programs.
Board Committees
Upon the consummation of the Business Combination, the Pubco Board will establish an audit committee, a compensation committee and a nominating and corporate governance committee. The Pubco Board may establish other committees to facilitate the management of Pubco’s business. The Pubco Board and its committees will set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Pubco Board will delegate various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Pubco Board. Each member of each committee of the Pubco Board is expected to qualify as an independent director in accordance with the listing standards of NYSE. Each committee of the Pubco Board will have a written charter approved by the Pubco Board. Upon the consummation of the Business Combination, copies of each charter will be posted on Pubco’s website at https://refreshingusa.com. The inclusion of Pubco’s website address in this proxy statement/prospectus does not include or incorporate by reference the information on Refreshing’s website into this proxy statement/prospectus. Members will serve on these committees until their resignation or until otherwise determined by the Pubco Board.
Audit Committee
Upon the consummation of the Business Combination, the members of Pubco’s audit committee will be Messrs. Forterre, Beaumont and Inhot, each of whom can read and understand fundamental financial statements and are considered independent under the rules and regulations of the SEC and the listing rules of NYSE applicable to audit committee members. [•] will be the chair of the audit committee. [•] qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of NYSE. Pubco’s audit committee will assist the Pubco Board with its oversight of the following: the integrity of Pubco’s financial statements; Pubco’s compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; and the design and implementation of Pubco’s internal audit function and risk assessment and risk management. Among other things, Pubco’s audit committee will be responsible for reviewing and discussing with Pubco’s management the adequacy and effectiveness of Pubco’s disclosure controls and procedures. The audit committee will also discuss with Pubco’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of Pubco’s financial statements, and the results of the audit, quarterly reviews of Pubco’s financial statements and, as appropriate, will initiate inquiries into certain aspects of Pubco’s financial affairs. Pubco’s audit committee will be responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by Pubco’s employees of concerns regarding questionable accounting or auditing matters. In addition, Pubco’s audit committee will have direct responsibility for the appointment, compensation, retention and oversight of the work of Pubco’s independent registered public accounting firm. Pubco’s audit committee will have sole authority to approve the hiring and discharging of Pubco’s independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. Pubco’s audit committee will review and oversee all related person transactions in accordance with Pubco’s policies and procedures.
Compensation Committee
Upon the consummation of the Business Combination, the members of Pubco’s compensation committee will be Messrs. Forterre, Beaumont and Inhot. Ms. Beaumont will be the chair of the compensation committee.

Each member of Pubco’s compensation committee will be considered independent under the rules and regulations of the SEC and the listing rules of NYSE applicable to compensation committee members. Pubco’s compensation committee will assist the Pubco Board in discharging certain of Pubco’s responsibilities with respect to compensating its executive officers, and the administration and review of its incentive plans for employees and other service providers, including its equity incentive plans, and certain other matters related to Pubco’s compensation programs.
Nominating and Corporate Governance Committee
Upon the consummation of the Business Combination, the members of Pubco’s nominating and corporate governance committee will be Messrs. Forterre, Beaumont and Inhot. Mr. Inhot will be the chair of the nominating and corporate governance committee. Pubco’s nominating and corporate governance committee will assist the Pubco Board with its oversight of and identification of individuals qualified to become members of the Pubco Board, consistent with criteria approved by the Pubco Board, and selects, or recommends that the Pubco Board selects, director nominees, develops and recommends to the Pubco Board a set of corporate governance guidelines and oversees the evaluation of the Pubco Board.
Code of Conduct
Upon the consummation of the Business Combination, the Pubco Board will adopt a Code of Conduct. The Code of Conduct will apply to all of Pubco’s employees, officers and directors, as well as all of Pubco’s contractors, consultants, suppliers and agents in connection with their work for Pubco. Upon the consummation of the Business Combination, the full text of Pubco’s Code of Conduct will be posted on Pubco’s website at Refreshing.co. Pubco intends to disclose future amendments to, or waivers of, Pubco’s Code of Conduct, as and to the extent required by SEC regulations, at the same location on the post-combination company’s website identified above or in public filings. Information contained on Pubco’s website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on Pubco’s website to be part of this proxy statement/prospectus.
Compensation Committee Interlocks and Insider Participation
None of the intended members of Pubco’s compensation committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Pubco Board or compensation committee.

EXECUTIVE COMPENSATION
IWAC Executive Compensation
None of our executive officers or directors have received any cash compensation for services rendered to us. We have an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support until the earlier of the completion of an initial business combination and our liquidation. To date, the Sponsor has waived any payments under this agreement. In addition, our sponsor, executive officers and directors, or their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews, on a quarterly basis, all payments that were made by us to our sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial business combination are made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, has been or will be paid by the company to our sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Refreshing Executive Compensation
Summary Compensation Table
The amounts below represent the compensation awarded to or earned by or paid to our principal executive officers and the next two most highly compensated officers for the year ended December 31, 2022:
Name and Principal Position	Year	Salary	Bonus ($)	Stock Award(s) ($)	Option Awards (#)	All Other Compensation ($)	Total ($)
Ryan Wear, Chief Executive Officer	2022	$—	$—	$—	—	$—	$—
	2021	$—	$—	$—	—	$—	$—
Jeremy W. Briggs, Director of Finance	2021	$120,000	$—	$—	—	$—	$120,000
	2022	$120,000	$—	$—	—	$—	$120,000

Narrative Disclosure to Summary Compensation Table
For 2022, the compensation program for Refreshing’s named executive officers consisted of base salary.
Base Salary
Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.
Outstanding Equity Awards at 2022 Year-End
As of December 31, 2022, our principal executive officers do not hold any outstanding equity awards.
Agreements with Refreshing’s Named Executive Officers and Potential Payments Upon Termination or Change of Control
As a part of the Business Combination, Pubco is entering into new executive employee agreements that will be effective upon the Closing of the Business Combination. Details of the current arrangements are outlined below, which will be replaced with the new agreements described “Agreements with the Company’s Named Executive Officers Following the Business Combination”
Executive Employment Arrangement with Ryan Wear.   To date, we have not entered into a formal executive employment agreement with Mr. Wear. Mr. Wear’s annual salary is are set forth in the compensation table above and, as with all our employees, he is eligible to participate in our corporate health and welfare benefit plans. Mr. Wear has no term of employment and is an at-will employee.
Executive Employment Arrangement with Jeremy Briggs.   To date, we have not entered into a formal executive employment agreement with Mr. Briggs. Mr. Briggs’ compensation is approved annually by the Refreshing Manager. Mr. Briggs’ annual salary is set forth in the compensation table above and, as with all our employees, he is eligible to participate in our corporate health and welfare benefit plans. Mr. Briggs has no term of employment and is an at-will employee.
Agreements with the Company’s Named Executive Officers Following the Business Combination
In connection with the Business Combination, Pubco expects to enter into new employment agreements with each of the Company’s named executive officers, which will govern the terms of their continuing employment with Pubco. Pubco is still in the process of negotiating, approving and implementing these agreements.
Director Compensation
In 2022, there were no non-employee directors of Refreshing and Refreshing currently has no formal arrangements under which non-employee directors or managers would receive compensation for their service on Refreshing’s board of directors or its committees. Refreshing’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Mr. Ryan does not receive additional compensation for his services as a director.
Following the consummation of the Business Combination, Refreshing intends to develop a board of directors’ compensation program that is designed to align compensation with Refreshing’s business objectives and the creation of stockholder value, while enabling Refreshing to attract, retain, incentivize and reward directors who contribute to the long-term success of Refreshing.
Post-Business Combination Executive Compensation
Following the consummation of the Business Combination, Refreshing intends to develop an executive compensation program that is designed to align compensation with Refreshing’s business objectives and the creation of stockholder value, while enabling Refreshing to attract, retain, incentivize and reward individuals who contribute to the long-term success of Refreshing. Decisions on the executive compensation program will be made by the Compensation Committee.

Controlled Company
At the effective time of the Business Combination, Ryan Wear will hold approximately 82.2% of our Common Stock assuming maximum redemptions and 65.6% of our Common Stock even if there are no redemptions. Therefore, Ryan Wear will control a majority of the voting power of Pubco’s outstanding common stock. As a result, Pubco will be a “controlled company” under the NYSE’s corporate governance standards. As a controlled company, exemptions under the standards will mean that Pubco is not required to comply with certain corporate governance requirements, including the requirements:
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that a majority of Pubco’s board of directors consists of “independent directors,” as defined under the rules of the NYSE;

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that it has a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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that it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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that an annual performance evaluation of the nominating and governance committees and compensation committee be performed.

As a result of Pubco’s use of some or all of the “controlled company” exemptions, holders of Pubco common stock will not have the same protection afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.
While Refreshing does not intend that Pubco use of some or all of the “controlled company” exemptions, holders of Pubco common stock would not have the same protection afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements if Pubco elects to do so.
These exemptions do not modify the independence requirements for Pubco’s audit committee, and Pubco intends to comply with the applicable requirements of the Sarbanes-Oxley Act and rules with respect to its audit committee within the applicable time frame. See “Risk Factors—Risks Related to Ownership of shares of Pubco Common Stock—Pubco will be a “controlled company” within the meaning of the NYSE rules and, as a result, will be relying on exemptions from certain corporate governance requirements that provide protection to stockholders of companies that are not “controlled companies.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
IWAC Related Party Transactions
In July 2021, IWAC’s Sponsor paid $25,000 to cover certain expenses on our behalf in consideration of 2,875,000 Class B Ordinary Shares. The number of Founder Shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding shares upon completion of our initial public offering. Up to 375,000 founder shares were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. Due to the underwriters’ option to exercise in full its over-allotment at the initial public offering, no founder shares remain subject to forfeiture and our sponsor currently holds 20% of the issued and outstanding shares of our Ordinary Shares. The founder shares (including the Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
IWAC’s Sponsor purchased an aggregate of 6,850,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of our initial public offering. Each private placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. The private placement warrants (including the Class A Ordinary Shares issuable upon exercise thereof) may be subject to certain transfer restrictions contained in the letter agreement by and among the company, the Sponsor and any other parties thereto, as amended from time to time, including that any permitted transferees must enter into a written agreement with the company agreeing to be bound by the transfer restrictions contained in such letter agreement. If any of IWAC’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. IWAC’s officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to IWAC.
IWAC currently maintains executive offices at 148 N Main Street, Florida, NY 10921. The cost for use of this space is included in the $10,000 per month fee that IWAC is obligated to pay to the Sponsor or an affiliate of the Sponsor for office space, administrative and support services, commencing on the date that IWAC securities are first listed on the NYSE. Upon completion of IWAC’s initial business combination or liquidation, IWAC will cease paying these monthly fees. To date, the Sponsor has waived payment of this $10,000 monthly fee.
No compensation of any kind, including finder’s and consulting fees, has been or will be paid to IWAC’s sponsor, officers or directors or their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. IWAC’s audit committee reviews, on a quarterly basis, all payments that were made by IWAC to its sponsor, officers, directors or their affiliates and determines which expenses and the amount of expenses to be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on IWAC’s behalf.
In July 2021, IWAC’s Sponsor issued an unsecured promissory note to IWAC (the “Promissory Note”), pursuant to which IWAC may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the consummation of the initial public offering. On December 13, 2021, IWAC repaid the sponsor $208,721 for borrowings under the Promissory Note. As of December 31, 2021, there was no amount outstanding under the Promissory Note.
On March 13, 2023, IWAC issued a promissory note to the Sponsor in the principal amount of $1.15 million, representing the amount that Sponsor has deposited an aggregate of $1.15 million (representing $0.10 per Public Share) into the Trust Account in connection the Extension. The deposit enabled IWAC to extend the date by which IWAC has to complete its initial business combination from March 13, 2023 to June 13, 2023 (the “First Extension”). The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which IWAC’s initial business combination is consummated and (ii) the liquidation of IWAC on or before June 13, 2023 or such later liquidation date as may be approved by IWAC’s shareholders.

The Extension was the first of two three-month automatic extensions permitted under IWAC’s governing documents and provides IWAC with additional time to complete its initial business combination with Refreshing.
On June 7, 2023, IWAC issued a promissory note in the principal amount of up to $960,000 to the Sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into IWAC’s Trust Account for the benefit of each outstanding Public Share that was not redeemed in connection with the extension of IWAC’s termination date from June 13, 2023 to December 13, 2023 (the “Charter Extension”). The note bears no interest and is due and repayable in full upon the earlier of (a) the date of the consummation of IWAC’s initial business combination, and (b) the date of the liquidation of IWAC. This Charter Extension further provides IWAC with additional time to complete its initial business combination with Refreshing.
In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of IWAC’s officers and directors may, but are not obligated to, loan IWAC funds as may be required. If IWAC completes an initial business combination, it may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, it may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by IWAC’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. IWAC does not expect to seek loans from parties other than its Sponsor, its affiliates or IWAC’s management team as IWAC does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in IWAC’s trust account.
After IWAC’s initial business combination, members of IWAC’s management team who remain with Pubco may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to IWAC shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider IWAC’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
IWAC has entered into a registration rights agreement pursuant to which the Sponsor is entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the Class A Ordinary Shares issuable upon exercise of the foregoing and upon conversion of the founder shares.
Refreshing Related Party Transactions
In fiscal year 2021, several locations in the Company’s branch network of subsidiaries transitioned to warehouse locations which are owned by Ideal Property Investments, LLC (“Ideal”), a company owned and controlled by our Chief Executive Officer, Ryan Wear. For the fiscal year ending December 31, 2021, a total of 9 locations were in warehouses owned by Ideal. Total monthly rent for all nine (9) properties is $68,750. The Company remits payments through accounts payable. Fair value for the rent is calculated based on square footage used by the location and costs are calculated by area sq/ft cost comparisons.
In fiscal year 2022, the Company’s subsidiaries added 6 additional locations bringing the total monthly rent for all fifteen (15) properties to $126,024 per month.
In 2020, the Company executed an exclusive agreement with WaterStation Management LLC (“WSM”) and Summit Management Services LLC (“SMS”), both Companies are majority-owned and controlled by Ryan Wear. The Company engages in servicing of unattended retail machines which are owned or managed by WSM and SMS. This exclusive agreement provides the Company with generated revenues from the service of machines. Please see Note 1, for additional information on the revenue recognition of service revenues.
Simultaneously with the execution of the Business Combination Agreement, certain Sellers entered into a voting agreement with IWAC and Refreshing. For more information, please see “Proposal 3: — The Business Combination Proposal — Voting Agreement” of this proxy statement/prospectus.

Simultaneously with the execution of the Business Combination Agreement or in connection with the Closing, (i) members of Refreshing who own more than 10% of the issued and outstanding interests of Refreshing immediately prior to the Effective Time entered into a lock-up agreement with Pubco and the Purchaser Representative. For more information, please see “Proposal 3: The Business Combination Proposal — Lock-Up Agreements” of this proxy statement/prospectus.
Related Person Transactions Policy Following the Business Combination
Effective upon the consummation of the Business Combination, the Pubco Board will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
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any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

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any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

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any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and

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any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Company’s audit committee charter, the audit committee will have the responsibility to review related party transactions.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table and accompanying footnotes sets forth information with respect to the beneficial ownership of (i) IWAC, as of August 11, 2023, prior to the Business Combination, and (ii) Pubco, immediately following the completion of the Business Combination, assuming that no Public Shares are redeemed (“no redemption”) and, alternatively, that 5,391,272 Public Shares are redeemed in connection with the Business Combination (“maximum redemption”):
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each person known by IWAC to be the beneficial owner of more than 5% of outstanding Ordinary Shares or Pubco Common Stock on such dates;

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each current executive officer of IWAC and each member of IWAC’s board of directors, and all executive officers and directors of IWAC as a group;

•
each person who will become an executive officer or director of Pubco upon consummation of the Transactions and all of such executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, excluding options and warrants that are not currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
Beneficial ownership of Ordinary Shares pre-Business Combination is based on 8,266,272 Ordinary Shares issued and outstanding as of August 11, 2023.
The expected beneficial ownership of shares of Pubco Common Stock immediately following completion of the Business Combination assumes two scenarios:
•
Assuming No Redemptions:   This presentation assumes that no Public Shareholders of IWAC exercise redemption rights with respect to their Public Shares upon consummation of the Business Combination.

•
Assuming Maximum Redemptions:   This presentation assumes that 5,391,272 IWAC ordinary shares are redeemed for their pro rata share (assumed redemption price of $10.80 per share based on the funds held in the Trust Account as of August 3, 2023) for aggregate redemption proceeds of $58.244 million. This represents the maximum number of Public Shares that could be redeemed in connection with the Closing, assuming the NTA Proposal is approved and adopted. As all of the holders of IWAC’s Class B Ordinary Shares waived their redemption rights, only redemptions by Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

Both scenarios assume that there will be an aggregate of 8,266,272 Ordinary Shares issued and outstanding immediately prior to the completion of the Business Combination, which shares will have been exchanged for shares of Pubco Common Stock upon completion of the Business Combination, including the Domestication.
Both scenarios assume that, at the Closing, an estimated 16,000,000 shares of Pubco Common Stock will be issued to the Sellers, based on the number of interests of Refreshing outstanding on a fully-diluted and as-converted basis as of March 31, 2023 and assume that, on or prior to the Closing, the Company Exchanges have taken place.
The beneficial ownership information below excludes the shares underlying the Public Warrants and the Private Warrants to the extent such securities are not exercisable within 60 days of August 11, 2023. Based on the foregoing assumptions, we estimate that there would be 24,386,272 shares of Pubco Common Stock issued and outstanding immediately following the consummation of the business combination in the “no redemption” scenario, and 19,466,875 shares of Pubco Common Stock issued and outstanding immediately following the consummation of the business combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in Pubco and the columns under “Assuming No Redemption” and “Assuming Maximum Redemption” in the table that follows will be different.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities. Except as indicated in the footnotes to the table, each of the security holders listed below has sole voting and investment power with respect to Ordinary Shares or shares of Pubco Common Stock owned by such shareholders.

	Pre-Business Combination				Post-Business Combination
					Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Number of IWAC Ordinary Shares(2)	% of IWAC Class A Ordinary Shares	% of IWAC Class B Ordinary Shares	% of IWAC Ordinary Shares	Number of Shares of Combined Company Common Stock	%	Number of Shares of Combined Company Common Stock	%
Directors and Executive Officers Pre-Business Combination(1)
Antonio Varano Della Vergiiana(2)	2,875,000	0.0%	100%	34.8%	2,875,000	11.8%	2,875,000	14.8%
Steven Schapera	—	—	—	—	—	—	—	—
James MacPherson(2)	2,875,000	0.0%	100%	34.8%	2,875,000	11.8%	2,875,000	14.8%
Gael Forterre	—	—	—	—	—	—	—	—
Robert Quandt	—	—	—	—	—	—	—	—
Scott Powell	—	—	—	—	—	—	—	—
Hadrien Forterre(2)	2,875,000	0.0%	100%	34.8%	2,875,000	11.8%	2,875,000	14.8%
All IWAC directors and executive officers as a group (7 individuals)(2)	2,875,000	0.0%	100%	34.8%	2,875,000	11.8%	2,875,000	14.8%
5% Holders Pre-Business Combination
IWH Sponsor LP(2)	2,875,000	0.0%	100%	34.8%	2,875,000	11.8%	2,875,000	14.8%
Shaolin Capital Management LLC(3)	628,537	11.7%	0.0%	7.6%	628,537	2.6%	—	0.0%
Goldman Sachs & Co. LLC(4)	635,468	11.8%	0.0%	7.7%	635,648	2.6%	—	0.0%
Weiss Asset Management LP(5)	668,100	12.4%	0.0%	8.1%	668,100	2.7%	—	0.0%
First Trust Capital management L.P.(6)	797,586	14.8%	0.0%	9.6%	797,586	3.3%	—	0.0%
Saba Capital Management, L.P.(7)	825,799	(7)	0.0%	(7)	825,799	(7)	—	0.0%
AQR Capital Management, LLC.(8)	837,812	(8)	0.0%	(8)	837,812	(8)	—	0.0%
Glazer Capital, LLC(9)	747,000	13.9%	0.0%	9.0%	747,000	3.1%	—	0.0%
Directors and Executive Officers Post-Business Combination(1)
Antonio Varano Della Vergiliana(2)					2,875,000	11.8%	2,875,000	14.8%
Ryan Wear(10)					16,000,000	65.6%	16,000,000	82.2%
Richard Wear					—	0.0%	—	0.0%
Candice Beaumont					—	0.0%	—	0.0%
James Ihnot					—	0.0%	—	0.0%
Gael Forterre					—	—	—	—
All directors and executive officers of Combined Company on Post-Business Combination as a group (six individuals)					18,875,000	77.4%	18,875,000	97.0%
5% Holders Post-Business Combination
IWH Sponsor LP(2)					2,875,000	11.8%	2,875,000	14.8%
Summit Services, LLC(10)					14,224,000	58.3%	14,224,000	73.1%
WaterStation Management(11)					1,776,000	7.3%	1,776,000	9.1%

*
Less than 1.0%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Integrated Wellness Acquisition Corp, 148 N Main Street, Florida, NY 10921.

(2)
IWH Sponsor LP, our sponsor, is the record holder of 2,875,000 Class B ordinary shares. IWH Sponsor GP LLC is the general partner of our sponsor. Hadrien Forterre, Antonio Varano Della Vergiliana and Arcturus Holdings, LLC are the managing members of IWH Sponsor GP LLC. James MacPherson is the managing member of Arcturus Holdings, LLC. By virtue of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by our sponsor. Each of them disclaims any such beneficial ownership except to the extent of their pecuniary interest therein.

(3)
According to a Schedule 13G filed on February 14, 2023 by Shaolin Capital Management LLC (“Shaolin”) beneficially owns and has sole voting and dispositive power over 628,537 Class A ordinary shares. Shaolin serves as the investment advisor to Shaolin Capital Partners Master Fund, Ltd., with MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, DS Liquid DIV RVA SCM LLC and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC, being managed accounts advised by the Shaolin. The business address of Shaolin is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(4)
According to a Schedule 13G filed by The Goldman Sachs Group, Inc. (“GSGI”) and Goldman Sachs & Co. LLC (“GS LLC”) on February 9, 2022, certain operating units of GSGI and its subsidiaries and affiliates beneficially own an aggregate 635,468 Class A ordinary shares and GSGI and GS LLC share voting and dispositive power over such shares. The business address of each of GSGI and GS LLC is 200 West Street, New York, NY 10282.

(5)
According to a Schedule 13G filed on February 10, 2023 by Weiss Asset Management LP (“WAM LP”), WAM GP LLC (“WAM GP”) and Andrew M. Weiss (collectively with WAM LP and WAM GP, the “WAM Reporting Persons”), the WAM Reporting Persons beneficially own and share voting and dispositive power over 668,100 Class A ordinary shares. Mr. Weiss is the managing member of WAM GP. WAM GP is the sole general partner of WAM LP. WAM LP is the sole investment manager to a private investment partnership (the “Partnership”) and private investment funds (the “Funds”). The shares reported for Mr. Weiss, WAM GP and WAM LP include shares beneficially owned by the Partnership and the Funds. The business address of each of the WAM Reporting Persons is 222 Berkeley St., 16th floor, Boston, Massachusetts 02116

(6)
According to a Schedule 13G jointly filed on February 14, 2023 by First Trust Merger Arbitrage Fund (“VARBX”), First Trust Capital Management L.P. (“FTCM”), First Trust Capital Solutions L.P. (“FTCS”) and FTCS Sub GP LLC (“Sub GP”), FTCM is an investment adviser registered with the SEC that provides investment advisory services to, among others, (i) a series of Investment Managers Services Trust II, specifically VARBX, (ii) Highland Capital Management Institutional Fund II, LLC and (iii) First Trust Alternative Opportunities Fund (collectively, the “Client Accounts”). As investment adviser to the Client Accounts, FTCM has the authority to invest the funds of the Client Accounts in securities (including the reported Class A ordinary shares) as well as the authority to purchase, vote and dispose of securities, and may thus be deemed the beneficial owner of the Class A ordinary shares held in the Client Accounts. As of December 31, 2022, VARBX owned 774,532 Class A ordinary shares while FTCM, FTCS and Sub GP collectively owned 797,586 Class A ordinary shares. FTCS and Sub GP may be deemed to control FTCM and therefore may also be deemed to be beneficial owners of the reported Class A ordinary shares. The business address of VARBX is 235 West Galena Street, Milwaukee, WI 53212. The business address of FTCM, FTCS and Sub GP is 225 W. Wacker Drive, 21st Floor, Chicago, IL 60606.

(7)
According to a Schedule 13G/A filed on February 14, 2023, Saba Capital Management, L.P., Saba Capital Management GP, LLC, and Mr. Boaz R. Weinstein (collectively, the “Saba Reporting Persons”) hold 825,799 Class A ordinary shares. Those shares held by Saba Reporting Persons were reported as of November 10, 2022, as stated in the Schedule 13G/A, which does not reflect any redemption of shares by Saba Reporting Persons in connection with the Charter Extension or any other transactions after November 10, 2022. Accordingly, the number of Class A ordinary shares and the percentages set forth in the table may not reflect Saba Report Person’s current beneficial ownership. The business address of each of the Saba Reporting Persons is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(8)
According to a Schedule 13G filed on February 14, 2023, AQR Capital Management, LLC, AQR Capital Management Holdings, LLC and AQR Arbitrage, LLC (collectively, the “AQR Reporting Persons”) beneficially own and share voting and dispositive power over 837,812 Class A ordinary shares. Those shares held by AQR Reporting Persons were reported as of November 10, 2022, as stated in the Schedule 13G/A, which does not reflect any redemption of shares by AQR Reporting Persons in connection with the Charter Extension or any other transactions after November 10, 2022. Accordingly, the number of Class A ordinary shares and the percentages set forth in the table may not reflect AQR Report Person’s current beneficial ownership. The business address of each of the AQR Reporting Persons is One Greenwich Plaza, Greenwich, CT 06830.

(9)
According to a Schedule 13G/A filed on July 11, 2023, Glazer Capital, LLC (“Glazer Capital”) and Mr. Paul J. Glazer beneficially own and share voting and dispositive powers over 747,000 Class A ordinary shares. Glazer Capital serves as investment manager to certain funds and managed accounts that hold such Class A ordinary shares, and Mr. Paul J. Glazer serves as the Managing Member of Glazer Capital. The business address of Glazer Capital and Mr. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019.

(10)
Ryan Wear holds voting and dispositive control over the shares held by Summit Management Services LLC. The business address for the reporting person is 2732 Grand Avenue, Unit 122, Everett WA 98201.

(11)
Ryan Wear holds voting and dispositive control over the shares held by WaterStation Management LLC. The business address for the reporting person is 2732 Grand Avenue, Unit 122, Everett WA 98201.

DESCRIPTION OF SECURITIES
Description of Pubco Securities Upon Consummation of the Business Combination
The following summary of the material terms of Pubco’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Proposed Charter in its entirety for a complete description of the rights and preferences of Pubco’s securities following the Business Combination. The Proposed Charter is described in “Proposal 4: The Charter Proposal,” and the full text of the Proposed Charter is attached as Annex D to this proxy statement/prospectus.
Following the Business Combination, pursuant to the Proposed Charter, the authorized capital stock of Pubco will consist of 100,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of the capital stock of Pubco after the Business Combination. Because it is only a summary, it may not contain all the information that is important to you.
Common Stock
Upon the Closing, the outstanding common membership interests of Refreshing and Refreshing Preferred Interests that are converted into common membership interests of Refreshing, and IWAC common stock, each in accordance with the Merger Agreement, will be converted into shares of Pubco Common Stock.
It is anticipated that, immediately after the Closing, Pubco will have a total of 24,386,272 shares of Pubco Common Stock issued and outstanding. The foregoing excludes any outstanding Pubco Warrants and assumes that there are no redemptions of any shares by IWAC’s public stockholders in connection with the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Refreshing and IWAC’s existing stockholders in Pubco will be different.
Holders of record of shares of Pubco Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Proposed Charter or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of Pubco Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will serve annual terms with all directors being elected in each year at the general annual meeting of the stockholders of Pubco. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Preferred Stock
The Proposed Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.
Warrants
Each Pubco Warrant entitles the registered holder to purchase one share of Pubco Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days following of the completion of an initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole share of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within ninety (90) days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five (5) years from the consummation of our initial business combination at 5:00 p.m., New York City time.
We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:
•
at any time while the warrants are exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•
if, and only if, the reported last sale price of the Pubco Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of Pubco Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period commencing once the warrants become exercisable and referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the Warrant Redemption Date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock which equal the quotient obtained by dividing (x) the product of the number of shares of Pubco Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the shares of the Pubco Common Stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the Pubco Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.
The warrants will be issued in registered form under a warrant agreement between Continental, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of Pubco Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a capitalization of shares, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Pubco Common Stock at a price below their respective exercise prices.
In addition, if we issue additional shares of Pubco Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share, the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and the Market Value is below $9.20 per share, then the exercise price of each warrant will be adjusted such that the effective exercise price per full share will be equal to 115% of the higher of the Market Value and the price at which we issue the additional shares of Pubco Common Stock or equity-linked securities. This may make it more difficult for us to consummate an initial business combination with a target business.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Pubco Common Stock and any voting rights until they exercise their warrants and receive shares of Pubco Common Stock. After the issuance of shares of Pubco Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Pubco Common Stock held of record on all matters to be voted on by shareholders.
Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of Pubco Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to Pubco Common Stock issuable upon exercise of the warrants is current and Pubco Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to Pubco Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to Pubco Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to Pubco Common Stock issuable upon the exercise of the warrants is not current or if the Pubco Common Stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the shares of Pubco Common Stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Pubco Common Stock and not be able to take advantage of this provision.
No fractional shares of Pubco Common Stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of Pubco Common Stock (as a result of a subsequent capitalization of shares payable in common stock, or by a split up of the shares of Pubco Common Stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Pubco Common Stock to be issued to the warrant holder.
Our Transfer Agent and Warrant Agent
The transfer agent for Pubco Common Stock and warrant agent for the Pubco Warrants is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.

Listing of Securities
It is currently expected that after the Closing, our shares of Pubco Common Stock and Pubco Warrants will be listed on NYSE under the symbols “RUSA” and “RUSAWS,” respectively.
Description of IWAC Securities Prior to the Domestication and the Business Combination Overview
We are currently authorized to issue 499,000,000 Ordinary Shares of par value $0.0001 each, and 1,000,000 preferred shares of par value $0.0001 each. As of the date of this prospectus, 8,266,272 Ordinary Shares are issued and outstanding. No preferred shares are issued or outstanding.
IWAC Units
Each IWAC Unit consists of one ordinary share and one half of one redeemable warrant. Each whole redeemable warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Ordinary Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Class A Ordinary Shares and warrants began trading separately on January 18, 2022.
Ordinary Shares
Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our Initial Shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them in favor of the proposed business combination.
Unless the NTA Proposal is approved, we will only proceed with the business combination if we have net tangible assets (after redemption) of at least $5,000,001 either immediately prior to or upon consummation of such business combination and a majority of the Ordinary Shares voted are voted in favor of the business combination. At least five days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.
The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
Pursuant to the Current Articles, if we do not consummate a business combination by December 13, 2023 (unless such date is extended by the IWAC’s shareholders), it will trigger our automatic winding up, liquidation and dissolution. Our Initial Shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their Founder Shares upon our winding up, liquidation and dissolution. Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Ordinary Shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. Public shareholders who convert their public shares into their portion of the trust account still have the right to exercise the redeemable warrants that they received as part of the IWAC Units.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Current Articles provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A Ordinary Shares sold in the IPO (unless the IWAC Board consents), which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
Register of Members
Under Cayman Islands law, we must keep a register of members and there shall be entered therein:
•
the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•
whether voting rights are attached to the share in issue

•
the date on which the name of any person was entered on the register as a member; and

•
the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.
However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preferred Shares
Our Current Articles authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares were issued or registered in the IPO. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the Ordinary Shares on a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
Redeemable Warrants
Each redeemable warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days following of the completion of an initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A Ordinary Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire 5 years from the consummation of our initial business combination at 5:00 p.m., New York City time.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:
•
at any time while the warrants are exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•
if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-day trading period commencing once the warrants become exercisable and referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the Warrant Redemption Date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the Class A Ordinary Shares for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Class A Ordinary Shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.
The warrants were issued in registered form under a warrant agreement between Continental, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of Class A Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a capitalization of shares, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.
In addition, if we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share, the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and the Market Value is below $9.20 per share, then the exercise price of each warrant will be adjusted such that the effective exercise price per full share will be equal to 115% of the higher of the Market Value and the price at which we issue the additional ordinary shares or equity-linked securities. This may make it more difficult for us to consummate an initial business combination with a target business.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Except as described above, no warrants will be exercisable and we will not be obligated to issue Class A Ordinary Shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A Ordinary Shares issuable upon exercise of the warrants is current and the Class A Ordinary Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Class A Ordinary Shares issuable upon the exercise of the warrants is not current or if the Class A Ordinary Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Ordinary Shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Class A Ordinary Shares and not be able to take advantage of this provision.
No fractional shares of Pubco Common Stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of Pubco Common Stock (as a result of a subsequent capitalization of shares payable in common stock, or by a split up of the shares of Pubco Common Stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Pubco Common Stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Contractual Arrangements with respect to Certain Warrants
We have agreed that so long as the private warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the Class A Ordinary Shares issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the Class A Ordinary Shares issuable upon exercise of such warrants is not effective and receive unregistered Ordinary Shares.

Dividends
We have not paid any cash dividends on our Ordinary Shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of the IWAC Board retain all earnings, if any, for use in our business operations and, accordingly, the IWAC Board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our Ordinary Shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.

COMPARISON OF THE RIGHTS OF HOLDERS OF ORDINARY SHARES
AND COMMON STOCK
Certain Differences in Corporate Law
Companies incorporated in the Cayman Islands are governed by the Cayman Islands Companies Act. The Cayman Islands Companies Act differs from laws applicable to U.S. corporations and their shareholders. A description of the differences between the laws of the Cayman Islands and Delaware law are set forth in the section entitled “Proposal 2: The Domestication Proposal — Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication.”
Amended and Restated Memorandum and Articles of Association
IWAC’s Current Articles contains provisions designed to provide certain rights and protections to its shareholders prior to the completion of a Business Combination. The following are the material rights and protections contained in the Current Articles:
•
the right of Public Shareholders to exercise redemption rights and redeem or have repurchased their shares in lieu of participating in a proposed business combination;

•
a prohibition against completing a business combination unless IWAC has net tangible assets of at least $5,000,001 upon completion of such business combination, which will be removed if the NTA Proposal is approved at the Extraordinary General Meeting;

•
that directors, the chief executive officer or the chairman of the board of directors may call general meetings on their own accord and are required to call a general meeting if holders of not less than 10% of the rights to vote at a general meeting request such a meeting;

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a prohibition, prior to a business combination, against IWAC issuing (i) any Ordinary Shares or (ii) any other securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Account or which vote as a class with the Public Shares on a business combination or on a proposal to either amend certain provisions of the Current Articles or to extend the time specified in the Current Articles to consummate a business combination;

•
a requirement that IWAC’s management take all actions necessary to liquidate the Trust Account in the event IWAC does not complete a business combination by December 13, 2023 (unless such date is further extended by the IWAC shareholders); and

•
a limitation on shareholders’ rights to receive a portion of the Trust Account.

Cayman Islands law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution, in the case of IWAC being a resolution passed by at least two-thirds of the votes of such members as, being entitled to do so, vote in person or by proxy at a general meeting. A company’s memorandum and articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although IWAC could amend any of the provisions relating to its structure and business plan which are contained in its Current Articles, IWAC views all of these provisions as binding obligations to its shareholders and neither IWAC, nor its officers or directors, will take any action to amend or waive any of these provisions prior to the completion of an initial business combination.
Capital Stock of the Company after the Business Combination
The following summary sets forth the material terms of Pubco’s securities following the completion of the Business Combination. The following summary of the material terms of Pubco’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter and Proposed Bylaws are attached as Annex D and Annex E, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of DGCL, the Proposed Charter and Proposed Bylaws in their entirety for a complete description of the rights and preferences of Pubco’s securities following the Business Combination.
Authorized and Outstanding Stock
The Proposed Charter authorizes the issuance of 110,000,000 shares, of which 100,000,000 shares will be shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares will be shares of undesignated preferred stock, par value $0.0001 per share.
After giving effect to the Business Combination and based on the number of Ordinary Shares and warrants issued and outstanding as of the record date, assuming no redemptions, Pubco will have issued and outstanding approximately 24,386,272 shares of Common Stock.
Common Stock
Voting.   Pursuant to Proposed Charter, holders of Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.
Dividends.   The holders of Common Stock are entitled to receive dividends, as and if declared by the Pubco Board out of legally available funds.
Liquidation Rights.   Upon Pubco’s liquidation or dissolution, the holders of common stock are entitled to their respective par value, and will then be entitled to share in those of Pubco’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Other Provisions.   None of the Common Stock has any pre-emptive or other subscription rights.
Preferred Stock
Pubco will be authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. The Pubco Board will be authorized, subject to limitations prescribed by DGCL and the Proposed Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Pubco Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Pubco and may adversely affect the voting and other rights of the holders of Common Stock, which could have a negative impact on the market price of the Common Stock. Pubco has no current plan to issue any shares of preferred stock.
Warrants
Upon completion of the Business Combination, all of the warrants to purchase Ordinary Shares will pursuant to their terms be automatically adjusted to represent the right to purchase an equal number of shares of Pubco Common Stock on the same terms and conditions as the original warrants. See the section titled “Description of Securities — Description of IWAC Capital Stock Prior to the Domestication and Business Combination — Warrants” and “Description of Securities — Description of IWAC Share Capital Prior to the Domestication and Business Combination — Contractual Arrangements with respect to the Certain Warrants” for terms and conditions of the warrants.
Exclusive Forum
The Proposed Charter provides that, to the fullest extent permitted by law, and unless Pubco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Pubco, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Pubco to Pubco or Pubco’s stockholders, (iii) any action asserting a claim against Pubco, its directors, officers or employees arising pursuant to any provision of the DGCL or the Proposed Charter or the Bylaws, or (iv) any action asserting a claim against Pubco, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, while the Delaware courts have determined that such choice of forum provisions are facially valid, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.
Anti-Takeover Effects of Provisions of the Proposed Charter and Bylaws
The provisions of the Proposed Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Common Stock.
The Proposed Charter and Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Pubco Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Pubco unless such takeover or change in control is approved by Pubco Board.
These provisions include:
Advance Notice Procedures.   The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Pubco’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Pubco’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Pubco.
Authorized but Unissued Shares.   Pubco’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Pubco’s common stock by means of a proxy contest, tender offer, merger or otherwise.
Business Combinations.   Pubco is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:
•
prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.
Such provisions may encourage companies interested in acquiring Pubco to negotiate in advance with the Pubco Board because the stockholder approval requirement would be avoided if the Pubco Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations on Liability and Indemnification of Officers and Directors
The Bylaws will limit the liability of Pubco’s directors and officers to the fullest extent permitted by the DGCL and provides that Pubco will provide them with customary indemnification and advancement and prepayment of expenses. Pubco expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to Pubco or on its behalf.
Transfer Agent and Registrar
The transfer agent will be Continental Stock Transfer & Trust Company.
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
APPRAISAL OR DISSENTERS’ RIGHTS
Public Shareholders do not have appraisal or dissenters’ rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.
HOUSEHOLDING INFORMATION
Unless IWAC has received contrary instructions, IWAC may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if IWAC believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce IWAC’s expenses. However, if stockholders prefer to receive multiple sets of IWAC’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of IWAC’s disclosure documents, the stockholders should follow these instructions:
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If the Ordinary Shares are registered in the name of the shareholder, the shareholder should contact IWAC’s offices at Integrated Wellness Acquisition Corp, 148 N. Main Street, Florida, NY 10921.

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If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR
The transfer agent for IWAC’s Securities is the Continental Stock Transfer & Trust Company.
SUBMISSION OF PROPOSALS
The IWAC Board is aware of no other matter that may be brought before the Extraordinary General Meeting.
FUTURE PROPOSALS
For any proposal to be considered for inclusion in Pubco’s proxy statement and form of proxy for submission to the stockholders at Pubco’s 2023 annual meeting of stockholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Bylaws. Since the 2023 annual meeting would be Pubco’s first annual meeting of stockholders, such proposals must be received by Pubco at its offices at c/o Integrated Wellness Acquisition Corp, 148 N. Main Street, Florida, NY 10921, a reasonable time before Pubco begins to print and mail the 2023 annual meeting proxy materials in order to be considered for inclusion in Pubco’s proxy materials for the 2023 annual meeting.
In addition, if the Business Combination is consummated, the Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to the Company at 148 N. Main Street, Florida, New York 10921, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. The Company’s Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
WHERE YOU CAN FIND MORE INFORMATION
Pubco files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on IWAC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.
As of the date of this proxy statement/prospectus, Pubco has filed a registration statement on Form S-4 to register with the SEC securities that Pubco will issue in connection with the transactions contemplated by the Merger Agreement. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Pubco, as well as a proxy statement of IWAC for the Extraordinary General Meeting.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
All information contained in this document relating to IWAC has been supplied by IWAC, and all such information relating to Refreshing has been supplied by Refreshing. Information provided by one another does not constitute any representation, estimate or projection of the other.
If you would like additional copies of this document or if you have questions about the Business Combination, you should contact IWAC via phone or in writing (at least five (5) business days prior to the Extraordinary General Meeting):
Steven Schapera
Chief Executive Officer
Integrated Wellness Acquisition Corp
148 N. Main Street
Florida, NY 10921

LEGAL MATTERS
Ellenoff Grossman & Schole LLP, New York, New York, has passed upon the validity of the securities offered in this proxy statement/prospectus.
EXPERTS
The consolidated financial statements of Refreshing USA, LLC as of and for the year ended December 31, 2022 and December 31, 2021 included in this proxy statement/prospectus have been so included in reliance on the report of BF Borgers, CPA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Integrated Wellness Acquisition Corp. as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) through December 31, 2021 included in this registration statement have been so included in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.A.), an independent registered public accounting firm, appearing elsewhere herein and in the proxy statement/prospectus, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
The financial statement of IWAC Holdings, Inc. as of March 31, 2023 included in this registration statement have been so included in reliance on the report of BDO USA, P.A., an independent registered public accounting firm, appearing elsewhere herein and in the proxy statement/prospectus, given on the authority of said firm as experts in auditing and accounting. The report on the financial statement contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INDEX TO FINANCIAL STATEMENTS
Page
INTEGRATED WELLNESS ACQUISITION CORP
Unaudited Financial Statements as of March 31, 2023 (unaudited) and December 31, 2022 and for the three months ended March 31, 2023 and 2022 (unaudited)
Condensed Balance Sheets as of March 31, 2023 (unaudited) and December 31, 2022	F-3
Condensed Statements of Operations for the Three Months Ended March 31, 2023 and 2022 (unaudited)	F-4
Condensed Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit for the Three Months Ended March 31, 2023 and 2022 (unaudited)	F-5
Condensed Statement of Cash Flows for the Three Months Ended March 31, 2023 and 2022 (unaudited)	F-6
Notes to Condensed Financial Statements (unaudited)	F-7
Audited Financial Statements as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) through December 31, 2021
Report of Independent Registered Public Accounting Firm	F-20
Balance Sheets as of December 31, 2022 and 2021	F-21
Statements of Operations for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) through December 31, 2021	F-22
Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) through December 31, 2021
F-23
Statements of Cash Flows for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) through December 31, 2021	F-24
Notes to Financial Statements	F-25
IWAC HOLDINGS INC.
Audited Financial Statement as of March 31, 2023
Balance Sheet as of March 31, 2023	F-40
Notes to Financial Statement	F-41
REFRESHING USA, LLC
Unaudited Financial Statements as of March 31, 2023 (unaudited) and December 31, 2022 , and for the three months ended March 31, 2023 and 2022 (unaudited)
Consolidated Balance Sheet	F-44
Consolidated Statement of Operations	F-45
Consolidated Statements of Stockholders’ Equity	F-46
Consolidated Cash Flows	F-47
Notes to Financial Statements	F-48

INTEGRATED WELLNESS ACQUISITION CORP
CONDENSED BALANCE SHEETS
	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets
Cash	$110,646	$436,972
Prepaid expenses	300,344	365,545
Total Current Assets	410,990	802,517
Non-current assets:
Marketable securities held in Trust Account	121,408,036	118,992,274
Total Non-current Assets	121,408,036	118,992,274
TOTAL ASSETS	$121,819,026	$119,794,791
LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$769,920	$212,784
Accounts payable	144,924	56,654
Due to related party	81,094	25,500
Promissory note – related party	1,150,000	—
Total Current Liabilities	2,145,938	294,938
Non-current liabilities:
Deferred underwriter’s fee payable	4,025,000	4,025,000
Total Noncurrent Liabilities	4,025,000	4,025,000
Total Liabilities . .	6,170,938	4,319,938
Commitments and Contingencies (Note 5)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 479,000,000 shares authorized; 11,500,000 shares issued and outstanding at redemption value	121,408,036	118,992,274
Stockholders’ Deficit
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares subject to possible redemption, $0.0001 par value; 479,000,000 shares authorized; 0 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption)	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	288
Additional paid-in capital	—	—
Accumulated deficit	(5,760,236)	(3,517,709)
Total Stockholders’ Deficit	(5,759,948)	(3,517,421)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT . . . .	$121,819,026	$119,794,791
The accompanying notes are an integral part of these condensed financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Months Ended March 31,
	2023	2022
Formation and operating costs	$118,394	$18,863
Accounting and legal expenses	699,453	79,472
Listing fees	21,250	22,589
Insurance expense	115,995	115,995
Advertising and marketing	137,237	2,765
Administrative expenses	198	1,285
Operating expenses	1,092,527	240,969
Loss from operations	(1,092,527)	(240,969)
Other income:
Earnings on marketable securities held in the Trust Account	806,553	11,780
Unrealized earnings on marketable securities held in Trust Account	459,209	—
Total other income	1,265,762	11,780
Net income (loss)	$173,235	$(229,189)
Basic and diluted weighted average shares outstanding of redeemable Class A ordinary shares	11,500,000	11,500,000
Basic and diluted net income (loss) per share, redeemable Class A ordinary shares	$0.05	$(0.02)
Basic and diluted weighted average shares outstanding of non-redeemable Class B ordinary shares	2,875,000	2,875,000
Basic and diluted net loss per share, non-redeemable Class B ordinary shares	$(0.16)	$(0.02)
The accompanying notes are an integral part of these condensed financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
CONDENSED STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES SUBJECT TO
POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT (UNAUDITED)
	Class A Ordinary Shares Subject to Possible Redemption		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2023	11,500,000	$118,992,274	2,875,000	$288	$—	$(3,517,709)	$(3,517,421)
Accretion of Class A ordinary shares to redemption amount	—	2,415,762	—	—	—	(2,415,762)	(2,415,762)
Net income	—	—	—	—	—	173,235	173,235
Balance – March 31, 2023	11,500,000	$121,408,036	2,875,000	$288	$—	$(5,760,236)	$(5,759,948)
	Class A Ordinary Shares Subject to Possible Redemption		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	11,500,000	$117,300,361	2,875,000	$288	$—	$(2,393,337)	$(2,393,049)
Accretion of Class A ordinary shares to redemption amount	—	11,780	—	—	—	(11,780)	(11,780)
Net loss	—	—	—	—	—	(229,189)	(229,189)
Balance – March 31, 2022	11,500,000	$117,312,141	2,875,000	$288	$—	$(2,634,306)	$(2,634,018)
The accompanying notes are an integral part of these condensed financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$173,235	$(229,189)
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized earnings on marketable securities held in Trust Account	(459,209)	(11,780)
Changes in operating assets and liabilities:
Prepaid expenses	65,201	(774,679)
Accounts payable and accrued expenses	645,406	(41,055)
Net cash provided by (used in) operating activities	424,633	(1,056,703)
Cash Flows from Investing Activities:
Purchase of marketable securities in Trust Account	(1,150,000)	—
Reinvestment of earnings in Trust Account	(806,553)	—
Net cash used in provided by investing activities	(1,956,553)	—
Cash Flows from Financing Activities:
Proceeds from promissory note – related party	1,150,000	—
Due to related party	55,594	—
Net cash provided by financing activities	1,205,594	—
Net Change in Cash	(326,326)	(1,056,703)
Cash – Beginning	436,972	1,760,884
Cash – Ending	$110,646	$704,181
Non-Cash Investing and Financing Activities:
Accretion of Class A ordinary shares subject to possible redemption	$2,415,762	$11,780
The accompanying notes are an integral part of these condensed financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
Integrated Wellness Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands as an exempted company on July 7, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
Sponsor and Initial Financing
As of March 31, 2023, the Company had not commenced any operations. All activity for the period from July 7, 2021 (inception) through March 31, 2023 relates to the Company’s formation, the initial public offering (the “Initial Public Offering” or “IPO”), which is described below, and identifying a target for a Business Combination. The Company generates non-operating income in the form of earnings on marketable securities held in the Trust Account (as defined below) from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the IPO was declared effective on December 8, 2021. On December 13, 2021, the Company consummated the IPO of 11,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000.
Simultaneously with the closing of the IPO, the Company consummated the sale of 6,850,000 warrants (each, a “Private Placement Warrant” and, collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to IWH Sponsor LP (the “Sponsor”), generating proceeds of $6,850,000.
Transaction costs of the IPO amounted to $6,822,078, consisting of $2,300,000 of underwriting discount, $4,025,000 of deferred underwriting discount, and $497,078 of offering costs. Of these amounts, $302,696 was allocated to the Public Warrants and charged against additional paid-in capital and $6,519,382 were allocated to Class A ordinary shares reducing the initial carrying amount of such shares.
The Trust Account
Following the closing of the IPO on December 13, 2021, an amount of $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”). The funds in the Trust Account were invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not permitted to withdraw any of the principal or interest held in the Trust Account except for the withdrawal of interest to pay taxes, if any. The funds held in the Trust Account will not otherwise be released from the Trust Account until the earlier of: (i) the Company’s completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below. On March 14, 2023, the Sponsor deposited an aggregate of $1,150,000 (representing $0.10 per public share) into the Trust Account for its public shareholders in connection with the Company’s Extension (as defined below).
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds from the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more operating businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of a definitive agreement in connection with a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account, calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The per-share amount to be distributed to the public shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. As a result, Class A ordinary shares are recorded at their redemption amount and classified as temporary equity, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 3), and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Amended and Restated Memorandum and Articles of Association of the Company provides that only Public Shares and not any Founder Shares are entitled to redemption rights. In addition, the Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 18 months from the closing of the IPO to complete a Business Combination (the “Combination Period”) (or up to 21 months from the closing of the IPO if the Company extends the time to complete a Business Combination by the sponsor depositing into the Trust Account for each three-month extension $1,150,000 ($0.10 per share)), up to an aggregate of $2,300,000, or $0.20 per unit, on or prior to the date of the applicable deadline. On March 14, 2023, the Sponsor deposited an aggregate of $1,150,000 (representing $0.10) per public share) into the Trust Account for its public shareholders. The deposit enabled the Company to extend the date by which the Company has to complete a Business Combination from March 13, 2023 to June 13, 2023 (the “Extension”). The Extension is the first of two three-month automatic extensions permitted under the Company’s governing documents and provides the Company with additional time to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive it right to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share amount in the Trust Account, which was initially $10.20 per public share.
The Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered (other than its independent registered public accounting firm) or products sold to the Company, or a prospective Target Business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay franchise and income taxes. This liability will not apply with respect to claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and will not apply as to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective Target Businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On February 10, 2023, the Company entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) with Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a

Washington limited liability company and a wholly-owned subsidiary of Pubco (“Refreshing Merger Sub”), the Sponsor, as the representative from and after the Effective Time (as defined in the Merger Agreement) of the stockholders of Pubco (other than the Sellers (as defined below) and their successors and assignees), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time.
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the effective time, the Company will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation, (ii) following the Domestication, Purchaser Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and wholly- owned subsidiary of Pubco, in connection with which all of the existing securities of the Company will be exchanged for rights to receive securities of Pubco as follows: (a) each share of the Company’s common stock, par value $0.0001, outstanding immediately prior to the effective time shall automatically convert into one share of Pubco common stock and (b) each whole public warrant and each private placement warrant shall automatically convert into one Pubco warrant on substantially the same terms and conditions; and (iii) Refreshing Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity and wholly- owned subsidiary of Pubco, pursuant to which all Refreshing Units issued and outstanding immediately prior to the effective time will be converted into the right to receive the applicable portion of the merger consideration.
Pursuant to the terms of the Merger Agreement, the merger consideration to be delivered to the Sellers in connection with the transaction will be a number of newly-issued shares of Pubco common stock with an aggregate value equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the transaction.
Liquidity and Going Concern
As of March 31, 2023 and December 31, 2022, the Company had $110,646 and $436,972 in cash, respectively, and working capital (deficit) of $(1,734,948) and $507,579, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company may need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.
Risks and Uncertainties
Results of operations and the Company’s ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the

SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 31, 2023, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2022 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The interim results for the three months ended March 31, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.
The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of March 31, 2023 or December 31, 2022. The Federal Deposit Insurance Corporation (“FDIC”) provides a standard deposit insurance amount of $250,000 per depositor, per insured bank, for each account ownership category. At times, the Company had cash that exceeded the standard deposit insurance amount.
Marketable Securities Held in Trust Account
Following the closing of the IPO on December 13, 2021, an amount of $117,300,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 under the

Investment Company Act, which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account. On March 14, 2023, the Sponsor deposited an aggregate of $1,150,000 (representing $0.10 per public share) into the Trust Account for its public shareholders in connection with the Extension payment. As of March 31, 2023 and December 31, 2022, substantially all of the assets held in the money market funds were invested primarily in U.S. Treasury securities. Dividend income is included in other income as earnings on marketable securities held in the Trust Account and accrued dividend income is included in other income as unrealized earnings on marketable securities held in the Trust Account on the statements of operations.
Derivative Financial Instruments
The Company accounts for derivative liabilities as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Management concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreement qualify for equity accounting treatment.
Fair Value Measurements
Fair value is defined as the price that would be received for the sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as calculations derived from valuation techniques in which one or more significant inputs or significant value drivers are observable.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.
The fair value of the Company’s financial assets and liabilities approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.
Income taxes
The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” using the asset and liability method and deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. Deferred tax assets were deemed immaterial as of March 31, 2023 and December 31, 2022.
Tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of March 31, 2023 and December 31, 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of March 31, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. United States taxation would occur on the individual owners if certain tax elections are made by U.S. owners and the Company were treated as a passive foreign investment company. Additionally, U.S. taxation could occur to the Company itself if the Company is engaged in a U.S. trade or business. The Company is not expected to be treated as engaged in a U.S. trade or business at this time.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at March 31, 2023, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value at the end of each reporting period and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. For the three months ended March 31, 2023 and for the year ended December 31, 2022, the Company has recorded $2,415,762 and $1,691,913 to remeasure Class A ordinary shares subject to possible redemption to its redemption value, respectively.
As of March 31, 2023, the Class A ordinary shares, classified as temporary equity in the balance sheets, are reconciled in the following table:
Gross proceeds from Initial Public Offering	$115,000,000
Less:
Proceeds allocated to Public Warrants	(5,102,550)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(6,519,382)
Add:
Re-measurement of Class A ordinary shares subject to possible redemption	13,922,293
Class A ordinary shares subject to possible redemption, December 31, 2021	117,300,361
Re-measurement of Class A ordinary shares subject to possible redemption	1,691,913
Class A ordinary shares subject to possible redemption, December 31, 2022	118,992,274
Re-measurement of Class A ordinary shares subject to possible redemption	2,415,762
Class A ordinary shares subject to possible redemption, March 31, 2023	$121,408,036

Net Income (Loss) Per Ordinary Share
The statement of operations includes a presentation of income (loss) per Class A redeemable ordinary share and loss per Class B non-redeemable ordinary share following the two-class method of income per ordinary share. In order to determine the net income (loss) attributable to both the Class A redeemable ordinary shares and Class B non-redeemable ordinary shares, the Company first considered the total income (loss) allocable to both sets of shares.
This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A ordinary shares subject to possible redemption was treated as dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 80% for the Class A redeemable ordinary shares and 20% for the Class B non-redeemable ordinary shares for the three months ended March 31, 2023 and 2022, reflective of the respective participation rights.
The following table reflects the calculation of basic and diluted net loss per ordinary share for the three months ended March 31, 2023:
For the Three Months Ended March 31, 2023
Net income	$173,235
Accretion of temporary equity to redemption value	(2,415,762)
Net loss including accretion of temporary equity to redemption value	$(2,242,527)
	For the Three Months Ended March 31, 2023
	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(1,794,021)	$(448,506)
Allocation of accretion of temporary equity to redemption value	2,415,762	—
Allocation of net income (loss)	$621,741	$(448,506)
Denominator:
Weighted-average shares outstanding	11,500,000	2,875,000
Basic and diluted net income (loss) per share	$0.05	$(0.16)
The following table reflects the calculation of basic and diluted net loss per ordinary share for the three months ended March 31, 2022:
For the Three Months Ended March 31, 2022
Net loss from inception to date of initial public offering	$(229,189)
Accretion of temporary equity to redemption value	(11,780)
Net loss including accretion of temporary equity to redemption value	$(240,969)
	For the Three Months Ended March 31, 2022
	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(192,775)	$(48,194)
Allocation of accretion of temporary equity to redemption value	11,780	—
Allocation of net loss	$(180,995)	$(48,194)

	For the Three Months Ended March 31, 2022
	Class A	Class B
Denominator:
Weighted-average shares outstanding	11,500,000	2,875,000
Basic and diluted net loss per share	$(0.02)	$(0.02)
Related Parties
Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. At March 31, 2023 and December 31, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — RELATED PARTY TRANSACTIONS
Founder Shares
On July 7, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for issuance of 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares after the IPO. Simultaneously with the closing of the IPO, the underwriters exercised the over-allotment option in full. Accordingly, 375,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Promissory Note — Related Party
In March 2023, the Sponsor issued an unsecured promissory note to the Company (the “Extension Note”) in connection with the extension payment made by the Sponsor to extend the Combination Period from March 13, 2023 to June 13, 2023. The Extension Note is non-interest bearing and payable on the earlier of the date the business combination is consummated or the liquidation of the Company. As of March 31, 2023, the Company had borrowed $1,150,000, the maximum amount under the Extension Note.
Administrative Services Agreement
The Company has agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2023 and for the year ended December 31, 2022, the Sponsor has waived any payments under this agreement.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of March 31, 2023 and December 31, 2022, no Working Capital Loans were outstanding.
Due to Related Party
As of March 31, 2023 and December 31, 2022, the Company owed the Sponsor $81,094 and $25,500, respectively, for payments made by the Sponsor on behalf of the Company. The Company intends to repay the Sponsor for this amount.
NOTE 4 — SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2023 and December 31, 2022, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2023 and December 31, 2022, there were no Class A ordinary shares issued and outstanding, except for 11,500,000 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. At March 31, 2023 and December 31, 2022, there were 2,875,000 Class B ordinary shares issued and outstanding.
With respect to any matter submitted to a vote of our shareholders, including any vote in connection with a Business Combination, except as required by law, holders of our Founder Shares and holders of our Public

Shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of Working Capital Loans. The holders of a majority of the issued and outstanding Class B ordinary shares may agree to waive the foregoing adjustment provisions as to any particular issuance or deemed issuance of additional Class A ordinary shares or equity-linked securities.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the IPO and (b) 30 days after the completion of a Business Combination.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the Class A ordinary shares issuable upon such Public Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the IPO, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable by the Company.
NOTE 5 — COMMITMENTS AND CONTINGENCIES
Registration Rights Agreement
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO, requiring the Company to register such securities for resale. The holders will have the right to require the Company to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that the Company register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 1,500,000 additional Units to cover over- allotments, if any, at the IPO price less the underwriting discount. On December 13, 2021, the underwriters exercised the over-allotment option in full, generating an additional $15,000,000 in gross proceeds. As a result of the over-allotment being exercised in full, the Sponsor did not forfeit any Founder Shares back to the Company. The underwriters were paid a cash underwriting discount of

$0.20 per Unit, or $2,300,000 in the aggregate at the closing of the IPO. In addition, $0.35 per Unit, or $4,025,000 is payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. This fee will be forfeited by the underwriters if a Business Combination does not occur.
NOTE 6 — FAIR VALUE MEASUREMENTS
At March 31, 2023 and December 31, 2022, the Company’s marketable securities held in the Trust Account were valued at $121,408,036 and $118,992,274, respectively. The marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re-measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations.
The following tables presents the fair value information, as of March 31, 2023 and December 31, 2022, of the Company’s financial assets that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy.
The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:
	March 31, 2023
	Level 1	Level 2	Level 3
Assets:
Marketable Securities held in Trust Account	$121,408,036	$—	$—
	December 31, 2022
	Level 1	Level 2	Level 3
Assets:
Marketable Securities held in Trust Account	$118,992,274	$—	$—
NOTE 7 — SUBSEQUENT EVENTS
On May 4, 2023, the Company filed a preliminary proxy statement regarding an extraordinary general meeting of shareholders (the “Meeting”) to be held on June 2, 2023. The purpose of the Meeting is to consider and vote upon proposals to (i) amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company would be required to consummate at business combination (the “Extension”) from June 13, 2023 to December 12, 2023 (the “Extension Amendment Proposal”), (ii) together with the Extension Amendment Proposal, amend the Company’s amended and restated memorandum and articles of association to permit our Board, in its sole discretion, to elect to wind up our operations on, or on an earlier date than December 13, 2023 (the “Liquidation Amendment Proposal”), and (iii) approve adjournment of the Meeting a) to a later date or dates if necessary, to permit further solicitation and vote of the proxies in the event there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals; or b) sine die in the event that the holders of the public shares have elected to redeem an amount of shares such that if such redemptions were consummated the Company would not adhere to the continued listing requirements of the New York Stock Exchange, and in such event the Company will ask its shareholders to vote only upon the Adjournment Proposal and not on the Extension Amendment Proposal or Liquidation Amendment Proposal (the “Adjournment Proposal”).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
Integrated Wellness Acquisition Corp
Florida, New York
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Integrated Wellness Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in Class A ordinary shares subject to possible redemption and shareholders’ deficit, and cash flows for the year ended December 31, 2022, and for the period from July 7, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and results of its operations, and its cash flows for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) through December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its successful completion of the proposed business combination described in Note 1 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2021.
New York, New York
March 31, 2023

INTEGRATED WELLNESS ACQUISITION CORP
BALANCE SHEETS
	December 31,
	2022	2021
ASSETS
Current Assets
Cash	$436,972	$1,760,884
Prepaid expenses	365,545	15,350
Total Current Assets	802,517	1,776,234
Non-current Assets
Marketable securities held in Trust Account	118,992,274	117,300,361
Total Non-current Assets	118,992,274	117,300,361
TOTAL ASSETS	$119,794,791	$119,076,595
LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses . .	$212,784	$37,100
Account payable	56,654	54,400
Accrued offering costs . .	—	52,783
Due to related party	25,500	—
Total Current Liabilities . .	294,938	144,283
Non-current Liabilities
Deferred underwriting commissions .	4,025,000	4,025,000
Total Non-current Liabilities	4,025,000	4,025,000
Total Liabilities .	4,319,938	4,169,293
Commitments and Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 479,000,000 shares authorized; 11,500,000 shares issued and outstanding at redemption value	118,992,274	117,300,361
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 0 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption)	288	288
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding	—	—
Additional paid-in capital	—	—
Accumulated deficit	(3,517,709)	(2,393,337)
Total Shareholders’ Deficit	(3,517,421)	(2,393,049)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$119,794,791	$119,076,595
The accompanying notes are an integral part of these financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2022	For the Period From July 7, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$72,777	$29,471
Accounting and legal expenses	397,266	86,660
Listing fees	175,357	—
Insurance expense	463,980	27,440
Advertising and marketing expenses	12,233	2,400
Administrative expenses	2,759	—
Operating expenses	1,124,372	145,971
Loss from operations	(1,124,372)	(145,971)
Other income:
Earnings on marketable securities held in Trust Account	1,312,150	262
Unrealized earnings on marketable securities held in Trust Account	379,763	99
Total other income	1,691,913	361
Net income (loss)	$567,541	$(145,610)
Basic and diluted weighted average shares outstanding of redeemable Class A ordinary shares	11,500,000	4,353,107
Basic and diluted net income per share, redeemable Class A ordinary shares	$0.07	$0.61
Basic and diluted weighted average shares outstanding of non-redeemable Class B ordinary shares	2,875,000	2,875,000
Basic and diluted net loss per share, non-redeemable Class B ordinary shares	$(0.08)	$(0.98)
The accompanying notes are an integral part of these financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
	Class A Ordinary Shares Subject to Possible Redemption		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2022	11,500,000	$117,300,361	2,875,000	$288	$—	$(2,393,337)	$(2,393,049)
Accretion of Class A ordinary shares to redemption amount	—	1,691,913	—	—	—	(1,691,913)	(1,691,913)
Net income	—	—	—	—	—	567,541	567,541
Balance as of December 31, 2022	11,500,000	$118,992,274	2,875,000	$288	$—	$(3,517,709)	$(3,517,421)
	Class A Ordinary Shares Subject to Possible Redemption		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of July 7, 2021 (Inception)	$—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	2,875,000	288	24,712	—	25,000
Issuance of Class A ordinary shares	11,500,000	103,378,068	—	—	—	—	—
Proceeds allocated to public warrants	—	—	—	—	4,799,854	—	4,799,854
Issuance of Private Placement Warrants	—	—	—	—	6,850,000	—	6,850,000
Accretion of Class A ordinary shares to redemption amount	—	13,922,293	—	—	(11,674,566)	(2,247,727)	(13,922,293)
Net loss	—	—	—	—	—	(145,610)	(145,610)
Balance as of December 31, 2021	11,500,000	$117,300,361	2,875,000	$288	$—	$(2,393,337)	$(2,393,049)
The accompanying notes are an integral part of these financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2022	For the Period From July 7, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$567,541	$(145,610)
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized earnings on marketable securities held in Trust Account	(379,763)	(99)
Changes in current assets and current liabilities:
Prepaid expenses	(350,195)	(15,350)
Accounts payable and accrued expenses	177,938	91,500
Accrued offering costs	(52,783)	—
Net cash used in operating activities	(37,262)	(69,559)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(117,300,000)
Reinvestment of earnings on Trust Account	(1,312,150)	(262)
Net cash used in investing activities	(1,312,150)	(117,300,262)
Cash Flows from Financing Activities:
Proceeds from issuance of Class A ordinary shares	—	115,000,000
Payment of underwriting fee	—	(2,300,000)
Proceeds from sale of Private Placement Warrants	—	6,850,000
Repayment of promissory note – related party	—	(228,080)
Payment of deferred offering costs	—	(191,215)
Payment made by Sponsor on behalf of the Company	25,500	—
Net cash provided by financing activities	25,500	119,130,705
Net Change in Cash	(1,323,912)	1,760,884
Cash – Beginning	1,760,884	—
Cash – Ending	$436,972	$1,760,884
Supplemental Disclosure of Non-cash Financing Activities:
Accretion of Class A ordinary shares subject to possible redemption	$1,691,913	$13,922,293
Deferred underwriters fee liability	$—	$4,025,000
Deferred offering costs included in accrued offering costs	$—	$52,783
Deferred offering costs paid by Sponsor through promissory note	$—	$228,080
The accompanying notes are an integral part of these financial statements.

INTEGRATED WELLNESS ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
Integrated Wellness Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands as an exempted company on July 7, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
Sponsor and Initial Financing
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from July 7, 2021 (inception) through December 31, 2022 relates to the Company’s formation, the initial public offering (the “Initial Public Offering” or “IPO”), which is described below, and identifying a target for a Business Combination. The Company generates non-operating income in the form of earnings on marketable securities held in the Trust Account (as defined below) from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s IPO was declared effective on December 8, 2021. On December 13, 2021, the Company consummated the IPO of 11,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is discussed in Note 3.
Simultaneously with the closing of the IPO, the Company consummated the sale of 6,850,000 warrants (each, a “Private Placement Warrant” and, collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to IWH Sponsor LP (the “Sponsor”), generating proceeds of $6,850,000, which is described in Note 4.
Transaction costs of the IPO amounted to $6,822,078, consisting of $2,300,000 of underwriting discount, $4,025,000 of deferred underwriting discount, and $497,078 of offering costs. Of these amounts, $302,696 was allocated to the Public Warrants (as defined in Note 3) and charged against additional paid-in capital and $6,519,382 were allocated to Class A ordinary shares reducing the initial carrying amount of such shares. In addition, on December 13, 2021, cash of approximately $1,778,733 was held outside of the Trust Account and was available for the payment of offering costs and for working capital purposes.
The Trust Account
Following the closing of the IPO on December 13, 2021, an amount of $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”). The funds in the Trust Account were invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not permitted to withdraw any of the principal or interest held in the Trust Account except for the withdrawal of interest to pay taxes, if any. The funds held in the Trust Account will not otherwise be released from the Trust Account until the earlier of: (i) the Company’s completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds from the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more operating businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of a definitive agreement in connection with a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account, calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The per-share amount to be distributed to the public shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. As a result, Class A ordinary shares are recorded at their redemption amount and classified as temporary equity, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Amended and Restated Memorandum and Articles of Association of the Company provides that only Public Shares and not any Founder Shares are entitled to redemption rights. In addition, the Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 18 months from the closing of the IPO to complete a Business Combination (the “Combination Period”) (or up to 21 months from the closing of the IPO if the Company extends the time to complete a Business Combination by the sponsor depositing into the Trust Account for each three-month extension $1,150,000 ($0.10 per share)), up to an aggregate of $2,300,000, or $0.20 per unit, on or prior to the date of the applicable deadline. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive it right to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share amount in the Trust Account, which was initially $10.20 per public share.
The Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered (other than its independent registered public accounting firm) or products sold to the Company, or a prospective Target Business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay franchise and income taxes. This liability will not apply with respect to claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and will not apply as to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective Target Businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of December 31, 2022, the Company had $436,972 in cash and working capital of $507,579. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company may need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.
Risks and Uncertainties
Management continues to monitor the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia. The conflict is expected to have further global economic consequences, including but not limited to the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates and uncertainty about economic and political stability. In addition, the United States and other countries have imposed sanctions on Russia which increases the risk that Russia, as a retaliatory action, may launch cyberattacks against the United States, its government, infrastructure and businesses. Any of the foregoing consequences, including those the Company cannot yet predict, may cause the Company’s business, financial condition, results of operations and the price of the Company’s common stock to be adversely affected.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying audited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.
The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of December 31, 2022 or 2021.
Marketable Securities Held in Trust Account
Following the closing of the IPO on December 13, 2021, an amount of $117,300,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account. As of December 31, 2022, substantially all of the assets held in the money market funds were invested primarily in U.S. Treasury securities.
Offering Costs Associated with IPO
Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs are charged to ordinary shares subject to possible redemption and to additional paid-in-capital based on the relative value of the Class A ordinary shares subject to possible redemption and the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, on December 13, 2021, offering costs totaled 6,822,078, consisting of $2,300,000 of underwriting discount, $4,025,000 of deferred underwriting discount, and $497,078 of offering costs. Of these amounts, $302,696 was allocated to the Public Warrants and charged against additional paid-in capital and $6,519,382 were allocated to the Class A ordinary shares reducing the initial carrying amount of such shares.
Derivative Financial Instruments
The Company accounts for derivative liabilities as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Management concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreement qualify for equity accounting treatment.
Fair Value Measurements
Fair value is defined as the price that would be received for the sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as calculations derived from valuation techniques in which one or more significant inputs or significant value drivers are observable.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.
The fair value of the Company’s financial assets and liabilities approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.
Income taxes
The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” using the asset and liability method and deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. Deferred tax assets were deemed immaterial as of December 31, 2022 and 2021.
Tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. United States taxation would occur on the individual owners if certain tax elections are made by U.S. owners and the Company were treated as a passive foreign investment company. Additionally, U.S. taxation could occur to the Company itself if the Company is engaged in a U.S. trade or business. The Company is not expected to be treated as engaged in a U.S. trade or business at this time.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2022, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value at the end of each reporting period and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. On December 13, 2021, the Company recorded an accretion of $13,921,932, $11,674,566 of which was recorded in additional paid-in capital and $2,247,366 was recorded in accumulated deficit. As of December 31, 2022 and 2021, the Company has recorded $1,691,913 and $13,922,293 to remeasure Class A ordinary shares subject to possible redemption to its redemption value, respectively.

As of December 31, 2022, the Class A ordinary shares, classified as temporary equity in the balance sheet, are reconciled in the following table:
Gross proceeds from Initial Public Offering	$115,000,000
Less:
Proceeds allocated to Public Warrants	(5,102,550)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(6,519,382)
Add:
Re-measurement of Class A ordinary shares subject to possible redemption	13,922,293
Class A ordinary shares subject to possible redemption, December 31, 2021	117,300,361
Re-measurement of Class A ordinary shares subject to possible redemption	1,691,913
Class A ordinary shares subject to possible redemption, December 31, 2022	$118,992,274
Net Income (Loss) Per Ordinary Share
The statement of operations includes a presentation of income (loss) per Class A redeemable ordinary share and loss per non-redeemable ordinary share following the two-class method of income per ordinary share. In order to determine the net income (loss) attributable to both the Class A redeemable ordinary shares and non-redeemable ordinary shares, the Company first considered the total income (loss) allocable to both sets of stock.
This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A ordinary shares subject to possible redemption was treated as dividends paid to the public stockholders. Subsequent to calculating the total income (loss) allocable to both sets of stock, the Company split the amount to be allocated using a ratio of 80% for the Class A redeemable ordinary shares and 20% for the non-redeemable ordinary shares for the year ended December 31, 2022 and for the period from July 7, 2021 (inception) to December 31, 2021, reflective of the respective participation rights.
The following table reflects the calculation of basic and diluted net loss per ordinary share for the year ended December 31, 2022:
For the Year Ended December 31, 2022
Net income	$567,541
Accretion of temporary equity to redemption value	(1,691,913)
Net loss including accretion of temporary equity to redemption value	$(1,124,372)
	For the Year Ended December 31, 2022
	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(899,497)	$(224,875)
Allocation of accretion of temporary equity to redemption value	1,691,913	—
Allocation of net income (loss)	$792,416	$(224,875)
Denominator:
Weighted-average shares outstanding	11,500,000	2,875,000
Basic and diluted net income (loss) per share	$0.07	$(0.08)

The following table reflects the calculation of basic and diluted net loss per ordinary share for the period from July 7, 2021 (inception) through December 31, 2021:
For the period from July 7, 2021 (inception) through December 31, 2021
Net loss from inception to date of initial public offering	$(6,671)
Net loss from date of initial public offering to year-end	(138,939)
Total loss from inception to December 31, 2021	(145,610)
Accretion of temporary equity to redemption value	(13,922,293)
Net loss including accretion of temporary equity to redemption value	$(14,067,903)
	For the period from July 7, 2021 (inception) through December 31, 2021
	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(11,254,323)	$(2,813,581)
Allocation of accretion of temporary equity to redemption value	13,922,293	—
Allocation of net income (loss)	$2,667,971	$(2,813,581)
Denominator:
Weighted-average shares outstanding	4,353,107	2,875,000
Basic and diluted net income (loss) per share	$0.61	$(0.98)
Related Parties
Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. At December 31, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — INITIAL PUBLIC OFFERING
In connection with the Company’s IPO, on December 13, 2021, the Company sold 11,500,000 Units at a price of $10.00 per Unit, including the underwriters full exercise of the over-allotment option, generating gross proceeds of $115,000,000. Each Unit consists of one Public Share and one-half of one warrant (“Public Warrants”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).
An aggregate of $10.20 per Unit sold in the IPO was held in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.
NOTE 4 — PRIVATE PLACEMENT
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,850,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($6,850,000 in the aggregate). Each Private Placement Warrant is exercisable for one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 6). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
On July 7, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for issuance of 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares after the IPO. Simultaneously with the closing of the IPO, the underwriters exercised the over-allotment option in full. Accordingly, 375,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Promissory Note — Related Party
In July 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of March 31, 2022 or the consummation of the IPO. As of December 31, 2021, the Company repaid the Sponsor $228,080 for borrowings under the Promissory Note. As such, as of December 31, 2022 and 2021, there were no amounts outstanding under the Promissory Note. The Company is not able to borrow additional amounts under the Promissory Note.

Administrative Services Agreement
The Company has agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. To date, the Sponsor has waived any payments under this agreement.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, no Working Capital Loans were outstanding.
Due to Related Party
As of December 31, 2022, the Company owes the Sponsor $25,500 for a payment made by the Sponsor on behalf of the Company. The Company intends to repay the Sponsor for this amount. There were no amounts due to related parties as of December 31, 2021.
NOTE 6 — SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2022 and 2021, there were 11,500,000 Class A ordinary shares issued and outstanding subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 2,875,000 Class B ordinary shares issued and outstanding.
With respect to any matter submitted to a vote of our shareholders, including any vote in connection with a Business Combination, except as required by law, holders of our Founder Shares and holders of our Public Shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of Working Capital Loans. The holders of a majority of the issued and outstanding Class B ordinary shares may agree to waive the foregoing adjustment provisions as to any particular issuance or deemed issuance of additional shares of Class A ordinary shares or equity-linked securities.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the IPO and (b) 30 days after the completion of a Business Combination.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the Class A ordinary shares issuable upon such Public Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the IPO, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable by the Company.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
Registration Rights Agreement
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO, requiring the Company to register such securities for resale. The holders will have the right to require the Company to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that the Company register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 1,500,000 additional Units to cover over- allotments, if any, at the IPO price less the underwriting discount. On December 13, 2021, the underwriters exercised the over-allotment option in full, generating an additional $15,000,000 in gross proceeds. As a result of the over-allotment being exercised in full, the Sponsor did not forfeit any Founder Shares back to the Company. The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $2,300,000 in the aggregate at the closing of the IPO. In addition, $0.35 per Unit, or $4,025,000 is payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. This fee will be forfeited by the underwriters if a Business Combination does not occur.
NOTE 8 — FAIR VALUE MEASUREMENTS
At December 31, 2022 and 2021, the Company’s marketable securities held in the Trust Account were valued at $118,992,274 and $117,300,361, respectively. The marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re-measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations.

The following tables presents the fair value information, as of December 31, 2022 and 2021, of the Company’s financial assets that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy.
The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:
	December 31, 2022
	Level 1	Level 2	Level 3
Assets:
Marketable Securities held in Trust Account(1)	$118,992,274	$—	$—
	December 31, 2021
	Level 1	Level 2	Level 3
Assets:
Marketable Securities held in Trust Account(1)	$117,300,361	$—	$—

(1)
The fair value of the marketable securities held in the Trust Account approximates the carrying amount primarily due to their short-term nature.

NOTE 9 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than as disclosed below.
On January 18, 2023, the Company and Alliance Global Partners (“AGP”) amended the letter agreement, (the “AGP Letter Agreement”), between the Company and AGP. Pursuant to the amendment, upon consummation of the Business Combination, a transaction fee equal to $4,800,000 will be payable to AGP. The AGP transaction fee will be payable as follows:
•
if the funds in the Trust Account as of closing of the Business Combination (“Closing”) are less than or equal to $5 million: (i) 50% of the fee shall be payable by delivery of a note in the principal amount of $2,341,463.41 (with a 12 month term and an interest rate of 5.0%); and (ii) 50% of the fee shall be payable by the issuance of shares (as defined below) valued at $2.4 million;

•
if the funds in the Trust Account as of Closing are greater than $5 million but less than or equal to $10 million: (i) 25% of the fee ($1.2 million) shall be payable in cash; (ii) 25% of the fee shall be payable by delivery of a note in the principal amount of $1,170,731.71 (with a 12 month term and an interest rate of 5.0%); and (iii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million;

•
if the funds in the Trust Account as of Closing are greater than $10 million but less than or equal to $15 million: (i) 50% of the fee ($2.4 million) shall be payable in cash; and (ii) 50% of the fee shall be payable by the issuance of shares valued at $2.4 million; and

•
if the funds in the Trust Account as of Closing are greater than $15 million: (i) 75% of the fee ($3.6 million) shall be payable in cash; and (ii) 25% of the fee shall be payable by the issuance of shares valued at $1.2 million.

On January 25, 2023, the Company and BTIG, LLC (“BTIG”) entered into a letter agreement (the “BTIG Letter Agreement”) to amend the Underwriting Agreement dated December 8, 2021, between the Company and BTIG. Pursuant to the BTIG Letter Agreement, upon consummation of the Business Combination, deferred underwriting fees equal to $4,025,000 less $1,006,250 together with a $500,000 capital advisory fee will be payable to BTIG. The BTIG Transaction Fee will be payable as follows:

•
if the funds in the Trust Account as of Closing are less than or equal to $15 million, the Company may elect to pay up to 100% of the fee in shares;

•
if the funds in the Trust Account as of Closing are greater than $15 million but less than or equal to $20 million, the Company may elect to pay up to 75% of the fee in shares;

•
if the funds in the Trust Account as of Closing are greater than $20 million but less than or equal to $25 million, the Company may elect to pay up to 50% of the fee in shares; and

•
if the funds in the Trust Account as of Closing are greater than $25 million but less than or equal to $30 million, the Company may elect to pay up to 25% of the fee in shares.

On February 10, 2023, the Company entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) with Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Refreshing Merger Sub”), the Sponsor, as the representative from and after the Effective Time (as defined in the Merger Agreement) of the stockholders of Pubco (other than the Sellers (as defined below) and their successors and assignees), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time.
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the effective time, the Company will transfer by way of continuation out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation, (ii) following the Domestication, Purchaser Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and wholly-owned subsidiary of Pubco, in connection with which all of the existing securities of the Company will be exchanged for rights to receive securities of Pubco as follows: (a) each share of the Company’s common stock, par value $0.0001, outstanding immediately prior to the effective time shall automatically convert into one share of Pubco common stock and (b) each whole public warrant and each private placement warrant shall automatically convert into one Pubco warrant on substantially the same terms and conditions; and (ii) Refreshing Merger Sub will merge with and into Refreshing, with Refreshing continuing as the surviving entity and wholly-owned subsidiary of Pubco, pursuant to which all Refreshing Units issued and outstanding immediately prior to the effective time will be converted into the right to receive the applicable portion of the merger consideration.
Pursuant to the terms of the Merger Agreement, the merger consideration to be delivered to the Sellers in connection with the transaction will be a number of newly-issued shares of Pubco common stock with an aggregate value equal to $160,000,000, subject to adjustments for Refreshing’s net working capital, closing debt (net of cash) and accrued but unpaid expenses related to the transaction.
On March 13, 2023, the Company issued a promissory note in the principal amount of $1.15 million to the Sponsor in connection with the Extension (as defined below). The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company’s initial business combination is consummated and (ii) the liquidation of the Company on or before June 13, 2023 (unless extended to September 13, 2023) or such later liquidation date as may be approved by the Company’s shareholders.
On March 14, 2023, the Company issued a press release announcing that the Sponsor had deposited an aggregate of $1.15 million (representing $0.10 per public share) into the Company’s trust account for its public stockholders. The deposit enables the Company to extend the date by which the Company has to complete its initial business combination from March 13, 2023 to June 13, 2023 (the “Extension”). The Extension is the first of two three-month automatic extensions permitted under the Company’s governing documents and provides the Company with additional time to complete its initial business combination with Refreshing USA, LLC.

Report of Independent Registered Public Accounting Firm
Shareholder and Board of Directors
IWAC Holdings Inc.
Florida, New York
Opinion on the Financial Statements
We have audited the accompanying balance sheet of IWAC Holdings Inc. (the “Company”) as of March 31, 2023, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is depended upon its successful completion of the proposed business combination described in Note 1 to the financial statement. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ BDO USA, P.A.
We have served as the Company’s auditor since 2023.
New York, New York
August 14, 2023

IWAC HOLDINGS INC.
BALANCE SHEET
March 31, 2023
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities
Accrued expenses	$778
Accounts payable	3,750
Total Current Liabilities	4,528
Total Liabilities	4,528
Commitments and Contingencies
Stockholder’s Deficit
Common stock, $0.001 par value; 1,000 shares authorized; 1,000 shares issued and outstanding	1
Additional paid-in capital	99
Share subscription receivable	(100)
Accumulated deficit	(4,528)
Total Stockholder’s Deficit	(4,528)
TOTAL LIABILITIES AND STOCKOLDER’S DEFICIT	$—
The accompanying notes are an integral part of this audited financial statement.

IWAC HOLDINGS INC.
NOTES TO THE BALANCE SHEET
NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
IWAC Holdings Inc. (the “Company”), a Delaware corporation and wholly owned subsidiary of Integrated Wellness Acquisition Corp (the “Parent”), was incorporated on January 20, 2023. The Company was formed in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated February 10, 2023 by and among the Company, the Parent, Refreshing USA, LLC (“Refreshing”), IWAC Purchaser Merger Sub Inc., Refreshing USA Merger Sub LLC, IWH Sponsor LP, and Ryan wear (as amended, the “Merger Agreement” and such transactions are referred to as, the “Business Combination”) and the Company is intended to be the holding company for the securities of the Parent and Refreshing after the Business Combination. The Parent is a Securities and Exchange Commission (“SEC”) registrant. The Parent’s registration statement for its initial public offering was declared effective on December 8, 2021. The Parent is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company has selected December 31 as its fiscal year end.
Liquidity and Going Concern
As of March 31, 2023, the Company had no cash and a working capital deficit of $4,528. Although the Company does not expect to continue to incur costs, the Company lacks the resources to meet obligations as they become due. The Company is a wholly owned subsidiary of the Parent who will pay for the Company’s obligations as they become due. However, the Parent has substantial doubt about its ability to continue as a going concern and may be unable to meet the Company’s obligations due to as a result. Due to the lack of liquidity as well as the Parent’s substantial doubt to continue as a going concern, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.
Risks and Uncertainties
Results of operations and the Company’s ability to complete the Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete the Business Combination. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying audited financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Separate statements of income, comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because the Company has not engaged in any activities except in connection with its formation.
Use of Estimates
The preparation of the financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Income Taxes
The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under the asset and liability method, as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.
ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of March 31, 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of March 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. During the three months ended March 31, 2023, the Company did not record any income tax benefits for the losses incurred due to the uncertainty of realizing a benefit from those items.
Related Parties
Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — STOCKHOLDER’S EQUITY
Common Stock — The Company is authorized to issue 1,000 shares of common stock with a par value of $0.001 per share. Holders of the common stock exclusively possess all voting power and each share of common stock has one vote on all matters submitted to the stockholders for a vote. At March 31, 2023, there were 1,000 shares of common stock issued and outstanding. As of March 31, 2023, the Company had not yet received payment for the 1,000 shares of common stock. Accordingly, as of March 31, 2023, the $100 payment due to the Company is recorded as share subscription receivable in the shareholder’s equity section of the accompanying balance sheet.

NOTE 4 — INCOME TAXES
As of March 31, 2023, the Company has recorded no tax expense and the effective tax rate was 0.0%. The effective tax rate differs from the statutory tax rate of 21.0% due to deferred state taxes and the valuation allowance on deferred tax assets.
The following presents the reconciliation of the federal income tax rate to the Company’s effective tax rate at March 31, 2023:
March 31, 2023
Statutory U.S. federal income tax rate	21.00%
State taxes, net of federal benefit	5.14%
Change in valuation allowance	(26.14)%
Income tax provision	0.00%
The following presents the Company’s net deferred tax assets at March 31, 2023:
March 31, 2023
Capitalized start-up costs	$1,183
Net operating loss carryforward	—
Total deferred tax assets	1,183
Valuation allowance	(1,183)
Deferred tax assets	$—
As of March 31, 2023, the Company had no federal or state net operating loss carryforwards.
The following presents the Company’s valuation allowance for the three months ended March 31, 2023:
For the Three Months Ended March 31, 2023
Valuation allowance at beginning of year	$—
Increases recorded to income tax provision	1,183
Valuation allowance as of March 31, 2023	1,183
Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of March 31, 2023, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of March 31, 2023.
NOTE 5 — SUBSEQUENT EVENTS
Management evaluated subsequent events and transactions that occurred after the balance sheet date through August 14, 2023, the date that the financial statements were available to be issued. Based upon this review, management did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REFRESHING USA, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF MARCH 31, 2023 AND DECEMBER 31, 2022
	As of March 31, 2023	As of December 31, 2022
		RESTATED
ASSETS
CURRENT ASSETS
Cash	$1,507,101	$1,210,849
Accounts Receivable	6,521,243	6,824,691
Related Party Note Receivable	8,576,247	4,405,865
Inventory	6,668,901	7,945,364
TOTAL CURRENT ASSETS	23,273,492	20,386,769
Fixed Assets, net of accumulated depreciation of $8,833,812 and $8,318,128 as of March 31, 2023, and December 31, 2022, respectively	5,727,423	6,176,947
Operating Lease Right-of-use Assets	336,388	400,738
Intangible Assets, net of accumulated amortization of $352,198 and $294,219 as of March 31, 2023, and December 31, 2022, respectively	19,224,141	19,282,120
TOTAL ASSETS	$48,561,444	$46,246,574
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$4,744,027	$2,891,253
Accrued Liabilities	2,428,423	2,815,351
Current operating lease liabilities	151,039	181,103
Notes and Loans Payable, net of $220,938 and $29,496 deferred loan fees as of March 31, 2023, and December 31, 2022, respectively	1,390,255	353,536
TOTAL CURRENT LIABILITIES	8,713,744	6,241,243
Noncurrent operating lease liabilities	190,352	224,701
TOTAL LIABILITIES	8,904,096	6,465,944
Commitments and Contingencies (Note 4)
MEMBERS’ EQUITY
Members’ Equity, net of distributions of $2,750,238 and $2,750,238 as of March 31, 2023, and December 31, 2022, respectively	16,818,264	16,818,264
Retained Earnings	22,839,084	22,962,366
TOTAL EQUITY	39,657,348	39,780,630
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$48,561,444	$46,246,574
The accompanying notes are an integral part of these condensed consolidated financial statements.

REFRESHING USA, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND MARCH 31, 2022
	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
REVENUE	$19,276,319	$17,533,728
COST and EXPENSES
Cost of services provided (exclusive of depreciation and amortization)	10,857,740	9,984,402
Selling, general and administrative expenses	6,396,734	6,968,297
Related party occupancy cost	514,322	378,072
Depreciation and amortization	573,662	508,321
TOTAL COST and EXPENSES	18,342,458	17,839,092
OPERATING INCOME / (LOSS)	933,861	(305,364)
OTHER EXPENSE
Interest expense and loan fees	1,057,143	—
TOTAL OTHER EXPENSE	1,057,143	—
NET LOSS	$(123,282)	$(305,364)
NET LOSS PER UNIT
Member Units Outstanding(1)	1,000	1,000
NET LOSS PER UNIT BASIC/DILUTED	$(123)	$(305)

(1)
Adjusted to reflect the retrospective combination of the Company as if the combination had been in effect since the inception of common control (refer to Note 1 “Transactions between Entities under Common Control” of the audited consolidated financial statements).

The accompanying notes are an integral part of these condensed consolidated financial statements.

REFRESHING USA, LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND MARCH 31, 2022
	Capital Accounts	Retained Earnings	Total
Balance as of December 31, 2022 – RESTATED(1)	$16,818,264	$22,962,366	$39,780,630
Net loss	—	(123,282)	(123,282)
Balance as of March 31, 2023	$16,818,264	$22,839,084	$39,657,348
Balance as of December 31, 2021 – RESTATED(1)	$17,912,376	$12,739,351	$30,651,727
Capital contributions	1,039,488	—	1,039,488
Net loss	—	(305,364)	(305,364)
Balance as of March 31, 2022	$18,951,864	$12,433,987	$31,385,851

(1)
Adjusted to reflect the retrospective combination of the Company as if the combination had been in effect since the inception of common control (refer to Note 1 “Transactions between Entities under Common Control” of the audited consolidated financial statements).

The accompanying notes are an integral part of these consolidated financial statements.

REFRESHING USA, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND MARCH 31, 2022
	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Operating Activities:
Net loss	$(123,282)	$(305,364)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	573,662	508,321
Amortization of debt discount lender fees	1,071,562	—
Changes in assets
Increase in accounts and related party receivables	(3,866,998)	(546,266)
Decrease in inventory	1,276,463	115,094
Changes in liabilities
Increase in accounts payable and accrued liabilities	1,465,847	235,142
Cash provided by operating activities	397,254	6,927
Investing activities:
Purchased of Fixed Assets	(66,159)	—
Cash used for investing activities	(66,159)	—
Financing activities:
Proceeds on loans	1,706,434	—
Payments for loans	(1,741,277)	—
Cash used for financing activities	(34,843)	—
Increase in cash	296,252	6,927
Cash and cash equivalents at beginning of year	1,210,849	1,464,329
Cash and cash equivalents at end of period	$1,507,101	$1,471,256
Cash paid for interest	$5,376	$—
SUPPLEMENTAL NON-CASH INVESTING & FINANCING TRANSACTIONS
Capital contributions	$—	$1,039,488
The accompanying notes are an integral part of these consolidated financial statements.

REFRESHING USA, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
NOTE 1.   NATURE OF BUSINESS, AND BASIS OF PRESENTATION
Refreshing USA (the “Company” and or “RUSA”) is a national provider of vending, coffee and water machines services to education, healthcare, business and industry, and sports, leisure & corrections clients. The Company’s core market is the United States.
The consolidated financial statements include the accounts of the Company and all its subsidiaries in which a controlling financial interest is maintained in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). All significant intercompany transactions and accounts have been eliminated. The following is a list of RUSA’s subsidiaries as of March 31, 2023.
•
Refreshing Arizona

•
Refreshing California

•
Refreshing Carolinas

•
Refreshing Colorado

•
Refreshing DC

•
Refreshing Florida

•
Refreshing Georgia

•
Refreshing Great Lakes

•
Refreshing Great Plains

•
Refreshing Nevada (dba Refreshing Las Vegas)

•
Refreshing Midwest

•
Refreshing MidAtlantic

•
Valley Vending (dba Refreshing Montana)

•
Refreshing New England

•
Refreshing New Mexico

•
Refreshing Texas

•
Refreshing Washington (dba Elite Vending)

As the Company and consolidated entities were determined to be under common control, the Company’s financial data is presented on a combined basis retrospectively at their carrying value to the earliest period presented.
On February 10, 2023, Integrated Wellness Acquisition Corp (“IWAC”) entered into an Agreement and Plan of Merger with RUSA, IWAC Holdings Inc., a Delaware corporation and wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time (the “Seller Representative”) (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”). On February 14, 2023, the Company filed its Proxy form S-4 registration statement.

Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Article 8 of Regulation S-X. Accordingly, these financial statements do not include all information and footnotes required by US GAAP for complete financial statements, and are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2023 or for any other interim period or for any other future fiscal year. The balance sheet as of December 31, 2022, included herein, was derived from the audited restated financial statements as of that date, but does not include all disclosures including certain notes required by US GAAP on an annual reporting basis. Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been omitted pursuant to such rules and regulations. Therefore, these interim financial statements should be read in conjunction with the audited restated financial statements for the fiscal year ended December 31, 2022, and notes included elsewhere in this registration statement. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for fair presentation of the results of operations, financial position and cash flows for the periods presented have been reflected. The Company believes that the disclosures provided herein are adequate to prevent the information presented from being misleading.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
There have been no material changes in significant accounting policies as described in the Company’s consolidated restated financial statements for the year ended December 31, 2022
New Accounting Standards Updates
Adopted Standards
If the Company or its prospective parent company becomes public or is public, the Company expects such public company to be an “emerging growth company.” The JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.
Standards Not Yet Adopted (from most to least recent date of issuance)
In March 2023, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update (“ASU”) Investments — Equity Method and Joint Ventures (Topic 323). ASC 323-10 provided guidance on the application of the equity method of account to investment with the Subtopic’s scope. The investor has a degree of responsibility for the return on its investment and it is appropriate to include in the result of operation of the investor its share of the earnings or losses of the investee. The adoption of this guidance is not applicable to the Company and would not have a material impact on the condensed consolidated financial statements.
In March 2023, FASB aligns the new guidelines with the existing guidelines for fail value of the underlying asset buy lessors that are not manufactures of dealers in codification improvements, ASU No. 2019-01 Leases (Topic 842). The result, the fair value of the underlying asset at lease commencement is its cost, reflecting any volume or trade discount that may apply. If there has been a significant lapse of time between the underlying asset acquired and when the lease commences the definition of “fair value” in Topic 820, Fair Value Measurement, should be applied. The effective date of adoption is for fiscal periods beginning after December 15, 2023. The Company is currently evaluating the impact of this standard.

Revenue Recognition
The following table presents revenue disaggregated by revenue source:
	March 31, 2023	March 31, 2022
Vending revenue	$13,405,795	$13,198,100
Pantry revenue	3,644,339	3,314,888
Service revenue – related party	2,226,185	1,020,740
Total Revenue	$19,276,319	$17,533,728
Costs and Expenses
Cost of services provided
The Company’s cost of services for vending machine and pantry food business is comprised of food costs and location hosting fees. The cost of service for the Company's maintenance service business includes the direct labor and material cost in provided the service to its related party customer. The following is a breakdown of those costs:
	March 31, 2023	March 31, 2022
Product	$8,432,988	$8,203,695
Maintenance/service expense	1,113,092	510,370
Host location fees	1,311,660	1,270,337
Total Cost of Services Provided	$10,857,740	$9,984,402
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Examples of estimates and assumptions include for revenue recognition, determining the nature and timing of satisfaction of performance obligations and variable consideration; the potential impairment of goodwill and intangible assets for our one reporting unit; useful lives of our tangible and intangible assets; allowances for doubtful accounts; the net realizable value of, and demand for our inventory.
Accounts Receivable
Based on FASB ASC 235-10-50, the Company recognizes accounts receivable based on the transactions of its customers. Typically supplies are ordered via online or telephone and delivered to the customer for receipt of goods and services. Once the customer acknowledges receipt of supplies the Company invoices the customer and has credit terms with the customer. Standard terms range from due on demand, net 30 to net 45 days.
	March 31, 2023	December 31, 2022
		RESTATED
Accounts Receivable	$6,521,243	$6,824,691
Related Party Note Receivable	8,576,247	4,405,865
Less Allowance of Doubtful Accounts	—	—
Total Accounts Receivable	$15,097,490	$11,230,556
The Company’s service revenue has extended terms of collection. Accounts Receivable includes the Related Party Payments have traditionally been made intermittently or one-time annually, see Note 6 — Related Party for additional information. Receivables from service revenues were $2,226,185 and

$2,995,059 as of March 31, 2023, and December 31, 2022, respectively and included as a part of the Related Party Note Receivable. The Company also advanced an additional $1,944,197 to the Related Party, this amount was included in the Note Receivable balance as of March 31, 2023. The Company assesses the viability of its accounts to determine collection on a quarterly basis. The Company notes any bad debt in its assessment and accounts for these bad debts in its allowance for doubtful account. As of March 31, 2023, and December 31, 2022, the company recognized zero for both fiscal years respectively.
Fixed Assets
Fixed Assets is stated at cost and are depreciated over their estimated useful lives on a straight-line basis. Gains and losses on dispositions are included in operating results. Maintenance and repairs are charged to current operations and replacements and significant improvements that extend the useful life of the asset are capitalized. Depreciation expenses, which is excluded from our Cost of Goods Sold, have been disclosed on our operating expenses. The estimated useful lives for the major categories are 7 to 15 years for service equipment and fixtures.
Properties, plant and equipment on March 31, 2023, and December 31, 2022, consisted of the following:
	March 31, 2023	December 31, 2022
Machinery & Equipment	$12,977,993	$12,980,768
Vehicles	1,583,242	1,514,307
	14,561,235	14,495,075
Less Accumulated Depreciation	(8,833,812)	(8,318,128)
Total Fixed Assets	$5,727,423	$6,176,947
During the three months ended March 31, 2023, and 2022, the Company recognized depreciation expense in the amount of $515,684 and $434,766, respectively.
Intangible Assets
Intangible assets and Goodwill on March 31, 2023, and restated December 31, 2022, consisted of the following:
	March 31, 2023	December 31, 2022
		RESTATED
Goodwill	$16,952,876	$16,952,876
Customer Lists	1,538,548	1,538,548
Less Accumulated Amortization	(119,588)	(99,326)
Total Customer Lists	1,418,960	1,439,222
Non-Compete Agreements	1,084,915	1,084,915
Less Accumulated Amortization	(232,610)	(194,893)
Total Non-Compete Agreements	852,305	890,022
Total Intangible Assets	$19,224,141	$19,282,120
The Company recognized amortization expense of its non-compete agreements in the amount of $37,718 as of March 31, 2023, and $37,718 as of March 31, 2022. The Company also recognized amortization expense of its customer lists in the amount of $20,261 and $35,837 as of March 31, 2023, and 2022, respectively. Based on our current intangible asset non-compete agreements and customer list, our current amortization schedule is $240,127 per year for the next 5 years.

Other Accrued Expenses and Liabilities
The following table presents details of “accrued expenses and other current liabilities” in the Condensed Consolidated Balance Sheets. Accounts payable and accrued liabilities on March 31, 2023, and restated December 31, 2022, respectively, consisted of the following:
	March 31, 2023	December 31, 2022
		RESTATED
Accounts Payable	$4,744,027	$2,891,253
Accrued Liabilities	294,823	681,751
Member Distribution Payable	2,133,600	2,133,600
Total Accrued Liabilities	$7,172,450	$5,706,604
As of March 31, 2023 and restated December 31, 2022, the $2,133,600 member distribution payable is owed to SMS. WSM’s $266,400 distribution payable has been offset by WSM’s related party receivable.
NOTE 2:   NOTES AND LOANS PAYABLE
Notes and Loans payable were comprised of the following as of March 31, 2023, and restated December 31, 2022:
Notes Payable	March 31, 2023	December 31, 2022
		RESTATED
Notes payable – maturity date May 2023	$1,345,878	$174,705
Less Deferred fees	(220,938)	(29,496)
Vehicle Finance	265,315	208,327
Total Notes and Loans Payable	$1,390,255	$353,536
In January 2023, the Company entered into three short-term debt agreements for $2,900,000 and incurred debt discount and lender fees of $1,262,500, resulting in a weighted average effective annualized interest rate of 145% that are amortized over the May 2023 term of the loans. The loans are securitized by the assets of the Company.
The Company entered into various vehicle financing agreements between May and October 2022 for a total of $217,326 with maturity dates ranging from May to October 2027 at an effective interest rate of 8%. The Company entered into an additional auto financing agreement in January 2023 for a total of $68,934 at 9.19% interest with a maturity date in December 2027. The loans are securitized by the vehicle assets of the Company.
The vehicle finance loan balances over the next five years are as follows:
Vehicle Finance	12/31/2023	12/31/2024	12/31/2025	12/31/2026	12/31/2027
Total Vehicle Finance	$228,016	$174,699	$116,970	$54,464	$0
On March 31, 2023, the Company entered into a working capital ABL agreement. The Agreement provides for an asset-based revolving credit facility (the “ABL Facility”) with aggregate revolving commitments established at closing of Ten Million ($10,000,000). The ABL Facility is secured on a priority basis (subject to customary exceptions) on all accounts receivable (including credit card receivables), inventory, and tangible assets, of the Company and its subsidiaries that are borrowers under the ABL Facility. Amounts available to be drawn from time to time under the ABL Facility are equal to the lesser of (i) a borrowing base equal to the sum of (a) 85% of eligible receivables plus (b) 85% of eligible inventory, valued at the lower of cost or market value. Subject to customary exceptions and restrictions, the Company may voluntarily repay outstanding amounts under the ABL Facility at any time without premium or penalty. (ii) Interest rate at 15.35%. All issue costs of $170,000 were paid at the time of first funding. Any voluntary prepayments made will not reduce commitments under the ABL Facility. Maturity date is Twenty-Four (24) months from effective date. The Company has not drawn funds on the facility as of March 31, 2023. As of June 5, 2023, the Company has drawn $2,800,000 of the facility.

NOTE 3:   OPERATING LEASES
The Company has lease arrangements primarily related to warehouse and distribution center real estate, which generally have terms of one-and-a-half to eight years. In addition, there are leases identified in the Company’s revenue contracts with customers, which generally include variable lease payments. The Company assesses whether an arrangement is a lease, or contains a lease, upon inception of the related contract. Lease expense is recognized on a straight-line basis over the expected lease term.
The following table summarizes the location of the operating leases in the Company’s Consolidated Balance Sheets, as well as the weighted average remaining lease term and weighted average discount rate:
	March 31, 2023	December 31, 2022
	Total	RESTATED Total
Assets
Operating lease right-of-use assets	$336,388	$400,738
Liabilities
Current
Operating lease liabilities	$151,039	$181,103
Noncurrent
Operating lease liabilities	$190,352	$224,701
	March 31, 2023	December 31, 2022
	Total	RESTATED Total
Weighted-average remaining lease term (years):
Operating leases	2.56	2.60
Weighted-average discount rate:
Operating leases	3.23%	3.23%
The following table summarizes the location of lease related costs in the Consolidated Statements of Income:
	March 31, 2023	March 31, 2022
	Total	Total
Lease cost
Operating lease cost	$67,229	$95,462
Short-term lease cost	9,600	—
Variable lease cost(1)	1,311,660	1,217,538
Total lease cost	$1,388,489	$1,313,000

(1)
Includes variable costs related to leases associated with revenue contracts with customers for the three months ended March 31, 2023 and March 31, 2022. The Company pays certain host clients to operate at their locations, typically based on a profit-sharing formula.

Maturities of lease liabilities were as follows as of March 31, 2023
Operating Lease
Year 1	$122,833
Year 2	137,413
Year 3	54,000
Year 4	40,500
Total lease payments	$354,746
Less: Interest	13,355
Present value of lease liabilities	$341,391
Supplemental cash flow information related to leases for the periods reported is as follows:
	March 31, 2023	March 31, 2022
	Total	Total
Other information
Cash paid for amounts included in measurement of liabilities:
Operating cash flows from operating leases	$67,592	$94,847
NOTE 4:   COMMITMENTS AND CONTINGENCIES
Litigation
From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any such pending or threatened legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.
Commitments
The Company occupies fifteen (15) warehouse locations across the United States owned by a related party Member (see Note 6 for additional information). The occupancy payments are non-cancellable where neither party can terminate the contractual arrangement and where the Company is not subject to occupancy cost escalations. There are no set term limits on the properties used by the Company and these occupancy costs are paid annually and in perpetuity for each of the next five years as summarized below:
Branch/Division	2023 – 2027
No. of properties	15
Refresh AZ	$48,000
Refresh CA	180,000
Refresh CO	144,000
Refresh FL	180,000
Refresh GA (2)	195,600
Refresh GL (2)	349,200
Refresh NM	60,000
Refresh NV	264,000
Refresh OR	198,000
Refresh TX (4)	436,200
$2,055,000
Based on the terms of the contracts there are no provisions for cancellations or increases in occupancy costs. These occupancy costs are perpetual in nature and will continue indefinitely.

NOTE 5:   CONCENTRATIONS
We are not dependent upon any one vendor and have alternative purchasers readily available at competitive market prices if there is a disruption in services or other events that cause us to search for other ways to sell our production.
We have no customer concentration. Our vending machines service a wide variety of customers across our national network, there is no one customer which makes up a significant concentration of our business.
NOTE 6:   RELATED PARTY
In 2020, the Company executed an exclusive agreement with Water Station Management LLC (“WSM”) that is majority-owned and controlled by our Chief Executive Officer, Ryan Wear. The Company engages in the servicing of unattended retail vending machines which are owned or managed by WSM. This exclusive agreement provides the Company with generated revenues from the service of machines. Revenues from services were $2,226,185 and $1,020,740 for March 31, 2023, and March 31, 2022, respectively. Please see Note 1, for additional information on the revenue recognition of service revenues. Receivables from service revenues for the three months ended March 31, 2023, were $5,221,244. Receivable payments have traditionally been intermittent or one-time per year. The Company recognizes the variation of these terms against standards terms for other receivables and expects to have the related party receivable terms brought into the Company’s standard terms of 30 – 45 days by the end of the year. In addition, the Company has related party contract arrangements for fifteen (15) warehouse locations. Please see Note 4 for additional information.

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Refreshing USA
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Refreshing USA as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/S/ BF Borgers CPA PC
BF Borgers CPA PC (PCAOB ID 5041)
We have served as the Company’s auditor since 2022
Lakewood, CO
April 4, 2023, except for the effects on the financial statements of the restatement described in Note 2, as to which the date is August 14, 2023

REFRESHING USA, LLC
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2022 AND DECEMBER 31, 2021
	As of December 31, 2022	As of December 31, 2021
	RESTATED	RESTATED
ASSETS
CURRENT ASSETS
Cash	$1,210,849	$1,464,329
Accounts Receivable	6,824,691	3,341,497
Related Party Note Receivable	4,405,865	1,313,301
Inventory	7,945,364	5,373,734
TOTAL CURRENT ASSETS	20,386,769	11,492,861
Fixed Assets, net of accumulated depreciation of $8,318,128 and $6,446,872 as of December 31, 2022, and December 31, 2021, respectively	6,176,947	7,786,129
Operating Lease Right-of-use Assets	400,738	670,683
Intangible Assets, net of accumulated amortization of $294,219 and $0 as of December 31, 2022, and December 31, 2021, respectively	19,282,120	18,506,040
TOTAL ASSETS	$46,246,574	$38,455,713
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$2,891,253	$4,454,496
Accrued Liabilities	2,815,351	2,675,004
Current operating lease liabilities	181,103	284,031
Note and Loans Payable, net of $29,496 and $0 deferred loan fees as of December 31, 2022, and December 31, 2021, respectively	353,536	—
TOTAL CURRENT LIABILITIES	6,241,243	7,413,531
Noncurrent operating lease liabilities	224,701	390,456
TOTAL LIABILITIES	6,465,944	7,803,987
Commitments and Contingencies (see note 5)
MEMBERS’ EQUITY
Members’ Equity, net of distributions of $616,639 and $2,750,238 as of December 31, 2022, and December 31, 2021, respectively	16,818,264	17,912,375
Retained Earnings	22,962,366	12,739,351
TOTAL EQUITY	39,780,630	30,651,726
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$46,246,574	$38,455,713
The accompanying notes are an integral part of these consolidated financial statements.

REFRESHING USA, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021
	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
	RESTATED	RESTATED
REVENUE	$74,398,825	$47,091,478
COST and EXPENSES
Cost of services provided (exclusive of depreciation and amortization)	41,355,886	25,473,703
Selling, general and administrative expenses	17,794,458	10,982,601
Related party occupancy cost	1,144,200	825,000
Depreciation and amortization	2,134,601	1,913,388
TOTAL COST and EXPENSES	62,429,145	39,194,692
OPERATING INCOME	11,969,680	7,896,786
OTHER EXPENSE
Interest expense and loan fees	1,746,665	—
TOTAL OTHER EXPENSE	1,746,665	—
NET INCOME	$10,223,015	$7,896,786
NET INCOME PER UNIT
Member Units Outstanding(1)	1,000	1,000
NET INCOME PER UNIT BASIC/DILUTED	$10,223	$7,897

(1)
Adjusted to reflect the retrospective combination of the Company as if the combination had been in effect since the inception of common control (refer to Note 1 “Transactions between Entities under Common Control”).

The accompanying notes are an integral part of these consolidated financial statements.

REFRESHING USA, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021
	Capital Accounts	Retained Earnings	Total
Balance as of December 31, 2020 – RESTATED(1)	$10,147,023	$4,842,565	$14,989,588
Capital contributions	8,092,275	—	8,092,275
Capital redemptions	(326,922)		(326,922)
Net Income	—	7,896,786	7,896,786
Balance as of December 31, 2021 – RESTATED(1)	$17,912,376	$12,739,351	$30,651,727
Capital contributions	1,039,488	—	1,039,488
Capital redemptions	(2,133,600)	—	(2,133,600)
Net income	—	10,223,015	10,223,015
Balance as of December 31, 2022 – RESTATED(1)	$16,818,264	$22,962,366	$39,780,630

(1)
Adjusted to reflect the retrospective combination of the Company as if the combination had been in effect since the inception of common control (refer to Note 1 “Transactions between Entities under Common Control”).

The accompanying notes are an integral part of these consolidated financial statements.

REFRESHING USA, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021
	For Fiscal Year Ended December 31, 2022	For Fiscal Year Ended December 31, 2021
	RESTATED	RESTATED
Operating Activities:
Net income	$10,223,015	$7,896,786
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,134,601	1,913,388
Amortization of debt discount lender fees	1,520,487	—
Changes in assets
Increase in accounts and related party receivables	(6,575,758)	(4,254,024)
Increase in inventory	(2,571,630)	(1,507,284)
Changes in liabilities
Decrease in accounts payable and accrued liabilities	(3,564,381)	(3,162,407)
Cash provided by operating activities	1,166,334	886,459
Investing activities:
Purchase of Fixed Assets	(262,012)	—
Cash used for investing activities	(262,012)	—
Financing activities:
Proceeds on loans	2,515,521	—
Payments for loans	(3,673,323)	—
Payments for distributions	—	(326,921)
Cash used for financing activities	(1,157,802)	(326,921)
(Decrease) Increase in cash	(253,480)	559,538
Cash and cash equivalents at beginning of year	1,464,329	904,791
Cash and cash equivalents at end of period	$1,210,849	$1,464,329
Cash paid for interest	$5,949	$—
SUPPLEMENTAL NON-CASH INVESTING & FINANCING TRANSACTIONS
Capital contributions	$1,039,488	$8,092,275
Distribution payable	$2,133,600	$—
The accompanying notes are an integral part of these consolidated financial statements.

REFRESHING USA, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022, AND 2021
NOTE 1.   NATURE OF BUSINESS, BASIS OF PRESENTATION
Refreshing USA (the “Company” and or “RUSA”) is a national provider of vending, coffee/panty and water machines services to education, healthcare, business and industry, and sports, leisure & corrections clients. The Company’s core market is the United States.
The consolidated financial statements include the accounts of the Company and all its subsidiaries in which a controlling financial interest is maintained in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). All significant intercompany transactions and accounts have been eliminated. The following is a list of RUSA’s subsidiaries as of December 31, 2022, and December 31, 2021, respectively:
•
Refreshing Arizona

•
Refreshing California

•
Refreshing Carolinas

•
Refreshing Colorado

•
Refreshing DC

•
Refreshing Florida

•
Refreshing Georgia

•
Refreshing Great Lakes (GL)

•
Refreshing Great Plains (GP)

•
Refreshing Nevada (dba Refreshing Las Vegas)

•
Refreshing Midwest (MW)

•
Refreshing MidAtlantic (MA)

•
Valley Vending (dba Refreshing Montana)

•
Refreshing New England (NE)

•
Refreshing New Mexico

•
Refreshing Texas

•
Refreshing Washington (dba Elite Vending)

As the Company and its subsidiaries were determined to be under common control, the Company’s financial statements and data are presented on a combined basis retrospectively at their carrying value to the earliest period presented. The accompanying 2022 and 2021 audited restated financial statements reflect the financial position, results of operations, members’ equity and cash flows of the Company on a combined basis due to common ownership.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
New Accounting Standards Updates
Adopted Standards
If the Company or its prospective parent company becomes public or is public, the Company expects such public company to be an “emerging growth company.” The JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.
Effective January 1, 2020, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The Company adopted the standard using a modified retrospective method.
In November 2021, the FASB issued an ASU which requires that an entity provide certain annual disclosures when they have received government assistance. The guidance is effective for the Company in the first quarter of fiscal 2023 and early adoption is permitted. The adoption of the guidance did not have a material impact on the consolidated financial statements.
In October 2021, the FASB issued an ASU which requires that an entity (acquirer) recognize, and measure contract assets and contract liabilities acquired in a business combination in accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”) as if it had originated the contracts. The guidance is effective for the Company in the first quarter of fiscal 2024 and early adoption is permitted. The adoption of the guidance did not have a material impact on the consolidated financial statements.
In January 2021, the FASB issued an ASU which clarifies certain optional expedients and exceptions for contract modifications and hedge accounting that may apply to derivatives that are affected by the discontinuance of LIBOR and the reference rate reform standard. The Company may adopt this guidance through December 31, 2022, which generally can be applied to applicable contract modifications through December 31, 2022. The adoption of the guidance did not have a material impact on the consolidated financial statements.
In March 2020, the FASB issued an ASU which provides optional expedients that may be adopted and applied through December 31, 2022, to assist with the discontinuance of LIBOR. The expedients allow companies to ease the potential accounting burden when modifying contracts and hedging relationships that use LIBOR as a reference rate if certain criteria are met. During fiscal 2020, the Company adopted the optional expedient to assert probability of forecasted hedged transactions occurring on its interest rate swap derivative contracts regardless of any expected contract modifications related to reference rate reform. The Company may adopt the remaining amendments of this standard through December 31, 2022, which generally can be applied to applicable contract modifications through December 31, 2022. The adoption of the guidance did not have a material impact on the consolidated financial statements.
In March 2019, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update (“ASU”) ASU 2019-01 which provided clarification regarding three issues related to the lease recognition standard. The guidance was effective for the Company in the first quarter of fiscal 2020 when the lease accounting standard was adopted and does not have a material impact on the consolidated financial statements.
In July 2018, the FASB issued two ASUs regarding the lease recognition standard. The guidance provided clarification on issues identified regarding the adoption of the standard, provided an additional transition method to adopt the standard and provided an additional practical expedient to lessors. The guidance was effective for the Company in the first quarter of fiscal 2021 when the lease accounting standard was adopted. See below for further discussion regarding the impact of this standard.
On January 1, 2021, the Company adopted Accounting Standards Codification 842 (“ASC 842” or the “new lease standard”) using the modified retrospective transition approach with an adjustment that recognized “Operating Lease Right-of-use Assets,” “Current operating lease liabilities” and “Noncurrent Operating Lease Liabilities” on the Consolidated Balance Sheets on December 31, 2022, and December 31, 2021, respectively. Adoption of the new lease standard resulted in the recognition of operating lease liabilities and associated operating lease right-of-use assets of approximately $400,739 and $670,683, respectively, as of December 31, 2022, and December 31, 2021. There was no material impact to the Consolidated Statements of (Loss) Income or Consolidated Statements of Cash Flows as a result of adoption. See property operating leases for further information on the impact of adopting the new lease standard.
Standards Not Yet Adopted (from most to least recent date of issuance)
In December 2022, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update (“ASU”) which defers the sunset date of Topic 848, Reference Rate Reform, to December 31, 2024, from December 31, 2022. In January 2021, the FASB issued an ASU, which clarified certain optional expedients and exceptions for contract modifications and hedge accounting that may apply to derivatives that are affected by the discontinuance of LIBOR and the reference rate reform standard. In March 2020, the FASB issued an ASU which provided optional expedients that may be applied to assist with the discontinuance of LIBOR. The expedients allow companies to ease the potential accounting burden when modifying contracts and hedging relationships that use LIBOR as a reference rate if certain criteria are met. The Company may apply the optional expedients of this standard through December 31, 2024. The Company is currently evaluating the impact of this standard.
In September 2022, the FASB issued an ASU to enhance the transparency of supplier finance programs, which may be referred to as reverse factoring, payables finance or structured payables arrangements. The guidance will require that a buyer in a supplier finance program disclose the program’s nature, activity, and potential magnitude. The guidance is effective for the Company in the first quarter of fiscal 2024 and early adoption is permitted. The Company is currently evaluating the impact of this standard.
In March 2022, the FASB issued ASU which eliminates the accounting guidance for troubled debt restructuring for creditors in Accounting Standards Codification 310-40, Receivables — Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. In addition, the ASU requires an entity to disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases. The Company is currently evaluating the impact of this standard.
In March 2022, the FASB issued an ASU which expands the scope of existing guidance to allow entities to apply the portfolio layer method to portfolios of all financial assets, including both pre-payable and non-pre-payable financial assets. The Company is currently evaluating the impact of this standard.
In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments in this ASU, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The FASB has issued multiple updates to ASU 2016-13 as codified in Topic 326, including ASUs 2019-04, 2019-05, 2019-10, 2019-11, 2020-02, and 2020-03. These ASUs have provided for various minor technical corrections and improvements to the codification as well as other transition matters. The amendments in the ASU are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early application of the amendments is permitted. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures.
In May 2019, the FASB issued an ASU which provides the option to irrevocably elect to apply the fair value measurement option on an instrument-by-instrument basis for certain financial instruments within the scope of the credit losses on financial instruments standard. The Company is currently evaluating the impact of this standard.
Revenue Recognition
The Company recognizes revenue when its performance obligation is satisfied upon the transfer of control of the promised product or service to a customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services. The Company generally records revenue on a gross basis as the Company is the primary obligor and service provider to its customers. RUSA engages clients to “host” vending machines/micro markets which supply the Company’s customers with snacks and sodas, at the stated transaction price at each vending machine location. The Company also provides goods and services through its OCS/Pantry business line. RUSA installs and operates, its vending machines located at various client host locations throughout the United States. Revenue is generated by vending machines when customers at host locations purchase inventory from the machines’ point of sale (“POS”) system.
RUSA also engages in servicing and maintaining unattended retail vending machines through exclusive agreements to service and maintain these machines with a related party. These exclusive agreements provide RUSA with service revenues from the machines. See Note 7 — Related Party, for additional details.
Costs and Expenses
Cost of services provided RESTATED
The Company’s cost of services for vending machine and pantry food business is comprised of food costs and location hosting fees. The cost of service for the Company’s maintenance service business includes the direct labor and material cost in provided the service to its related party customer. The following is a breakdown of those costs:
	December 31, 2022	December 31, 2021
Product	$34,258,730	$22,111,492
Maintenance/service expense	2,946,306	2,015,116
Host location fees	4,150,850	1,347,095
Total Cost of Services Provided	$41,355,886	$25,473,703
Selling, General and Administrative
Selling, general, and administrative (“SG&A”) expenses primarily consist of salaries, bonuses, fringe benefits, marketing, utilities, rent and digital expenses, warehousing, fulfillment, and costs related to operations,
Vendor Consideration
Consideration received from vendors includes rebates accounted for as an adjustment to the cost of the vendors’ products or services and included in cost of services provided. Vendor rebate receivables are included in Accounts Receivable.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Examples of estimates and assumptions include for revenue recognition, determining the nature and timing of satisfaction of performance obligations and variable consideration; the potential impairment of goodwill and intangible assets for our one reporting unit; useful lives of our tangible and intangible assets; allowances for doubtful accounts; the net realizable value of, and demand for our inventory.
Reclassification
Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation. These reclassifications had no effect on net earnings or cash flows as previously reported.
Accounts Receivable RESTATED
Based on FASB ASC 235-10-50, the Company recognizes accounts receivable based on the transactions of its customers. Typically supplies are ordered via online or telephone and delivered to the customer for receipt of goods and services. Once the customer acknowledges receipt of supplies the Company invoices the customer and has credit terms with the customer. Standard terms range from due on demand, net 30 to net 45 days. The following is a summary of the total restated accounts receivable:
	December 31, 2022	December 31, 2021
Accounts Receivable	$6,824,690	$3,341,497
Related Party Note Receivable	4,405,865	1,313,301
Less Allowance of Doubtful Accounts	—	—
Total Accounts Receivable	$11,230,555	$4,654,798
The Company’s service revenue has extended terms of collection. Accounts Receivable includes the Related Party Payments have traditionally been made intermittently or one-time annually, see Note 7 — Related Party for additional information. Receivables from service revenues were $2,995,059 and $1,313,301 as of December 31 ,2022, and December 31, 2021, respectively. The Company also advanced an additional $1,410,806 to the Related Party, this amount was included in the Note Receivable balance as of December 31, 2022. The Company assesses the viability of its accounts to determine collection on a quarterly basis. The Company notes any bad debt in its assessment and accounts for these bad debts in its allowance for doubtful account. The Company recognized no allowance for doubtful accounts as of December 31, 2022 and December 31, 2021.
Inventory
Inventories are stated at lower of cost or net realizable value (“NRV”). Inventory costs are determined using standard costs which approximate actual costs under the first-in, first-out method. We evaluate inventories for excess quantities and obsolescence, in order to state the inventory at lower of cost or NRV. If sales demands are below our projections, a write-down of inventory may be required, and would be reflected in cost of goods sold in the period the revision is made.
Fixed Assets RESTATED
Fixed assets is stated at cost and are depreciated over their estimated useful lives on a straight-line basis. Gains and losses on dispositions are included in operating results. Maintenance and repairs are charged to current operations and replacements and significant improvements that extend the useful life of the asset are capitalized. Depreciation expense, which is excluded from our Cost of Goods Sold, have been disclosed on our operating expenses. The estimated useful lives for the major categories are 7 to 15 years for service equipment and fixtures.
Fixed assets on December 31, 2022, and December 31, 2021, consisted of the following:
	December 31, 2022	December 31, 2021
Machinery & Equipment	$12,980,768	$12,718,694
Vehicles	1,514,307	1,514,307
	14,495,075	14,233,001
Less Accumulated Depreciation	(8,318,128)	(6,446,872)
Total Fixed assets	$6,176,947	$7,786,129
During the fiscal year ending December 31, 2022, and December 31, 2021, the Company recognized depreciation expense in the amount of $1,871,256 and $1,913,388, respectively.
Intangible Assets
Based on FASB ASC 350-30-50, Goodwill represents the excess of the fair value of consideration paid for an acquired entity over the fair value of assets acquired and liabilities assumed in a business combination. Goodwill is not amortized and is subject to an impairment test that the Company conducts annually or more frequently if a change in circumstances or the occurrence of events indicates that potential impairment exists, by using discounted cash flow method. The Company performs its impairment assessment of goodwill for its one reporting unit. as of the end of the fiscal month of December. If results of the qualitative assessment indicate a more likely than not determination or if a qualitative assessment is not performed, a quantitative test is performed by comparing the estimated fair value using discounted cash flow calculations of each reporting unit with its estimated net book value. As of December 31, 2022, and December 31, 2021, the Company determined that its Goodwill was not impaired. Goodwill recognized is attributable to a substantial assembled workforce, which does not qualify for separate recognition, as well as expected future economic benefits. None of the goodwill recognized is expected to be deductible for tax purposes. The Company has completed its final assessment of the fair values of the intangible assets acquired in December of 2021. The Company has updated certain provisional amounts reflected in the final purchase price allocation.
Identifiable intangibles are customer relationships, contracts and backlog and trade name and have estimated lives ranging from 15 to 20 years. The amortization of these intangibles required an assessment of their impact on the business. As it pertains to the non-compete agreements, the company assesses the cycle of time as there is a finite period for the non-compete agreements (typically 3-5 years), as such the non-competes are amortized. During the Company’s fiscal year ended December 31, 2021, the roll up of branches and divisions which had identifiable intangible assets of non-compete agreements was established late in the fiscal year. We did not recognize any non-compete agreements due to the timing of these intangible assets being identified.
Intangible assets and Goodwill on December 31, 2022, and December 31, 2021, consisted of the following:
	December 31, 2022	December 31, 2021
Goodwill	$16,952,876	$15,882,577

Customer Lists	1,538,548	1,538,548
Less Accumulated Amortization	(99,326)	—
Total Customer Lists	1,439,222	1,538,548
Non-Compete Agreements	1,084,915	1,084,915
Less Accumulated Amortization	(194,893)	—
Total Non-Compete Agreements	890,022	1,084,915
Total Intangible Assets	$19,282,120	$18,506,040
During the fiscal year ended December 31, 2022, the Company recognized amortization expense of its non-compete agreements in the amount of $164,019, and as of December 31, 2021, recognized zero. The Company also recognized amortization expense of its customer list in the amount of $99,326 and $0 as of December 31, 2022, and December 31, 2021, respectively. The Company assessed non-compete agreements and customer lists in 2021 and found that there was no material adjustment necessary for amortizing the customer lists. The Company recognized the immaterial amount $30,874 in fiscal year 2022. Based on our current intangible asset non-compete agreements and customer list, our current amortization schedule is $185,419 per year for the next 5 years.
Transactions Between Entities under common control RESTATED
In accordance with Accounting Standards Codification (“ASC”) 805-50, the Company entered into a reorganization agreement on January 13, 2023, with its common controlled unit holders Summit Management Service (“SMS”) and Water Station Management (“WSM”) to transfer and acquire certain regional branch business assets located across the United States. The Company issued 1,000 membership unit interests in the Company as consideration for the net business assets acquired. The business and net assets were transferred s to the Company at their historical carrying value. There was no excess consideration issued in relation to the net assets received by the Company. As of December 31, 2022, SMS owned 88.9% (889 member units) of RUSA and WSM owned 11.1% (111 member units) of RUSA. The transfer of the businesses under common control is accounted for at their original carrying amount with retrospective adjustment applied to all the reported prior period financial statements. The total of 1,000 units were issued by the Company to the common controlled entities for the transfer of $39,780,630 of net assets to the Company as of December 31, 2022 as stated in the audited restated consolidated financial statements. The following is a summary of business combination transactions entered into by predecessor entities under common control for the fiscal years ended 2021 and 2022.
SMS purchased Skil Vending on March 3, 2021, for $1,064,351. The asset purchase included goodwill of $1,064,351 and was transferred to RUSA’s Great Lakes subsidiary.
SMS purchased Perl Vending on June 3, 2021, for $148,295. The asset purchase included goodwill of $148,295 and was transferred to RUSA’s Great Lakes subsidiary.
SMS purchased Take-A-Break on June 24, 2021, for $3,500,000. The asset purchase included fixed assets of $1,263,439, goodwill of $991,592, customer lists of $1,133,941 and non-compete agreements of $111,028 and was transferred to RUSA’s California subsidiary.
SMS purchased Perfect Choice Vending on August 10, 2021, for $455,000. The asset purchase included goodwill of $455,000 and was transferred to RUSA’s Florida subsidiary.
SMS purchased Star Vending on August 11, 2021, for $794,027. The asset purchase included fixed assets of $554,200, goodwill of $120,723 and non-compete agreements of $119,104 and was transferred to RUSA’s California subsidiary.
SMS purchased Sandia Vending on September 9, 2021, for $454,969. The asset purchase included goodwill of $454,969 and was transferred to RUSA’s New Mexico subsidiary.
SMS purchased Rogers Vending on September 20, 2021, for $1,010,641. The asset purchase included goodwill of $707,449 and non-compete agreements of $303,192 and was transferred to RUSA’s Great Lakes subsidiary.
SMS purchased Commercial Coffee Services and Commercial Food Systems on October 15, 2021, for $560,710 and $1,448,034, respectively. The Commercial Coffee Services asset purchase included goodwill of $280,355 and non-compete agreements of $280,355. The Commercial Food Systems asset purchase included $1,158,427 of goodwill and $289,607 of customer lists. All assets were transferred to RUSA’s' Great Lakes subsidiary.
SMS purchased Sonoran Vending on November 23, 2021, for $368,885. The asset purchase included goodwill of $295,108 and non-compete agreements of $73,777 and was transferred to RUSA’s California subsidiary.
SMS purchased Southern Vending on January 1, 2022, for $1,316,388. The asset purchase included $658,194 of fixed assets, $460,736 of goodwill, and $197,458 of non-compete agreements and was transferred to RUSA’s Georgia subsidiary.
SMS purchased 60% of SVS Vending on January 1, 2022, for $2,400,000. The asset purchase included $1,756,695 of fixed assets and $643,305 of goodwill and was transferred to RUSA’s Mid-Atlantic subsidiary.
SMS purchased Top Priority on January 4, 2022, for $150,000. The asset purchase included fixed assets of $150,000 and was transferred to RUSA’s Florida subsidiary.
Other Accrued Expenses and Liabilities RESTATED
The following table presents details of “accrued expenses and other current liabilities” in the Consolidated Balance Sheets. Accounts payable and accrued liabilities on December 31, 2022, and December 31, 2021, respectively, consisted of the following:

	December 31, 2022	December 31, 2021
Accounts Payable	$2.891.253	$4,454,496
Accrued Liabilities	681,751	1,367,807
Member Distribution Payable	2,133,600	—
Accrued Salaries and Benefits	—	1,307,197
Total Accrued Liabilities	$5,706,604	$7,129,500
As of December 31, 2022, the $2,133,600 member distribution payable is owed to SMS. WSM’s $266,400 distribution payable has been offset by WSM’s related party receivable.
Operating Leases
The Company has lease arrangements primarily related to warehouse and distribution center real estate, which generally have terms of one-and-a-half to eight years. In addition, there are leases identified in the Company’s revenue contracts with customers, which generally include variable lease payments. The Company assesses whether an arrangement is a lease, or contains a lease, upon inception of the related contract. A right-of-use asset and corresponding lease liability are not recorded for leases with an initial term of 12 months or less (“short-term leases”). As a result of adopting Accounting Standards Codification 842 (“ASC 842” or the “new lease standard”) on January 1, 2021 (first day of fiscal 2021), the Company recognized operating lease liabilities and operating lease right-of-use assets on its Consolidated Balance Sheets. Operating lease right-of-use assets represent the Company’s right to use the underlying assets for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease liabilities and operating lease right-of-use assets are recognized at the lease commencement date based on the estimated present value of the lease payments over the lease term. Deferred rent, tenant improvement allowances and prepaid rent are included in the operating lease right-of-use asset balances. Lease expense is recognized on a straight-line basis over the expected lease term. The Company has lease agreements with lease and non-lease components. Non-lease components are combined with the related lease components and accounted for as lease components for all classes of underlying assets. For leases that require us to pay real estate taxes, insurance, maintenance, and other operating expenses associated with the leased premises, these expenses are classified in Selling General and Administrative expenses in the Consolidated Statement of Operations.
As permitted under the transition guidance upon adoption of ASC 842, the Company elected the following practical expedients:
•
the simplified approach to not recast comparative periods and to apply the new lease standard on a prospective basis beginning in the year of initial adoption.

•
the package of practical expedients to not reassess the lease determination, lease classification or initial direct costs for leases commenced prior to adoption.

•
the component election to not separate lease and non-lease components in all arrangements that contain a lease; and

•
the short-term lease recognition exemption whereby lease-related assets and liabilities are not recognized for arrangements with initial lease terms of one year or less.

The Company did not elect the use of the hindsight expedient for determining the lease term.
Variable lease payments, which primarily consist of variable leases associated with the Company’s revenue contracts with customers for hosting Company vending machines at various locations, real estate taxes, common area maintenance charges, insurance costs and other operating expenses, are not included in the operating lease right-of-use asset or operating lease liability balances and are recognized in the period in which the expenses are incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain they will be exercised or not, respectively. Options to extend lease terms that are reasonably certain of exercise are recognized as part of the operating lease right-of-use asset and operating lease liability balances.

The Company is required to discount its future minimum lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. The Company uses its incremental borrowing rate as the discount rate. The Company uses a portfolio approach to determine the incremental borrowing rate based on the remaining lease term. The incremental borrowing rate is calculated using a base line rate plus an applicable margin.
Some of our property occupancy agreements are with a related party member WSM, providing for the Company to make perpetual payments with no stated term and are not classified as leases. See Note 5 — Commitment and Contingencies.
The following table summarizes the location of the operating leases in the Company’s Consolidated Balance Sheets, as well as the weighted average remaining lease term and weighted average discount rate:
	December 31, 2022	December 31, 2021
	Total	Total
Assets
Operating lease right-of-use assets	$400,738	$670,683
Liabilities
Current
Operating lease liabilities	$181,103	$284,031
Noncurrent
Operating lease liabilities	$224,701	$390,456
	December 31, 2022	December 31, 2021
	Total	Total
Weighted-average remaining lease term (years):
Operating leases	2.60	3.06
Weighted-average discount rate:
Operating leases	3.23%	3.23%
The following table summarizes the location of lease related costs in the Consolidated Statements of Income:
	December 31, 2022	December 31, 2021
	Total	Total
Lease cost
Operating lease cost	$332,159	$242,522
Variable lease cost(1)	4,150,850	1,347,095
Total lease cost	$4,483,009	$1,589,617

(1)
Includes variable costs related to leases associated with revenue contracts with customers for fiscal 2022 and 2021. The Company pays certain host clients to operate at their locations, typically based on a profit-sharing formula.

Maturities of lease liabilities were as follows as of December 31, 2022:
Operating Lease
Year 1	$190,424
Year 2	137,413
Year 3	54,000

Operating Lease
Year 4	40,500
Total lease payments	$422,337
Less: Interest	16,533
Present value of lease liabilities	$405,804

Supplemental cash flow information related to leases for the periods reported is as follows:
	December 31, 2022	December 31, 2021
	Total	Total
Other information
Cash paid for amounts included in measurement of liabilities:
Operating cash flows from operating leases	$330,896	$238,719
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases	$44,996	$900,342
Income taxes
The Company and related party common controlled entities SMS and WSM are subject to United States federal and state income taxes at the unit holder level, accordingly, except for certain State and local taxes, all income taxes are the liability of the respective SMS, WSM and Company unit holders.
NOTE 2:   RESTATEMENT OF FINANCIALS
The Company noted a material misstatement in the presentation of its Consolidated Balance Sheet as of December 31, 2021, and December 31, 2022, respectively. The Company did not properly disclose the impact of ASC 842 as it pertains to the right of use assets and lease liabilities under its operating lease agreements. The application of ASC 842 resulted in a right of use asset and a lease liability disclosure on the balance sheet and notes to the financials. The Company overstated its 2022 inventory and removed the income tax provision for 2022 and 2021 and related 2021 distribution liability. In addition, the company separately disclosed its related party note receivable and intangible assets were grouped on the face of the balance sheet. This restatement had a material effect on net income for the fiscal year ended December 31, 2021, and December 31, 2022, respectively.
	For Fiscal Year Ended December 31, 2021
CONSOLIDATED BALANCE SHEET	As previously reported	Restated 2021	Effect of Change
ASSETS
Accounts Receivable	$4,654,798	$3,341,497	$(1,313,301)
Related Party Notes Receivable	—	1,313,301	1,313,301
Operating Lease Right-of-use Assets	—	670,683	670,683
Intangible Assets (reclassed)	—	18,506,040	18,506,040
Goodwill	15,882,577	—	(15,882,577)
Non-compete Agreements	1,084,915	—	(1,084,915)
Customer Lists	1,538,548	—	(1,538,548)
TOTAL Assets	$37,785,030	$38,455,713	$670,683
LIABILITIES
Accounts Payable	$6,113,620	$4,454,496	$(1,659,124)
Current operating lease liabilities	—	284,031	284,031
TOTAL CURRENT LIABILITIES	7,129,499	7,413,531	(1,375,093)
Noncurrent Operating Lease Liabilities	—	390,456	390,456

	For Fiscal Year Ended December 31, 2021
CONSOLIDATED BALANCE SHEET	As previously reported	Restated 2021	Effect of Change
TOTAL LIABILITIES	7,129,499	7,803,987	(984,637)
MEMBERS’ EQUITY
Retained Earnings	11,084,031	12,739,351	1,655,320
TOTAL EQUITY	28,996,406	30,651,726	1,655,320
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$37,785,030	$38,455,713	$670,683
	For Fiscal Year Ended December 31, 2022
CONSOLIDATED BALANCE SHEET	As previously reported	Restated 2022	Effect of Change
ASSETS
Cash	$981,242	$1,210,849	$229,607
Accounts Receivable	11,451,014	6,824,691	(4,626,323)
Related Party Notes Receivable	—	4,405,865	4,405,865
Inventory	9,372,445	7,945,364	(1,427,081)
Operating Lease Right-of-use Assets	—	400,738	400,738
Intangible Assets (reclassed)	—	19,282,120	19,282,120
Goodwill	16,952,876	—	(16,952,876)
Non-compete Agreements	890,022	—	(890,022)
Customer Lists	1,439,222	—	(1,439,222)
TOTAL Assets	$47,263,768	$46,246,574	$(1,017,194)
LIABILITIES
Accounts Payable	$5,063,132	$2,891,253	$(2,171,879)
Accrued Liabilities	2,828,377	2,815,351	(13,026)
Current operating lease liabilities	—	181,103	181,103
TOTAL CURRENT LIABILITIES	8,245,045	6,241,243	(2,003,802)
Noncurrent Operating Lease Liabilities	—	224,701	224,701
TOTAL LIABILITIES	8,245,045	6,465,944	(1,779,101)
MEMBERS’ EQUITY
Members’ Equity	18,951,864	16,818,264	(2,133,600)
Retained Earnings	20,066,859	22,962,366	2,896,507
TOTAL EQUITY	39,018,723	39,780,630	761,907
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$47,263,768	$46,246,574	$(1,017,194)
The Company noted a material misstatement in its Statement of Operations as of December 31, 2022, and December 31, 2021, respectively. The Company has previously reported income tax expense and noted that the Company and its related party common control entities are subject to income taxes at the unit holder level (see Note 1 — Income taxes). The Company has amended the statement of operations to no longer show income tax expense. Also noted for the fiscal period ending December 31, 2022, the Company noted additional cost of services provided for product expense for the period. The restatement also has reclassed several operating expense accounts to show a statement of operations which aligns with the Company’s operations. In addition, the Company reclassified certain selling, general and administrative expenses to cost of services provided and re-formatted is statement of operations for 2022 and 2021. This restatement had a material effect on net income for the fiscal year ended December 31, 2022, and December 31, 2021, respectively.

	For Fiscal Year Ended December 31, 2021
CONSOLIDATED STATEMENT OF OPERATIONS	As previously reported	Restated 2021	Effect of Change
COST AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization) (reclassed)	$22,111,492	$25,473,703	$3,362,211
Selling, general and administrative expenses (reclassed)	—	10,982,601	10,982,601
Related part occupancy costs (reclassed)	—	825,000	825,000
Depreciation and amortization (reclassed)	—	1,913,388	1,913,388
Total Cost and Expenses	22,111,492	39,194,692	17,083,200
OPERATING EXPENSES
Selling, general and administrative expenses (reclassed)	3,167,337	—	(3,167,337)
Related part occupancy costs (reclassed)	825,000	—	(825,000)
Professional fees and related expenses (reclassed)	314,934	—	(314,934)
Payroll and related expenses (reclassed)	10,858,737	—	(10,858,737)
Depreciation and amortization (reclassed)	1,913,388	—	(1,913,388)
Total Operating Expense	17,079,396	—	(17,079,396)
Income Tax	1,659,124	—	(1,659,124)
Net Income	$6,241,466	$7,896,786	$1,655,320
Member Units Outstanding	—	1,000	1,000
NET INCOME PER UNIT BASIC/DILUTED	$—	$7,897	$7,897
	For Fiscal Year Ended December 31, 2022
CONSOLIDATED STATEMENT OF OPERATIONS	As previously reported	Restated 2022	Effect of Change
COST AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization) (reclassed)	$33,189,249	$41,355,886	$8,166,637
Selling, general and administrative expenses (reclassed)	—	17,794,458	17,794,458
Related part occupancy costs (reclassed)	—	1,144,200	1,144,200
Depreciation and amortization (reclassed)	—	2,134,601	2,134,601
Total Cost and Expenses	33,189,249	62,429,145	29,239,896
OPERATING EXPENSES
Selling, general and administrative expenses (reclassed)	5,609,009	—	(5,609,009)
Related part occupancy costs (reclassed)	1,512,288	—	(1,512,288)
Professional fees and related expenses (reclassed)	914,520	—	(914,520)
Payroll and related expenses (reclassed)	17,921,824	—	(17,921,824)
Depreciation and amortization (reclassed)	2,134,601	—	(2,134,601)
Total Operating Expense	28,092,242	—	(28,092,242)
Income Tax	2,387,840	—	(2,387,840)
Net Income	$8,982,828	$10,223,015	$1,240,186
Member Units Outstanding	—	1,000	1,000
NET INCOME PER UNIT BASIC/DILUTED	$—	$10,223	$10,223

The Company noted a material misstatement in the presentation of its Statement of Operations and Balance Sheet as of December 31, 2022, and December 31, 2021, as noted herein that resulted in corresponding errors in the Statements of Members’ Equity for reported Net Income and retained earnings for the 2022 and 2021 annual periods. In addition, the Company made additional corrections to the number of outstanding member units and separately reported its members’ distributions declared for 2022. The Company’s current Statement of Consolidated Statements of Members’ Equity has been updated to reflect the Effect of Change for the fiscal year ended December 31, 2022, and December 31, 2021. This restatement had a material effect on the Statements of Members’ Equity for the fiscal year ended December 31, 2022, and December 31, 2021.
	For Fiscal Year Ended December 31, 2021
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY	As previously reported	Restated 2021	Effect of Change
Units(1)	2	—	(2)
Equity membership units issued	$8,092,275	—	$(8,092,275)
Capital contributions	$—	$8,092,275	$8,092,275
Net Income	$6,241,466	$7,896,786	$1,655,320
Retained Earnings	$11,084,031	$12,739,351	$1,655,320

(1)	The Units column has been removed from the Consolidated Statements of Members’ Equity.
	For Fiscal Year Ended December 31, 2022
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY	As previously reported	Restated 2022	Effect of Change
Units(1)	2	—	(2)
Equity membership units issued	$1,039,425	$—	$(1,039,425)
Capital contributions	$—	$1,039,488	$1,039,488
Capital redemptions	$—	$(2,133,600)	$(2,133,600)
Net Income	$8,982,828	$10,223,015	$1,240,187
Members’ Equity	$18,951,801	$16,818,264	$(2,133,537)
Retained Earnings	$20,066,859	$22,962,366	$2,895,507

(1)
The Units column has been removed from the Consolidated Statements of Members’ Equity.

The Company noted a material misstatement in the presentation of its Statement of Cash Flows as of December 31, 2022, and December 31, 2021. The Company previously indicated a Purchase of businesses as a part of its roll-up strategy in cash used for investing activities. The Company did not use cash from operations or the sale of equity for the purchases of the businesses, the Company executed an exchange equity for the businesses. This resulted in a non-cash transaction which should have been disclosed in the presentation of the Supplemental Non-Cash Transactions. In addition, the Company identified a non-cash amortization adjustment for debt discount lender fees and also adjusted debt proceeds and repayments. The following is an effect of change due to the restatement of the non-cash transactions. In addition, the cash flows were modified to reflect the cash flow changes due to the balance sheet and statement of operations changes for 2022 and 2021 discussed above. The Company made additional balance sheet reclassifications with corresponding adjustments to the statement of cash flows. The Company’s current Statement of Cash Flows noted above has been updated to reflect the Effect of Change for the fiscal year ended December 31, 2021. This restatement had no material effect on net earnings for the fiscal year ended December 31, 2021.

	For Fiscal Year Ended December 31, 2021
CONSOLIDATED STATEMENT OF CASH FLOWS	As previously reported	Restated 2021	Effect of Change
Net Income	$6,241,466	$7,896,786	$1,655,320
Operating Activities:
Depreciation and amortization	4,022,424	1,913,388	(2,109,036)
Decrease in accounts payable and accrued liabilities	(3,616,124)	(3,162,407)	453,717
Cash provided by operating activities	$886,458	$886,459	$1
SUPPLEMENTAL NON-CASH INVESTING & FINANCING TRANSACTIONS
Membership equity for investment of businesses	$13,069,391	$—	$(13,069,391)
Capital contributions	$—	$8,092,274	$8,092,274
	For Fiscal Year Ended December 31, 2022
CONSOLIDATED STATEMENT OF CASH FLOWS	As previously reported	Restated 2022	Effect of Change
Net Income(1)	$8,982,828	$10,223,015	$1,240,187
Operating Activities:
Amortization of debt discount lender fees	—	1,520,487	1,520,487
Increase in accounts receivable and related party receivables(1)	(6,796,214)	(6,575,758)	220,456
Increase in inventory	(3,998,712)	(2,571,630)	1,427,082
Decrease in accounts payable and accrued liabilities	(897,114)	(3,564,381)	(2,667,267)
Cash (used for) provided by operating activities	(574,611)	1,166,334	1,740,945
Financing activities:
Proceeds on loans	1,513,820	2,515,521	1,001,701
Payments for loans	(1,160,284)	(3,673,323)	(2,513,039)
Cash provided by (used for) financing activities	353,536	(1,157,802)	(1,511,338)
(Decrease) Increase in cash	$(483,087)	$(253,480)	$229,607
Cash and cash equivalents at end of period(1)	$981,242	$1,210,849	$229,607
SUPPLEMENTAL NON-CASH INVESTING & FINANCING TRANSACTIONS
Distribution Payable	$—	$2,133,600	$2,133,600
Membership equity for investment of business	$1,039,488	$—	$(1,039,488)
Capital contributions	$—	$1,039,488	$1,039,488

(1)
Adjusted balance for rounding in previously reported number.

NOTE 3:   REVENUE RECOGNITION RESTATED
The Company generates revenue at a point in time through sales of food, and over time for maintenance services to customers based on written contracts at the locations it serves. Depending on the type of client and service, the Company is paid either by our customer or directly by the customer to whom we have been provided access by our hosting client. Each contract generally has one performance obligation. Within the vending machine/micro market business line and Pantry business line, the Company provides food and beverage services, Within the maintenance service business line the Company provides a vending machine maintenance service to a related party based on a variable consideration profit sharing arrangement.

In accordance with ASC 606, the Company accounts for a customer contract when both parties have approved the arrangement and are committed to perform their respective obligations, each party’s rights can be identified, payment terms can be identified, the contract has commercial substance, and it is probable the Company will collect substantially all of the consideration to which it is entitled. Revenue is recognized upon the transfer of control of the promised product or service to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods and services.
The Company applies the right to invoice practical expedient to record revenue as the services are provided, given the nature of the services provided and the frequency of billing under the customer contracts. Under this practical expedient, the Company recognizes revenue in an amount that corresponds directly with the value to the customer of the Company’s performance completed to date and for which the Company has the right to invoice the customer. Certain arrangements include performance obligations which include variable consideration based on a profit-sharing formula for maintenance services to a related party. For these arrangements, the Company does not need to estimate the variable consideration for the contract and allocate to the entire performance obligation; therefore, the variable fees are recognized in the period they are earned.
The Company elected to record revenue net of sales and excise taxes collected by customers, all of which the Company has the primary responsibility to pay and remit to taxing authorities. Taxes are excluded from the transaction price.
The following table presents revenue disaggregated by revenue source:
	December 31, 2022	December 31, 2021
Vending revenue	$55,402,276	$34,913,383
Pantry revenue	13,103,936	8,147,863
Service revenue – related party	5,892,612	4,030,232
Total Revenue	$74,398,824	$47,091,478
NOTE 4:   NOTE AND LOANS PAYABLE RESTATED
The Company entered into various short-term debt agreements with various parties between July and August 2022 for a total of $3,838,318 and incurred debt discount and lender fees of $1,540,123, resulting in a weighted average effective annualized interest rate of 126% that are amortized over the various maturity dates from July 2022 to April 2023. The loans were securitized by the assets of the Company.
The Company entered into various vehicle financing agreements between May and October 2022 for a total of $217,326 with maturity dates ranging from May to October 2027 at an effective interest rate of 8%. The loans were securitized by the vehicle assets of the Company.
Note and Loans payable were comprised of the following as of December 31, 2022, and December 31, 2021:
Notes Payable	December 31, 2022	December 31, 2021
Note payable – matured April 2023	$174,705	$—
Less Deferred fees	(29,496)	—
Vehicle Finance	208,327	—
Total Note and Loans Payable	$353,536	$—
The vehicle finance loan balances over the next five years are as follows:
Vehicle Finance	12/31/2022	12/31/2023	12/31/2024	12/31/2025	12/31/2026
Total Vehicle Finance	$208,327	$170,557	$129,769	$85,721	$38,153

NOTE 5:   COMMITMENTS & CONTINGENCIES RESTATED
Litigation
From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any such pending or threatened legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.
Commitments
The Company occupies fifteen (15) warehouse locations across the United States owned by a related party Member (see Note 7 for additional information). The occupancy payments are non-cancellable where neither party can terminate the contractual arrangement and where the Company is not subject to occupancy cost escalations. There are no set term limits on the properties used by the Company and these occupancy costs are paid annually and in perpetuity for each of the next five years as summarized below:
Branch/Division No. of properties	2023 – 2027
15
Refresh AZ	$48,000
Refresh CA	180,000
Refresh CO	144,000
Refresh FL	180,000
Refresh GA(2)	195,600
Refresh GL(2)	349,200
Refresh NM	60,000
Refresh NV	264,000
Refresh OR	198,000
Refresh TX(4)	436,200
$2,055,000
Based on the terms of the contracts there are no provisions for cancellations or increases in occupancy costs. These occupancy costs are perpetual in nature and will continue indefinitely.
NOTE 6:   CONCENTRATIONS
We are not dependent upon any one vendor and have alternative purchasers readily available at competitive market prices if there is a disruption in services or other events that cause us to search for other ways to sell our production.
We have no customer concentration. Our vending machines service a wide variety of customers across our national network, there is no one customer which makes up a significant concentration of our business.
NOTE 7:   RELATED PARTY
In 2020, the Company executed an exclusive agreement with Water Station Management LLC (“WSM”) that is majority-owned and controlled by our Chief Executive Officer, Ryan Wear. The Company engages in servicing of unattended retail vending machines which are owned or managed by WSM. This exclusive agreement provides the Company with generated revenues from the service of machines. Revenues from services were $5,892,612 and $4,030,232 for December 31, 2022, and December 31, 2021, respectively. Receivable payments have traditionally been intermittent or one-time per year. The Company recognizes the variation of these terms against standards terms for other receivables and expects to have the related party receivable terms brought into the Company’s standard terms of 30-45 days by the end of 2023.

In fiscal year 2021, several locations in the Company’s branch network of subsidiaries transitioned to warehouse locations which are owed by Ideal Property Investments, LLC (“Ideal”), a company owned and controlled by our Chief Executive Officer, Ryan Wear. For the fiscal year ending December 31, 2021, a total of 9 locations were in warehouses owned by Ideal. Total monthly occupancy costs for all nine (9) properties are $68,750 or $825,000 for the fiscal year ended December 31, 2021. The Company remits payments through accounts payable. Rent is calculated based on square footage used by the location and costs are calculated by area sq/ft cost comparisons.
In fiscal year 2022, the Company’s subsidiaries added 6 additional locations bringing the total monthly occupancy costs for all fifteen (15) properties to $171,250 per month, or $2,055,000 for the fiscal year ended December 31, 2022. Please see Note 5 for additional information.
NOTE 8:   SUBSEQUENT EVENTS RESTATED
Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date on which the financial statements were available to be issued and except for the following there are no material subsequent events noted.
On January 13, 2023, the Company entered into a reorganization agreement with its common controlled related parties SMS and WMS to transfer the businesses that are retrospectively reported at their original carrying values in the Company’s December 31, 2022, and December 31, 2021, consolidated financial statements. See Note 1.
On January 15, 2023, the Company entered into an auto financing agreement. The Company financed a fleet vehicle used in the delivery of our supplies and products. Total financed in the amount of $44,748 at 9.19% interest and is a 5-year loan.
In January 2023, the Company entered into three short-term debt agreements for $2,900,000 and incurred debt discount and lender fees of $1,262,500, resulting in a weighted average effective annualized interest rate of 145% that are amortized over the May 2023 term of the loans. The loans are securitized by the assets of the Company.
On February 10, 2023, Integrated Wellness Acquisition Corp (“IWAC”) entered into an Agreement and Plan of Merger with Refreshing USA, LLC, a Washington limited liability company (“Refreshing”), IWAC Holdings Inc., a Delaware corporation and wholly-owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), IWH Sponsor LP, a Delaware limited partnership, as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Sellers and their successors and assignees) (the “Purchaser Representative”), and Ryan Wear, in the capacity as the representative of the equity holders of Refreshing (the “Sellers”) from and after the Effective Time (the “Seller Representative”) (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”). On February 14, 2023, the Company filed its Proxy form S-4 registration statement.
On March 31, 2023, the Company entered into a working capital ABL agreement. The Agreement provides for an asset-based revolving credit facility (the “ABL Facility”) with aggregate revolving commitments established at closing of Ten Million ($10,000,000). The ABL Facility is secured on a priority basis (subject to customary exceptions) on all accounts receivable (including credit card receivables), inventory, and tangible assets, of the Company and its subsidiaries that are borrowers under the ABL Facility.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
INTEGRATED WELLNESS ACQUISITION CORP
as Purchaser,
IWAC HOLDINGS INC.,
as Pubco,
IWAC PURCHASER MERGER SUB INC.,
as Purchaser Merger Sub,
REFRESHING USA MERGER SUB LLC
as Company Merger Sub,
IWH SPONSOR LP,
in the capacity as the Purchaser Representative,
REFRESHING USA, LLC,
as the Company,
and
RYAN WEAR
in the capacity as the Seller Representative,
Dated as of February 10, 2023

A-i

A-ii

A-iii

INDEX OF EXHIBITS
Exhibit	Description
Exhibit A	Form of Voting Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Non-Competition Agreement
Exhibit D	Form of Conversion Organizational Documents
Exhibit E	Form of Letter of Transmittal
Exhibit F	Form of Amended Pubco Charter
Exhibit G	Form of Amended Registration Rights Agreement

A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of February 10, 2023 by and among (i) Integrated Wellness Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability (“Purchaser”), (ii) IWAC Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Pubco”), (iii) IWAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Refreshing USA Merger Sub LLC, a Washington limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Purchaser and Pubco, the “Purchaser Parties”), (v) IWH Sponsor LP, a Delaware limited partnership, in the capacity as the representative from and after the Effective Time (as defined below) for the equity holders of Pubco (other than the Sellers (as defined below) and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (vi) Refreshing USA, LLC, a Washington limited liability company (the “Company”) and (vii) Ryan Wear, in the capacity as the representative from and after the date of this Agreement for the Sellers in accordance with the terms and conditions of this Agreement (the “Seller Representative”). Purchaser, Pubco, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative, the Company, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.
RECITALS:
A.   The Company, directly and indirectly through its subsidiaries, is a national provider of beverage and snack vending services to education, health care, commercial, sports, leisure and corrections customers;
B.   Pubco is a newly incorporated Delaware corporation that is owned entirely by Purchaser, and Pubco owns all of the issued and outstanding equity interests of Purchaser Merger Sub and Company Merger Sub, each of which is a newly organized entity formed for the sole purpose of effecting the Mergers (as defined below);
C.   Prior to the consummation of the Mergers (as defined below), the Purchaser shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to Part XII of the Cayman Islands Companies Act (Revised) (the “Cayman Act”) and the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”);
D.   Upon the terms and subject to the conditions set forth herein, the Parties desire and intend to effect a business combination transaction pursuant to which (i) Purchaser Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and with security holders of Purchaser receiving substantially equivalent securities of Pubco and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and with security holders of the Company receiving shares of common stock of Pubco, and as a result of which Mergers, Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company;
E.   Purchaser has received voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company and the holders of Company Units representing in the aggregate the Required Company Member Approval (as defined herein);
F.   Simultaneously with the execution and delivery of this Agreement, the Significant Company Holders (defined below) have each entered into (a) a Lock-Up Agreement with Pubco, the Company and the Purchaser Representative, the form of which is attached as Exhibit B hereto (each, a “Lock-Up Agreement”) and (b) a Non-Competition and Non-Solicitation Agreement in favor of Pubco, Purchaser and the Company, the form of which is attached as Exhibit C hereto (each, a “Non-Competition Agreement”), each of which agreement described in clauses (a) and (b) above will become effective as of the Closing;
G.   Certain capitalized terms used herein are defined in Article XI hereof.
NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
THE MERGERS
1.1   The Purchaser Merger.   At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the DGCL, Purchaser Merger Sub and Purchaser shall consummate the Purchaser Merger, pursuant to which Purchaser Merger Sub shall be merged with and into Purchaser, following which the separate corporate existence of Purchaser Merger Sub shall cease and Purchaser shall continue as the surviving corporation in the Purchaser Merger. The Purchaser as the surviving corporation after the Purchaser Merger is hereinafter sometimes referred to as “Purchaser Surviving Subsidiary” (provided, that references to Purchaser for periods after the Effective Time shall include Purchaser Surviving Subsidiary).
1.2   The Company Merger.   At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Washington Limited Liability Company Act, as amended (the “WA LLC Act”), Company Merger Sub and the Company shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which the separate limited liability company existence of Company Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Company Merger. The Company as the surviving limited liability company after the Company Merger is hereinafter sometimes referred to as “Company Surviving Subsidiary” (provided, that references to the Company for periods after the Effective Time shall include Company Surviving Subsidiary), and together with Purchaser Surviving Subsidiary, the “Surviving Subsidiaries” (provided, that notwithstanding the Company Merger, the Company will not be included within the meaning of the term Purchaser Parties for purposes of this Agreement).
1.3   Effective Time.   Subject to the conditions of this Agreement, the Parties shall (i) cause the Purchaser Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and Purchaser (the “Purchaser Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, and (ii) cause the Company Merger to be consummated by filing a plan of merger in form and substance reasonably acceptable to the Company and Purchaser (the “Company Plan of Merger”) with the Secretary of State of the State of Washington in accordance with the applicable provisions of the WA LLC Act, with each of the Mergers to be consummated and effective simultaneously at 5:00 p.m. New York City time on the Closing Date or at such other date and/or time as may be agreed in writing by the Company and Purchaser and specified in each of the Purchaser Certificate of Merger and the Company Plan of Merger (the “Effective Time”).
1.4   Effect of the Mergers.   At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL and the WA LLC Act and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, agreements, privileges, powers and franchises of Purchaser Merger Sub and Company Merger Sub shall vest in Purchaser Surviving Subsidiary and Company Surviving Subsidiary, respectively, and all debts, liabilities, obligations and duties of Purchaser Merger Sub and Company Merger Sub shall become the debts, liabilities, obligations and duties of Purchaser Surviving Subsidiary and Company Surviving Subsidiary, respectively, including in each case the rights and obligations of each such Party under this Agreement and the Ancillary Documents from and after the Effective Time.
1.5   Governing Documents.   At the Effective Time, (i) each of the certificate of incorporation and by-laws of Purchaser Merger Sub shall become the certificate of incorporation and by-laws of Purchaser Surviving Subsidiary, respectively, and (ii) each of the certificate of formation and the operating agreement of Company Merger Sub shall become the certificate of formation and the operating agreement of Company Surviving Subsidiary, respectively, except that the name of Company Surviving Subsidiary in such certificate of formation and operating agreement shall be “Refreshing USA, LLC”.
1.6   Directors and Officers of the Surviving Subsidiaries.   At the Effective Time, (i) the board of directors and executive officers of Purchaser Surviving Subsidiary shall be the board of directors and executive officers of Pubco, after giving effect to Section 5.16, and (ii) the executive officers of Company Surviving Subsidiary shall be the executive officers of Pubco, after giving effect to Section 5.16.
1.7   Conversion of the Purchaser.   Prior to the Effective Time, the Purchaser shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the

State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to Part XII of the Cayman Act, the Purchaser’s Organizational Documents and the applicable provisions of the DGCL (the “Conversion”), and subject to (i) obtaining the Required Purchaser Shareholder Approval and (ii) the Purchaser duly filing the Cayman Conversion Documents with the Cayman Registrar, the Purchaser shall adopt Delaware Organizational Documents in substantially the form attached as Exhibit D hereto (the “Conversion Organizational Documents”), upon the Conversion becoming effective, including providing that the name of the Purchaser shall be amended to such name as mutually agreed between the Company and Purchaser. In connection with the Conversion, all of the issued and outstanding Purchaser Securities shall remain outstanding and become substantially identical securities of the Purchaser as a Delaware corporation.
1.8   Merger Consideration.   As consideration for the Company Merger, the holders of the Company Units as of the Effective Time (collectively, the “Sellers”) collectively shall be entitled to receive from Pubco, in the aggregate, a number of shares of Pubco Common Stock with an aggregate value equal to (i) One Hundred Sixty Million U.S. Dollars ($160,000,000), plus (or minus if negative) (ii) (A) the Net Working Capital less (B) the Target Net Working Capital Amount, minus (iii) the Closing Net Debt, and minus (iv) the amount of any unpaid Transaction Expenses (such amount the “Merger Consideration” and such shares the “Merger Consideration Shares”), with each share of Pubco Common Stock valued at Ten U.S. Dollars ($10.00) per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing, the “Per Share Price”); provided, that the Merger Consideration Shares otherwise deliverable to the Sellers is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.18, and after the Closing is subject to adjustment in accordance with Section 1.16 and reduction for the indemnification obligations of the Indemnitors set forth in Article VI. The Merger Consideration shall be allocated among the Sellers as if the Company had been liquidated in full for cash at the Effective Time in accordance with the Company’s Organizational Documents (each Seller’s portion of such Merger Consideration, its “Pro Rata Share”).
1.9   Effect of Purchaser Merger on Issued and Outstanding Securities of Purchaser and Purchaser Merger Sub.   At the Effective Time, by virtue of the Purchaser Merger and without any action on the part of any Party or the holders of securities of any Purchaser Party or the Company:
(a)   Purchaser Units.   At the Effective Time, every issued and outstanding Purchaser Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of Purchaser Class A Common Stock and one-half of one Purchaser Warrant in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.9 below.
(b)   Purchaser Common Stock.   At the Effective Time, each issued and outstanding share of Purchaser Common Stock (other than those described in Section 1.9(e) below) shall be converted automatically into and thereafter represent the right to receive one share of Pubco Common Stock, following which, all shares of Purchaser Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of Purchaser Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as provided herein or by Law. Each certificate previously evidencing shares of Purchaser Common Stock (other than those described in Section 1.9(e) below) shall be exchanged for a certificate representing the same number of shares of Pubco Common Stock upon the surrender of such certificate in accordance with Section 1.12.
(c)   Purchaser Preferred Stock.   At the Effective Time, each issued and outstanding share of Purchaser Preferred Stock (other than those described in Section 1.9(e) below), if any, shall be converted automatically into and thereafter represent the right to receive one share of Pubco Preferred Stock, following which, all shares of Purchaser Preferred Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of Purchaser Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as provided herein or by Law. Each certificate previously evidencing shares of Purchaser Preferred Stock (other than those described in Section 1.9(e) below) shall be exchanged for a certificate representing the same number of shares of Pubco Preferred Stock.

(d)   Purchaser Warrants.   At the Effective Time, each issued and outstanding Purchaser Public Warrant shall be converted into one Pubco Public Warrant and each issued and outstanding Purchaser Private Warrant shall be converted into one Pubco Private Warrant. At the Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire shares of Pubco Common Stock in lieu of shares of Purchaser Class A Common Stock. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of shares of Pubco Common Stock for delivery upon the exercise of such Pubco Warrants.
(e)   Treasury Stock.   At the Effective Time, if there are any shares of capital stock of Purchaser that are owned by Purchaser as treasury shares or by any direct or indirect Subsidiary of Purchaser, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.
(f)   Purchaser Merger Sub Stock.   At the Effective Time, each share of common stock of Purchaser Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of Purchaser Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of Purchaser Surviving Subsidiary.
1.10   Effect of Company Merger on Issued Securities of the Company and Company Merger Sub.   At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of securities of any Purchaser Party or the Company:
(a)   Company Units.   At the Effective Time, all Company Units issued and outstanding immediately prior to the Effective Time (other than the Company Units described in Section 1.10(b) below) will be cancelled and automatically deemed for all purposes to represent the right to receive the Merger Consideration (as it may be adjusted after the Closing pursuant to Section 1.16) with each Seller receiving its Pro Rata Share. As of the Effective Time, each holder of Company Units shall cease to have any other rights with respect to the Company Units, except as otherwise required under applicable Law.
(b)   Treasury Interests.   At the Effective Time, if there are any equity securities of the Company that are owned by the Company in treasury or by any direct or indirect Subsidiary of the Company, such equity interests shall be canceled and extinguished without any conversion thereof or payment therefor.
(c)   Company Convertible Securities.   Any outstanding Company Convertible Security that is not a Company Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into Company Units.
(d)   Company Merger Sub Interests.   At the Effective Time, all membership interests of Company Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal amount of membership interests of Company Surviving Subsidiary, with the same rights, powers and privileges as the membership interests so converted and shall constitute the only membership interests in Company Surviving Subsidiary.
1.11   Effect of Mergers on Issued and Outstanding Securities of Pubco.   At the Effective Time, by virtue of the Mergers and without any action on the part of any Party or the holders of securities of any Purchaser Party or the Company, all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.
1.12   Exchange Procedures.
(a)   At the Effective Time, (i) the holders of shares of Purchaser Common Stock will surrender their stock certificates or other instruments representing the Purchaser Common Stock or Purchaser Ordinary Shares (collectively, the “Purchaser Certificates”) and (ii) the holders of the Company Units will surrender their membership certificates or other instruments representing the Company Units, if any, and written acknowledgement of the termination of their rights to such Company Units (collectively, the “Company Certificates”), or in the case of a lost, stolen or destroyed Purchaser Certificate or Company Certificate, upon delivery of Lost Certificate Affidavit (and indemnity, if required) in the manner provided in Section 1.12(g), to Pubco for cancellation together with any related documentation reasonably requested by Pubco in connection therewith.
(b)   Certificates representing the shares of Pubco Common Stock shall be issued to the holders of Company Units and Purchaser Common Stock upon surrender of the Company Certificates and Purchaser Certificates as provided for herein or otherwise agreed by the Parties. Upon surrender of the Company Certificates and Purchaser Certificates (or in the case of a lost, stolen or destroyed Company Certificate or Purchaser Certificate, upon delivery of a Lost Certificate Affidavit (and indemnity, if required) in the manner provided in Section 1.12(g)) for cancellation to Pubco or to such other agent or agents as may be appointed by Pubco, Pubco shall issue, or cause to be issued, to each holder of the Company Certificates and Purchaser Certificates such certificates representing the number of shares of Pubco Common Stock for which their Company Units and shares of Purchaser Common Stock, respectively, are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.12(f), and the Company Certificates and the Purchaser Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable portion of the Merger Consideration (subject to the withholding of the Escrow Shares, and as it may be adjusted after the Closing pursuant to Section 1.16) pursuant to this Article I.
(c)   If certificates representing the shares of Pubco Common Stock are to be issued in a name other than that in which the Company Certificates or Purchaser Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates or Purchaser Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing the shares of Pubco Common Stock in any name other than that of the registered holder of the Company Certificates or Purchaser Certificates surrendered, or established to the satisfaction of Pubco or any agent designated by it that such tax has been paid or is not payable.
(d)   Promptly after the date hereof, the Company shall send to each holder of Company Units a letter of transmittal for use in exchanging Company Certificates for the applicable portion of the Merger Consideration in the form attached hereto as Exhibit E (a “Letter of Transmittal”) (which shall specify that the delivery of share certificates in respect of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to Pubco (or a Lost Certificate Affidavit)) for use in such exchange. Each Seller shall be entitled to receive its Pro Rata Share of the Merger Consideration (less the Escrow Shares) in respect of the Company Units represented by the Company Certificate(s) (excluding any equity securities described in Section 1.10(b)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to Pubco of the following items (collectively, the “Transmittal Documents”): (i) the Company Certificate(s) for its Company Units (or a Lost Certificate Affidavit), together with a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by Pubco. Until so surrendered, each Target Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration attributable to such Company Certificate.
(e)   Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Common Stock will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Pubco Common Stock (after aggregating all fractional shares of Pubco Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Pubco Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Pubco Common Stock.
(f)   No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates or Purchaser Certificates that have not yet been surrendered with respect to the shares of Pubco Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates or Purchaser Certificates shall surrender such certificates. Subject to applicable Law, following surrender of any such Company Certificates or Purchaser Certificates, Pubco shall promptly deliver to the record holders thereof, without interest, the certificates representing the shares of Pubco Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Pubco Common Stock.
(g)   In the event any Company Certificate or Purchaser Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (a “Lost Certificate Affidavit) by the Person claiming such Company Certificate or Purchaser Certificate to be lost, stolen or destroyed and, if required by Pubco, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Pubco as indemnity against any claim that may be made against it with respect to such Company Certificate or Purchaser Certificate, Pubco will issue or cause to be issued the number of shares of Pubco Common Stock for which such lost, stolen or destroyed Company Certificates or Purchaser Certificates are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.12(f).
1.13   Tax Consequences.   It is intended by the Parties that the Mergers shall, collectively with any other acquisitions of Pubco stock that are permitted under the terms of this Agreement (including the acquisitions of stock contemplated by Section 5.18(a)), constitute a transaction described in Section 351 of the Code (the “Intended Tax Treatment”).
1.14   Taking of Necessary Action; Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser Surviving Subsidiary and Company Surviving Subsidiary with full right, title and possession to all assets, property, rights, agreements, privileges, powers and franchises of Purchaser Merger Sub and Company Merger Sub, respectively, the then current officers and directors of Purchaser Surviving Subsidiary, Company Surviving Subsidiary and Pubco shall take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
1.15   Estimated Closing Statement.   Not later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a statement certified by the Company’s chief executive officer and chief financial officer (the “Estimated Closing Statement”) setting forth (a) an estimated consolidated balance sheet of the Target Companies as of the Reference Time, prepared in good faith and in accordance with the Accounting Principles, (b) a good faith calculation of the Company’s estimate of the Closing Net Debt, Net Working Capital and Transaction Expenses, in each case, as of the Reference Time and along with reasonably detailed calculations, and (c) the resulting estimated Merger Consideration and Merger Consideration Shares to be issued by Pubco at the Closing using the formula in Section 1.8 based on such estimates of Closing Net Debt, Net Working Capital and Transaction Expenses, which Estimated Closing Statement shall be subject to the review and the reasonable approval by Purchaser. Promptly after delivering the Estimated Closing Statement to Purchaser, the Company will meet with Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith Purchaser’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, as mutually approved by the Company and Purchaser both acting reasonably and in good faith, which adjusted Estimated Closing Statement shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement. The Estimated Closing Statement will also include with respect to (i) any Closing Net Debt, the amount owed to each creditor of any of the Target Companies and, with respect to any Closing Net Debt that Purchaser and the Company agree to satisfy at the Closing, payment instructions, together with payoff and lien release letters from each Target Company’s creditors in form and substance reasonably acceptable to Purchaser, and (ii) Transaction Expenses, the amount owed to each payee thereof and payment instructions therefor.
1.16   Merger Consideration Adjustment.
(a)   Within ninety (90) days after the Closing Date, Pubco’s Chief Financial Officer (the “CFO”) shall deliver to the Purchaser Representative and the Seller Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Target Companies as of the Reference

Time and (ii) a good faith calculation of the Closing Net Debt, Net Working Capital and Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration and Merger Consideration Shares using the formula in Section 1.8. The Closing Statement shall be prepared, and the Closing Net Debt, Net Working Capital, and Transaction Expenses and the resulting Merger Consideration and Merger Consideration Shares shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.
(b)   After delivery of the Closing Statement, each of the Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Target Companies relating to the preparation of the Closing Statement. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Pubco and Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Pubco and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or the Purchaser Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration and Merger Consideration Shares set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.16(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.16(b). The Parties acknowledge that any information provided pursuant to this Section 1.16(b) will be subject to the confidentiality obligations of Section 5.14.
(c)   If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.16 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.16(c). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by Pubco. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Sellers, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by Pubco. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 1.16. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).
(d)   For purposes hereof, the term “Adjustment Amount” shall mean (x) the Merger Consideration as finally determined in accordance with this Section 1.16, less (y) the Merger Consideration that was issued at the Closing (including to the Escrow Account pursuant to the Estimated Closing Statement).
(i)   If the Adjustment Amount is a positive number, then Pubco shall, within ten (10) Business Days after such final determination of the Merger Consideration, issue to the Sellers an additional number of shares of Pubco Common Stock equal to (x) the Adjustment Amount, divided by (y) the Per Share Price, with each Seller receiving its Pro Rata Share of such additional shares of Pubco Common Stock. Such additional shares of Pubco Common Stock shall be considered additional Merger Consideration under this Agreement and, with respect to the Significant Company Holders, “Restricted Securities” under the Lock-Up Agreements.
(ii)   If the Adjustment Amount is a negative number, then the Sellers shall forfeit and deliver to Pubco a number of shares of Pubco Common Stock equal to (x) the absolute value of the Adjustment Amount, divided by (y) the Per Share Price, with each Seller responsible for its Pro Rata Share of such shares of Pubco Common Stock. In furtherance of the foregoing, the Seller Representative and the Purchaser Representative shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute to Pubco Escrow Property in an amount equal to the absolute value of the Adjustment Amount. If there is an insufficient amount of Escrow Property to satisfy such obligations, then the Sellers will forfeit and deliver to Pubco a number of shares of Pubco Common Stock to make up such shortfall (with each Seller responsible for its Pro Rata Share of such shortfall). Pubco will cancel any Escrow Shares or other shares of Pubco Common Stock that it receives promptly after its receipt thereof. If for any reason the Sellers’ obligations hereunder cannot reasonably be fully satisfied by forfeiture and delivery of shares of Pubco Common Stock, then the Purchaser Representative may permit the Sellers to satisfy their obligations hereunder by delivery of cash or cash equivalents or other Escrow Property equal in value to any shortfall in delivery of shares of Pubco Common Stock, with each undelivered share of Pubco Common Stock valued at the Per Share Price.
1.17   Withholding of Tax.   Pubco (or any other payor) shall be entitled (but not obligated except as required by applicable Law) to deduct and withhold from the consideration otherwise payable to the holders of Company Units or Purchaser Securities pursuant to this Agreement such amounts as Pubco shall determine in good faith are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Company Units or Purchaser Securities, as applicable.
1.18   Escrow.
(a)   At or prior to the Closing, Pubco, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to Purchaser and the Company (the “Escrow Agreement”), pursuant to which Pubco shall issue to the Escrow Agent fifteen percent (15%) of the Merger Consideration otherwise issuable to the Sellers at the Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed in accordance with the terms of Section 1.16 and Article VI hereof and the Escrow Agreement. The Escrow Shares shall be allocated among and transferred to the Sellers pro rata based on their respective Pro Rata Shares. The Escrow Shares shall serve as a security for, and a source of payment of, the obligations of the Sellers under Section 1.16 and the obligations of the Indemnitors pursuant to Article VI. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the Merger Consideration received by the Sellers pursuant to Article I hereof.
(b)   The Escrow Property shall not be subject to any indemnification claim to the extent made after the date which is twelve (12) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any indemnification claims made in accordance with Article VI hereof on or prior to the Expiration Date that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Claim Notice provided by the Purchaser Representative under Article VI and the Pubco Share Price as of the Expiration Date) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and paid pursuant to the provisions of Article VI. After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnitee, shall be disbursed by the Escrow Agent to the Sellers that have previously delivered the Transmittal Documents in accordance with Section 1.12, with each such Seller receiving its Pro Rata Share of such Escrow Property. Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any remaining Escrow Property remaining in the Escrow Account to the Sellers that have previously delivered the Transmittal Documents in accordance with Section 1.12, with each such Seller receiving its Pro Rata Share of such Escrow Property.
1.19   Earnout.
(a)   Earnout Payments.   After the Closing, subject to the terms and conditions set forth herein, the Sellers shall have the contingent right to receive up to an additional Four Million (4,000,000) shares of Pubco Common Stock with each such share valued at $10.00 per share (each an “Earnout Share”) (with such shares having an aggregate value of up to Forty Million Dollars ($40,000,000)), as consideration based on (i) Pubco and its Subsidiaries meeting certain financial milestones, during the calendar years 2023 and 2024 with respect to the EBITDA Earnout Targets (each such calendar year, an “EBITDA Earnout Year” and such two-year calendar period, the “EBITDA Earnout Period”), if the Adjusted EBITDA requirements as set forth in this Section 1.19 are met and (ii) the performance of the Pubco Common Stock during the five (5) year period after the Closing (the “Price Earnout Period”, and together with the EBITDA Earnout Period, the “Earnout Periods”).
(i)   In the event that the Adjusted EBITDA for the calendar year ending December 31, 2023 (the “2023 Adjusted EBITDA”) is equal to or greater than Twenty Million Dollars ($20,000,000) (the “2023 EBITDA Earnout Target”) then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive One Million and Five Hundred Thousand (1,500,000) Earnout Shares having an aggregate value equal to Fifteen Million Dollars ($15,000,000) (the “2023 EBITDA Earnout Payment”), as additional consideration.
(ii)   In the event that the Adjusted EBITDA for the calendar year ending December 31, 2024 (the “2024 Adjusted EBITDA”) is equal to or greater than Thirty Million Dollars ($30,000,000) (the “2024 EBITDA Earnout Target”, and together with the 2023 Earnout Target, the “Earnout Targets”) then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive One Million and Five Hundred Thousand (1,500,000) Earnout Shares having an aggregate value equal to Fifteen Million Dollars ($15,000,000) (the “2024 EBITDA Earnout Payment”, and together with the 2023 EBITDA Earnout Payment, the “EBITDA Earnout Payments”), as additional consideration. Notwithstanding the foregoing, (i) in the event that the 2023 EBITDA Earnout Target is not met for the 2023 calendar year but the 2024 EBITDA Earnout Target is met for calendar year 2024, then the Sellers shall be entitled to receive the 2023 EBITDA Earnout Payment under this Section 1.19 as if the 2023 EBITDA Earnout Target had been met in the 2023 calendar year (other than the timing of the delivery of the 2023 EBITDA Earnout Payment as set in forth in Section 1.19(b) below).
(iii)   In the event that the VWAP of the Pubco Common Stock equals or exceeds $50.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Share Price Target”) for any twenty (20) out of any thirty (30) consecutive Trading Days during the Price Earnout Period, then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive an additional One Million (1,000,000) Earnout Shares having an aggregate value equal to Ten Million Dollars ($10,000,000) (the “Share Price Earnout Payment”, and together with the EBITDA Earnout Payments, the “Earnout Payments”), as additional consideration.
For the avoidance of doubt, the failure to meet an EBITDA Earnout Target in any EBITDA Earnout Year shall not affect the ability of the Sellers to receive an EBITDA Earnout Payment in a subsequent Earnout Year during the EBITDA Earnout Period. If for any Earnout Year there is a final determination in accordance with Section 1.19(b),1.19(c) or 1.19(d) that the Sellers are entitled to receive any Earnout Payments for such Earnout Year, then within ten (10) Business Days after such final determination, Pubco will cause the portion of the Earnout Shares constituting such Earnout Payments to be issued and delivered to the Sellers. The Sellers acknowledge that the Earnout Payments are contingent based on the performance of Pubco and its Subsidiaries after the Closing as set forth in this Section 1.19, and that if the requirements for the payment of the Earnout Payments as set forth in this Section 1.19 are not met in accordance with the terms hereof, the Earnout Payments may not be paid to the Sellers, and the Sellers shall have no right to receive such Earnout Payments.
(b)   Determination of Share Price Earnout Payment.   The CFO will monitor the closing price of the Pubco Common Stock on the principal securities exchange or securities market on which the Purchaser Common Stock is then traded on each Trading Day during the Price Earnout Period, and as soon as practicable (and in any event within ten (10) Business Days) after the end of each monthly anniversary of the Closing during the Price Earnout Period, the CFO will prepare and deliver to each Representative Party a written statement (each, a “Price Earnout Statement”) that sets forth (i) the closing price of the Pubco Common Stock on the principal securities exchange or securities market on which the Pubco Common Stock is then traded on each Trading Day for such monthly anniversary period then ended and the preceding monthly periods during the Price Earnout Period and (ii) whether the Share Price Target has been achieved during the Earnout Period. Each of the Purchaser Representative and the Seller Representative will have thirty (30) days after its receipt of a Price Earnout Statement to review it. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Purchaser and Company personnel and advisors regarding questions concerning or disagreements with the Price Earnout Statement arising in the course of their review thereof, and Purchaser and the Company shall provide reasonable cooperation in connection therewith. Either the Purchaser Representative or the Seller Representative may deliver written notice to the CFO (by providing notice to Pubco to the attention of the CFO) and the other party on or prior to the thirtieth (30th) day after receipt of a Price Earnout Statement specifying in reasonable detail any items that they wish to dispute and the basis therefor. If the Purchaser Representative or the Seller Representative fails to deliver such written notice in such thirty (30) day period, then such party will have waived its right to contest such Price Earnout Statement. If either the Purchaser Representative or the Seller Representative provides the CFO and the other party with written notice of any objections to the Earnout Statement in such thirty (30) day period, then the Seller Representative and the Purchaser Representative will, for a period of twenty (20) days following the date of delivery of such notice, attempt to resolve their differences and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement. If at the conclusion of such twenty (20) day period the Seller Representative and the Purchaser Representative have not reached an agreement on any objections with respect to the Price Earnout Statement, then upon request of either party, the parties will resolve the dispute in accordance with the dispute resolution procedure set forth in Section 1.19(d).
(c)   Determination of EBITDA Earnout Payment.   As soon as practicable (but in any event within thirty (30) days) after the completion of the audited consolidated financial statements for Pubco and its Subsidiaries for each Earnout Year, the CFO will prepare and deliver to the Purchaser Representative and the Seller Representative a written statement (each, an “EBITDA Earnout Statement”, and together with the Price Earnout Statement, the “Earnout Statements”) that sets forth the CFO’s determination in accordance with the terms of this Section 1.19 of the Adjusted EBITDA for such Earnout Year based on such audited financial statements, and whether the Sellers are entitled to receive an Earnout Payment for such Earnout Year. Each of the Purchaser Representative and the Seller Representative will have thirty (30) days after its receipt of an EBITDA Earnout Statement to review it. To the extent reasonably required to complete their respective reviews of such EBITDA Earnout Statement, Pubco and its Subsidiaries will provide each of the Purchaser Representative and Seller Representative and their respective Representatives with reasonable access to the books and records of Pubco and its Subsidiaries, their respective finance personnel and any other information that the Purchaser Representative or the Seller Representative reasonably requests relating to the determination of the Adjusted EBITDA for such Earnout Year. Either the Purchaser Representative or the Seller Representative may deliver written notice to the CFO (by providing notice to Pubco to the attention of the CFO) and the other party on or prior to the thirtieth (30th) day after receipt of an EBITDA Earnout Statement specifying in reasonable detail any items that they wish to dispute and the basis therefor. If the Purchaser Representative or the Seller Representative fails to deliver such written notice in such thirty (30) day period, then such party will have waived its right to contest such EBITDA Earnout Statement and the calculations set forth therein of the Adjusted EBITDA for such Earnout Year. If either the Purchaser Representative or the Seller Representative provides the CFO and the other party with written notice of any objections to the Earnout Statement in such thirty (30) day period, then the Seller Representative and the Purchaser Representative will, for a period of twenty (20) days following the date of delivery of such notice, attempt to resolve their differences and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement. If at the conclusion of such twenty (20) day period the Seller Representative and the Purchaser Representative have not reached an agreement on any objections with respect to the Earnout Statement, then upon request of either party, the parties will resolve the dispute in accordance with the dispute resolution procedure set forth in Section 1.19(d).
(d)   Matters disputed pursuant to Section 1.19(b) and (c) may be referred by either the Purchaser Representative or the Company Stockholder to the Independent Expert for determination in accordance with this Section 1.19(d). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. The fees and expenses of the Independent Expert will be borne equally (fifty percent (50%) each) by Pubco and the Sellers. Except as provided in the preceding sentence, all other costs and expenses incurred by the Sellers in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Sellers, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by Pubco. The Independent Expert will determine only those issues still in dispute as of the date of receipt of such notice by the other party and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by the Purchaser Representative or the Seller Representative in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such party will be entitled, as part of its presentation, to respond to the presentation of the other party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 1.19(d). It is the intent of the parties hereto that the dispute resolution procedure and the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, and will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).
(e)   Future Operations.   Following the Closing (including during the Earnout Period), Pubco and its Subsidiaries, including the Company, will be entitled to operate their respective businesses based upon the business requirements of Pubco and its Affiliates. Each of Pubco and its Subsidiaries, including the Company will be permitted, following the Closing (including during the Earnout Periods), to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the achievement of the Earnout Payments by the Sellers, and the Sellers will have no right to claim the loss of all or any portion of an Earnout Payment or other damages as a result of such decisions so long as such changes are not made in bad faith with the purpose of reducing the amounts of any Earnout Payment that would otherwise be payable to the Company Stockholder.
(f)   No Earnout During Breach of Non-Competition Agreement.   Notwithstanding anything to the contrary contained in this Agreement, it is the intent of the parties that the Earnout Payments will be made to a Seller only if such Seller is in compliance with its obligations under the Non-Competition Agreement. Accordingly, without limiting any other remedies available to Pubco under this Agreement or the Ancillary Documents or under applicable Law, should a Seller at any time following the Closing breach its obligations under the Non-Competition Agreement, then during the continuance of such breach (the “Noncompliance Period”), no Earnout Payment shall be made to such Seller. If a breach of the Non-Competition Agreement is cured, then Pubco’s obligation to deliver the Earnout Payments to the Seller in accordance with this Agreement shall resume commencing on the next succeeding day; provided, that the Seller’s Adjusted EBITDA for any Earnout Year which includes a Noncompliance Period shall be multiplied by a fraction equal to (i) (A) the total number of days in such Earnout Year, minus (B) the total number of days of any Noncompliance Periods during such Earnout Year, divided by (ii) the total number of days in such Earnout Year.
(g)   Effect of Certain Events.   If during the Earnout Period, Purchaser or any of its Subsidiaries acquires another business, then the Adjusted EBITDA shall be computed without taking into consideration (i) the financial results of such acquired business or (ii) any impact such acquired business would have on the financial results of Purchaser or its Subsidiaries. Pubco and the Company hereby agree during the Earnout Period to use their commercially reasonable efforts to maintain a financial reporting system that enables the parties to calculate the Earnout Payments for purposes of this Section 1.19. Without limiting the foregoing, in the event that after the Closing Pubco sells any material assets of the Company to an Affiliate of Pubco, the revenues of such Affiliate associated with such assets will be included in the calculation of Adjusted EBITDA hereunder.
ARTICLE II
CLOSING
2.1   Closing.   Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES
Except as set forth (i) in the disclosure schedules delivered by Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser Parties each represent and warrant to the Company, as of the date hereof and as of the Closing, as follows:
3.1   Organization and Standing.   As of the date of this Agreement and immediately prior to the Conversion, Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of Pubco and Purchaser Merger Sub (and, upon the Conversion occurring, Purchaser) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and Company Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of Washington. Each Purchaser Party has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Purchaser Party is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to the Company accurate and complete copies of the Organizational Documents of each Purchaser Party, as currently in effect. No Purchaser Party is in violation of any provision of its Organizational Documents in any material respect.
3.2   Authorization; Binding Agreement.   Each Purchaser Party has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which such Purchaser Party is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Shareholder Approval. Purchaser as the sole stockholder of Pubco and Pubco as the sole stock stockholder of Purchaser Merger Sub and the sole member of Company Merger Sub has authorized, or will authorize immediately after the execution of this Agreement, the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and each Ancillary Document to which each Purchaser Party is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser, Pubco and Purchaser Merger Sub, and (b) other than the Required Purchaser Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement (including the equity holder approvals of Pubco and the Merger Subs as noted in the prior sentence), on the part of a Purchaser Party are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each Purchaser Party is a party has been or shall be when delivered, duly and validly executed and delivered by such Purchaser Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Purchaser Party, enforceable against the such Purchaser Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).
3.3   Governmental Approvals.   Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of any Purchaser Party is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser Parties of this Agreement and each Ancillary Document to which any Purchaser Party is a party or the consummation by such Purchaser Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with NYSE or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, (e) the filing of the Cayman Conversion Documents with the Cayman Registrar pursuant to the Cayman Act, and (f) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

3.4   Non-Contravention.   Except as otherwise described in Schedule 3.4, the execution and delivery by each Purchaser Party of this Agreement and each Ancillary Document to which it is a party, the consummation by each Purchaser Party of the transactions contemplated hereby and thereby, and compliance by each Purchaser Party with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of such Purchaser Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Purchaser Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Purchaser Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Purchaser Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.
3.5   Capitalization.
(a)   As of the date of this Agreement and immediately prior to the Conversion, the Purchaser’s authorized share capital is $50,000, comprising (i) 499,000,000 Purchaser Ordinary Shares, consisting of 479,000,000 Purchaser Class A Ordinary Shares and 20,000,000 Purchaser Class B Ordinary Shares, and (ii) 1,000,000 shares of Purchaser Preference Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preference Shares. All outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Cayman Act (prior to the Conversion), the Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws.
(b)   As of the date of this Agreement, and immediately prior to the Effective Time, Purchaser is and will be the sole record and beneficial owner of all of the issued and outstanding capital stock of Pubco, and Pubco is and will be the sole record and beneficial owner of all of the issued and outstanding equity securities of each Merger Sub. All of the issued and outstanding equity securities of the Merger Subs have been duly authorized and validly issued, and are fully paid and non-assessable. No Person other than Purchaser has any rights with respect to such equity securities of Pubco, and no Person other than Pubco has any rights with respect to such equity securities of each Merger Sub, and no such rights arise by virtue of or in connection with the Mergers and the other transactions contemplated by this Agreement. Other than Pubco and the Merger Subs, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.
(c)   Except as set forth in Schedule 3.5(a) or Schedule 3.5(c), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares or other equity securities of any Purchaser Party or (B) obligating any Purchaser Party to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating any Purchaser Party to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of any Purchaser Party to repurchase, redeem or otherwise acquire any shares or other equity securities of such

Purchaser Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which any Purchaser Party is a party with respect to the voting of any shares of such Purchaser Party.
(d)   All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.
(e)   Since the date of incorporation of the Purchaser, and except as contemplated by this Agreement (including any redemptions that may occur in connection with an Extension, if any), Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.
3.6   SEC Filings and Purchaser Financial Statements.
(a)   Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). Except for any changes (including any required revisions to or restatements of the Purchaser Financials (defined below) or the SEC Reports) to (A) the Purchaser’s historical accounting of the Purchaser Warrants as equity rather than as liabilities that may be required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) that was issued by the SEC on April 12, 2021, and related guidance by the SEC, (B) the Purchaser’s accounting or classification of Purchaser’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may be required as a result of related statements by the SEC staff or recommendations or requirements of Purchaser’s auditors, or (C) the Purchaser’s historical or future accounting relating to any other guidance from the SEC staff after the date hereof relating to non-cash accounting matters (clauses (A) through (C), collectively, “SEC SPAC Accounting Changes”), the SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Parties acknowledge and agree that any restatement, revision or other modification of the Purchaser Financials or the SEC Reports as a result of any SEC SPAC Accounting Changes shall be deemed not material for purposes of this Agreement. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser

Public Units, the Purchaser Class A Ordinary Shares and the Purchaser Public Warrants are listed on NYSE, (B) Purchaser has not received any written deficiency notice from NYSE relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on NYSE and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of NYSE.
(b)   Except for any SEC SPAC Accounting Changes, the financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).
(c)   Except for any SEC SPAC Accounting Changes, or as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business.
(d)   Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.
(e)   There are no outstanding loans or other extensions of credit made by Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Purchaser, and Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(f)   Neither Purchaser (including, to the knowledge of Purchaser, any employee thereof) nor Purchaser’s independent auditors has identified or been made aware of (i) any fraud that involves Purchaser’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Purchaser or (ii) as of the date hereof, any claim or allegation regarding any of the foregoing.
(g)   Except as set forth on Schedule 3.6(g), as of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the knowledge of Purchaser, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
3.7   Absence of Certain Changes.   As of the date of this Agreement, except as set forth in Schedule 3.7, Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since September 30, 2022, not been subject to a Material Adverse Effect.
3.8   Compliance with Laws.   Each Purchaser Party is, and has since its formation has been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on Purchaser, and no Purchaser Party has received written notice alleging any violation of applicable Law in any material respect by such Purchaser Party.
3.9   Actions; Orders; Permits.   There is no pending or, to the Knowledge of Purchaser, threatened Action to which any Purchaser Party is subject which would reasonably be expected to have a Material Adverse Effect on Purchaser. There is no material Action that Purchaser has pending against any other Person. None of the Purchaser Parties is subject to any material Orders of any Governmental Authority, nor are any such

Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Purchaser.
3.10   Taxes and Returns.
(a)   Each Purchaser Party has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against any Purchaser Party in respect of any Tax, and no Purchaser Party has been notified in writing of any proposed Tax claims or assessments against such Purchaser Party (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the assets of a Purchaser Party, other than Permitted Liens. No Purchaser Party has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Purchaser Party for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.
(b)   Since the date of its formation or incorporation (as applicable), no Purchaser Party has (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.
(c)   No Purchaser Party is aware of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying as a transaction described in Sections 351 of the Code.
3.11   Employees and Employee Benefit Plans.   The Purchaser Parties do not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.
3.12   Properties.   No Purchaser Party owns, licenses or otherwise has any right, title or interest in any material Intellectual Property. No Purchaser Party owns or leases any material real property or Personal Property.
3.13   Material Contracts.
(a)   Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser from engaging in business as currently conducted by it or from competing with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.
(b)   With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.
3.14   Transactions with Affiliates.   Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser and any (a) present or former director, officer or employee or Affiliate of Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding shares as of the date hereof.
3.15   Investment Company Act.   As of the date of this Agreement, no Purchaser Party is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.
3.16   Finders and Brokers.   Except as set forth on Schedule 3.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.
3.17   Ownership of Merger Consideration.   All shares of Pubco Common Stock to be issued and delivered to the Sellers as Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Pubco Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the applicable Lock-Up Agreement, the Escrow Agreement and any Liens incurred by any Seller.
3.18   Pubco and Merger Sub Activities.   Since their formation, Pubco and the Merger Subs have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of each Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Mergers and the other transactions contemplated by this Agreement, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and the Merger Subs are not party to or bound by any Contract.
3.19   Certain Business Practices.
(a)   No Purchaser Party, nor any of their respective Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, (iii) made any other unlawful payment or (iv) since the formation of such Purchaser Party, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder such Purchaser Party or assist it in connection with any actual or proposed transaction.
(b)   The operations of each Purchaser Party are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving such Purchaser Party with respect to the any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.
(c)   No Purchaser Party nor any of their respective directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of such Purchaser Party is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and no Purchaser Party has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.
3.20   Insurance.   Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on Purchaser.
3.21   Purchaser Trust Account.   As of the date of this Agreement, Purchaser has no less than $117,782,000 in the trust account established by Purchaser for the benefit of its public shareholders (including, if applicable, an aggregate of approximately $4,025,000 of deferred underwriting discounts and commissions being held in the Trust Account). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of December 8, 2021, between Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms. Purchaser has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Purchaser or the Trustee of the Trust Agreement. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied): (i) between Purchaser and the Trustee that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect; or (ii) that would entitle any person (other than shareholders of Purchaser who shall have elected to redeem their Purchaser Class A Ordinary Shares pursuant to the Purchaser Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption rights in accordance with the provisions of the Purchaser Organizational Documents. There are no Actions pending or, to the knowledge of Purchaser, threatened in writing with respect to the Trust Account. Upon consummation of the Mergers and notice thereof to the Trustee pursuant to the Trust Agreement, Purchaser shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Purchaser as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of Purchaser due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (i) to shareholders of Purchaser who shall have exercised their Redemption rights, (ii) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (iii) to the Trustee for fees and costs incurred in accordance with the Trust Agreement, and (iv) to third parties (e.g., professionals, printers, etc.) who have rendered services to Purchaser.
3.22   Registration and Listing.   As of the date hereof, the issued and outstanding Purchaser Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “WEL,” and the issued and outstanding Purchaser Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “WEL.W.” Purchaser has complied in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. As of the date hereof, there is no Action pending or, to the knowledge of Purchaser, threatened in writing against Purchaser by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the Purchaser Class A Ordinary Shares or Purchaser Warrants or terminate the listing of Purchaser on the New York Stock Exchange. As of the date hereof, none of Purchaser or any of its affiliates has taken any action in an attempt to terminate the registration of the Purchaser Class A Ordinary Shares or the Purchaser Warrants under the Exchange Act.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure schedules delivered by the Company to Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser Parties, as of the date hereof and as of the Closing, as follows:
4.1   Organization and Standing.   The Company is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Washington and has all requisite limited liability power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority (as applicable) to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.
4.2   Authorization; Binding Agreement.   The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Member Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s managers and its members in accordance with the Company’s Organizational Documents, the WA LLC Act, any other applicable Law or any Contract to which the Company or any of its equity holders is a party or by which or its securities are bound and (b) other than the Required Company Member Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s managers, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with the Company’s Organizational Documents (i) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its members, (ii) approved this Agreement and the Mergers and the other transactions contemplated by this Agreement in accordance with the WA LLC Act, (iii) directed that this Agreement be submitted to the Company’s members for adoption and (iv) resolved to recommend that the Company’s members adopt this Agreement. The Voting Agreements delivered by the Company include holders of Company Units representing at least the Required Company Member Approval, and such Voting Agreements are in full force and effect.
4.3   Capitalization.
(a)   The issued and outstanding membership or other equity interests of the Company consists of One Thousand (1,000) Company Units. Prior to giving effect to the transactions contemplated by this

Agreement, all of the issued and outstanding Company Units and other equity interests of the Company are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which Company Units and other equity interests are owned free and clear of any Liens other than those imposed under the Company’s Organizational Documents. All of the outstanding Company Units and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WA LLC Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which it or its securities are bound. The Company does not directly or indirectly hold any Company Units or other equity interests of the Company in treasury. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. The rights, privileges and preferences of the Company Units are as stated in the Company’s Organizational Documents and as provided by the WA LLC Act.
(b)   Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its equity holders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in Schedule 4.3(b) or the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).
(c)   Except as set forth on Schedule 4.3(c), since November 10, 2020, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the managers of the Company have not authorized any of the foregoing.
4.4   Subsidiaries.   Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares, membership interests or other equity interests (if applicable), (c) the number of issued and outstanding shares, membership interests or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. Except as set forth on Schedule 4.4, no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. No Target Company is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of a Target Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5   Governmental Approvals.   Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement and (b) pursuant to Antitrust Laws.
4.6   Non-Contravention.   Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract.
4.7   Financial Statements.
(a)   As used herein, the term “Company Financials” means the (i) audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2021 (the “Balance Sheet Date”) and December 31, 2020, and the related consolidated income statements, changes in member equity and statements of cash flows for the fiscal years then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor (the “Audited Company Financials”), and (ii) the unaudited financial statements, consisting of the consolidated balance sheet of the Target Companies as of September 30, 2022, and the related unaudited consolidated income statement, changes in member equity and statement of cash flows for the nine (9) months then ended. True and correct copies of the Company Financials have been provided to Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.
(b)   Each Target Company maintains, in all material respects, accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. Since January 1, 2019, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.
(c)   The Target Companies do not have any Indebtedness other than the Indebtedness as set forth on Schedule 4.7(c), and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness), as set forth on Schedule 4.7(c). Except as disclosed on Schedule 4.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.
(d)   Except as set forth on Schedule 4.7(d), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).
(e)   All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to Purchaser or Pubco or their respective Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.
(f)   All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.
4.8   Absence of Certain Changes.   Except as set forth on Schedule 4.8, since the Balance Sheet Date, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of Purchaser.
4.9   Compliance with Laws.   Except as set forth on Schedule 4.9, no Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since November 10, 2019, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.
4.10   Company Permits.   Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit.
4.11   Litigation.   Except as described on Schedule 4.11, there is no (a) Action of any nature current pending or, to the Company’s Knowledge, threatened, nor, to the Knowledge of the Company, is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened since November 10, 2019); or (b) Order pending now or rendered by a Governmental Authority since November 10, 2019, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adverse to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, to the Knowledge of the Company, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.
4.12   Material Contracts.
(a)   Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:
(i)   contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;
(ii)   involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;
(iii)   involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;
(iv)   evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $50,000;
(v)   involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $50,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;
(vi)   relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;
(vii)   by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $50,000 per year or $150,000 in the aggregate;
(viii)   is with any Top Customer or Top Vendor;
(ix)   obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $50,000;

(x)   is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;
(xi)   obligates the Target Companies to make any capital commitment or expenditure in excess of $50,000 (including pursuant to any joint venture);
(xii)   relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);
(xiii)   provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;
(xiv)   relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;
(xv)   will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or
(xvi)   is otherwise material to the Target Companies and not described in clauses (i) through (xiv) above.
(b)   Except as disclosed in Schedule 4.12(b), with respect to each Target Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in material breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company; and (vi) no Target Company has waived any rights under any such Company Material Contract.
4.13   Intellectual Property.
(a)   Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or licensed or purported to be owned or licensed by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $10,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.
(b)   Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force, and in good standing with all required fees and maintenance fees having been paid with no Actions pending. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.
(c)   Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.
(d)   No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.
(e)   All employees and independent contractors of a Target Company have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.
(f)   Except as set forth on Schedule 4.13(f), to the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contractual requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.
(g)   The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.
4.14   Taxes and Returns.   Except as disclosed in Schedule 4.14:
(a)   Each Target Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied with all applicable Laws relating to Taxes.
(b)   There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where such Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
(c)   No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Taxes, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).
(d)   There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.
(e)   Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.
(f)   No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.
(g)   No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.
(h)   No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4.
(i)   No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.
(j)   No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.
(k)   At all times since each Target Company’s date of formation, each such Target Company has been classified as either a disregarded entity or a partnership (in each case, for U.S. federal income Tax purposes or, where applicable, state and/or local income Tax purposes). No such Target Company has made an election to be treated as an association taxable as a corporation for U.S. federal income Tax purposes or, where applicable, state and/or local income Tax purposes.
(l)   No Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying as a transaction described in Section 351 of the Code.
4.15   Real Property.   Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Target Company Real Property Lease. The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).
4.16   Personal Property.   Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Twenty-Five Thousand Dollars ($25,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned by, or leased, licensed or otherwise contracted to a Target Company. The Company has provided to Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.
4.17   Title to and Sufficiency of Assets.   Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (iii) Liens specifically identified on the Audited Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted and presently proposed to be conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted and as presently proposed to be conducted.
4.18   Employee Matters.
(a)   Except as set forth in Schedule 4.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering a group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.
(b)   Except as set forth in Schedule 4.18(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
(c)   Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), (ii) any bonus, commission or other remuneration other than salary paid during the fiscal year ended December 31, 2021, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ended December 31, 2022. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.
(d)   Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.
4.19   Benefit Plans.
(a)   Set forth on Schedule 4.19(a) is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Target Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by any Target Company to any Person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan in any material respect.
(b)   Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. No fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.
(c)   With respect to each Target Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority.
(d)   With respect to each Target Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.
(e)   No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.
(f)   There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.
(g)   With respect to each Target Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.
(h)   The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i)   To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Target Company Benefit Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.
(j)   Except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.
(k)   All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to Pubco or any Surviving Subsidiary or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.
(l)   Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(l). No Company Options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.
4.20   Environmental Matters.   Except as set forth in Schedule (a):
(a)   Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respect with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.
(b)   No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.
(c)   No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.
(d)   No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e)   There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.
(f)   To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.
(g)   The Company has provided to Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.
4.21   Transactions with Related Persons.   Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person. Schedule 4.21 specifically identifies all Contracts, arrangements or commitments set forth on such Schedule 4.21 that cannot be terminated upon sixty (60) days’ notice by the Target Companies without cost or penalty.
4.22   Insurance.
(a)   Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. Since January 1, 2019, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.
(b)   Schedule 4.22(b) identifies each individual insurance claim in excess of $25,000 made by a Target Company since January 1, 2019. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.
4.23   Top Customers and Suppliers.   Schedule 4.23 lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on December 31, 2021, the ten (10) largest customers of the

Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Vendors”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers and customers are good commercial working relationships and (i) no Top Vendor or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Vendor or Top Customer has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Company’s Knowledge, no Top Vendor or Top Customer intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Vendor or Top Customer, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not adversely affect the relationship of any Target Company with any Top Vendor or Top Customer.
4.24   Certain Business Practices.
(a)   No Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.
(b)   The operations of each Target Company are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.
(c)   No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.
4.25   Investment Company Act.   No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.
4.26   Finders and Brokers.   Except as set forth in Schedule 4.26, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.
4.27   Information Supplied.   None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.
4.28   Disclosure.   No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading.
ARTICLE V
COVENANTS
5.1   Access and Information.
(a)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 5.14, the Company shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with Purchaser and its Representatives in their investigation; provided, however, that Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.
(b)   During, the Interim Period, subject to Section 5.14, Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries.

5.2   Conduct of Business of the Company.
(a)   Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.
(b)   Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:
(i)   amend, waive or otherwise change, in any respect, its Organizational Documents; except as required for internal, organizational purposes in identity, form or place of organization to effectuate the provisions of this Agreement;
(ii)   authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;
(iii)   split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;
(iv)   incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;
(v)   increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;
(vi)   make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;
(vii)   transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii)   terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Target Company Material Contract outside of the ordinary course of business consistent with past practice;
(ix)   fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
(x)   except in the ordinary course of business, establish any Subsidiary or enter into any new line of business outside of the business currently conducted by the Company or its Subsidiaries;
(xi)   fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;
(xii)   revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;
(xiii)   waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;
(xiv)   close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;
(xv)   acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;
(xvi)   make capital expenditures in excess of $50,000 (individually for any project (or set of related projects) or $150,000 in the aggregate);
(xvii)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(xviii)   voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $300,000 in the aggregate other than pursuant to the terms of a Target Company Material Contract or Company Benefit Plan;
(xix)   sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;
(xx)   enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;
(xxi)   take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;
(xxii)   accelerate the collection of any trade receivables or delay the payment of trade payables or any other liability other than in the ordinary course of business consistent with past practice;
(xxiii)   enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv)   authorize or agree to do any of the foregoing actions.
5.3   Conduct of Business of Purchaser.
(a)   Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.3, Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending the deadline by which it must complete its Business Combination pursuant to the Purchaser Organizational Documents (an “Extension”) and incurring costs and expenses in connection therewith, subject to obtaining the approval of its shareholders to amend the Purchaser Organizational Documents in connection with such Extension (to the extent required) and any other matters required to be approved by Purchaser’s shareholders in connection therewith and redeeming any of its shareholders who request to be redeemed in connection with the Extension pursuant to the Purchaser Organizational Documents, and no consent of any other Party shall be required in connection therewith.
(b)   Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement (including the Conversion or any Extension) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries to not:
(i)   amend, waive or otherwise change, in any respect, its Organizational Documents;
(ii)   authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;
(iii)   split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;
(iv)   incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Conversion, the Mergers and the other transactions contemplated by this Agreement, including costs and expenses necessary for an Extension, up to aggregate additional Indebtedness during the Interim Period of $1,000,000);
(v)   make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)   amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser;
(vii)   terminate, waive or assign any material right under any material agreement to which it is a party;
(viii)   fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
(ix)   establish any Subsidiary or enter into any new line of business;
(x)   fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;
(xi)   revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting Purchaser’s outside auditors;
(xii)   waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;
(xiii)   acquire, including by merger, consolidation, acquisition of stock, shares or assets, or any other form of business combination, any corporation, company partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;
(xiv)   make capital expenditures in excess of $50,000 individually for any project (or set of related projects) or $150,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);
(xv)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Conversion and the Mergers);
(xvi)   voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 individually or $150,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;
(xvii)   sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;
(xviii)   enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;
(xix)   take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or
(xx)   authorize or agree to do any of the foregoing actions.
5.4   Annual and Interim Financial Statements.   During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the

Company shall deliver to Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.
5.5   Purchaser Public Filings.   During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Effective Time to maintain the listing of the Purchaser Public Units, the Purchaser Class A Ordinary Shares and the Purchaser Public Warrants on NYSE; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on NYSE only the Pubco Common Stock and the Pubco Public Warrants.
5.6   No Solicitation.
(a)   For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination.
(b)   During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.
(c)   Each of Pubco and the Company shall notify the other as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each of Pubco and the Company shall keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any

Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.
5.7   No Trading.   The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and NYSE promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.
5.8   Notification of Certain Matters.   During the Interim Period, each of Purchaser and the Company shall give prompt notice to the other if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.
5.9   Efforts.
(a)   Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.
(b)   In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private

Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.
(c)   As soon as reasonably practicable following the date of this Agreement, the Parties shall cooperate in all respects with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each of Purchaser and the Company shall give prompt written notice to the other if such Party or its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each of Purchaser and the Company shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, cooperate in all respects with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
(d)   Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.
5.10   Further Assurances.   The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.11   The Registration Statement.
(a)   As promptly as practicable after the date hereof, Purchaser and Pubco shall prepare with the assistance, cooperation and best efforts of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the holders of Purchaser Securities and the Sellers pursuant to the Mergers, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser Shareholders for the matters to be acted upon at the Purchaser Extraordinary General Meeting and providing the Public Shareholders an opportunity in accordance with the Purchaser Organizational Documents and the IPO Prospectus to have their Purchaser Class A Ordinary Shares (the “Redemption”) in conjunction with the shareholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholder’s to vote, at an extraordinary general meeting of Purchaser’s shareholders to be called and held for such purpose (the “Purchaser Extraordinary General Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Ancillary Document and the transactions contemplated hereby or thereby, including the Mergers and the Conversion, by the holders of Purchaser Ordinary Shares in accordance with the Purchaser’s Organizational Documents, the Cayman Act, DGCL and the rules and regulations of the SEC and NYSE, (ii) the effecting of the Conversion, (iii) the change of name of the Purchaser and the adoption and approval of the Conversion Organizational Documents, (iv) the appointment, and designation of classes, of the members of the Post-Closing Pubco Board, and, if applicable, appointment of the members of any committees thereof, in each case in accordance with Section 5.16 hereof, (v) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Mergers and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Shareholder Approval Matters”), and (vi) the adjournment of the Purchaser Extraordinary General Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Extraordinary General Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Extraordinary General Meeting. In connection with the Registration Statement, Purchaser and Pubco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in Purchaser’s Organizational Documents, the Cayman Act, the DGCL and the rules and regulations of the SEC and NYSE. Purchaser and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser and Pubco with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.
(b)   Purchaser and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Extraordinary General Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser, Pubco and, after the Closing, the Purchaser Representative and the Seller Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.
(c)   Each of Purchaser and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Extraordinary General Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.
(d)   As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC, Purchaser and Pubco shall distribute the Registration Statement to Purchaser’s shareholders, and, pursuant thereto, shall call the Purchaser Extraordinary General Meeting in accordance the Purchaser Organizational Documents and the Cayman Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.
(e)   Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of NYSE, the Purchaser Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Extraordinary General Meeting and the Redemption.
(f)   In connection with the Registration Statement, each of Purchaser and the Company shall, if requested in writing by BTIG as Purchaser’s capital markets advisor in connection with the Transaction, or any other financial advisor of Purchaser with the prior approval of Purchaser, cause the Purchaser’s and the Company’s respective independent registered public accounting firm(s) and counsel(s) to deliver to BTIG or such other financial advisor on such dates as reasonably requested by BTIG or such other financial advisor, “comfort” letters and negative assurance statements in customary form and substance reasonably satisfactory to BTIG or such other financial advisor.
5.12   Company Member Meeting.   As promptly as practicable after the Registration Statement has become effective and been distributed by Pubco, the Company will call a meeting of its members in order to obtain the Required Company Member Approval (the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the holders of the Company Units proxies in favor of the Required Company Member Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Member Approval, including enforcing the Voting Agreements.
5.13   Public Announcements.
(a)   The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow Purchaser, Pubco, the Company and after the Closing, the Purchaser Representative reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.
(b)   Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). Pubco, the Purchaser Representative and the Seller Representative shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with copies of certain Ancillary Documents and the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Seller Representative and the Purchaser Representative each reviewing, commenting upon and approving such Closing Filing in any event no later than the third (3rd) Business Day after the Closing). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.
5.14   Confidential Information.
(a)   The Company hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company or any of its Affiliates or Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser, to the extent legally permitted, with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.14(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.14(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Affiliates and Representatives to, promptly deliver to the Purchaser or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.
(b)   Each Purchaser Party hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and

(ii) in the event that a Purchaser Party or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek (at the Company’s sole expense) a protective Order or other remedy or waive compliance with this Section 5.14(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.14(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, each Purchaser Party shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at such Purchaser Party’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, Purchaser, Pubco and their respective Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.
5.15   Documents and Information.   After the Closing Date, Pubco shall, and shall cause its Subsidiaries (including the Target Companies) to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Purchaser Parties and the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of Pubco and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by Pubco or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.
5.16   Post-Closing Board of Directors and Executive Officers.
(a)   The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of seven (7) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) two (2) persons that are designated by Purchaser prior to the Closing (the “Purchaser Directors”), each of whom shall qualify as an independent director under NYSE rules, and (ii) five (5) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under NYSE rules. In accordance with the Amended Pubco Charter as in effect at the Closing, no director on the Post-Closing Pubco Board may be removed without cause. At or prior to the Closing, Pubco will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonable acceptable to such Purchaser Director.
(b)   The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as chief executive officer and chief financial officer of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person(s) identified by the Company shall serve in such role or roles).
5.17   Indemnification of Directors and Officers; Tail Insurance.
(a)   The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors, managers and officers of each Target Company, any Purchaser Party and each Person who served as a director, officer, manager member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of a Purchaser Party or the Company (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser, Pubco Merger Subs

or the Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of Pubco and the Surviving Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser Parties and the Company to the extent permitted by applicable Law. The provisions of this Section 5.17 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.
(b)   For the benefit of each Purchaser Party’s and the Company’s directors, managers and officers, each of the Purchaser and the Company shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than, as applicable Purchaser’s or the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Pubco and the Surviving Parties shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Pubco and the Surviving Subsidiaries shall timely pay all premiums with respect to the D&O Tail Insurance.
5.18   Funds in Trust; Trust Account Proceeds.
(a)   Purchaser Parties shall use commercially reasonable efforts to retain in the Trust Account following Redemptions and/or enter into and consummate subscription agreements with investors relating to a private equity investment in Pubco and/or enter into backstop arrangements with potential investors, in an amount not less than Twenty-Five Million Dollars ($25,000,000).
(b)   The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, shall first be used (i) to pay Purchaser’s and Pubco’s accrued but unpaid Expenses, (ii) to pay Purchaser’s deferred Expenses (including amounts payable to BTIG and any legal fees) of the IPO and (iii) to pay any loans owed by Purchaser or Pubco to the Sponsor for any Expenses (including deferred Expenses) or other administrative costs and expenses incurred by or on behalf of Purchaser or Pubco, including any costs and expenses incurred in connection with an Extension. Such amounts, as well as any Expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes.
5.19   Tax Returns and Payment of Taxes.
(a)   The Seller Representative, at the cost of Sellers, shall cause to be prepared and filed in a manner consistent with past practices (unless otherwise required by applicable Law) and in accordance with this Section 5.19 all Tax Returns of the Target Companies for all Tax periods ending on or before the Closing Date (“Pre-Closing Tax Periods”) that have not been filed before the Closing Date. The Sellers shall be responsible for any Taxes due in respect of such Tax Returns, except to the extent such Taxes are included as liabilities in the determination of the Closing Statement (which Taxes Pubco shall pay or cause to be paid). The Seller Representative shall cause such Tax Returns to be delivered to the Purchaser Representative for comment and approval, which approval shall not be unreasonably withheld, no later than thirty (30) days prior to the due date for filing any such Tax Return (taking into account any applicable extensions of time to file). All items of income, gain, loss, deduction and credit of the Target Companies for Pre-Closing Tax Periods for which the applicable Target Company was classified as a partnership or disregarded entity for income tax purposes shall be included on the applicable Tax Returns of Sellers in accordance with applicable Law.
(b)   The Purchaser Representative, at the cost of Pubco, shall cause to be prepared and filed all Tax Returns of the Target Companies for all Tax periods beginning on or before and ending after the Closing Date (“Straddle Periods”). Sellers shall be liable for and shall pay to Pubco at least five (5) days prior to filing such Tax Returns all Taxes shown on such Tax Returns attributable to the portion of any such Straddle Periods ending on and including the Closing Date, except to the extent such Taxes are included as liabilities in the determination of the Closing Statement (which Taxes Pubco shall pay or cause to be paid) (provided that nothing contained herein shall limit, alter, reduce or prohibit the rights of Sellers to dispute that such Taxes are payable or the amount thereof). The Purchaser Representative shall cause such Tax Returns to be delivered to the Seller Representative for comment and approval, which approval shall not be unreasonably withheld, no later than thirty (30) days prior to the due date for filing any such Tax Return (taking into account any applicable extensions of time to file).
(c)   The Seller Representative and the Purchaser Representative agree to work in good faith to resolve any issues and comments arising as a result of the review of Tax Returns under Sections 5.19(a) and (b). If the Seller Representative and the Purchaser Representative are unable to agree on such resolution, the Seller Representative and the Purchaser Representative agree to refer any dispute regarding the preparation and filing of any such Tax Return to an Independent Expert for resolution in accordance with the principles of Sections 1.16(b) and (c).
(d)   In the case of any Straddle Period of a Target Company, the amount of any Taxes of such Target Company allocable to the portion of the Straddle Period ending on and including the Closing Date shall be: (i) in the case of Taxes based upon or measured by income or gross receipts, based on an interim closing of the books as of the end of the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which such Company holds a beneficial interest will be deemed to terminate at such time), and (ii) in the case of all other Taxes, will be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.
5.20   Intended Tax Treatment.   Each of the Parties shall file all Tax Returns consistently with the Intended Tax Treatment and shall not take any inconsistent position therewith on any Tax Returns, financial statements, on audit or otherwise, unless required to do so by applicable Law. Each of the Parties shall use its commercially reasonable efforts to cause the Mergers to qualify as a transaction in accordance with Section 351(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Affiliates not to) take any action, or fail to take any action, that could reasonably be expected to cause the Mergers to fail to qualify as a transaction in accordance with Section 351(a) of the Code.
5.21   Amendment of Tax Returns.   Neither Pubco nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return or Tax election of any of the Target Companies with respect to a Pre-Closing Tax Period or the portion of any Straddle Period ending on or prior to the Closing Date without the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld or delayed.
5.22   Tax Refunds.   The Sellers shall be entitled to any Tax refunds (or reductions in Tax liability arising from a credit), including interest paid therewith, in respect of Taxes paid by the Target Companies with respect to any Pre-Closing Tax Period or the portion of any Straddle Period ending on or prior to the Closing Date, except to the extent such Tax refunds or credits are included as assets (or offsets against liabilities) in the determination of the Closing Statement. Purchaser Representative shall forward or reimburse to the Seller Representative any such tax refunds received or credits utilized within 10 days after receipt or entitlement thereto.
5.23   Cooperation on Tax Matters; Handling of Tax Audits.
(a)   In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Target Companies for all Pre-Closing Tax Periods and all Straddle Periods, Pubco, on the one hand, and the Sellers, on the other hand, shall cooperate fully with each other, including, without limitation, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Tax authorities as to the imposition of Taxes. Pubco shall and shall cause the Target Companies to (A) retain all books and records with respect to Tax matters pertinent to the Target Companies relating to any Tax period beginning on or before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by any other Party, any extension thereof) for the respective Tax periods, and to abide by all record retention agreements entered into with any Tax authority, and (B) give the Seller Representative reasonable written notice prior to transferring, destroying or discarding any such books and records and shall allow the Seller Representative to take possession of such books and records.
(b)   Pubco and the Sellers shall, upon request, use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).
5.24   Tax Controversies.
(a)   The Purchaser Representative shall inform the Seller Representative of the commencement of any audit, examination or proceeding (“Tax Contest”) relating in whole or in part to Taxes for which Pubco or any other Indemnitee may be entitled to indemnification from Sellers hereunder, and such Tax Contest shall be treated as a Third Party Claim for purposes of Section 6.4.
(b)   Notwithstanding Section 5.24(a) and Section 6.4, and subject to applicable provisions of Tax Law, the Seller Representative shall have the exclusive right to control all income Tax proceedings involving the Target Companies for all Pre-Closing Tax Periods for which the applicable Target Company was classified as a partnership or disregarded entity for income tax purposes, including any such proceedings arising under Subchapter C of Chapter 63 of the Code (and corresponding provisions of state or local Tax Law), provided that any adjustments arising from such proceedings are required to be taken into account by the Sellers (and not by the Target Companies) under applicable provisions of the Code (and corresponding provisions of state or local Tax Law, as the case may be). Notwithstanding anything to the contrary in this Agreement, with respect to each Target Company, unless such Target Company ceases to exist for purposes of Code Section 6241(7), the Parties agree to make (or cause such Company to make) a “push-out” election described in Code Section 6226 or utilize one of the procedures described in Code Section 6225(c)(2)(A) or Code Section 6225(c)(2)(B) with respect to each applicable Tax Contest.
ARTICLE VI
SURVIVAL AND INDEMNIFICATION
6.1   Survival.
(a)   All representations and warranties of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the Expiration Date; provided, however, that (i) the representations and warranties contained in Sections 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization), 4.4 (Subsidiaries) and 4.26 (Finders and Brokers), shall survive indefinitely and (ii) the representations and warranties contained in Sections 4.14 (Taxes and Returns), 4.13 (Intellectual Property), 4.19 (Benefit Plans) and 4.20 (Environmental Matters), shall each survive until sixty (60) days after the expiration of the applicable statute of limitations (the representations and warranties referenced in subsections (i) and (ii), the “Special Representations”). Additionally, Fraud Claims relating to the Company shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 6.1(a), then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 6.2 other than clauses (a) or (b) thereof may be made at any time.
(b)   The representations and warranties of the Purchaser Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of a Purchaser Party pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Purchaser Parties, the Purchaser Representative, and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Purchaser Parties, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by the Purchaser Parties and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).
6.2   Indemnification.   Subject to the terms and conditions of this Article VI and as acknowledged in the Letter of Transmittal executed by each Seller, from and after the Closing, the Sellers and their respective successors and assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnitor”) will jointly and severally indemnify, defend and hold harmless Pubco, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnitee”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (a) the breach of any representation or warranty made by the Company set forth in this Agreement or in any certificate delivered by the Company, any Seller or the Seller Representative; (b) the breach of any covenant or agreement on the part of the Company or, after the Closing, Pubco or a Surviving Subsidiary set forth in this Agreement or in any certificate delivered by the Company, any Seller or the Seller Representative; (c) any Action by Person(s) who were holders of equity securities of a Target Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of a Target Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (d) any Indebtedness of the Target Companies and/or Transaction Expenses as of the Reference Time which were not shown on the final Closing Statement pursuant to Section 1.16.
6.3   Limitations and General Indemnification Provisions.
(a)   Except as otherwise expressly provided in this this Article VI, the Indemnitees will not be entitled to receive any indemnification payments under clause (a) of Section 6.2 unless and until the aggregate amount of Losses incurred by the Indemnitees for which they are otherwise entitled to indemnification under this Article VI exceeds One Hundred Sixty Thousand U.S. Dollars ($160,000) (the “Basket”), in which case the Indemnitors shall be obligated to the Indemnitees for the amount of all Losses of the Indemnitees from the first dollar of Losses of the Indemnitees required to reach the Basket; provided, however, that the Basket shall not apply to (i) indemnification claims for breaches of any Special Representations or (ii) Fraud Claims.
(b)   The maximum aggregate amount of indemnification payments to which the Indemnitors will be obligated to pay in the aggregate (i) under clause (a) of Section 6.2 (other than claims for breach of any Special Representations or any Fraud Claims) shall not exceed an amount equal to Sixteen Million U.S. Dollars ($16,000,000) or (ii) under clause (a) of Section 6.2 as a whole (other than Fraud Claims) shall not exceed an amount equal to the Merger Consideration.
(c)   Notwithstanding anything to the contrary contained herein, no Indemnitor will have any indemnification obligations under Section 6.2 for any Loss to the extent that the amount of such Loss is included in the calculation of Net Working Capital, Closing Net Debt or Transaction Expenses and resulted in a change to the Adjustment Amount determined in accordance with Section 1.16.
(d)   Solely for purposes of determining the amount of Losses under this Article VI (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement

(including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.
(e)   No investigation or knowledge by an Indemnitee, any Purchaser Party or their respective Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnitor shall affect the representations, warranties, covenants and agreements of the Company, any Seller or the Seller Representative or the recourse available to the Indemnitees or any Purchaser Party under any provision of this Agreement, including this Article VI, with respect thereto.
(f)   The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.
6.4   Indemnification Procedures.
(a)   The Purchaser Representative shall have the sole right to act on behalf of the Indemnitees with respect to any indemnification claims made pursuant to this Article VI, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnitees. The Seller Representative shall have the sole right to act on behalf of the Indemnitors with respect to any indemnification claims made pursuant to this Article VI, including defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnitors.
(b)   In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of an Indemnitee must provide written notice (a “Claim Notice”) of such claim to the Seller Representative on behalf of the Indemnitors and to the Escrow Agent, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnitee in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Seller Representative and the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnitor or the Indemnitee described in clause (i).
(c)   In the case of any claim for indemnification under this Article VI arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Purchaser Representative must give a Claim Notice with respect to such Third Party Claim to the Seller Representative promptly (but in no event later than thirty (30) days) after the Indemnitee’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnitor of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Seller Representative will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the Seller Representative, unless (i) the Seller Representative fails to acknowledge fully to the Purchaser Representative the obligations of the Indemnitor to the Indemnitee within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Seller Representative on behalf of the Indemnitor and the Purchaser Representative on behalf of the Indemnitee in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Escrow Property in the Escrow Account (after deducting any amounts for pending but unresolved indemnification claims and resolved but unpaid indemnification claims). If the Seller Representative on behalf of the Indemnitor elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser Representative of its intent to do so, and the Purchaser Representative and the Indemnitee will, at the request and expense of the Seller Representative, cooperate in the defense of such Third Party Claim. If the Seller Representative on behalf of the Indemnitor elects not to, or at any time is not entitled under this Section 6.4 to, compromise or defend such Third Party Claim, fails to notify the Purchaser Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser Representative on behalf of the Indemnitee may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnitee or the Purchaser Representative without the prior written consent of the Seller Representative on behalf of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Seller Representative’s right on behalf of the Indemnitor to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser Representative on behalf of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Seller Representative’s right on behalf of the Indemnitor to compromise or settle in accordance with the immediately preceding sentence, the Seller Representative on behalf of the Indemnitor may not settle or compromise any Third Party Claim over the objection of the Purchaser Representative on behalf of the Indemnitee; provided, however, that consent by the Purchaser Representative on behalf of the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Purchaser Representative on behalf of the Indemnitee will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Seller Representative’s right on behalf of the Indemnitor to direct the defense.
(d)   With respect to any direct indemnification claim that is not a Third Party Claim, the Seller Representative on behalf of the Indemnitor will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Seller Representative on behalf of the Indemnitor does not respond within such thirty (30) days, the Seller Representative on behalf of the Indemnitor will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VI and will have no further right to contest the validity of such Claim Notice. If the Seller Representative responds within such thirty (30) days and rejects such claim in whole or in part, the Purchaser Representative on behalf of the Indemnitee will be free to pursue such remedies as may be available under this Agreement (subject to Section 10.4), any Ancillary Documents or applicable Law.
6.5   Indemnification Payments.   Any indemnification claims against the Indemnitors shall first be applied against the Escrow Shares and then against any other Escrow Property before any Indemnitor shall be required to make any out-of-pocket payment for indemnification. Any indemnification obligation of an Indemnitor under this Article VI will be paid within five (5) Business Days after the determination of such obligation in accordance with Section 6.4 (and the Purchaser Representative and the Seller Representative will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so). Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Pubco or its successors. With respect to any indemnification payment, the value of each Escrow Share or any other share of Pubco Common Stock for purposes of determining the indemnification payment shall be the Pubco Share Price on the date that the indemnification claim is finally determined in accordance with this Article VI. Any Escrow Shares or other shares of Pubco Common Stock received by Pubco as an indemnification payment shall be promptly cancelled by Pubco after its receipt thereof. Without limiting any of the foregoing or any other rights of the Indemnitees under this Agreement or any Ancillary Document or at law or equity, in the event that an Indemnitor fails or refuses to promptly indemnify an Indemnitee as provided herein or otherwise fails or refuses to make any payments required under any Ancillary Document, in either case, where it is established that such Indemnitor is obligated to provide such indemnification or to make such payment, the applicable Indemnitee shall, in its sole discretion, be entitled to claim a portion of the shares of Pubco Common Stock then owned by such Indemnitor up to an amount equal in value (based on the then current Pubco Share Price) to the amount owed by such Indemnitor. In the event that such Indemnitor fails to promptly transfer any such shares of Pubco Common Stock pursuant to this Section 6.5 or Section 1.16, the Purchaser Representative on behalf of Pubco shall be and hereby is authorized as the attorney-in-fact for such Indemnitor to transfer such shares of Pubco Common Stock to the proper recipient thereof as required by this Section 6.5 or Section 1.16, and may transfer such shares of Pubco Common Stock and cancel the stock certificates for such shares on the books and records of Pubco and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which Pubco Common Stock is listed or traded to do the same.
6.6   Exclusive Remedy.   From and after the Closing, except with respect to Fraud Claims relating to the Company or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 10.7), or claims under the terms of the Letters of Transmittal or other Ancillary Documents, indemnification pursuant to this Article VI shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.
ARTICLE VII
CLOSING CONDITIONS
7.1   Conditions to Each Party’s Obligations.   The obligations of each Party to consummate the Mergers and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:
(a)   Required Purchaser Shareholder Approval.   The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of Purchaser at the Purchaser Extraordinary General Meeting in accordance with the Proxy Statement and the Purchaser Organizational Documents shall have been approved by the requisite vote of the shareholders of Purchaser at the Purchaser Extraordinary General Meeting in accordance with the Purchaser Organizational Documents, applicable Law (including, without limitation, the Cayman Act) and the Proxy Statement (the “Required Purchaser Shareholder Approval”).
(b)   Required Company Member Approval.   The Company Special Meeting shall have been held in accordance with the WA LLC Act and the Company’s Organizational Documents, and at such meeting, the requisite vote of the holders of Company Units (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any purchase or subscription agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Mergers (the “Required Company Member Approval”).
(c)   Antitrust Laws.   Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.
(d)   Requisite Regulatory Approvals.   All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.
(e)   Requisite Consents.   The Consents required to be obtained from or made with any third Person in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(e) shall have each been obtained or made.
(f)   No Law or Order.   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.
(g)   No Litigation.   There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.
(h)   Purchaser Conversion.   The Conversion shall have been consummated in accordance with Section 1.7.
(i)   Appointment to the Board.   The members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.16.
(j)   Registration Statement.   The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.
(k)   NYSE Listing.   The shares of Pubco Common Stock and Pubco Warrants, shall have been approved for listing on NYSE, subject to official notice of issuance.
7.2   Conditions to Obligations of the Company.   In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:
(a)   Representations and Warranties.   All of the representations and warranties of the Purchaser Parties set forth in this Agreement and in any certificate delivered by a Purchaser Party pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser.
(b)   Agreements and Covenants.   The Purchaser Parties shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.
(c)   No Material Adverse Effect.   No Material Adverse Effect shall have occurred with respect to Purchaser since the date of this Agreement which is continuing and uncured.
(d)   Pubco Charter Amendment.   Prior to the Closing, Pubco shall have amended and restated its certificate of incorporation in substantially the form attached as Exhibit F hereto (the “Amended Pubco Charter”).
(e)   Closing Deliveries.
(i)   Officer Certificate.   Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c).
(ii)   Secretary Certificate.   Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of each Purchaser Party’s Organizational Documents as in effect as of the Closing Date prior to the Effective Time (after giving effect to the Conversion), (B) the resolutions of the board of directors of each of Purchaser, Pubco and Purchaser Merger Sub, and the resolutions of the equity holders of each of Pubco and the Merger Subs, authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which a Purchaser Party is or is required to be a party or otherwise bound.
(iii)   Good Standing.   Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for each of Purchaser and Pubco certified as of a date no later than ten (10) days prior to the Closing Date from the proper Governmental Authority of Purchaser’s or Pubco’s jurisdiction of organization and from each other jurisdiction in which Purchaser or Pubco is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.
(iv)   Amended Registration Rights Agreement.   The Company shall have received a copy of the Amended and Restated Registration Rights Agreement, in substantially the form attached as Exhibit G hereto, duly executed by Purchaser, Pubco and the Sponsor.
7.3   Conditions to Obligations of the Purchaser Parties.   In addition to the conditions specified in Section 7.1, the obligations of the Purchaser Parties to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Purchaser) of the following conditions:
(a)   Representations and Warranties.   All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by the Company, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, any Target Company.
(b)   Agreements and Covenants.   The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.
(c)   No Material Adverse Effect.   No Material Adverse Effect shall have occurred with respect to any Target Company since the date of this Agreement which is continuing and uncured.
(d)   Certain Ancillary Documents.   Each of the Non-Competition Agreement and each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.
(e)   Closing Deliveries.
(i)   Officer Certificate.   Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c).
(ii)   Secretary Certificate.   The Company shall have delivered to Purchaser a certificate executed by the Company’s secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of the Company’s managers and the Sellers authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is a party or bound, and the consummation of the Mergers and the other transactions contemplated hereby and thereby, and the adoption of Company Surviving Subsidiary Organizational Documents, and recommending the approval and adoption of the same by the holders of Company Units at a duly called meeting of members, and (C) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.
(iii)   Good Standing.   The Company shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.
(iv)   Employment Agreements.   Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Purchaser, between each of the persons set forth Schedule 7.3(d)(iv) hereto and Pubco as noted in Schedule 7.3(d)(iv), each such employment agreement duly executed by the parties thereto.
(v)   Legal Opinion.   Purchaser shall have received a duly executed opinion from the Company’s counsel or counsels, in form and substance reasonably satisfactory to Purchaser, addressed to Purchaser and Pubco and dated as of the Closing Date.
(vi)   UNIT Certificates and Transfer Instruments.   Purchaser shall have received copies of each Seller Company Certificate and other instruments or documents representing the Company Units (or Lost Certificate Affidavits), if applicable, together with executed instruments of transfer in respect of the Company Units in favor of Pubco (or its nominee) and in form reasonably acceptable for transfer on the books of the Company.
(vii)   ESCROW AGREEMENT.   Purchaser shall have received a copy of the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent.
(viii)   Company Convertible Securities.   Purchaser shall have received evidence reasonably acceptable to Purchaser that the Company shall have terminated, extinguished and cancelled in full all outstanding Company Convertible Securities or commitments therefor.
(ix)   Resignations.   Purchaser shall have received written resignations, effective as of the Closing, of each of the managers and officers of the Company as requested by Purchaser prior to the Closing.
(x)   Termination of Certain Contracts.   Purchaser shall have received evidence reasonably acceptable to Purchaser that the Contracts involving the Target Companies and/or the Seller set forth on Schedule 7.3(d)(x) shall have been terminated with no further obligation or Liability of the Target Companies thereunder.
7.4   Frustration of Conditions.   Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Seller) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.
ARTICLE VIII
TERMINATION AND EXPENSES
8.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:
(a)   by mutual written consent of Purchaser and the Company;
(b)   by written notice by Purchaser or the Company to the other if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by July 31, 2023 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;
(c)   by written notice by either Purchaser or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;
(d)   by written notice by the Company to Purchaser, if (i) there has been a material breach by a Purchaser Party of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of a Purchaser Party shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date;
(e)   by written notice by Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Purchaser or (B) the Outside Date;
(f)   by written notice by Purchaser to the Company, if there shall have been a Material Adverse Effect on any Target Company following the date of this Agreement which is uncured and continuing; or
(g)   by written notice by either Purchaser or the Company to the other, if the Purchaser Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s shareholders have duly voted, and the Required Purchaser Shareholder Approval was not obtained.
8.2   Effect of Termination.   This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Party, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.13, 5.14, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.
8.3   Fees and Expenses.   Subject to Sections 9.1, 10.14 and 10.15, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, as well as any costs and expenses incurred in connection with any Extension.

ARTICLE IX
WAIVERS AGAINST TRUST
9.1   Waiver of Claims Against Trust.   Reference is made to the IPO Prospectus. The Company hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of its IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (including overallotment shares acquired by Purchaser’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Purchaser Class A Ordinary Shares in connection with the consummation of Purchaser’s initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an Extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if Purchaser fails to consummate a Business Combination within fifteen months after the closing of the IPO (or (x) up to 21 months if Purchaser extends the time to complete a Business Combination as further described in the IPO Prospectus or (y) any later date permitted pursuant to an Extension), (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes and up to $100,000 in liquidation expenses, or (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as, the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. To the extent that the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or any of its Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, and its Affiliates the associated legal fees and costs in connection with any such Action, in the event that Purchaser or its Representatives, as applicable, prevails in such Action. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of the Purchaser Parties prior to the Closing. This Section 9.1 shall survive termination of this Agreement for any reason.
ARTICLE X
MISCELLANEOUS
10.1   Notices.   All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to any Purchaser Party at or prior to the Closing,
Integrated Wellness Acquisition Corp
148 N Main Street
Florida, NY 10921
Attn: James MacPherson, CFO
Telephone No.: (845) 651-5039
E-mail: james@integratedwellnessholdings.com

with a copy (which will not constitute notice) to:
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to the Purchaser Representative, to: IWH Sponsor LP 148 N Main Street Florida, NY 10921 Attn: James MacPherson, CFO Telephone No.: (845) 651-5039 E-mail: james@integratedwellnessholdings.com with a copy (which will not constitute notice) to:
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to the Company to: Refreshing USA, LLC 2732 Grand Ave, Ste 122 Everett, WA 98201 Attn: Ryan Wear Telephone No.: (425) 320-1279 Email: rwear@waterstationtechnology.com with a copy (which will not constitute notice) to:
McCarter & English, LLP
Two Tower Center Boulevard, 24th Floor | East
Brunswick, New Jersey 08816
Attn: Peter Campitiello, Esq.
Facsimile No (732) 352-7780
Telephone No.: (732) 867-9741
Email: pcampitiello@mccarter.com

If to the Seller Representative to: Ryan Wear 2732 Grand Ave, Ste 122 Everett, WA 98201 Telephone No.: (425) 320-1279 Email: rwear@waterstationtechnology.com with a copy (which will not constitute notice) to:
McCarter & English, LLP
Two Tower Center Boulevard, 24th Floor | East
Brunswick, New Jersey 08816
Attn: Peter Campitiello, Esq.
Facsimile No (732) 352-7780
Telephone No.: (732) 867-9741
Email: pcampitiello@mccarter.com

If to Pubco after the Closing, to: Refreshing USA, Inc. 2732 Grand Ave, Ste 122 Everett, WA 98201 Attn: Ryan Wear Telephone No.: (425) 320-1279 Email: rwear@waterstationtechnology.com with a copy (which will not constitute notice) to:
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

the Purchaser Representative (and its copy for notices)

10.2   Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser, Pubco, the Company, the Purchaser Representative and the Seller Representative, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.
10.3   Third Parties.   Except for the rights of the D&O Indemnified Persons set forth in Section 5.17, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.
10.4   Arbitration.   Any and all disputes, controversies and claims (other than (i) applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 10.4 or (ii) matters submitted to the Independent Expert for purposes of Sections 1.16(c), 1.19(d) or 5.19(c)) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 10.4. A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.
10.5   Governing Law; Jurisdiction.   This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 10.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 10.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.
10.6   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.
10.7   Specific Performance.   Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.
10.8   Severability.   In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
10.9   Amendment.   This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, Pubco, the Company, the Purchaser Representative and the Seller Representative.
10.10   Waiver.   Each of Purchaser on behalf of itself and its Affiliates, including the other Purchaser Parties, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Sellers, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

10.11   Entire Agreement.   This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.
10.12   Interpretation.   The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires, and except as set forth to the contrary herein: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and its Representatives and Purchaser and its Representatives have been given access to the electronic folders containing such information.
10.13   Counterparts.   This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
10.14   Purchaser Representative.
(a)   Each of Purchaser and Pubco, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints IWH Sponsor LP in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of an Indemnitee any indemnification claims by any of them under Article VI; (ii) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.16; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (viii) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Purchaser Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Pubco Securities from and after the Closing (other than the Seller and their respective successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and Pubco, Purchaser, the Company, the Seller Representative, any Seller or other Indemnitor relating to the defense or settlement of any claims for which an Indemnitor may be required to indemnify an Indemnitee pursuant to Article VI, shall be binding upon Pubco, Purchaser and their respective Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.
(b)   The Purchaser Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Pubco and Purchaser shall jointly and severally indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the sole cost and expense of Pubco and Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses (including court costs and filing fees), as the Purchaser Representative may deem necessary or appropriate from time to time, and to the extent not directly paid by Pubco or Purchaser, Pubco or Purchaser shall promptly upon request by the Purchaser Representative advance any such costs and expenses to the Purchaser Representative in connection therewith. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(c)   The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to Pubco, Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.
10.15   Seller Representative.
(a)   Each Seller, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Ryan Wear, in its capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement or any of the Ancillary Documents to which the Seller Representative is a party, including: (i) managing, controlling, defending and settling on behalf of an Indemnitor any indemnification claims against any of them under Article VI, including controlling, defending, managing, settling and participating in any Third Party Claim in accordance with Section 6.4; (ii) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.16; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Seller Representative is a party (provided, that any such action, if material to the rights and obligations of the Sellers in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Sellers unless otherwise agreed by each Seller who is subject to any disparate treatment of a potentially material and adverse nature); (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Seller Representative is a party; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (viii) receiving all or any portion of the consideration provided to the Sellers under this Agreement and to distribute the same to the Sellers in accordance with their Pro Rata Share; and (ix) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Seller Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and the Purchaser Representative, Purchaser, Pubco or any other Indemnitee relating to the defense or settlement of any claims for which an Indemnitor may be required to indemnify an Indemnitee pursuant to Article VI, shall be binding upon each Seller and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.
(b)   Any other Person, including the Purchaser Representative, Pubco, Purchaser, the Company and the Indemnitees and the Indemnitors may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Sellers hereunder or any Ancillary Document to which the Seller Representative is a party. The Purchaser Representative, Pubco, Purchaser, the Company and each Indemnitee and Indemnitor shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) the settlement of any indemnification claims by an Indemnitee pursuant to Article VI, (ii) any payment instructions provided by the Seller Representative or (iii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no

Seller nor any Indemnitor shall have any cause of action against the Purchaser Representative, Pubco, Purchaser, the Company or any other Indemnitee for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, Pubco, Purchaser, the Company and the other Indemnitees shall not have any Liability to any Seller or other Indemnitor for any allocation or distribution among the Sellers by the Seller Representative of payments or issuances made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Seller under this Agreement or any Ancillary Document to which the Seller Representative is a party shall be made to the Seller Representative for the benefit of such Seller, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Seller with respect thereto. All notices or other communications required to be made or delivered by a Seller shall be made by the Seller Representative (except for a notice under Section 10.15(d) of the replacement of the Seller Representative).
(c)   The Seller Representative will act for the Sellers on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Sellers, but the Seller Representative will not be responsible to the Sellers for any Losses that the Sellers or other Indemnitors may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. The Sellers, by delivery of Letters of Transmittal, will jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all Losses reasonably incurred or suffered as a result of the performance of the Seller Representative’s duties under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative, except for any liability arising out of the bad faith, gross negligence or willful misconduct of the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Sellers, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.15 shall survive the Closing and continue indefinitely.
(d)   If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Sellers, then the Sellers shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative, Pubco and Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.
10.16   Legal Representation.   The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Purchaser Parties and/or the Purchaser Representative in connection with this Agreement, and has also represented Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to Pubco, Purchaser or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller

Representative, who are represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of Pubco, Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser Parties, the Purchaser Representative, the Sponsor or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Purchaser Representative shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Purchaser Representative, shall be controlled by the Purchaser Representative and shall not pass to or be claimed by Purchaser or Pubco; provided, further, that nothing contained herein shall be deemed to be a waiver by any Purchaser Party or any of their respective Affiliates (including, after the Effective Time, the Surviving Subsidiaries and the Target Companies) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.
ARTICLE XI
DEFINITIONS
11.1   Certain Definitions.   For purpose of this Agreement, the following capitalized terms have the following meanings:
“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.
“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Financial Statements. In any event, the Accounting Principles (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) shall be based on facts and circumstances as they exist at or prior to the Closing and shall exclude the effect of any act or decision occurring after the Closing and (iii) shall follow the defined terms contained in this Agreement.
“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.
Adjusted EBITDA” means EBITDA plus or minus adjustments to include the following: (i) any fees and expenses related to the Mergers (including without limitations, fees and disbursements incurred by both Purchaser and the Company related to legal counsel and other professional counsel and/or services providers); and (ii) fees and expenses related to the ongoing costs of Pubco being a publicly-listed company including, without limitations, regulatory or listing fees and costs associated with insurance policies.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.
“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.
“BTIG” means BTIG, LLC, the lead underwriter in the IPO.
“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.
“Cayman Conversion Documents” means the documents required to be filed with the Cayman Registrar in order to give effect to the Conversion pursuant to the Purchaser Organizational Documents and the Cayman Act.
“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.
“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.
“Closing Net Debt” means, as of the Reference Time, (i) the aggregate Indebtedness of the Target Companies, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.
“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by a Purchaser Party or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to a Purchaser Party or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.
“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any equity securities of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of the Company (but excluding any Company Units).
“Company Units” means units representing membership and other equity interests in the Company.
“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.
“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).
“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.
“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.
“EBITDA” means the earnings before interest expense, federal, state, local and foreign income tax expense, depreciation and amortization of Pubco, during the Earnout Period, on a consolidated basis.
“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.
“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA shall include such section and any valid regulation promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.
“GAAP” means generally accepted accounting principles as in effect in the United States of America.
“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.
“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.
“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.
“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.
“IPO Prospectus” means the final prospectus of Purchaser, dated December 8, 2021, and filed with the SEC on December 8, 2021 (File No. 333-260713).
“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).
“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of any Target Company, after reasonable inquiry or (ii) any other Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.
“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP), including Tax liabilities due or to become due.
“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, a pandemic (including COVID-19), terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to Purchaser, the consummation and effects of the Redemption (or any redemption in connection with an Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the amount of the Redemption (or any redemption in connection with an Extension, if any) or the failure to obtain the Required Purchaser Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.
“Net Working Capital” means, as of the Reference Time, (i) all current assets of the Target Companies (excluding, without duplication, Closing Company Cash), on a consolidated basis, minus (ii) all current liabilities (excluding, without duplication, Closing Net Debt and unpaid Transaction Expenses), on a consolidated basis and as determined in accordance with the Accounting Principles; provided, that, for purposes of this definition, whether or not the following is consistent with the Accounting Principles, “current assets” will exclude any receivable from a Seller.
“NYSE” means the New York Stock Exchange.
“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.
“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, memorandum and articles of association, bylaws, operating agreement or similar organizational documents, in each case, as amended.
“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).
“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).
“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications,

permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.
“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.
“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, exempted company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.
“Pubco Common Stock” means the shares of common stock, par value $0.0001 per share, of Pubco, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.
“Pubco Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of Pubco.
“Pubco Private Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Common Stock at a price of $11.50 per share.
“Pubco Public Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Common Stock at a price of $11.50 per share.
“Pubco Securities” means the Pubco Common Stock, the Pubco Preferred Stock and the Pubco Warrants, collectively.
“Pubco Share Price” means an amount equal to the VWAP of the Pubco Common Stock over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Pubco Common Stock are then traded immediately prior to the date of determination (provided, that if the date of determination within twenty (20) Trading Days after the Closing Date, the applicable period of Trading Days for the VWAP shall be the Trading Day starting immediately after the Closing Date and ending on the Trading Day immediately prior to the date of determination), as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing.
“Pubco Warrants” means Pubco Private Warrants and Pubco Public Warrants, collectively.
“Purchaser Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Purchaser prior to the Conversion.
“Purchaser Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Purchaser prior to the Conversion.
“Purchaser Common Stock” means the shares of common stock, par value $0.0001 per share, of the Purchaser following the consummation of the Conversion.
“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning a Purchaser Party or any of their respective Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by a Purchaser Party or its Representatives to the Company or its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.
“Purchaser Ordinary Shares” means the Purchaser Class A Ordinary Shares and the Purchaser Class B Ordinary Shares, collectively.
“Purchaser Organizational Documents” means, the Amended and Restated Memorandum and Articles of Association of Purchaser, as in force and effective under the Cayman Act.
“Purchaser Preference Shares” means the preference shares, par value $0.0001 per share, of Purchaser. prior to the Conversion
“Purchaser Private Warrant” means one (1) whole warrant that was issued to the Sponsor in a private placement that closed simultaneously with the IPO, with each whole warrant entitling the holders thereof to purchase one (1) Purchaser Class A Ordinary Share at a purchase price of $11.50 per share.
“Purchaser Public Warrant” means one-half of one (1/2) whole warrant that was included in as part of each Purchaser Unit, with each whole warrant entitling the holder thereof to purchase one (1) Purchaser Class A Ordinary Share at a purchase price of $11.50 per share.
“Purchaser Securities” means the Purchaser Units, the Purchaser Ordinary Shares, the Purchaser Preference Shares, and the Purchaser Warrants, collectively.
“Purchaser Unit” means the units issued in the IPO consisting of one (1) Purchaser Class A Ordinary Share and one-half of one (1/2) Purchaser Public Warrant.
“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.
“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser and Pubco hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.
“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.
“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.
“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Company Holder” means any holder of greater than 10% of the membership interests in the Company.
“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.
“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means IWH Sponsor LP, a Delaware limited partnership.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.
“Target Company” means each of the Company and its direct and indirect Subsidiaries.
“Target Net Working Capital Amount” means Ten Million Dollars ($10,000,000).
“Tax” or “Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.
“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.
“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).
“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.
“Trading Day” means any day on which shares of Pubco Common Stock are actually traded on the principal securities exchange or securities market on which shares of Pubco Common Stock are then traded.
“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any of the Target Companies, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any of the Target Companies at or after the Closing pursuant to any agreement to which any of the Target Companies is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on any Purchaser Party or Target Company in connection with the Mergers or the other transactions contemplated by this Agreement.
“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.
“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of December 8, 2021, as it may be amended, by and between Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.
“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.
“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined by reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
11.2   Section References.   The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:
Term	Section
2023 Adjusted EBITDA	1.19(a)(i)
2023 Earnout Payment	1.19(a)(i)
2023 Earnout Target	1.19(a)(i)
2024 Adjusted EBITDA	1.19(a)(ii)
2024 Earnout Payment	1.19(a)(ii)
2024 Earnout Target	1.19(a)(ii)
AAA Procedures	10.4
Accounts Receivable	4.7(f)
Acquisition Proposal	5.6(a)
Adjustment Amount	1.16(d)
Agreement	Preamble
Alternative Transaction	5.6(a)
Amended Pubco Charter	7.2(d)
Antitrust Laws	5.9(b)
Audited Company Financials	4.7(a)
Balance Sheet Date	4.7(a)

Term	Section
Basket	6.3(a)
Business Combination	9.1
Cayman Act	Recitals
CFO	1.16(a)
Claim Notice	6.4(b)
Closing	2.1
Closing Date	2.1
Closing Filing	5.13(b)
Closing Press Release	5.13(b)
Closing Statement	1.16(a)
Company	Preamble
Company Benefit Plan	4.19(a)
Company Certificates	1.12(a)
Company Directors	5.16(a)
Company Disclosure Schedules	Article IV
Company Financials	4.7(a)
Company IP	4.13(d)
Company IP Licenses	4.13(a)
Company Material Contract	4.12(a)
Company Merger	Recitals
Company Merger Sub	Preamble
Company Permits	4.10
Company Personal Property Leases	4.16
Company Plan of Merger	1.3
Company Real Property Leases	4.15
Company Registered IP	4.13(a)
Company Special Meeting	5.12
Company Surviving Subsidiary	1.2
Conversion	1.7
Conversion Organizational Documents	1.7
D&O Indemnified Persons	5.17(a)
D&O Tail Insurance	5.17(b)
DGCL	Recitals
Dispute	10.4
Earnout Payments	1.19(a)(ii)
Earnout Period	1.19(a)
Earnout Share	1.19(a)
Earnout Statement	1.19(b)
Earnout Targets	1.19(a)(ii)
Earnout Year	1.19(a)
Effective Time	1.3
EGS	2.1
Enforceability Exceptions	3.2
Environmental Permit	4.20(a)

Term	Section
Escrow Account	1.18(a)
Escrow Agent	1.18(a)
Escrow Agreement	1.18(a)
Escrow Property	1.18(a)
Escrow Shares	1.18(a)
Estimated Closing Statement	1.15
Expenses	8.3
Expiration Date	1.18(b)
Extension	5.3(a)
Federal Securities Laws	5.7
Independent Expert	1.16(b)
Independent Expert Notice Date	1.16(b)
Indemnitor	6.2
Indemnitee	6.2
Intended Tax Treatment	1.13
Interim Period	5.1(a)
Letter of Transmittal	1.12(d)
Lock-Up Agreement	Recitals
Loss	6.2
Lost Certificate Affidavit	1.12(g)
Merger Consideration	1.8
Merger Consideration Shares	1.8
Merger Subs	Preamble
Mergers	Recitals
Non-Competition Agreement	Recitals
Noncompliance Period	1.19(e)
Objection Statement	1.16(b)
OFAC	3.19(c)
Off-the-Shelf Software	4.13(a)
Outbound IP License	4.13(c)
Outside Date	8.1(b)
Party(ies)	Preamble
Pending Claims	1.18(b)
Per Share Price	1.7
Post-Closing Pubco Board	5.16(a)
Pre-Closing Tax Periods	5.19(a)
Pro Rata Share	1.8
Proxy Statement	5.11(a)
Pubco	Preamble
Public Certifications	3.6(a)
Public Shareholders	9.1
Purchaser	Preamble
Purchaser Certificate of Merger	1.3
Purchaser Certificates	1.12(a)

Term	Section
Purchaser Directors	5.16(a)
Purchaser Disclosure Schedules	Article III
Purchaser Extraordinary General Meeting	5.11(a)
Purchaser Financials	3.6(b)
Purchaser Material Contract	3.13(a)
Purchaser Merger	Recitals
Purchaser Merger Sub	Preamble
Purchaser Parties	Preamble
Purchaser Representative	Preamble
Purchaser Shareholder Approval Matters	5.11(a)
Purchaser Surviving Subsidiary	1.1
Redemption	5.11(a)
Registration Statement	5.11(a)
Related Person	4.21
Released Claims	9.1
Representative Party	1.16(b)
Required Company Member Approval	7.1(b)
Required Purchaser Shareholder Approval	7.1(a)
Resolution Period	10.4
SEC Reports	3.6(a)
SEC SPAC Accounting Changes	3.6(a)
Section 409A Plan	4.19(l)
Seller Representative	Preamble
Share Price Earnout Payments	1.19 (iii)
Share Price Target	1.19 (a) (iii)
Signing Filing	5.13(b)
Signing Press Release	5.13(b)
SPACs	3.6(a)
Special Representations	6.1(a)
Specified Courts	10.5
Straddle Periods	5.19(b)
Surviving Subsidiaries	1.2
Tax Contest	5.24(a)
Third Party Claim	6.4(c)
Top Customers	4.23
Top Vendors	4.23
Trustee	3.21
Trust Agreement	3.21
Transmittal Documents	1.12(d)
Voting Agreements	Recitals
WA LLC Act	1.2
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.
Purchaser:
INTEGRATED WELLNESS ACQUISITION CORP
By:
/s/ Steven Schapera

Name:
Steven Schapera

Title:
Chief Executive Officer

Pubco:
IWAC HOLDINGS INC.
By:
/s/ Gael Forterre

Name:
Gael Forterre

Title:
President

Purchaser Merger Sub:
IWAC PURCHASER MERGER SUB INC.
By:
/s/ James McPherson

Name:
James McPherson

Title:
Treasurer

Company Merger Sub:
REFRESHING USA MERGER SUB LLC
By:
/s/ Hadrien Forterre

Name:
Hadrien Forterre

Title:
Vice-President & Secretary

The Purchaser Representative:
IWH SPONSOR LP, solely in the capacity as the Purchaser Representative hereunder
By:
/s/ Hadrien Forterre

Name:
Hadrien Forterre

Title:
Mangaging Member

[Signature Page to Agreement and Plan of Merger]

The Company:
REFRESHING USA, LLC
By:
/s/ Ryan Wear

Name:
Ryan Wear

Title:
Manager

The Seller Representative:
/s/ Ryan Wear

Ryan Wear, solely in his capacity as the Seller
Representative hereunder
[Signature Page to Agreement and Plan of Merger]

Annex B
CERTIFICATE OF INCORPORATION
OF
INTEGRATED WELLNESS ACQUISITION CORP.
Article I. NAME OF CORPORATION
Section 1.01   The name of the corporation is Integrated Wellness Acquisition Corp. (the “Corporation”).
Article II. PURPOSE
Section 2.01   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, effecting a Business Combination (as defined in Article XIII).
Article III. REGISTERED AGENT
Section 3.01   The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
Section 3.02   The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the corporation may require.
Article IV. CAPITALIZATION
Section 4.01   Authorized Capital Stock.   The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 500,000,000 shares, consisting of (a) 499,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (i) 479,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Section 4.02   Preferred Stock.   Subject to Article IX hereof, without prejudice to any special rights previously conferred on the holders of any existing Preferred Stock, the Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.03   Common Stock.
(a)   The Board is hereby expressly authorized to provide for the issuance of shares of Common Stock from time to time. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 4.02), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Certificate of Incorporation, or in any Preferred Stock

Designation, at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate of Incorporation, or in a Preferred Stock Designation, the holders of the Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation or any amendment to any Preferred Stock Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or any Preferred Stock Designation.
Except as otherwise required by law or this Certificate of Incorporation (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.
(b)   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX and any other provisions of this Certificate of Incorporation (as amended), the holders of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
(c)   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX and any other provisions of this Certificate of Incorporation (as amended), in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.
(d)   Shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”): (i) at any time and from time to time at the option of the holders thereof; and (ii) automatically on the day of the closing of a Business Combination.
Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or any other Equity-linked Securities, are issued, or deemed issued, by the Corporation in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all shares of Class B Common Stock issued and outstanding shall automatically convert into shares of Class A Common Stock at the time of the closing of a Business Combination at an adjusted ratio so that the number of shares of Class A

Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, on an as-converted basis, in the aggregate, 20 per cent of the sum of: (a) the total number of shares of Class A Common Stock and Class B Common issued and outstanding upon completion of the IPO (net of redemptions of Class A Shares pursuant to Section 9.2, plus (b) the total number of shares of Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any Equity-linked Securities or rights issued, or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A Common Stock or Equity-linked Securities exercisable for or convertible into shares of Class A Common Stock issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Corporation’s sponsor, American Physicians, LLC, its affiliates or any director or officer upon conversion of working capital loans. As used herein, the term “Equity-linked Securities” means any securities of the Corporation which are convertible into or exchangeable or exercisable for Common Stock
Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then issued and outstanding consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights in Section 4.05 hereof.
The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Certificate of Incorporation without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.
Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.03. The pro rata share for each holder of Class B Common Stock will be determined as follows: each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.03 and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion. Notwithstanding anything to the contrary in this Section 4.03, in no event may any shares of Class B Common Stock convert into shares of Class A Common Stock at a ratio that is less than the Conversion Ratio.
Section 4.04   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.
Section 4.05   Variation of Rights.
(a)   If at any time the capital stock of the Corporation is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Corporation is being wound up, be varied only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. To any such meeting, the necessary quorum shall be at least one third of the issued shares of the class, and any holder of shares of the class present in person or by proxy may demand a poll.
(b)   The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Section 4.06   Fractional Shares.   The Corporation may at the discretion of the Board, but shall not otherwise be obliged to, issue fractional shares or round up or down fractional holdings of shares to its nearest whole number and a fractional share (if authorized by the Board) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.
Article V. BOARD OF DIRECTORS
Section 5.01   Powers of the Board.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders.
Section 5.02   Number, Election and Term.
(a)   The number of directors of the Corporation shall be as set forth in the Bylaws.
(b)   Subject to Section 5.05 hereof, the directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III. The number of directors in each class shall be as nearly equal as possible. The Board may assign members of the Board already in office at the time of effectiveness of this Certificate of Incorporation (the “Effective Time”) to such classes. The Class I directors shall stand elected for a term expiring at the Corporation’s first annual stockholder meeting following the Effective Time, the Class II directors shall stand elected for a term expiring at the Corporation’s second annual stockholder meeting following the Effective Time and the Class III directors shall stand elected for a term expiring at the Corporation’s third annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of the Corporation following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third annual stockholder meeting following their election, subject to their earlier death, resignation or removal. Except as the DGCL or any applicable law may otherwise require, in the interim between an annual stockholder meeting or general meeting called for the election of directors and/or the removal of one or more directors any vacancy on the Board, may be filled by the majority vote of the remaining directors.
(c)   Subject to Section 5.05 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(d)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.03   Newly Created Directorships and Vacancies.   Subject to Section 5.05 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Section 5.04   Appointment and Removal of Directors.
(a)
Subject to Section 5.05 hereof, prior to the closing of a Business Combination, the holders of Class B Common Stock may appoint any person to be a director of the Corporation or remove any or all of the directors of the Corporation with the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class.

(b)
Following the consummation of a Business Combination, the holders of Class A Common

Stock may appoint any person to be a director or remove any director with the prior vote or written consent of the holders of a majority of the shares of the Class A Common Stock then outstanding, voting together as a single class.
Section 5.05   Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate of Incorporation or any Preferred Stock Designation and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.
Article VI. BYLAWS
Section 6.01   Bylaws.   In furtherance and not in limitation of the powers conferred upon it by law, the Board and the stockholders shall have the power to adopt, amend, alter or repeal the Bylaws as set out at Article XI below.
Article VII. MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.01   Meetings.   The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the chairman of the Board, chief executive officer or president of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the stockholders of record, owning not less than 10% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.
Section 7.02   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.03   Action by Written Consent.   Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.
Article VIII. LIMITED LIABILITY; INDEMNIFICATION
Section 8.01   Limitation of Director Liability.   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.02   Indemnification and Advancement of Expenses.
(a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.02 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.02(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.02 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)   Any repeal or amendment of this Section 8.02 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.02, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   This Section 8.02 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnity and to advance expenses to persons other than indemnitees.
Article IX. BUSINESS COMBINATION
Section 9.01   General.
(a)   The provisions of this Article IX shall apply during the period commencing upon the Effective Time and terminating upon the first to occur of(i) the consummation of the Corporation’s initial Business Combination and (ii) the distribution of the Trust Fund pursuant to this Article IX.
(b)   Unless a stockholder vote is required by law or the rules of the New York Stock Exchange, or, at the sole discretion of the Board, the Board determines to hold a stockholder vote for business or other reasons, the Corporation may enter into a Business Combination without submitting such Business Combination to its stockholders for approval.
(c)   Although not required, in the event that a stockholder vote is held, and a majority of the votes of the shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.
Section 9.02   Redemption Rights.
(a)   In the event that the Corporation fails to consummate a Business Combination by [     ] (the “Termination Date”), such failure shall trigger an automatic redemption of the Public Shares (an “Automatic Redemption Event”) and the Directors of the Corporation shall take all such action necessary (i) as promptly as reasonably possible but no more than ten (10) business days thereafter to redeem the Public Shares or distribute the Trust Account to the holders of Public Shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Corporation’s affairs. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.
(b)   In the event that a Business Combination is consummated by the Corporation other than in connection with a stockholder vote under Section 9.01, the Corporation will, subject to below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”), provided however that the Corporation shall not redeem those Shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Corporation will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 business days and the Corporation will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a stockholder holding Public Shares accepts the Tender Redemption Offer and the Corporation has not otherwise withdrawn the tender offer, the Corporation shall, promptly after the consummation of the Business Combination, pay such redeeming stockholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.
(c)   In the event that a stockholder vote is held to approve the Business Combination, then the Corporation will in connection with a Business Combination either:
(i)   notwithstanding any proxy solicitation in connection with any stockholder vote (to the extent one is required or determined to be held), conduct any required or agreed redemptions in connection with any proposed Business Combination solely pursuant to a Tender Redemption Offer on the same basis as is set out under Section 9.02(b) and on no other basis; or if the Board at its sole discretion elects, or if the Corporation is required to do so by any applicable law or the rules of the New York Stock Exchange (whether or not the Corporation is also conducting or required to conduct a Tender Redemption Offer in respect of the Business Combination), in connection with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, offer to redeem the Public Shares (the “Proxy Redemption Offer”), other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price; provided, that any such redeeming stockholder who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem more than fifteen percent (15%) of the total Public Shares sold in the IPO.
(d)   In the event the Board proposes any amendment to this Article IX or to any of the other rights of the Common Stock as set out in Section 4.03, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Corporation’s obligations as described in this Article IX to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an “Amendment”) and such Amendment is (i) duly approved by either (x) a resolution approved at a duly convened and constituted meeting of the stockholders of the Corporation by the affirmative vote of at least two-thirds of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of all of the votes of all the shares entitled to vote thereon; and; and (ii) the amended Certificate of Incorporation reflecting such amendment are filed at the Secretary of State of Delaware, the Corporation will offer to redeem the Public Shares to any stockholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”), provided however that the Corporation shall not redeem those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation pursuant to such offer, whether or not such holders accept such offer.

Section 9.03   Distributions from the Trust Account.
(a)   A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Proxy Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account. A holder of Public Shares shall be entitled to receive distributions from the Trust Account only as provided in Section 9.02. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to distributions from the Trust Account.
(b)   Neither the Corporation nor any officer, director or employee of the Corporation will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Corporation elects to purchase, redeem or otherwise acquire in accordance with this Article IX, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Corporation to pay the Corporation’s tax obligations and up to US$ 100,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of the Corporation if applicable.
(c)   Provided that in the event that the Corporation enters liquidation prior to or without having consummated a Business Combination then, in such circumstances, in the event that any surplus assets (the “Residual Assets”) of the Corporation remain following the Corporation’s having complied with its applicable obligations to redeem Public Shares and distribute the funds held in the Trust Account in respect of such redemptions, the Public Shares shall not have any right to receive any share of those Residual Assets which are held outside the Trust Account and such Residual Assets shall be distributed (on a pro rata basis) only in respect of those shares of Common Stock that are not Public Shares.
Section 9.04   Issuance of Shares or Other Securities.   Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation or any other securities that would entitle the holders thereof to receive funds from the Trust Account or vote as a class with Public Shares on any Business Combination proposal.
Section 9.05   Transactions with Affiliates.   The Business Combination must be approved by a majority of the independent members of the Board. In the event the Corporation enters into a Business Combination with a company that is affiliated with any of the directors or officers of the Corporation, the Corporation will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions that such a Business Combination is fair to the Corporation from a financial point of view.
Section 9.06   No Transactions with Other Blank Check Companies.   The Corporation shall not enter into a Business Combination with another blank check company, as such term is defined in Rule 419 of the Securities Act of 1933, or a similar company with nominal operations.
ARTICLE X. CORPORATE OPPORTUNITY
To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE XI. AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Certificate of Incorporation may be amended only as provided therein.
ARTICLE XII. EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION
Section 12.1   Forum.   Subject to the last sentence in this Section 12.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.
Section 12.2   Consent to Jurisdiction.   If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 12.3   Severability.   If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
Section 12.4   Deemed Notice.   Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

ARTICLE XIII. DEFINITIONS AND INTERPRETATION
Business Combination means the initial acquisition by the Corporation, whether through a merger, share reconstruction or amalgamation, asset or stock acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value.
Domestication means the re-domicile of the Corporation as a Delaware corporation in accordance with Section 388 of DGCL, and Section 206 of the Cayman Islands Companies Law and shall no longer be considered a company incorporated in the Cayman Islands which takes effectiveness upon the filing of this Certificate of Incorporation and the Certificate of Domestication with the Secretary of the State of Delaware.
Fair Value means a value at least equal to 80% of the balance in the Trust Account (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance) at the time of the execution of a definitive agreement for a Business Combination.
Initial Stockholder means the Sponsor, the directors and officers of the Corporation or their respective affiliates who held Shares prior to the IPO.
IPO means the initial public offering of securities of the Corporation, which offering closed on December 13, 2021.
Per-Share Redemption Price means:
(a)
with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account (including interest not previously released to us, which shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares;

(b)
with respect to an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account (including interest earned but net of taxes payable), divided by the number of then outstanding Public Shares; and

(c)
with respect to either a Tender Redemption Offer or a Proxy Redemption Offer, the aggregate amount then on deposit in the Trust Account on the date that is two business days prior to the consummation of the Business Combination (including interest but net of taxes payable), divided by the number of then outstanding Public Shares.

Public Shares means the Class A Shares included in the units issued in the IPO which are automatically converted into shares of Common Stock of the Corporation upon the effectiveness of Domestication.
Registration Statement means the Corporation’s registration statement on Form S-1 filed with the SEC as declared effective on December 8, 2021.
SEC means the United States Securities and Exchange Commission.
Sponsor means IWH Sponsor LP, a Delaware limited partnership.
Target Business means any business or entity with whom the Corporation wishes to undertake a Business Combination.
Target Business Acquisition Period means the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the IPO up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.
Trust Account means mean the trust account established by the Corporation prior to the IPO and into which a certain amount of the IPO net proceeds and the net proceeds from a simultaneous private placement of warrants simultaneously with the closing of the IPO, are deposited.

IN WITNESS WHEREOF, Integrated Wellness Acquisition Corp. has caused this Certificate of Incorporation to be duly executed in its name and on its behalf as of the [ ] day of [ ], 2023.
INTEGRATED WELLNESS ACQUISITION CORP.
By:

Name:
Title:
Incorporator

[Signature Page to Certificate of Incorporation]

Annex C
BYLAWS
OF
INTEGRATED WELLNESS ACQUISITION CORP.,
a Delaware corporation (the “Corporation”)
Adopted as of [            ], 2023
ARTICLE I
OFFICES; BOOKS AND RECORDS
Section 1.01.   Registered Office.   The registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, New Castle County. The name of the Corporation’s registered agent at such address is Corporation Service Company.
Section 1.02.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.
Section 1.03.   Books and Records.   The books and records of the Corporation may be kept within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.01.   Time and Place of Meetings.   All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board (or the President in the absence of a designation by the Board). The Board, in its sole discretion, may determine that such meetings be held wholly or partially by means of remote communication. For any meeting of stockholders to be held by remote communication, the Corporation shall (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder, (ii) implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.02.   Annual Meetings.   An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly be brought before such meeting. Stockholders may, unless the Corporation’s Certificate of Incorporation (as it may be amended from time to time, the “Certificate”) otherwise provides, act by written consent to elect directors.
Section 2.03.   Special Meetings.   Special meetings of stockholders for any proper purpose or purposes may be called at any time by the Board or the President or shall be called by the Secretary of the Corporation whenever the stockholders of record owning a majority of the then issued and outstanding capital stock of the Corporation entitled to vote on matters to be submitted to stockholders of the Corporation shall request therefor (either by written instrument signed by a majority, by resolution adopted by a vote of the majority or by a ballot submitted by electronic transmission, provided that any such electronic transmission shall set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder). Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President or Secretary of the Corporation.
Section 2.04.   Notice of Meetings and Adjourned Meetings; Waivers of Notice.
(a)   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting of stockholders shall be given which shall state the hour, means of remote communication, if any, date and place, if any, thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such notice shall be delivered either personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.
(b)   A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting in person, by proxy, or by remote communication shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.05.   Quorum.   Unless otherwise provided under the Certificate or these bylaws and subject to the Delaware General Corporation Law (the “DGCL”), the presence, in person, by proxy, or by remote communication, of the holders of record of a majority of the then issued and outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, any officer entitled to preside at or act as secretary of a meeting of stockholders shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.06.   Voting and Proxies.
(a)   Unless otherwise provided in the Certificate and subject to the DGCL, each stockholder shall be entitled to one vote for each then issued and outstanding share of capital stock held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the DGCL, the Certificate or these bylaws, the affirmative vote of a majority of the shares of Common Stock of the Corporation present, in person, by means of remote communication, or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. If the Certificate provides for more or less than one vote for any share, on any matter, every reference in these bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
(b)   Any stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by written proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include faxing, telegraphing or cabling) or by electronic transmission by such stockholder or by such stockholder’s duly authorized attorney and no such proxy shall be voted or acted upon after three (3) years from its date of authorization, unless the proxy provides for a longer period.
Section 2.07.   Action by Consent.
(a)   Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
(b)   Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Section 2.08.   Organization.   At each meeting of stockholders, the President, if one shall have been elected, or in his or her absence or if one shall not have been elected, such person designated by the vote of the majority of the stockholders present at such meeting, shall act as chairman of the meeting. The Secretary of the Corporation (or in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.
Section 2.09.   Inspectors of Election.   The Board, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.
ARTICLE III
DIRECTORS
Section 3.01.   General Powers.   Except as otherwise provided in the DGCL or the Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 3.02.   Number, Election and Term of Office.   The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board but shall not be fewer than one (1) nor more than twelve (12). The directors shall be elected at the annual meeting of the stockholders, and each director so elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders. The initial Board shall consist of one (1) director until changed as herein provided. All elections of directors shall be held by written ballot, except as otherwise provided in the Certificate, or these bylaws; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission.
Section 3.03.   Quorum and Manner of Acting.   Unless the Certificate or these bylaws require a greater number, a majority of the total number of directors serving on the Board shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors deemed to be present at a meeting at which a quorum is present shall be the act of the Board. When a meeting is adjourned to another time or place, if any (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which directors may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.04.   Time and Place of Meetings.   The Board shall hold its meetings at such place, either within or without the State of Delaware, or by remote communication, and at such time as may be determined from time to time by the Board (or the President in the absence of a determination by the Board).
Section 3.05.   Annual Meeting.   The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place either within or without the State of Delaware, or by remote communication, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06.   Regular Meetings.   After the place and time of regular meetings of the Board shall have been determined and notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.
Section 3.07.   Special Meetings.   Special meetings of the Board may be called by the President and shall be called by the President or Secretary on the written request of any two (2) directors (unless there are less than two (2) directors at such time). Notice of special meetings of the Board shall be given to each director at least two (2) days before the date of the meeting in such manner as is determined by the Board. A written waiver of any such notice, signed by the director entitled hereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.08.   Committees.   The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval, (ii) adopting, amending or repealing any bylaw of the Corporation, (iii) amending the Certificate, (iv) adopting an agreement of merger or consolidation, (v) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or (vi) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution and unless the resolution of the Board or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 3.09.   Action by Consent.   Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board, or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10.   Telephonic or Electronic Meetings.   Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone, remote communication, or similar communications equipment by means of which all persons participating in the meeting can hear, speak, and/or communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.11.   Resignation.   Any director may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12.   Vacancies.   Unless otherwise provided in the Certificate, vacancies and newly created directorships resulting from any increase in the authorized number of directors to be elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Unless otherwise provided in the Certificate, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.
Section 3.13.   Removal.   Any and all directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with Section 3.12 herein.
Section 3.14.   Compensation.   Unless otherwise restricted by the Certificate or these bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE IV
OFFICERS
Section 4.01.   Principal Officers.   The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices.
Section 4.02.   Election, Term of Office and Remuneration.   The principal officers of the Corporation shall be elected annually by the Board at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board. Any vacancy in any office shall be filled in such manner as the Board shall determine.
Section 4.03.   Subordinate Officers.   In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers or Assistant Secretaries and such other subordinate officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period as the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04.   Removal.   Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board.
Section 4.05.   Resignations.   Any officer may resign at any time by giving written notice to the Board (or to a principal officer if the Board has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06.   Powers and Duties.   The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.
ARTICLE V
EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS
Section 5.01.   Execution of Instruments Generally.   The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.
Section 5.02.   Borrowing.   No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.
Section 5.03.   Deposits.   All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board from time to time may determine.
Section 5.04.   Proxies.   Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board.
Section 5.04   Checks.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
Section 5.06.   Other Contracts and Instruments.   All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the Board, which authorization may be general or confirmed to specific instances.
ARTICLE VI
CERTIFICATES OF STOCK
Section 6.01.   Form and Execution of Certificates.   The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
Section 6.02.   Transfer of Shares.   The shares of the stock of the Corporation shall be transferrable on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
Section 6.03.   Closing of Transfer Books.   The stock transfer books of the Corporation may, if deemed appropriate by the Board, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when the issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.
Section 6.04.   Lost or Destroyed Certificates.   A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board may, in its discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

Section 6.05.   Consideration and Payment.   The capital stock may be issued for such consideration, not less than the par value of any such stock expressed in dollars, as shall be fixed by the Board. Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed.
ARTICLE VII
LIABILITY AND INDEMNIFICATION
Section 7.01.   Limitation of Liability.   To the fullest extent permitted by the DGCL, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 7.02.   Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a director (or member of a similar governing body) or officer of any of its subsidiaries (any of the foregoing persons, a “Mandatory Indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense (including court costs, attorneys’ fees, witness fees, fines (including but not limited to excise taxes assessed on a person with respect to an employee benefit plan), amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding), liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.03, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board. The right to indemnification conferred in this Article VII shall be a contract right and, subject to Sections 7.03 and 7.06, shall include the right to payment by the Corporation of the expenses incurred in defending any such Proceeding in advance of its final disposition. The Corporation may, by action of the Board, provide indemnification to any person who is or was serving as an employee, fiduciary or agent of the Corporation, or any person other than a Mandatory Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent) (any of the foregoing persons, an “Optional Indemnitee”) with the same scope and effect as the foregoing indemnification of Mandatory Indemnitees.
Section 7.03.   Procedure for Indemnification.   Any indemnification of any Mandatory Indemnitee described in Section 7.02 or advance of expenses under Section 7.06 shall be made promptly, and in any event within thirty (30) days, upon the written request of the Mandatory Indemnitee. If a determination by the Corporation that the Mandatory Indemnitee is entitled to indemnification pursuant of this Article VII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnification, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VII shall be enforceable by the Mandatory Indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 7.04.   Nonexclusively of Article VII.   The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 7.05.   Insurance.   The Corporation shall purchase and maintain, or shall cause to be purchased and maintained, insurance on its own behalf and on behalf of any Mandatory Indemnitee or Optional Indemnitee, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.
Section 7.06.   Expenses.
The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that he is or was a Mandatory Indemnitee prior to the final disposition of the Proceeding, promptly following request therefor, all expenses incurred by such Mandatory Indemnitee in connection with such Proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Mandatory Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Mandatory Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Mandatory Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Mandatory Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise. Such expenses described in the preceding sentence incurred by Optional Indemnitees may also be so paid and advanced upon such terms and conditions, if any, as the Board deems appropriate.
Notwithstanding the foregoing, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
Section 7.07.   Contract Rights.   The provisions of this Article VII shall be deemed to be a contract right between the Corporation and each Mandatory Indemnitee who serves in any applicable capacity at any time while this Article VII and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article VII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.
Section 7.08.   Merger or Consolidation.   For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries and agents, so that any person who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09.   Effect of Repeal, Amendment or Modification.   Any repeal, amendment or modification of this Article VII shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, any director of the Corporation or other Mandatory Indemnitee existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal, amendment or modification.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01.   Dividends.   Subject to limitations contained in the DGCL and the Certificate, the Board may declare and pay dividends upon the shares of capital stock of the Corporation. Dividends may be paid in cash, in shares of the Corporation’s capital stock or in the Corporation’s bonds or property, including the shares or bonds of other corporations or entities, subject to any provisions of law and of the Certificate. Before payment of any dividend, the Board may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation
Section 8.02.   Fiscal Year.   The fiscal year of the Corporation shall end on December 31 of each year unless otherwise determined by resolution of the Board.
Section 8.03.   Seal.   The Board, in its discretion, may adopt a corporate seal for the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
Section 8.04.   Voting of Stock Owned by the Corporation.   The Board may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 8.05   Notice.
(a)   Whenever notice is required to be given by law, the Certificate or these bylaws, such notice may be mailed or given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by such person by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(b)   Notice given pursuant to these bylaws shall be deemed given: (i) if mailed, when deposited in the United States mail, postage pre-paid, addressed to the person entitled to such notice at his or her address as it appears on the books and records of the Corporation, (ii) if by facsimile telecommunication, when directed to a number at which such person has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which such person has consented to receive notice; (iv) if by a posting on an electronic network together with separate notice to such person of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (v) if by any other form of electronic transmission, when directed to such person. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.
(c)   For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 8.06.   Waiver of Notice.   Whenever notice is required to be given by law, the Certificate or these bylaws, a waiver thereof submitted by electronic transmission or in writing signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting, in person, by written proxy, or by means of remote communication, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and the execution by a person of a consent in writing or by electronic transmission in lieu of meeting shall constitute a waiver of notice of the action taken by such consent. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any such waiver or notice.
Section 8.07.   Counterparts.   The Corporation, through its authorized representatives, the Board and the stockholders shall have the power to execute all instruments, including without limitation, consents of the Board, consents of the stockholders, and agreements of the Corporation, in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of such instrument may be executed by one or more parties thereto, and an executed copy of such instrument may be delivered by one or more parties thereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written in such instrument.
Section 8.08.   Interpretation.   The headings of the Articles and Sections of these bylaws are inserted for convenience only and shall not affect the construction or interpretation of these bylaws. Whenever the words “include,” “includes” or “including” are used in these bylaws, they will be deemed to be followed by the words “without limitation.” Unless the context of a provision of these bylaws requires otherwise, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in these bylaws of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require.
Section 8.09.   Amendments.   These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Corporation’s stockholders, or the Board when such power is conferred upon the Board by the Certificate, at any meeting of stockholders or the Board, as applicable. If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Certificate, it shall not divest or limit the power of the stockholder to adopt, amend or repeal bylaws.

Annex D
CERTIFICATE OF INCORPORATION
OF
REFRESHING USA, INC.
THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:
ARTICLE I
The name of the corporation is Refreshing USA, Inc. (hereinafter called the “Corporation”).
ARTICLE II
The registered office of the Corporation is to be located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“DGCL”).
ARTICLE IV
The name and mailing address of the incorporator is:            , c/o            .
ARTICLE V
A.   Authorized Capital Stock.   The Corporation shall be authorized to issue 110,000,000 shares of capital stock, of which (i) 100,000,000 shares shall be shares of common stock, $0.0001 par value (the “Common Stock”), and (ii) 10,000,000 shares shall be shares of preferred stock, $0.0001 par value (the “Preferred Stock”).
B.   Common Stock.
1.   Ranking.   The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.
2.   Voting.   Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
3.   Dividends.   Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.
4.   Liquidation.   Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.
C.   Preferred Stock.   The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the number of shares thereof, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
ARTICLE VI
A.   Powers of the Board.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders.
B.   Number, Election and Term.
(i)   The number of directors of the Corporation shall be as set forth in the Bylaws.
(ii)   Subject to Section 6(D) hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(iii)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
C.   Newly Created Directorships and Vacancies.   Subject to Section 6(E) hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
D.   Removal.   Subject to Section 6(E) hereof, any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2∕3%) of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

E.   Preferred Stock — Directors.   Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate of Incorporation or any Preferred Stock Designation and such directors shall not be included in any of the classes created pursuant to this Article VI unless expressly provided by such terms.
ARTICLE VII
A.   Meetings of Stockholders.   The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of the DGCL, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by a majority of the Board.
B.   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
C.   Action by Written Consent.   Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action
ARTICLE VIII
The Company shall provide indemnification as follows:
A.   The Company shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
B.   The Company shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made under this paragraph (b) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.
C.   Notwithstanding any other provisions of this Article VIII, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article VII, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.
D.   In the event of any threatened or pending action, suit, proceeding or investigation of which the Company receives notice under this Article VIII, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized in this Article VIII; and provided further that no such advancement of expenses shall be made under this Article VIII if it is determined that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.
E.   No amendment, termination or repeal of this Article VIII or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
ARTICLE IX
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws, except as provided in the Corporation’s Bylaws. The affirmative vote of at least a majority of the Board shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws.
ARTICLE X
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation, (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

IN WITNESS WHEREOF, the Incorporator named herein has caused this Certificate of Incorporation to be signed as of the     day of            , 2023.

Name:
Title: Chief Executive Officer

Annex E
BYLAWS
OF
IWAC HOLDINGS INC.,
a Delaware corporation (the “Corporation”)
Adopted as of [  ], 2023
ARTICLE I
OFFICES; BOOKS AND RECORDS
Section 1.01.   Registered Office.   The registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, New Castle County. The name of the Corporation’s registered agent at such address is Corporation Service Company.
Section 1.02.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.
Section 1.03.   Books and Records.   The books and records of the Corporation may be kept within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.01.   Time and Place of Meetings.   All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board (or the President in the absence of a designation by the Board). The Board, in its sole discretion, may determine that such meetings be held wholly or partially by means of remote communication. For any meeting of stockholders to be held by remote communication, the Corporation shall (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder, (ii) implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.02.   Annual Meetings.   An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly be brought before such meeting. Stockholders may, unless the Corporation’s Certificate of Incorporation (as it may be amended from time to time, the “Certificate”) otherwise provides, act by written consent to elect directors.
Section 2.03.   Special Meetings.   Special meetings of stockholders for any proper purpose or purposes may be called at any time by the Board or the President or shall be called by the Secretary of the Corporation whenever the stockholders of record owning a majority of the then issued and outstanding capital stock of the Corporation entitled to vote on matters to be submitted to stockholders of the Corporation shall request therefor (either by written instrument signed by a majority, by resolution adopted by a vote of the majority or by a ballot submitted by electronic transmission, provided that any such electronic transmission shall set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder). Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President or Secretary of the Corporation.
Section 2.04.   Notice of Meetings and Adjourned Meetings; Waivers of Notice.
(a)   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting of stockholders shall be given which shall state the hour, means of remote communication, if any, date and place, if any, thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such notice shall be delivered either personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.
(b)   A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting in person, by proxy, or by remote communication shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.05.   Quorum.   Unless otherwise provided under the Certificate or these bylaws and subject to the Delaware General Corporation Law (the “DGCL”), the presence, in person, by proxy, or by remote communication, of the holders of record of a majority of the then issued and outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, any officer entitled to preside at or act as secretary of a meeting of stockholders shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.06.   Voting and Proxies.
(a)   Unless otherwise provided in the Certificate and subject to the DGCL, each stockholder shall be entitled to one vote for each then issued and outstanding share of capital stock held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the DGCL, the Certificate or these bylaws, the affirmative vote of a majority of the shares of Common Stock of the Corporation present, in person, by means of remote communication, or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. If the Certificate provides for more or less than one vote for any share, on any matter, every reference in these bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
(b)   Any stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by written proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include faxing, telegraphing or cabling) or by electronic transmission by such stockholder or by such stockholder’s duly authorized attorney and no such proxy shall be voted or acted upon after three (3) years from its date of authorization, unless the proxy provides for a longer period.
Section 2.07.   Action by Consent.
(a)   Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
(b)   Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Section 2.08.   Organization.   At each meeting of stockholders, the President, if one shall have been elected, or in his or her absence or if one shall not have been elected, such person designated by the vote of the majority of the stockholders present at such meeting, shall act as chairman of the meeting. The Secretary of the Corporation (or in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.
Section 2.09.   Inspectors of Election.   The Board, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.
ARTICLE III
DIRECTORS
Section 3.01.   General Powers.   Except as otherwise provided in the DGCL or the Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 3.02.   Number, Election and Term of Office.   The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board but shall not be fewer than one (1) nor more than twelve (12). The directors shall be elected at the annual meeting of the stockholders, and each director so elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders. The initial Board shall consist of one (1) director until changed as herein provided. All elections of directors shall be held by written ballot, except as otherwise provided in the Certificate, or these bylaws; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission.
Section 3.03.   Quorum and Manner of Acting.   Unless the Certificate or these bylaws require a greater number, a majority of the total number of directors serving on the Board shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors deemed to be present at a meeting at which a quorum is present shall be the act of the Board. When a meeting is adjourned to another time or place, if any (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which directors may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.04.   Time and Place of Meetings.   The Board shall hold its meetings at such place, either within or without the State of Delaware, or by remote communication, and at such time as may be determined from time to time by the Board (or the President in the absence of a determination by the Board).
Section 3.05.   Annual Meeting.   The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place either within or without the State of Delaware, or by remote communication, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06.   Regular Meetings.   After the place and time of regular meetings of the Board shall have been determined and notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.
Section 3.07.   Special Meetings.   Special meetings of the Board may be called by the President and shall be called by the President or Secretary on the written request of any two (2) directors (unless there are less than two (2) directors at such time). Notice of special meetings of the Board shall be given to each director at least two (2) days before the date of the meeting in such manner as is determined by the Board. A written waiver of any such notice, signed by the director entitled hereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.08.   Committees.   The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval, (ii) adopting, amending or repealing any bylaw of the Corporation, (iii) amending the Certificate, (iv) adopting an agreement of merger or consolidation, (v) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or (vi) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution and unless the resolution of the Board or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 3.09.   Action by Consent.   Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board, or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10.   Telephonic or Electronic Meetings.   Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone, remote communication, or similar communications equipment by means of which all persons participating in the meeting can hear, speak, and/or communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.11.   Resignation.   Any director may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12.   Vacancies.   Unless otherwise provided in the Certificate, vacancies and newly created directorships resulting from any increase in the authorized number of directors to be elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Unless otherwise provided in the Certificate, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.
Section 3.13.   Removal.   Any and all directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with Section 3.12 herein.
Section 3.14.   Compensation.   Unless otherwise restricted by the Certificate or these bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE IV
OFFICERS
Section 4.01.   Principal Officers.   The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices.
Section 4.02.   Election, Term of Office and Remuneration.   The principal officers of the Corporation shall be elected annually by the Board at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board. Any vacancy in any office shall be filled in such manner as the Board shall determine.
Section 4.03.   Subordinate Officers.   In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers or Assistant Secretaries and such other subordinate officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period as the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04.   Removal.   Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board.
Section 4.05.   Resignations.   Any officer may resign at any time by giving written notice to the Board (or to a principal officer if the Board has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06.   Powers and Duties.   The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.
ARTICLE V
EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS
Section 5.01.   Execution of Instruments Generally.   The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.
Section 5.02.   Borrowing.   No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.
Section 5.03.   Deposits.   All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board from time to time may determine.
Section 5.04.   Proxies.   Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board.
Section 5.05   Checks.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
Section 5.06.   Other Contracts and Instruments.   All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the Board, which authorization may be general or confirmed to specific instances.
ARTICLE VI
CERTIFICATES OF STOCK
Section 6.01.   Form and Execution of Certificates.   The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
Section 6.02.   Transfer of Shares.   The shares of the stock of the Corporation shall be transferrable on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
Section 6.03.   Closing of Transfer Books.   The stock transfer books of the Corporation may, if deemed appropriate by the Board, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when the issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.
Section 6.04.   Lost or Destroyed Certificates.   A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board may, in its discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

Section 6.05.   Consideration and Payment.   The capital stock may be issued for such consideration, not less than the par value of any such stock expressed in dollars, as shall be fixed by the Board. Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed.
ARTICLE VII
LIABILITY AND INDEMNIFICATION
Section 7.01.   Limitation of Liability.   To the fullest extent permitted by the DGCL, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 7.02.   Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a director (or member of a similar governing body) or officer of any of its subsidiaries (any of the foregoing persons, a “Mandatory Indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense (including court costs, attorneys’ fees, witness fees, fines (including but not limited to excise taxes assessed on a person with respect to an employee benefit plan), amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding), liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.03, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board. The right to indemnification conferred in this Article VII shall be a contract right and, subject to Sections 7.03 and 7.06, shall include the right to payment by the Corporation of the expenses incurred in defending any such Proceeding in advance of its final disposition. The Corporation may, by action of the Board, provide indemnification to any person who is or was serving as an employee, fiduciary or agent of the Corporation, or any person other than a Mandatory Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent) (any of the foregoing persons, an “Optional Indemnitee”) with the same scope and effect as the foregoing indemnification of Mandatory Indemnitees.
Section 7.03.   Procedure for Indemnification.   Any indemnification of any Mandatory Indemnitee described in Section 7.02 or advance of expenses under Section 7.06 shall be made promptly, and in any event within thirty (30) days, upon the written request of the Mandatory Indemnitee. If a determination by the Corporation that the Mandatory Indemnitee is entitled to indemnification pursuant of this Article VII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnification, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VII shall be enforceable by the Mandatory Indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 7.04.   Nonexclusively of Article VII.   The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 7.05.   Insurance.   The Corporation shall purchase and maintain, or shall cause to be purchased and maintained, insurance on its own behalf and on behalf of any Mandatory Indemnitee or Optional Indemnitee, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.
Section 7.06.   Expenses.
The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that he is or was a Mandatory Indemnitee prior to the final disposition of the Proceeding, promptly following request therefor, all expenses incurred by such Mandatory Indemnitee in connection with such Proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Mandatory Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Mandatory Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Mandatory Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Mandatory Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise. Such expenses described in the preceding sentence incurred by Optional Indemnitees may also be so paid and advanced upon such terms and conditions, if any, as the Board deems appropriate.
Notwithstanding the foregoing, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
Section 7.07.   Contract Rights.   The provisions of this Article VII shall be deemed to be a contract right between the Corporation and each Mandatory Indemnitee who serves in any applicable capacity at any time while this Article VII and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article VII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.
Section 7.08.   Merger or Consolidation.   For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries and agents, so that any person who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09.   Effect of Repeal, Amendment or Modification.   Any repeal, amendment or modification of this Article VII shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, any director of the Corporation or other Mandatory Indemnitee existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal, amendment or modification.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01.   Dividends.   Subject to limitations contained in the DGCL and the Certificate, the Board may declare and pay dividends upon the shares of capital stock of the Corporation. Dividends may be paid in cash, in shares of the Corporation’s capital stock or in the Corporation’s bonds or property, including the shares or bonds of other corporations or entities, subject to any provisions of law and of the Certificate. Before payment of any dividend, the Board may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation
Section 8.02.   Fiscal Year.   The fiscal year of the Corporation shall end on December 31 of each year unless otherwise determined by resolution of the Board.
Section 8.03.   Seal.   The Board, in its discretion, may adopt a corporate seal for the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
Section 8.04.   Voting of Stock Owned by the Corporation.   The Board may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 8.05   Notice.
(a)   Whenever notice is required to be given by law, the Certificate or these bylaws, such notice may be mailed or given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by such person by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(b)   Notice given pursuant to these bylaws shall be deemed given: (i) if mailed, when deposited in the United States mail, postage pre-paid, addressed to the person entitled to such notice at his or her address as it appears on the books and records of the Corporation, (ii) if by facsimile telecommunication, when directed to a number at which such person has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which such person has consented to receive notice; (iv) if by a posting on an electronic network together with separate notice to such person of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (v) if by any other form of electronic transmission, when directed to such person. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.
(c)   For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 8.06.   Waiver of Notice.   Whenever notice is required to be given by law, the Certificate or these bylaws, a waiver thereof submitted by electronic transmission or in writing signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting, in person, by written proxy, or by means of remote communication, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and the execution by a person of a consent in writing or by electronic transmission in lieu of meeting shall constitute a waiver of notice of the action taken by such consent. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any such waiver or notice.
Section 8.07.   Counterparts.   The Corporation, through its authorized representatives, the Board and the stockholders shall have the power to execute all instruments, including without limitation, consents of the Board, consents of the stockholders, and agreements of the Corporation, in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of such instrument may be executed by one or more parties thereto, and an executed copy of such instrument may be delivered by one or more parties thereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written in such instrument.
Section 8.08.   Interpretation.   The headings of the Articles and Sections of these bylaws are inserted for convenience only and shall not affect the construction or interpretation of these bylaws. Whenever the words “include,” “includes” or “including” are used in these bylaws, they will be deemed to be followed by the words “without limitation.” Unless the context of a provision of these bylaws requires otherwise, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in these bylaws of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require.
Section 8.09.   Amendments.   These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Corporation’s stockholders, or the Board when such power is conferred upon the Board by the Certificate, at any meeting of stockholders or the Board, as applicable. If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Certificate, it shall not divest or limit the power of the stockholder to adopt, amend or repeal bylaws.

Annex F
FAIRNESS OPINION RELATED TO
THE PURCHASE OF REFRESHING
USA, LLC
BY
INTEGRATED WELLNESS ACQUISITION CORP
VALUATION DATE: DECEMBER 31, 2022
REPORT DATE: JANUARY 26, 2023
Prepared for:
Board of Directors
Integrated Wellness Acquisition Corp

F-1

January 26, 2023
Board of Directors
c/o James MacPherson, CFO
Integrated Wellness Acquisition Corp
148 N. Main Street
Florida, NY 10921
Dear Members of the Board of Directors:
ValueScope, Inc. (“ValueScope”) was engaged to serve as an independent financial consultant to the Board of Directors (the “Board”) of Integrated Wellness Acquisition Corp (“Integrated Wellness” or the “Client”) to provide an opinion (the “Fairness Opinion” or “Opinion”) as of the date hereof, as to the fairness, from a financial point of view, to shareholders of Integrated Wellness of a potential business combination (the “Subject Transaction”) pursuant to an agreement and plan of merger to be entered into by Refreshing USA, LLC, (“Refreshing USA” or the “Company”), Integrated Wellness, and other parties thereto. Our analysis is based on the available financial information available as of December 31, 2022 (the “Valuation Date”).1
Our Opinion is based on a review of publicly available business and financial information relating to Refreshing USA and Integrated Wellness. We have also reviewed internal financial difference between Management’s projected December 31, 2022 financial position and the Company’s actual financial position as of the Valuation Date. Based on our valuation experience, understanding of the market, and review of Refreshing USA’s industry, we made certain adjustments to Management forecasts we deemed appropriate. Additionally, we conducted a sensitivity analysis on certain key valuation inputs and assumptions to determine their impact on our conclusion. Based on the procedures and methodologies discussed below and in our presentation of financial analysis (the “Analysis”) it is our opinion that:
THE SUBJECT TRANSACTION IS FAIR TO THE SHAREHOLDERS OF INTEGRATED
WELLNESS ACQUISITION CORP FROM A FINANCIAL POINT OF VIEW
950 E. State Highway 114 • Suite 120 • Southlake • Texas • 76092 • Tel: 817.481.4900 • Fax: 817.481.4905
www.valuescopeinc.com

1
The Company’s actual balance sheet was available as of September 30, 2022.

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This Opinion and Analysis is based on financial analyses prepared in accordance with generally accepted valuation standards. These procedures included substantive valuation tests that we considered necessary and appropriate under the circumstances.
In connection with our analysis, ValueScope has made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. ValueScope also took into account its assessment of general economic, market, and financial conditions, as well as its experience in business valuation in general, and with respect to similar transactions, in particular. ValueScope’s procedures, investigations, and financial analyses included, but were not limited to a review of the term sheet for the Subject Transaction, the Company’s draft agreement and plan of merger as of December 2022, the Company’s audited financial statements for the years ended December 31, 2020, December 31, 2021, and for the nine months ended September 30, 2021, the Company’s reviewed (unaudited) financial statements for the nine months ended September 30, 2022, the Company’s unreviewed income statement for the three months ended December 31, 2022, forward-looking projections provided by Management through fiscal year 2023, industry and market research, discussions with Management, and other documents related to the Subject Transaction and Company. We did not receive a breakdown of revenues for the Company’s vending business segment as we were informed by Management that decomposing these revenues at the per unit or machine level is not effective due to widely varying factors.
We have not independently verified any of the foregoing information and have relied upon its completeness and accuracy in all material aspects. For purposes of rendering this Opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the forecasts and the projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Management. We have not made an independent evaluation or appraisal of the assets and liabilities.
Our Opinion does not address the underlying business decision of Integrated Wellness to engage in the Subject Transaction, or the relative merits of the Subject Transaction compared to any strategic alternatives that may be available to Integrated Wellness; nor does it address any legal, regulatory, tax or accounting matters. This Opinion addresses only the fairness of the Subject Transaction from a financial point of view to the shareholders of Integrated Wellness.
It is understood that this letter is for the use by the Board and the shareholders of Integrated Wellness. Other than discussions in the proxy and registration statements related to the Subject Transaction, this letter is not to be used with any other document in connection with the Subject Transaction, without the express written consent of ValueScope, Inc. We understand and agree that our analysis and conclusion in this letter may be shared with current and potential shareholders and advisors of Integrated Wellness.
We are of the Opinion that the total consideration to be paid by Integrated Wellness in the Subject Transaction is FAIR to the shareholders of Integrated Wellness from a financial point of view.2
We are independent of and have no current or prospective economic interests in Integrated Wellness or Refreshing USA. Our fee for the development of this Opinion was in no way influenced by or contingent upon our conclusion expressed in the Opinion.
Respectfully submitted,
ValueScope, Inc.
Martin Hanan, CFA
President

2
As of the report date, the proposed total consideration of $175.6 million was composed of base consideration of $160.0 million and two earnouts valued at $12.6 million and $3.0 million. Total consideration may be subject to change and may require additional analysis and revisions to this Opinion.

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Assumptions and Limiting Conditions
This Fairness Opinion prepared by ValueScope, Inc. (“ValueScope”) is subject to and governed by the following Assumptions and Limiting Conditions and other terms, assumptions and conditions contained in the engagement letter.
Limitation on Distribution and Use
The Fairness Opinion, the conclusion of fairness, and the prospective financial analyses included therein are intended solely for the information of the person or persons to whom they are addressed and solely for the purposes stated, they should not be relied upon for any other purpose, and no party other than the Board may rely on them for any purpose whatsoever. Neither the Fairness Opinion, nor its contents, nor any reference to the appraiser or ValueScope, may be referred to or quoted in any registration statement, prospectus, offering memorandum, sales brochure, other appraisal, loan or other agreement or document given to third parties without our prior written consent. We understand the Fairness Opinion may be disclosed in proxy/registration statements related to the Subject Transaction and agree to such disclosure and our involvement therein. In addition, except as set forth in the Fairness Opinion, our analysis and Fairness Opinion are not intended for general circulation or publication, nor are they to be reproduced or distributed to third parties without our prior written consent.
No change of any item in this Fairness Opinion shall be made by anyone other than ValueScope, and we shall have no responsibility for any such unauthorized change. The Fairness Opinion may not be used in conjunction with any other appraisal or study. The conclusion(s) stated in this appraisal is based on the program of utilization described in the Fairness Opinion and may not be separated into parts. The Fairness Opinion was prepared solely for the purpose, function and party so identified in the Fairness Opinion. The Fairness Opinion may not be reproduced, in whole or in part, and the conclusions may not be utilized by a third party for any purpose, without the express written consent of ValueScope.
As required by new U.S. Treasury rules, we inform you that, unless expressly stated otherwise, any U.S. federal tax advice contained in this Fairness Opinion, including attachments, is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any penalties that may be imposed by the Internal Revenue Service.
Purpose of Fairness Opinion
This Fairness Opinion was prepared for the sole purpose of reviewing the Subject Transaction. Our conclusion of fairness does not extend to any managerial decisions which occurred pre- or post-Subject Transaction.
We did not evaluate Integrated Wellness’ or Refreshing USA’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities whether contingent or otherwise.
Operational Assumptions
Unless stated otherwise, our analysis (i) assumes that, as of the Valuation Date, Refreshing USA and its assets will continue to operate as configured as a going concern, (ii) is based on the past, present and future projected financial condition of Refreshing USA and its assets as of the Valuation Date, and (iii) assumes that Refreshing USA has no undisclosed real or contingent assets or liabilities, other than in the ordinary course of business, that would have a material effect on our analysis.
We did not make an onsite visit to any of Refreshing USA’s facilities or locations.
Competent Management Assumed
It should be specifically noted that the Fairness Opinion assumes Refreshing USA will be competently managed and maintained over the expected period of ownership. This Fairness Opinion does not entail an evaluation of management’s effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

F-4

No Obligation to Provide Services after Completion
Valuation assignments are accepted with the understanding that there is no obligation to furnish services after completion of this engagement. If the need for subsequent services related to a valuation assignment (e.g., including testimony, preparation for testimony, other activity compelled by legal process, updates, conferences, reprint or copy services, document production or interrogatory response preparation, whether by request of the Board or by subpoena or other legal process initiated by a party other than the Board) arises, special arrangements for such services acceptable to ValueScope must be made in advance. ValueScope reserves the right to make adjustments to the analysis, Opinion and conclusion set forth in the Fairness Opinion as we deem reasonably necessary based upon consideration of additional or more reliable data that may become available.
In all matters that may be potentially challenged by a Court or other party, we do not take responsibility for the degree of reasonableness of contrary positions that others may choose to take, nor for the costs or fees that may be incurred in the defense of our recommendations against challenge(s). We will, however, retain our supporting work papers for your matter(s), and will be available to assist in defending our professional positions taken, at our then current rates, plus direct expenses at actual, and according to our then current Standard Professional Agreement.
No Opinion is Rendered as to Legal Fee or Property Title
No opinion is rendered as to legal fee or property title. No opinion is intended in matters that require legal, engineering, or other professional advice that has been or will be obtained from professional sources.
Liens and Encumbrances
ValueScope will give no consideration to liens or encumbrances except as specifically stated. We will assume that all required licenses and permits are in full force and effect, and we make no independent on-site tests to identify the presence of any potential environmental risks. We assume no responsibility for the acceptability of the valuation approaches used in our Fairness Opinion as legal evidence in any particular court or jurisdiction.
Information Provided by Others
Information furnished by others is presumed to be reliable; no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All financial data, operating histories and other data relating to income and expenses attributed to the business have been provided by Management or its representatives and have been accepted without further verification except as specifically stated in the Fairness Opinion.
Prospective Financial Information
Fairness opinions may contain prospective financial information, estimates or opinions that represent reasonable expectations at a particular point in time, but such information, estimates or opinions are not offered as forecasts, prospective financial statements or opinions, predictions or as assurances that a particular level of income or profit will be achieved, that events will occur or that a particular price will be offered or accepted. Actual results achieved during the period covered by our prospective financial analysis will vary from those described in our Opinion, and the variations may be material.
Any use of Management’s projections or forecasts in our analysis will not constitute an examination, review, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (AICPA). We will not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines.
Regulatory and Environmental Considerations
The Fairness Opinion assumes all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state, or national government, or private entity or organization have been or can be obtained or reviewed for any use on which the opinion contained in the Fairness Opinion are based.

F-5

ValueScope is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on this Fairness Opinion, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment. ValueScope does not conduct or provide environmental assessments and has not performed one for the subject property.
ValueScope has not determined independently whether Refreshing USA or Integrated Wellness are subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA/Superfund liability) or the scope of any such liabilities. ValueScope’s valuation takes no such liabilities into account, except as they have been reported to ValueScope by the Company or by an environmental consultant working for the Company, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount. Such matters, if any, are noted in the Fairness Opinion. To the extent such information has been reported to us, ValueScope has relied on it without verification and offers no warranty or representation as to its accuracy or completeness.
Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the subject business due to future federal, state, or local legislation, including any environmental or ecological matters or interpretations thereof.
ValueScope has not made a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990, and this valuation does not consider the effect, if any, of noncompliance.
ValueScope expresses no opinion for matters that require legal or other specialized expertise, investigation, or knowledge beyond that customarily employed by business appraisers.
Indemnification by the Company
The following indemnifications apply only to the extent that any losses, claims, damages, judgments, or liabilities are not caused by fraud, bad faith, gross negligence or willful malfeasance on the part of ValueScope or its affiliates.
Subject to the Waiver Against Trust in the engagement letter between ValueScope and the Client, The Client agrees to indemnify and hold harmless ValueScope, and its respective principals, affiliates, agents and employees (“Indemnified Party”) against any losses, claims, damages, judgments or liabilities arising out of or based upon any professional advisory services rendered pursuant to this agreement. Furthermore, the Client agrees to indemnify ValueScope and any Indemnified Party against any losses, claims, damages, judgments or liabilities incurred as a result of a third party initiating a lawsuit against any Indemnified Party based upon any consulting services rendered to the Client pursuant to this agreement. In consideration for this indemnification agreement, ValueScope will provide professional advisory services.
The Client agrees to reimburse ValueScope and any Indemnified Party for any necessary and reasonable expenses, attorneys’ fees or costs incurred in the enforcement of any part of the indemnity agreement 30 days after receiving written notice from ValueScope.
The obligations of ValueScope under this agreement are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person in ValueScope shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

F-6